As filed with the Securities and Exchange Commission on May 8, 2025.

Registration No. 333-275665

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.8 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COR3 & Co. (Holdings) Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	2300	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 184, Persiaran S2 B1

Seremban 2

70300 Seremban,

Negeri Sembilan

Malaysia

+60 6601 5313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588-0022	Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5290 DTC Parkway Suite 150 Greenwood Village CO 80111 Telephone: (303) 292-3883

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contain two prospectuses, as set forth below:

-	Public Offering Prospectus. A prospectus to be used for this initial public offering by us of 2,250,000 of our Ordinary Shares and 1,625,000 Ordinary Shares of the Selling Shareholders, or the public offering prospectus, through the underwriter named in the Underwriting section of the public offering prospectus.

-	Resale Prospectus. A prospectus to be used for the potential resale by Soaring Fame, Emprise Ahead, Vantage Success, Alpha Summit and Shao Qi as to 610,000, 273,430, 304,900, 163,100 and 111,470 Ordinary Shares of the registrant respectively (the “Resale Prospectus”). The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriter.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the Offering section in the Prospectus Summary section on page 7 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

●	they contain different Use of Proceeds sections on page 26 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page Alt-1 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 27, page 28 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	a Resale Shareholders section is included in the Resale Prospectus beginning on page Alt-i of the Resale Prospectus;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 139 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-2 of the Resale Prospectus;

●	the Legal Matters section on page 143 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-3 of in the Resale Prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated May 8, 2025

COR3 & Co. (Holdings) Limited

3,875,000 Ordinary Shares

This is an initial public offering of our ordinary shares, US$0.001 par value per share. We are offering, on a firm commitment engagement basis, 2,250,000 Ordinary Shares. The Selling Shareholders (as defined and named herein) are offering an aggregate of 1,625,000 Ordinary Shares to the underwriters pursuant to this prospectus. We anticipate that the initial public offering price of the Ordinary Shares will be between US$4.00 and US$5.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We intend to list our Ordinary Shares on Nasdaq under the symbol “COC”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Our Being an Emerging Growth Company and Implications of Our Being a Foreign Private Issuer beginning on page 12 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all our operations through our wholly owned subsidiaries in Malaysia and Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in the Malaysian and Singaporean operating entities, but rather are purchasing equity solely in COR3 & Co. (Holdings) Limited, which indirectly owns 100% equity interests in the Malaysian Subsidiaries and the Singaporean Operating Subsidiary.

Upon completion of this offering, our issued and outstanding shares will consist of 12,350,000 Ordinary Shares, We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after the completion of this offering, Soaring Fame (as defined herein), our controlling shareholder, will own approximately 50.40% of our total issued and outstanding Ordinary Shares, representing approximately 50.40% of the total voting power.

	Per Share		Total(4)
Initial public offering price(1)	US$	4.50	US$	17,437,500	(4)
Underwriting discounts and commissions(2)	US$	0.2925	US$	1,133,437.50
Proceeds to the Company before expenses(3)	US$	4.2075	US$	9,466,875
Proceeds to the Selling Shareholders	US$	4.2075	US$	6,837,187.50

(1) Initial public offering price per share is assumed to be US$4.50, being the mid-point of the initial public offering price range.

(2) We, and the Selling Shareholders have agreed to pay the underwriters a discount equal to 6.5% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 139.

(3) Excludes fees and expenses payable to the underwriters. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 134.

(4) Includes US$10,125,000 gross proceeds from the sale of 2,250,000 Ordinary Shares offered by our Company and US$7,312,500 gross proceeds from the sale of 1,625,000 Ordinary Shares offered by the Selling Shareholders.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2025.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Bancroft Capital, LLC	Eddid Securities USA, Inc.

The date of this prospectus is [●], 2025.

Until ______, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholders nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholders nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholders nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with the provisions of the International Financial Reporting Standards (“IFRS”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on March 31 of each year. References in this prospectus to a financial year, such as “financial year 2024”, relate to our financial year ended March 31 of that calendar year.

For the sake of undertaking a public offering of its Ordinary Shares, on November 17, 2023, the Company completed a series of reorganizing transactions resulting in 10,100,000 Ordinary Shares outstanding that have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the Malaysian Ringgit. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Malaysian Ringgit into U.S. dollars were made at US$0.2117 to RM1.00 for 2024 amounts and US$0.2266 to RM1.00 for 2023 amounts as well as US$0.2414 to RM1.00 and US$0.2130 to RM1.00 for the 6 months ended September 30, 2024 and 2023 amounts respectively in accordance with our internal exchange rate. In addition, this prospectus contains translations of Singapore dollars to Malaysian Ringgit. Unless otherwise stated, all translations of Singapore dollar to Malaysian Ringgit were made at S$1 to RM3.5125 for 2024 amounts and S$1 to RM3.3130 for 2023 amounts as well as S$1 to RM3.2072 and S$1 to RM3.4336 for the 6 months ended September 30, 2024 and 2023 amounts respectively. We make no representation that the Malaysian Ringgit or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Malaysian Ringgit, as the case may be, at any particular rate or at all and similarly for Singapore dollar to Malaysian Ringgit conversions.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including the Frost & Sullivan Report, a third-party global research organization, commissioned by our Company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the fashion clothing industry and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for fashion clothing may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Alpha Summit” means Alpha Summit Ventures Limited, a company incorporated in the BVI on October 26, 2022, and held 100% by Mr. Ong Chor Wei, an Independent Third Party. Alpha Summit owns 3.10% of our outstanding Ordinary Shares prior to this offering and is one of the Selling Shareholders.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted on November 1, 2023 and effective upon listing of our Shares on the Nasdaq Stock Exchange, as amended from time to time. A copy of the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association are filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company adopted on November 1, 2023 and as supplemented, amended or otherwise modified from time to time.

“Amended and Restated Memorandum and Articles of Association” means our Amended and Restated Memorandum of Association and our Amended and Restated Articles of Association.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“Company” or “our Company” means COR3 & Co. (Holdings) Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on March 14, 2023.

“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Emprise Ahead” means Emprise Ahead Limited, a company incorporated in the BVI on August 18, 2022 and owned as to 100% by Mr. Chang Kin Man. Emprise Ahead owns 3.43% of our outstanding Ordinary Shares prior to this offering and is one of the Selling Shareholders.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Frost & Sullivan” means Frost & Sullivan Limited, a business consulting firm involved in market research, analysis and growth strategy consulting and an Independent Third Party.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Harmonic Charm” means Harmonic Charm Limited, a company incorporated in the BVI on December 2, 2022 and held as to 100% by Mr. Soh Chin Yi, an Independent Third Party. Harmonic Charm holds 3.38% of our outstanding Ordinary Shares prior to this offering.

“HI Style (M)” means HI Style Apparel Sdn. Bhd, a company incorporated in Malaysia on April 22, 2008 and an indirect wholly owned subsidiary of our Company.

“HI Style (S)” means HI Style (Singapore) Pte. Ltd., a company incorporated in Singapore on February 6, 2014 and an indirect majority owned subsidiary of our Company, which our Company, via Treasure Zenith, indirectly holds 60% of the issued share capital of HI Style (S). The balance 40% of the issued share capital is held by Mr. CS Pwa, the brother of Mr. CC Pwa and Mr. CT Pwa.

“Immence” means Immence Sdn. Bhd., a company incorporated in Malaysia on December 23, 2021 and majority-owned as to 95% by HI Style (M) and 5% by Mr. Lim Leong Wei, an Independent Third Party.

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“Independent Directors” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“ISO 9001:2015” means a quality management system standard that is based on a number of quality management principles including a strong customer focus, the motivation and implication of top management, the process approach and continual improvement.

“Malaysian Operating Subsidiaries” means collectively HI Style (M), Immence, Sby Fashion and Sub Crew.

“Mr. CC Pwa” means Mr. Chong Chin Pwa, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder of our Company and the brother of Mr. CT Pwa and Mr. CS Pwa.

“Mr. CT Pwa” means Mr. Chong Tiong Pwa, our Executive Director and the brother of Mr. CC Pwa and Mr. CS Pwa.

“Mr. CS Pwa” means Mr. Chong Sheng Pwa, the brother of Mr. CC Pwa and Mr. CT Pwa.

“Ordinary Shares” or “Shares” means ordinary shares of par value US$0.001 each in the capital of our Company.

“PRC” means The People’s Republic of China.

“Resale Shareholders” means Soaring Fame; Emprise Ahead; Vantage Success; Alpha Summit; Shao Qi, those shareholders who are selling a portion of their shares under the Resale Prospectus.

“RM” or “Ringgit” means Malaysian Ringgit, the lawful currency of Malaysia.

“Sby Fashion” means Sby Fashion Sdn. Bhd., a company incorporated in Malaysia on August 18, 2014 and an indirect wholly owned subsidiary of our Company.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholders” means Soaring Fame, Enterprise Ahead, Vantage Success, Alpha Summit and Shao Qi, all existing shareholders who are selling a portion of their shares in the offering.

“Shao Qi” means Shao Qi Limited, a company incorporated in Hong Kong on August 25, 2020 and held as to 100% by Mr. Qiu Zhiqiang, an Independent Third Party. Shao Qi owns 1.47% of our outstanding Ordinary Shares prior to this offering and is one of the Selling Shareholders.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of the Republic of Singapore.

“Singaporean Operating Subsidiary” means HI Style (S).

“Soaring Fame” means Soaring Fame Global Limited, a company incorporated in the BVI on August 8, 2022, and held as to 60% and 40% by Mr. CC Pwa and Mr. CT Pwa respectively.

“Sub Crew” means Sub Crew Apparel Sdn. Bhd., a company incorporated in Malaysia on March 18, 2019, and an indirect wholly owned subsidiary of our Company.

“Summit Knight” means Summit Knight Limited, a company incorporated in the BVI on October 20, 2022, and held as to 100% by Ms. Chong Sui Chin, our Chief Operating Officer and spouse of Mr. CC Pwa. Summit Knight holds 4.42% of our outstanding Ordinary Shares prior to this offering.

“Treasure Zenith” means Treasure Zenith Limited, a company incorporated in the BVI on July 11, 2022 and a direct wholly owned subsidiary of our Company.

“US$” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

“Vantage Success” means Vantage Success Enterprises Limited, a company incorporated in the BVI on October 6, 2022 and held as to 100% by Mr. Ling Wai Hoi, an Independent Third Party. Vantage Success holds 4.90% of our outstanding Ordinary Shares prior to this offering and is one of the Selling Shareholders.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

COR3 & Co. (Holdings) Limited was formed on March 14, 2023, under the laws of the Cayman Islands. Our founding operating entity, HI Style (M) was founded in 2008. We are principally engaged in the retail of fashion apparel through our four brands, (i) HI Style, (ii) Fave, (iii) SUB and (iv) Bottled Dream. HI Style focuses on menswear products while Fave focuses on womenswear products. SUB is a brand designed for those seeking high quality material clothing and timeless apparel options, while Bottled Dream caters to the preferences of our younger customers seeking a more casual look and feel.

We are committed to providing our customers with affordable, trendy, and comfortable clothing that fits their lifestyle. We empower our customers to express themselves through fashion by connecting them with a diverse range of fashion products. We sell over 1,400 and 4,300 products across our (i) e-commence platforms (our website and our app, namely, the “HI STYLE App”) and (ii) retail stores respectively. We operate 37 retail stores, employing more than 240 staff across Malaysia and Singapore. We believe our retail strategy allows us to interact more directly with and gain insights from our customers while providing us with greater control of our brand.

Our products consist of knitted and woven apparels such as t-shirts, trousers, hoodies, jackets, dresses and shorts for men and women.

Our vision is to offer fashionable apparel products at affordable prices and reliable quality, improve the satisfaction of our customers and provide opportunities for growth for our employees. The founding principles established by our founders drive our distinctive corporate culture and promote a set of core values that attracts passionate and motivated employees. We believe the passion and dedication of our management and employees allow us to successfully execute our business strategy, enhance brand loyalty and create a distinctive connection with our customers. To this end, we have successfully achieved ISO 9001:2015 certification. This certification affirms that organizations attaining it have effectively showcased their capability to consistently deliver products and services that align with customer requirements, while actively striving to improve customer satisfaction.

Our Competitive Strengths

Established network of retail stores covering selected strategic geographical locations. Our retail stores are located in shopping malls, department stores and free-standing premises in prime locations to attract our target customers. In Singapore, our retail store network is located in the areas of Yishun, and Bugis. Our retail stores in Malaysia are located in Negeri Sembilan, Selangor, Wilayah Persekutuan, Melaka, Johor, Penang, Perak, Pahang, Kelantan, and Sabah. We believe our established network of retail stores will facilitate the promotion and demand for our apparel products to both existing and new customers, as well as the expansion of our business.

Our websites and the HI STYLE App are intuitive and user-friendly resulting in a compelling user experience. We have developed our websites and the HI STYLE App to offer an intuitive and user-friendly experience and ensure an enhanced user journey. Our e-commerce platforms have undergone further improvements to optimize their interface, enabling seamless navigation for a large volume of visitors. With the capacity to showcase over 1,400 apparel products, our platforms cater to diverse customer preferences. In addition, our robust web systems ensure secure transactions and efficient maintenance, minimizing any downtime. Leveraging the power of data analytics, we proactively analyze our online customers’ preferences and anticipate future demand, enabling us to strategically plan our product offerings for upcoming seasons.

Superior design and sourcing. Drawing upon our management team’s extensive experience and expertise in the apparel industry, we possess an unparalleled understanding of manufacturing, design, sourcing, and supply capabilities. This wealth of knowledge enables us well to both sustain and strengthen our existing business relationships with purchasing companies in Malaysia. These companies boast an extensive network of suppliers in the PRC and Bangladesh, which opens up exciting opportunities for us in areas such as cost effectiveness and product variety. Looking ahead, we are focused on further expanding and diversifying our network of purchasing partners in Malaysia. By broadening our connections and forging new collaborations, we aim to enhance our ability to negotiate highly competitive terms, reducing our reliance on any single vendor and ensuring a resilient and advantageous procurement strategy.

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Strict quality assurance and control measures. We are committed to ensuring that our apparel products continue to meet the highest standards and have implemented strict quality assurance and control measures. These measures include inspecting material samples during the design stages, conducting quality control checks on goods prior to shipment and upon arrival, and ensuring that all goods leaving the warehouse meet quality standards. The Company also implements strict quality control measures for selecting purchasing companies and suppliers, vetting them for compliance with international manufacturing guidelines and local regulations. Factors considered when selecting suppliers include their experience, reputation, technical capabilities, financial strength, production capacity, quality control effectiveness, ethical practices, and past compliance record.

Experienced management team. Bolstered by our executive management team’s extensive experience in the apparel industry, we have successfully cultivated sustainable business strategies, demonstrated foresight in anticipating fashion trends, effectively managed risks, navigated through the challenges posed by the COVID-19 pandemic, and capitalized on profitable market opportunities. As a testament to our growth, we presently employ a dedicated workforce of over 240 individuals and our product offerings are available in 37 esteemed retail stores across Malaysia and Singapore. With a firm belief in the skills, qualifications, commitment, and strong leadership abilities of our management team, we are poised to not only sustain our business but also drive its continued expansion. Looking ahead, we aim to leverage our collective expertise to drive further growth.

Respect for Design Rights. At the core of our values, we are committed to originality in our designs, ensuring that we uphold the utmost respect for third-party intellectual property rights, specifically design rights. Recognizing the legal implications associated with registered designs, we have proactively established a robust design policy. Central to this policy is a dedicated design team that diligently reviews and engages in thorough discussions to identify and address potential areas of infringement. By prioritizing a comprehensive approach to design, we actively safeguard against any violation of intellectual property rights, maintaining the integrity of our brand and fostering a culture of creativity and innovation. Moving forward, our commitment to originality remains steadfast as we continue to uphold the highest standards of ethical design practices.

Our Growth Strategies

Increase Sales and Marketing Efforts. We plan to continue our targeted marketing efforts such as social media marketing, placing advertisements, as well as utilizing search engine marketing and search engine optimization.

Benefit from High Growth of the Online Fashion. We intend to leverage our local know-how and operational excellence to benefit strongly from this expected offline-to-online shift. We will make use of data internally generated from browsing statistics and sales volume to identify trend leading brands and products based on shopper-centric and data-driven product selection criteria and formulate marketing strategies to establish and expand our product offerings.

Further Develop Design and Development Capabilities. We intend to recruit staff who have the requisite experience and ability to design and design both enhanced product designs for apparel products and eye-catching and unique product designs which will bring depth and quality to our range of design services. We will also consider developing new internal and external training for our design staff to enhance and develop their design and technical skills. In connection thereof, we intend to hire additional designers to enhance our design and development capabilities.

Execute New Initiatives, Expanding Stores and Entering New Countries. We intend to broaden our existing product offerings and leverage our existing technology platform, fulfilment, and customer service infrastructure to expand into adjacent product categories and segments, such as childrenswear and accessories. Furthermore, our executive management team believes that there are considerable opportunities to capture a larger portion of the international markets, in particular geographical regions such as Singapore and Indonesia.

Attract, Motivate and Retain Talent to Support Our Business Growth. We believe in maintaining a positive work environment which will encourage better staff retention. Our executive management team also regularly reviews our staff’s remuneration to ensure it is competitive.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 14 of this prospectus, which you should carefully consider before deciding to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

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These risks include but are not limited to the following:

Risks related to Our Business and Industry:

●	We are dependent on our brands, and failure to successfully promote our brands may materially and adversely affect our business and results of operations.

●	We are dependent on third-party manufacturers for the production of apparel products, so disruption to our relationship with them or their manufacturing operations could adversely affect our apparel supply chain management services.

●	Any significant damage to our primary warehousing facility could have a material adverse effect on our results of operations.

●	We rely on our ability to design in response to changes in consumers’ preference in a timely manner.

●	We may be unable to successfully implement our business objectives and our expansion plans may not be successful.

●	As we lease most of the properties for our retail outlets, we are exposed to risks relating to the commercial real estate rental market in Malaysia and Singapore.

●	Our success depends upon our key management personnel.

●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates.

●	We are affected by interest rate increases with respect to our banking facilities.

●	Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

●	Our business and reputation may be affected by product liability claims, litigation, complaints, or adverse publicity.

●	Our business operations may be subject to seasonality.

●	We may be unable to accurately control our inventory.

●	Significant net current liabilities position raise concerns about the Company’s ability to continue as a going concern.

Risks related to Our Securities and This Offering:

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

●	We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

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●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

●	Short selling may drive down the market price of our Ordinary Shares.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share prices.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

●	As a “controlled company” within the meaning of the Nasdaq Stock Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

●	If we fail to maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

●	Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

Corporate Information

We were incorporated in the Cayman Islands on March 14, 2023. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at No. 184, Persiaran S2 B1, Seremban 2, 70300 Seremban, Negeri Sembilan, Malaysia. Our telephone number at this location is + 60 6601 5313. Our principal website is www.cor3co.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

Our Company was incorporated in the Cayman Islands on March 14, 2023, under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value US$0.001 per Ordinary Share.

Treasure Zenith, HI Style (M), Sub Crew and Sby Fashion are our direct and indirect wholly owned subsidiaries respectively. HI Style (S) is our 60% indirect subsidiary and the balance 40% is owned by Mr. CS Pwa. Immence is our 95% indirectly owned subsidiary and the balance 5% is owned by Mr. Lim Leong Wei, an Independent Third Party. Please refer to the chart in the section entitled Organization Chart herein for a graphical representation of the corporate structure of our Group.

The charts below set out our corporate structure immediately before and after the offering:

Immediately before the offering

Mr. CC Pwa
Mr. CT Pwa
60%
40%
Summit Knight
(a BVI company)
Shao Qi
(a Hong Kong company)
Emprise Ahead
(a BVI company)
Soaring Fame
(a BVI company)
Alpha Summit
(a BVI company)
Vantage Success
(a BVI company)
Harmonic Charm
(a BVI company)
4.42%
1.47%
3.43%
79.30%
3.10%
4.90%
3.38%
Our Company
(a Cayman company)
100%
Treasure Zenith
(a BVI company)
Mr. CS Pwa
100%
100%
100%
60%
Sby
(a Malaysia company)
HI Style (M)
(a Malaysia company)
Sub Crew
(a Malaysia company)
Mr. Lim
95%
5%*
Immence
(a Malaysia company)
HI Style (S)
(a Singapore company)

*The balance 5.0% is owned by Mr. Lim Leong Wei, an Independent Third Party.

**The balance 40% is held by Mr. CS Pwa, the brother of Mr. CC Pwa and CT Pwa.

Immediately after the offering

Note: Corporate structure assumes that the Ordinary Shares registered under the Resale Prospectus has not been sold by any Resale Shareholders.

Implications of Our Being a “Controlled Company”

Upon completion of this offering and without taking into account of the resale shares, Mr. CC Pwa, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder, together with Mr. CT Pwa, our Executive director, through Soaring Fame, will be the beneficial owner of an aggregate of 6,834,300 Ordinary Shares, which will represent approximately 55.34% of the then total issued and outstanding Ordinary Shares. As a result, we will remain a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore we are eligible for, and, if we no longer qualify as a foreign private issuer, we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

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We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 6-K containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq.

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The Offering

Offering Price	The initial public offering price is assumed to be between US$4.00 and US$5.00 per Ordinary Share

Ordinary Shares offered by us	2,250,000 Ordinary Shares

Ordinary Shares offered by the Selling Shareholders	An aggregate of 1,625,000 Ordinary Shares (as to 1,175,000 Ordinary Shares by Soaring Fame, 73,000 Ordinary Shares by Emprise Ahead, 190,000 Ordinary Shares by Vantage Success, 150,000 Ordinary Shares by Alpha Summit and 37,000 Ordinary Shares by Shao Qi)

Ordinary Shares issued and outstanding prior to this offering	10,100,000 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	12,350,000 Ordinary Shares

Use of proceeds	We currently intend to use the net proceeds from this offering (i) for online expansion of our retail network; (ii) for expansion of our retail outlets; (iii) for geographical expansion; (iv) for repayment of certain loans from our controlling shareholder for the purpose of paying the expenses of obtaining a listing of our Ordinary Shares; (v) for reducing our gearing by partially repaying certain loans to banks; and (vi) for general working capital and corporate purposes. See “Use of Proceeds.”

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares in the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividend Policy” for more information

Lock-up	We, each of our Directors and Executive Officers and principal shareholders, except for the Selling Shareholder with respect to its Ordinary Shares sold in this offering and the Resale Shareholders with respect to their sale of Ordinary Shares under the Resale Prospectus, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares

Listing	We plan to apply to list the Ordinary Shares on the Nasdaq Capital Market

Proposed trading symbol	COC

Transfer agent	VStock Transfer, LLC

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications for our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

We are dependent on our brands, and failure to successfully promote our brands may materially and adversely affect our business and results of operations.

Brand image is a key factor in consumer purchasing decisions for fashion apparel. We are committed to building our brands through the introduction of stylish and quality designs as well as through our promotional activities. We derive substantially all of our revenues from sales of our fashion apparel in Malaysia and Singapore, and our success depends on market perception and acceptance of our brands, the culture, lifestyle and images associated with the brand. If we are unable to successfully promote and maintain our brands, our business and the results of operations may be materially and adversely affected. Any negative publicity or disputes in Malaysia or Singapore regarding our brands, our products, our Company, our management, our sponsored organizations or individuals, or our distributors or sub-distributors could materially and adversely affect public perception of our brands, which in turn could materially and adversely affect our business and results of operations.

We are dependent on third-party manufacturers for the production of apparel products, so disruption to our relationship with them or their manufacturing operations could adversely affect our apparel supply chain management services.

All of our apparel products were produced by third-party manufacturers located in the PRC and Bangladesh. As such, we rely heavily on the ability and efficiency of third-party manufacturers to produce apparel products for us and therefore play a vital role in our business operations. We do not enter into any long-term contracts with our third-party manufacturers and instead we engage them on a case-by-case basis depending on our needs and requirements. There is no assurance that all or any of our third-party manufacturers will continue to produce apparel products for us of our desired quality and quantity, in a timely manner and on terms commercially acceptable to us. Any disruption to our third-party manufacturers’ production may inevitably have an impact on their ability to produce the apparels products in line with our requirements. If any of our third-party manufacturers terminates its business relationship with us or if there were changes to the current business arrangements, we may be unable to source stable and suitable products from comparable alternative third-party manufacturers in a timely manner or on terms commercially acceptable to us. Any of the above may result in production delay which would adversely affect our ability to fulfil customer’s demand and in turn adversely affect our sales and profitability.

Further, as we have not entered into any long-term contract with our third-party manufacturers, the terms of services provided by them may also be susceptible to fluctuations with regard to pricing, timing and quality. Any increase in these factors may be passed on to us but we might not be able to pass on all or any of the increase in costs to our customers, which may have material adverse effect on our financial performance.

Any significant damage to our primary warehousing facility could have a material adverse effect on our results of operations.

We have only one primary warehousing facility located in Negeri Sembilan, Malaysia, in which we store substantially all products procured from our suppliers. Power failures or disruptions, the breakdown, failure or substandard performance of equipment, and the destruction of buildings and other facilities due to fire or natural disasters such as flood, droughts or earthquakes would severely affect our ability to continue our operations. In the event of such disruptions, we may not be able to find suitable alternatives on a timely basis and at reasonable cost, which could have a material adverse effect on our business and results of operations.

We rely on our ability to design in response to changes in consumers’ preference in a timely manner.

We believe that our success is, to a significant extent, attributable to the ability of our Group’s design and product development teams to understand the clothing apparel markets and to design desirable apparel products which are responsive and that keeps abreast with the changes in consumers’ preference. Due to the highly subjective nature of the apparels market and the rapid change in trends for apparel, we may be unable to capture or predict the future fashion or color trend and continue to develop appealing designs for our customers. If we fail to (i) capture, predict or respond timely to our customers’ preference; or (ii) introduce appealing and commercially viable apparel designs in a timely manner, our business and results of operations may be adversely affected.

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We may be unable to successfully implement our business objectives and our expansion plans may not be successful.

Our business objectives are accomplished by implementing various future business plans. Our Directors believe that our future success depends on our ability to continually expand our base of manufacturers and broaden our product offerings. However, such expansion plan is formulated based on assumptions as to the occurrence of certain future events, which may or may not materialize, and thus it is subject to a series of uncertainties and risks, including but not limited to:

●	lack of sufficient capital financing and potential ongoing financial obligations;

●	failure to achieve the intended level of profitability;

●	delays or difficulties in securing suitable new third-party manufacturers; and

●	diversion of resources and management attention.

As such, there is no assurance that our expansion plan will materialize within the planned time frame, or at all, or that our business objectives will be fully or partially accomplished. In the event that we fail to accomplish our expansion plan or to do so in a timely manner, we may not be able to achieve our planned future business growth and our operating results may be adversely affected.

We expect to incur significant costs in connection with the expansion of our business, in particular, for our online stores. If we are unable to generate sufficient revenue from our business or our financial needs are larger than expected, we may need to raise funds from debt or equity financing means. Alternatively, we may need to make certain modifications to our current intended use of proceeds, which could have an adverse effect on our operations and future profitability.

We also face the risk that our existing management staff, design and development capabilities, and internal control systems and other systems and procedures may be inadequate to support our expansion plan. If we fail to continue to improve our infrastructure, management or operational systems required to support our expansion plan, we may be unable to achieve our expansion objectives and our business operations may be seriously harmed.

As we lease most of the properties for our retail outlets, we are exposed to risks relating to the commercial real estate rental market in Malaysia and Singapore.

We lease most of the properties for our retail outlets. Accordingly, rental costs account for a significant portion of our operating expenses.

Lease agreements for our retail outlets typically have an initial term ranging from two to three years. Some of our lease agreements provide that the rent will increase within the initial term or after the initial term at a fixed rate or at the then prevailing market rate. If we fail to renew any of our existing leases, we will have to identify alternative premises. Our business operations may be interrupted as a result of the relocation, and we may incur additional costs and expenses in connection with the restoration and/or relocation.

Further, if a lease agreement is renewed at a rate substantially higher than the existing rate or any existing favorable terms granted by the landlord, if any, is not extended, we must evaluate whether renewal on such modified terms is in our interest. If we are unable to renew leases for our retail outlets, we will have to close or relocate the relevant retail outlet, which would lead to loss of sales during the period of closure, write-off of fixed assets and could subject us to installation and renovation costs and other costs and risks. In addition, the revenue and any profit generated at a relocated retail outlet may be less than the revenue and profit previously generated at the closed retail outlet. Therefore, any inability to renew existing leases on commercially acceptable terms could adversely affect our business, results of operations and financial condition. We also compete with other retailers for prime locations in a highly competitive market for premises. There is no assurance that we will be able to enter into new lease agreements for attractive locations or renew existing lease agreements on commercially reasonable terms, if at all. Therefore, any inability to obtain leases for desirable retail outlets on commercially reasonable terms could adversely affect our business, results of operations and financial conditions.

Our success depends upon our key management personnel.

Our Directors believe that our success depends, to a significant extent, on the capability, expertise and continued services of key members of our management team, including our executive Directors and other members of our management who have operational experience in our business. In particular, we rely on Mr. CC Pwa, one of our founders, our Chief Executive Officer, Chairman and Executive Director, who has over 22 years of experience in the clothing apparel industry. If we were to lose the services of Mr. CC Pwa or any key member of our management team without a suitable replacement or were unable to attract new qualified members with suitable experience to join our management team as we continue to grow, the implementation of our business strategies may be affected, which could materially and adversely affect our business, results of operations and prospects.

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We also rely on our employees, including experienced design and product development, sales and procurement personnel, for our daily operations and business expansion. We cannot assure you that we will be able to continue to attract and retain sufficiently skilled and experienced employees in the future. If we fail to recruit, retain, or train skilled employees, our business, results of operations and prospects could be materially and adversely affected.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our product designs. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services. Intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen, and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers and/or subcontractors. If the development of the COVID-19 outbreak becomes more severe or if our customers, suppliers, and sub-contractors are forced to close down their businesses after prolonged disruptions to their operations, we may experience a delay or shortage of raw materials, supplies and/or services by our suppliers. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations. Our revenue and profitability may also be materially affected if the COVID-19 outbreak continues to materially affect the overall economic and market conditions in Malaysia and Singapore and the economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. We are uncertain as to when the outbreak of COVID-19 will be contained, and we cannot predict if the impact of the outbreak will be short-lived or long-lasting. If the outbreak of COVID-19 is not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our business is exposed to certain foreign currency exchange risks as our reporting currency is the Malaysian Ringgit and Singapore dollar and our sales and procurement were denominated in Malaysian Ringgit and United States dollar. To the extent that our Group’s sales and purchases and operating costs are not denominated in the same currency and to the extent that there are timing differences between invoicing and payment from our suppliers, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We are affected by interest rate increases with respect to our banking facilities.

Generally, we fund our operations via our internal resources and short and long-term financing from banks. Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs. If all or a substantial portion of our credit facilities are withdrawn and we are unable to secure alternative funding on acceptable commercial terms, our operations and financial position will be adversely affected. The interest rates for most of our credit facilities are subject to review from time to time by the relevant financial institutions. Given that we rely on these credit facilities to finance our operations and that interest expenses represent a significant percentage of our expenses, any increase in the interest rates of the credit facilities extended to us may have a material adverse impact on our profitability.

We currently have nine bank facilities of which seven are taken out by Hi Style (M) of in aggregate approximately RM20,000,000 with maturity dates of between 2025 and 2040 and two are taken out by Sub Crew in the aggregate amount of approximately RM3,000,000 with maturity dates between 2025 and 2027. In May 2023, banks in Malaysia revised their Standardized Base Rate and Base Lending Rate upward by 0% to 3.00% resulting in rate increases for certain of our bank facilities. Three of the facilities taken out by Hi Style (M) are at a fixed interest rate and were not affected by the rate increase. As a result of the rate hike, borrowing costs for the Group increased by approximately RM4,400 per month. Despite the effect of the rate increase on our Group not being significant, if rates continue to rise and we are unable to pass this increased cost to our customers, our financial performance may be materially and adversely affected.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

Our Group has installed a point-of-sale software system (“POS System”) at each of our retail outlets and central office. We will rely on the POS System to monitor the daily operations of our retail outlets and to collect accurate up-to-date financial and operating data for business analysis. Any damage or failure of our system including hardware and software failures, and computer viruses that causes an interruption to our operations could have a material adverse effect on our business and results of operations.

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Our business and reputation may be affected by product liability claims, litigation, complaints or adverse publicity.

We are exposed to potential product liability claims in the event that there is any damage caused by defective products, which could also adversely affect our reputation and business relationships. As Malaysia and Singapore are our major markets accounting for all of our sales for the six months ended September 30, 2024 and for the years ended March 31, 2024, 2023 and 2022, we are particularly exposed to product liability claims arising from these countries made on a contractual or tortious basis. Should there be a material increase in the number of product liability claims, we may incur significant time and legal costs regardless of the outcome of any claim of alleged defect and our business, financial condition and results of operations could be materially and adversely affected.

Our business operations may be subject to seasonality.

Our results from operations are affected by seasonal fluctuations in demand for our products. We usually experience higher sales volume in the time leading to Christmas, Deepavali, Muslim Ramadan festivals and Chinese New Year holidays, as well as around the few major online shopping holidays in the PRC. Moreover, sales of certain products are subject to seasonality by nature. For example, sales of jackets are generally higher in monsoon seasons, and our fashion collection before the Chinese New Year and Christmas would be designed with consideration to themes or festival-related colors to boost sales volume. Accordingly, various aspects of our operations, including sales, production capacity and utilization, working capital and operating cashflow, are exposed to the risks associated with seasonal fluctuations in demand for our products pattern, and our quarterly or half-year results may not reflect our full-year results.

We may be unable to accurately control our inventory.

We monitor the inventory information of our sales and retail network by conducting inventory-taking periodically and reviewing sales reports to understand our general inventory levels. However, we may be unable to accurately track the inventory level of our sales and retail or to identify any excessive inventory build-up at various levels of our sales and retail network. In addition, we may be unable to sell adequate amounts of our inventories in a given period, which may result in a build-up of inventory. We face higher risks of excessive or obsolescent inventories when we launch new products as the market reception to the products is uncertain.

Significant net current liabilities position raise concerns about the Company’s ability to continue as a going concern.

During the periods ended September 30, 2023 and 2024, the Group generated losses amounting to approximately RM0.78 million (approximately US$0.17 million) and RM2.75 million (approximately US$0.66 million), respectively. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024, respectively. These circumstances raise substantial doubt regarding the Group ability to continue as going concern.

Management’s plan to address this going concern it to obtain financing in the form issuances of rights, ordinary shares, or loan to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell ordinary shares, which management believes will provide adequate financial resources for the management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These consolidated financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq Capital Market concurrently with this offering. In order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

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If the Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq Capital Market, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq Capital Market, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Malaysia with operations also in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
● ●	additions or departures of key personnel; release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above, our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also be unable to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Malaysia, Singapore, Cayman Islands and BVI laws, as the case may be. Even if our board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering and from the sale of shares held by the Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 10,100,000 Ordinary Shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by the Resale Shareholders may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the Resale Shareholders’ shares are not subject to lock-up agreements. There will be 12,350,000 Ordinary Shares outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions, unless the underwriters release these securities from these restrictions. Because the securities held by our Resale Shareholders are not subject to similar lock-up restrictions, the Resale Shareholders may freely sell their shares in the open market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. The Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$3.962 per share, representing the difference between our as adjusted net tangible book value per share of US$0.538 as of September 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.50 per share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Prior to this offering, Mr. CC Pwa, our Executive Director, Chairman, Chief Executive Officer and controlling shareholder together with Mr. CT Pwa, our Executive Director, indirectly, through Soaring Fame, controls an aggregate of approximately 79.30% of our issued and outstanding Ordinary Shares. Upon completion of this offering, Mr. CC Pwa and Mr. CT Pwa will, through Soaring Fame, indirectly control approximately 55.34% of our issued and outstanding Ordinary Shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of Directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

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As a “controlled company” within the meaning of the Nasdaq Stock Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Stock Market Rules, because one of our shareholders, namely Soaring Fame holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of the Nasdaq Stock Market Rules including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

The exemption we intend to rely on is that our director nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely; (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempt company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. The Amended and Restated Articles of Association have provisions that provide our Shareholders the right to inspect the register of members without charge, and to receive the annual audited financial statements of our Company. Subject to the foregoing, our Directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

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Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

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We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

If we fail to maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. There can be no assurance that our internal controls will continue to be effectively implemented.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

We are a Cayman Islands exempt company. Our operating subsidiaries are incorporated and are located in Malaysia and Singapore. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Malaysia and Singapore may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands, Malaysia and Singapore, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors or major shareholders, or our auditor than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempt company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Malaysia and Singapore. All of the Directors and Executive Officers of our Company resides outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Malaysia

Lim Partnership, our counsel with respect to Malaysian law, have advised us that there is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Lim Partnership that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

24

Singapore

Loo & Partners LLP, our counsel with respect to Singapore law, have advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

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USE OF PROCEEDS

Assuming the sale of 2,250,000 of our Ordinary Shares in this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and offering expenses payable by us, we expect to receive net proceeds of approximately US$6,910,625 from this offering. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Gross proceeds	US$	10,125,000
Underwriting discounts (6.5% of gross proceeds)	US$	658,125
Underwriting non-accountable expenses (1% of gross proceeds)	US$	101,250
Underwriting accountable expenses	US$	155,000
Other offering expenses	US$	2,300,000
Net proceeds	US$	6,910,625

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds
Online expansion of our retail network	US$	138,213	2%
Expansion of our retail outlets	US$	1,382,125	20%
Geographical expansion	US$	898,381	13%
Repayment to shareholder	US$	1,105,700	16%
Reducing gearing	US$	2,349,613	34%
Working capital	US$	1,036,593	15%
Total	US$	6,910,625	100%

For online expansion of our retail network

We intend to use 2% of the net proceeds due to us to expand our retail network online. In this regard, we intend to boost our online retail sales via our own selling platform and major online marketplaces.

For expansion and upgrading of our retail outlets

We intend to use 20% of the net proceeds due to us to look to open more physical outlet stores in Malaysia and Singapore apart from upgrading the shopping experience of our existing physical outlet stores.

For geographical expansion

We intend to use 13% of the net proceeds due to us to expand our geographical footprint to other Southeast Asia countries. In this regard, we intend to explore retail market opportunities in Indonesia as a starting point, both online and offline retail segments.

Repayment to shareholder

We intend to use up to 16% of the net proceeds due to us for the repayment of certain loans made from Mr. CC Pwa and Mr. CT Pwa to us in connection with the payment of costs and expenses in connection with this offering and obtaining a listing of our Ordinary Shares on the Nasdaq. The loans made from Mr CC Pwa and Mr. CT Pwa as at the date of this prospectus amounts to in aggregate of approximately US$1.1 million and are interest free and are repayable on the earlier of a listing on NASDAQ or March 31, 2026. As at the time of listing, the loans made from Mr. CC Pwa and Mr. CT Pwa that will be outstanding will amount to an aggregate of approximately US$1.1 million. The Company will repay the entire outstanding amount of the loans after listing.

Reduce gearing

We intend to use 34% of the net proceeds due to us for the repayment of following bank borrowings so as to reduce our gearing details of which are as follows:

	Bank	Maturity Date	Interest per annum	Amount outstanding as at December 31, 2024	Estimated outstanding as at the time of listing(1)
1.	Alliance Bank Malaysia Berhad	2035	6.67%	RM706,484	RM702,635
2.	Alliance Bank Malaysia Berhad	2026	6.67%	RM934,215	RM866,430
3.	Alliance Bank Malaysia Berhad	2026	3.50%	RM175,827	RM117,694
4.	Alliance Bank Malaysia Berhad	2027	8.22%	RM1,585,182	RM1,432,744
5.	United Overseas Bank, Malaysia	2025	Between 3.66% and 6.82% depending on nature of the facility	RM 3,012,261	RM3,005,546
6.	Standard Chartered Bank Malaysia Berhad	2026	13.0%	RM 176,663	RM94,590
7.	RHB Bank Berhad	2026	7.70%	RM 305,216	RM248,230
8.	AmBank (M) Berhad	2027	Between 5.50% and 6.17% depending on nature of the facility	RM 1,716,031	RM1,689,252
9.	Alliance Bank Malaysia Berhad	2024	6.30%	RM1,499,999	RM1,499,999
	Total			RM10,111,878	RM9,657,120

(1)	We intend to repay all amounts payable as at the time of listing after the listing with the proceeds from this offering.

Working capital

The balance of the net proceeds due to us for general working capital and corporate purposes.

The foregoing represents our current intentions based on our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in the short-term, interest-bearing bank deposits or debts instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 2,250,000 Ordinary Shares in this offering at an initial public offering price of US$4.50 per Ordinary Share, after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	As adjusted
	US$	US$
Ordinary Shares, par value US$0.001 per share, 500,000,000 Ordinary Shares authorized, 10,100,000 Ordinary Shares outstanding on an actual basis, 12,350,000 Ordinary Shares outstanding on an as adjusted basis	11,410	12,350
Additional paid-in capital	-	8,622,027
Merger reserve	871,434	871,434
Capital reserve	1,109,653	1,109,653
Translation reserve	14,404	14,404
Accumulated losses	(2,110,806)	(3,823,148)
Attributable to equity owners of the Company	(103,905)	6,806,720
Non-controlling interests	(162,436)	(162,436)

Total Shareholders’ Equity	(266,341)	6,644,284

Indebtedness
Bank borrowings	6,507,676	6,507,676
Directors’ loan	526,424	526,424

Total Indebtedness	7,034,100	7,034,100

Total Capitalization	6,767,759	13,678,384

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Share.

Our negative net tangible book value as of September 30, 2024 was US$266,341, or US$0.0264 per Ordinary Share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per Ordinary Share, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of US$4.50 per Ordinary Share, which is the mid-point of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after September 30, 2024, other than to give effect to our sale of the Ordinary Shares offered in this offering at the assumed initial public offering price of US$4.50 per Ordinary Share, the mid-point of the estimated range of the initial public offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been US$6,644,284, or US$0.538 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.564 per Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of US$3.962 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

US$
Assumed initial public offering price per share	4.50
Historical net tangible book value per share as of September 30, 2024	(0.0264)
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	0.538
Pro forma net tangible book value per share after giving effect to this offering	6,910,625
Dilution per share to new investors participating in this offering	3.962

Each US$1.00 increase (decrease) in the assumed public offering price of US$4.50 per Ordinary Share (being the mid-point of the offer price range) would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by US$2,092,500, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by US$0.170 per Ordinary Share and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by US$0.170 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other offering expenses.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts and commissions and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration			Average Price Per Ordinary
	Number	Percent	Amount		Percent	Share
Existing shareholders	10,100,000	81.78%	US$	(266,341)	(2.70)%	US$	(0.026)
New investors	2,250,000	18.22%	US$	10,125,000	102.70%	US$	4.500
Total	12,350,000	100.00%	US$	9,858,659	100.00%

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

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SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated financial data for the financial years ended March 31, 2023 and 2024 have been derived from our audited consolidated financial statements. The consolidated financial data as of September 30, 2023 and 2024 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the provisions of the International Financial Reporting Standards (“IFRS”). Our historical results do not necessarily indicate results expected for any future period.

For the Six Months Ended September 30, 2023 and 2024

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE (LOSS)/INCOME

	Six Months Ended September 30,
	2023	2024	2024
	RM	RM	USD

Revenue	24,937,659	21,723,751	5,244,243

Cost of sales	(10,549,119)	(10,298,184)	(2,486,043)

Gross Profit	14,388,540	11,425,567	2,758,200

Other income	109,575	95,642	23,089

Selling and distribution expenses	(2,736,247)	(2,607,786)	(629,534)

Administrative expenses	(11,515,397)	(10,870,474)	(2,624,196)

Finance expenses	(1,023,053)	(863,962)	(208,565)

Loss before income tax	(776,582)	(2,821,013)	(681,006)

Income tax credit	-	74,451	17,973

Loss for the period	(776,582)	(2,746,562)	(663,033)

Other comprehensive loss
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operation	(20,759)	129,846	31,346
	(20,759)	129,846	31,346

Items that will not reclassified subsequently to profit or loss:
Deferred tax	-	343,493	82,921
	-	343,493	82,921

Total comprehensive loss for the period	(797,341)	(2,273,223)	(548,766)

Loss attributable to:
Equity owners of the Company	(545,478)	(2,546,902)	(614,837)
Non-controlling interests	(231,104)	(199,660)	(48,196)
Total	(776,582)	(2,746,562)	(663,033)

Total comprehensive loss attributable to:
Equity owners of the Company	(557,934)	(2,125,501)	(513,109)
Non-controlling interests	(239,407)	(147,722)	(35,657)
Total	(797,341)	(2,273,223)	(548,766)

For the Financial Years Ended March 31, 2023 and 2024

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE (LOSS)/INCOME

	2023	2024	2024
	RM	RM	USD

Revenue	58,212,076	59,325,095	12,556,904

Cost of sales	(24,762,032)	(26,314,138)	(5,569,719)

Gross Profit	33,450,044	33,010,957	6,987,185

Other income	778,614	213,951	45,285

Selling and distribution expenses	(7,168,943)	(5,870,956)	(1,242,662)

Administrative expenses	(20,662,353)	(24,139,609)	(5,109,453)

Finance expenses	(1,942,079)	(2,041,001)	(432,004)

Profit before income tax	4,455,283	1,173,342	248,351

Income tax expense	-	(918,383)	(194,387)

Profit for the year	4,455,283	254,959	53,964

Other comprehensive loss
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operation	(23,074)	(40,366)	(8,544)
	(23,074)	(40,366)	(8,544)

Items that will not be reclassified subsequently to profit or loss:
Fair value changes on property, plant and equipment arising from revaluation, net	1,858,866	(422,570)	(89,443)
	1,858,866	(422,570)	(89,443)

Total comprehensive profit/(loss) for the year	6,291,075	(207,977)	(44,023)

Profit attributable to:
Equity owners of the Company	4,500,596	489,408	103,588
Non-controlling interests	(45,313)	(234,449)	(49,624)
Total	4,455,283	254,959	53,964

Total comprehensive profit/(loss) attributable to:
Equity owners of the Company	6,345,618	42,618	9,019
Non-controlling interests	(54,543)	(250,595)	(53,042)
Total	6,291,075	(207,977)	(44,023)

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CONSOLIDATED STATEMENTS OF FINANCIAL POSITIONS DATA

As of September 30, 2024

	2024	2024
	RM	USD
ASSETS

Property, plant and equipment, net	19,640,657	4,741,371
Total non-current assets	28,850,932	6,964,786
Cash and cash equivalents	1,378,576	332,797
Total current assets	17,242,011	4,162,325

Total assets	46,092,943	11,127,111

LIABILITIES AND EQUITY

Total current liabilities	34,858,118	8,414,957
Total non-current labilities	12,338,119	2,978,495

Total liabilities	47,196,237	11,393,452

Total deficit	(1,103,294)	(266,341)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITIONS DATA

As of March 31, 2023 and 2024

	2023	2024	2024
	RM	RM	USD
ASSETS

Property, plant and equipment, net	20,820,141	20,380,980	4,313,891
Total non-current assets	33,465,858	31,709,869	6,711,793
Cash and cash equivalents	1,606,997	1,896,439	401,405
Total current assets	15,444,785	19,511,991	4,129,958

Total assets	48,910,643	51,221,860	10,841,751

LIABILITIES AND EQUITY

Total current liabilities	29,886,981	35,784,777	7,574,297
Total non-current labilities	17,645,756	14,267,154	3,019,824

Total liabilities	47,532,737	50,051,931	10,594,121

Total equity	1,377,906	1,169,929	247,630

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended September 30, 2023 and 2024

	2023	2024	2024
	RM	RM	USD

Net cash from operating activities	6,619,290	3,879,086	936,435

Net cash (used in)/generated from investing activities	(1,494,144)	844,226	203,801

Net cash used in financing activities	(5,280,157)	(5,553,675)	(1,340,690)

Net decrease in cash and cash equivalents	(155,011)	(830,363)	(200,454)

Cash and cash equivalents at beginning of period	891,826	1,119,887	270,347
Cash and cash equivalents at end of period	736,815	289,524	69,893

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the financial years ended March 31, 2023 and 2024

	2023	2024	2024
	RM	RM	USD

Net cash from operating activities	8,218,166	10,981,242	2,324,319

Net cash used in investing activities	(2,651,309)	(1,504,442)	(318,434)

Net cash used in financing activities	(4,964,872)	(9,248,739)	(1,957,613)

Net increase in cash and cash equivalents	601,985	228,061	48,272

Cash and cash equivalents at beginning of year	289,841	891,826	188,766
Cash and cash equivalents at end of year	891,826	1,119,887	237,038

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DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. The payment of dividends will be determined at the discretion of our board of directors, and is also subject to Cayman Islands law and our articles of association, as amended from time to time. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial and Operating Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

COR3 & Co. (Holdings) Limited was formed on March 14, 2023 under the laws of the Cayman Islands. Our founding operating entity, HI Style (M) was founded in 2008. We are principally engaged in the retail of fashion apparel through our four brands, (i) HI Style, (ii) Fave, (iii) SUB and (iv) Bottled Dream. HI Style focuses on menswear products while Fave focuses on womenswear products. SUB is a brand designed for those seeking high quality material clothing and timeless apparel options, while Bottled Dream caters to the preferences of our younger customers seeking a more casual look and feel.

We are committed to providing our customers with affordable, trendy, and comfortable clothing that fits their lifestyle. We empower our customers to express themselves through fashion by connecting them with a diverse range of fashion products. We sell over 1,400 and 4,300 products across our (i) e-commence platforms (our website and our app, namely, the “HI STYLE App”) and (ii) retail stores respectively. We operate 37 retail stores, employing more than 240 staff across Malaysia and Singapore. We believe our retail strategy allows us to interact more directly with and gain insights from our customers while providing us with greater control of our brand.

31

Our products consist of knitted and woven apparels such as t-shirts, trousers, hoodies, jackets, dresses and shorts for men and women.

Our vision is to offer fashionable apparel products at affordable prices and reliable quality, improve the satisfaction of our customers, and provide opportunities for growth for our employees. The founding principles established by our founders drive our distinctive corporate culture and promote a set of core values that attracts passionate and motivated employees. We believe the passion and dedication of our management and employees allow us to successfully execute our business strategy, enhance brand loyalty and create a distinctive connection with our customers. To this end, we have successfully achieved ISO 9001:2015 certification. This certification affirms that organizations attaining it have effectively showcased their capability to consistently deliver products and services that align with customer requirements, while actively striving to improve customer satisfaction.

Key Factors Affecting Operating Results

We believe the key factors affecting our financial condition and results of operations include the following:

Brand Name

Brand image is a key factor in consumer purchasing decisions for fashion apparel. We are committed to building our brands through the introduction of stylish and quality designs as well as through our promotional activities. We derive substantially all of our revenues from sales of our fashion apparel in Malaysia and Singapore, and our success depends on market perception and acceptance of our brands, the culture, lifestyle and images associated with the brand. If we are unable to successfully promote and maintain our brands, our business and the results of operations may be materially and adversely affected. Any negative publicity or disputes in Malaysia or Singapore regarding our brands, our products, our company, our management, our sponsored organizations or individuals, or our distributors or sub-distributors could materially and adversely affect public perception of our brands, which in turn could materially and adversely affect our business and results of operations.

Manufacturing and Production

All of our apparel products were produced by third-party manufacturers located in the PRC and Bangladesh. As such, we rely heavily on the ability and efficiency of third-party manufacturers to produce apparel products for us and therefore play a vital role in our business operations. Despite this reliance, we have not faced any disruptions to our business when ordering supplies from these manufacturers. We have a list of manufacturers in Bangladesh, the PRC and Malaysia whom we can use in the event that material issues arise from any of our manufacturers located in Malaysia, the PRC and Bangladesh. Accordingly, we do not foresee any material disruptions based on this reliance. We do not enter into any long-term contracts with our third-party manufacturers and instead we engage them on a case-by-case basis depending on our needs and requirements. There is no assurance that all or any of our third-party manufacturers will continue to produce apparel products for us of our desired quality and quantity, in a timely manner and on terms commercially acceptable to us. Any disruption to our third-party manufacturers’ production may inevitably have an impact on their ability to produce the apparels products in line with our requirements. If any of our third-party manufacturers terminates its business relationship with us or if there were changes to the current business arrangements, we may be unable to source stable and suitable products from comparable alternative third-party manufacturers in a timely manner or on terms commercially acceptable to us. Any of the above may result in production delay which would adversely affect our ability to fulfil customer’s demand and in turn adversely affect our sales and profitability.

Further, as we have not entered into any long-term contract with our third-party manufacturers, the terms of services provided by them may also be susceptible to fluctuations with regard to pricing, timing and quality. Any increase in these factors may be passed on to us but we might not be able to pass on all or any of the increase in costs to our customers, which may have material adverse effect on our financial performance.

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Warehousing Facility

We have only one primary warehousing facility located in Negeri Sembilan, Malaysia, in which we store substantially all products procured from our suppliers. Power failures or disruptions, the breakdown, failure or substandard performance of equipment, and the destruction of buildings and other facilities due to fire or natural disasters such as flood, droughts or earthquakes would severely affect our ability to continue our operations. In the event of such disruptions, we may not be able to find suitable alternatives on a timely basis and at reasonable cost, which could have a material adverse effect on our business and results of operations.

Quality Control and Management

We rely on our internal quality control system to ensure the levels of quality in different areas of our services, in particular, our clothing products. If there is any significant failure or deterioration of our product quality, such failure and any subsequent negative publicity, could result in the loss of sales, which could have a material adverse effect on our business reputation, results of operations and financial condition.

Ability to Design

We believe that our success is, to a significant extent, attributable to the ability of our Group’s design and product development teams to understand the clothing apparel markets and to design desirable apparel products which are responsive and that keeps abreast with the changes in consumers’ preference. Due to the highly subjective nature of the apparels market and the rapid change in trends for apparel, we may be unable to capture or predict the future fashion or color trend and continue to develop appealing designs for our customers. If we fail to (i) capture, predict or respond timely to our customers’ preference; or (ii) introduce appealing and commercially viable apparel designs in a timely manner, our business and results of operations may be adversely affected.

Business Objectives and Expansion Plans

Our business objectives are accomplished by implementing various future business plans. Our Directors believe that our future success depends on our ability to continually expand our base of manufacturers and broaden our product offerings. However, such expansion plan is formulated based on assumptions as to the occurrence of certain future events, which may or may not materialize, and thus it is subject to a series of uncertainties and risks, including but not limited to:

●	lack of sufficient capital financing and potential ongoing financial obligations;

●	failure to achieve the intended level of profitability;

●	delays or difficulties in securing suitable new third-party manufacturers; and

●	diversion of resources and management attention.

As such, there is no assurance that our expansion plan will materialize within the planned time frame, or at all, or that our business objectives will be fully or partially accomplished. In the event that we fail to accomplish our expansion plan or to do so in a timely manner, we may not be able to achieve our planned future business growth and our operating results may be adversely affected.

We expect to incur significant costs in connection with the expansion of our business, in particular, for our online stores. If we are unable to generate sufficient revenue from our business or our financial needs are larger than expected, we may need to raise funds from debt or equity financing means. Alternatively, we may need to make certain modifications to our current intended use of proceeds, which could have an adverse effect on our operations and future profitability.

We also face the risk that our existing management staff, design and development capabilities, and internal control systems and other systems and procedures may be inadequate to support our expansion plan. If we fail to continue to improve our infrastructure, management or operational systems required to support our expansion plan, we may be unable to achieve our expansion objectives and our business operations may be seriously harmed.

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Re-occurrence of COVID-19 pandemic

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 had disrupted our operations, and the operations of our customers, suppliers and/or subcontractors during the period when quarantine, travel restrictions, social distancing and other preventive measures were put in place globally. Although COVID-19 is no longer a pandemic and is generally under control despite the emergence of more transmissible but less virulent strains, if COVID-19 and other variants thereof once again becomes more severe, our operations and financial results and those of our customers, suppliers and subcontractors may be materially and adversely affected.

Fluctuations of Foreign Currency Exchange Rates

Our business is exposed to certain foreign currency exchange risks as our reporting currency is the Malaysian Ringgit and Singapore dollar and our sales and procurement were denominated in Malaysian Ringgit and United States dollar in the financial years ended March 31, 2024 and 2023 as well as the six months ended September 30, 2024. To the extent that our Group’s sales and purchases and operating costs are not denominated in the same currency and to the extent that there are timing differences between invoicing and payment from our suppliers, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

Leases Continuity

We lease most of the properties for our retail outlets. Accordingly, rental costs account for a significant portion of our operating expenses.

Lease agreements for our retail outlets typically have an initial term ranging from two to three years or even longer. Some of our lease agreements provide that the rent will increase within the initial term or after the initial term at a fixed rate or at the then prevailing market rate. If we fail to renew any of our existing leases, we will have to identify alternative premises. Our business operations may be interrupted as a result of the relocation, and we may incur additional costs and expenses in connection with the restoration and/or relocation.

Further, if a lease agreement is renewed at a rate substantially higher than the existing rate or any existing favorable terms granted by the landlord, if any, is not extended, we must evaluate whether renewal on such modified terms is in our interest. If we are unable to renew leases for our retail outlets, we will have to close or relocate the relevant retail outlet, which would lead to loss of sales during the period of closure, write-off of fixed assets and could subject us to installation and renovation costs and other costs and risks. In addition, the revenue and any profit generated at a relocated retail outlet may be less than the revenue and profit previously generated at the closed retail outlet. Therefore, any inability to renew existing leases on commercially acceptable terms could adversely affect our business, results of operations and financial condition. We also compete with other retailers for prime locations in a highly competitive market for premises. There is no assurance that we will be able to enter into new lease agreements for attractive locations or renew existing lease agreements on commercially reasonable terms, if at all. Therefore, any inability to obtain leases for desirable retail outlets on commercially reasonable terms could adversely affect our business, results of operations and financial conditions.

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Information Technology System

Our Group has installed a point-of-sale software system (“POS System”) at each of our retail outlets and central office. We will rely on the POS System to monitor the daily operations of our retail outlets and to collect accurate up-to-date financial and operating data for business analysis. Any damage or failure of our system including hardware and software failures, and computer viruses that causes an interruption to our operations could have a material adverse effect on our business and results of operations.

Seasonality

Our results from operations are affected by seasonal fluctuations in demand for our products. We usually experience higher sales volume in the time leading to Christmas, Deepavali, Muslim Ramadan festivals and Chinese New Year holidays, as well as around the few major online shopping holidays in the PRC. Moreover, sales of certain products are subject to seasonality by nature. For example, sales of jackets are generally higher in monsoon seasons, and our fashion collection before the Chinese New Year and Christmas would be designed with consideration to themes or festival-related colors to boost sales volume. Accordingly, various aspects of our operations, including sales, production capacity and utilization, working capital and operating cashflow, are exposed to the risks associated with seasonal fluctuations in demand for our products pattern, and our quarterly or half-year results may not reflect our full-year results.

Inventory Control

We monitor the inventory information of our sales and retail network by conducting inventory-taking periodically and reviewing sales reports to understand our general inventory levels. However, we may be unable to accurately track the inventory level of our sales and retail or to identify any excessive inventory build-up at various levels of our sales and retail network. In addition, we may be unable to sell adequate amounts of our inventories in a given period, which may result in a build-up of inventory. We face higher risks of excessive or obsolescent inventories when we launch new products as the market reception to the products is uncertain.

Revenues.

We sell our fashion apparel and merchandise predominantly through our direct retail stores. The main apparel products that we sell to our customers are knitted and woven apparels such as t-shirts, trousers, hoodies, jackets, dresses, shorts for men and women.

We derive revenues from the sale of menswear and womenswear under our own brands through E-commence platforms (websites and app), and our direct retail stores. Our revenues are stated net of GST, discounts, rebates and returns.

Direct Retail Store Sales. Our revenues derive mainly from sales through our direct retail stores. We recognize revenues from sales of our products in our direct stores at the end of each month in which such products are sold to the end-consumers. Direct store sales are comprised of sales proceeds from end-consumers less, GST, discounts, rebates and returns. We recognize expenses relating to our direct stores as selling and distribution expenses. Mr CC Pwa and Mr CK Pwa are well verse in setting up and controlling the operations of stores for retail business, including marketing strategies, store lay-out and fashion concept, services quality of sales personnel training and pricing strategies. We expect that sales through direct retail stores will continue to constitute a substantial majority of our total revenues for the foreseeable future.

E-Commence Platforms Sales. All brands of products are available for E-Commence Platforms. We expect that sales through E-Commence Platforms will potentially significant and constitute an important element for our online and offline marketing strategies that drive our business growth in the foreseeable future. We recognize these revenues when the risk or ownership of our products is transferred to the customers, which are typically when our products are delivered to them. We allow our customers to return or interchange products on specific reasonable reasons only, example : defective or wrong delivery as well as the respective online market place requirement.

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Cost of Sales.

Cost of sales comprises costs of purchasing of the finished apparel, inward charges and impairment or provision for slow-moving inventory. Cost of sales is recognized when revenues from the corresponding product are recognized. Our costs of purchasing are dependent on the volume and product mix of the products ordered. We are able to manage our purchasing costs by maintaining close relations with multiple purchasing companies. In addition, we typically order in sizeable volumes from our purchasing companies to achieve economic of scales and bulk purchasing preferred pricing. We believe that we will be able to offset the negative impact of increase purchasing costs by passing the increased costs to our customers, as we have done in the past. In addition, as our sales are expected to grow. we expect to be able to negotiate more preferred terms as the volume of our purchases increase.

Provision for Slow-moving Inventory.

We make provision for slow-moving inventory for products that remain unsold after 18 months received by us from suppliers. We typically have approximately 3 - 5% more inventory than the sales that we forecasted for each season so as to meet any ad hoc good demands. Our policy provision for slow-moving inventory is as below :

Inventory Age Group	% of provision, on cost
18 to 24 months	25%
Above 24 months but below 30 months	50%
30 months and above	100%

We have been making adequate provision for slow-moving inventory in accordance to the aforesaid provision policy for each closing of financial periods/years.

Other Income.

Other income comprises mainly wages subsidy from Malaysia Government, Singapore Government Grants, rent concessions, gain on disposal of fixed assets and interest income from bank balances.

The Wage Subsidy Program is financial assistance introduced in Malaysia that paid to employers and helps those employers that affected economically by the COVID-19 pandemic to continue operations and to avoid the loss of jobs and income streams for all enterprises.

The Singapore Government Grants consist of Jobs Support Scheme and Jobs Growth Incentive which provides wage support and helps employers retain their local employees during the period of economic uncertainty and supports employers to accelerate their hiring of local workforce, so as to create good and long-term jobs for locals.

Rent concessions have been granted to us by landlords due to the results of COVID-19 pandemic. Such concessions might take a variety of forms, including payment holidays and deferral of lease payments.

Operating Expenses.

Operating expenses comprise selling and distribution expenses and administrative expenses.

Selling and Distribution Expenses. Selling and distribution expenses comprise advertisement, including sales and marketing costs, deliver and handling charges, exhibition and fashion fair expenses, online sales and E-Commence charges and the cost of outward deliveries, retail stores related expenses such as short-term rental expenses and transportation charges.

Administrative Expenses. Administrative expenses comprise personnel costs, depreciation of right-to-use, depreciation of property, plant and equipment, online platform charges, office-related expenses and others.

Apart from the general inflation of cost factors, we expect our operating expenses will increase over time as we continue to grow our business. The selling and distribution expenses are expected to increase as we continue to grow our online and offline businesses. While our administrative expenses are expected to increase, in line with the additional personnel and other costs related to the anticipated growth of our business and expansion objectives, as well as the higher costs of operating as a public listed company.

Finance Costs.

Finance costs comprise interest expenses on lease liabilities and interest-bearing bank borrowings in relation to working capital purposes.

Taxation

Cayman Islands. Our holding company in the Cayman Islands is not subject to income or capital gains tax.

British Virgin Islands. Our wholly owned subsidiary, Treasure Zenith Limited, formed in the British Virgin Islands, is not subject to income or capital gains tax.

Malaysia. All of our subsidiaries incorporated in Malaysia are subjected to Malaysia taxation.

Singapore. Subsidiary incorporated in Singapore is subjected to Singapore taxation.

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COVID-19 Affecting Our Results of Operations

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

As of the date of this prospectus, the daily life of Malaysia and Singapore residents have largely resumed to pre-COVID-19 levels. We consider that the impact of the COVID-19 pandemic has been alleviated. We will continue to closely monitor further effects that could be caused by the COVID-19 pandemic on the Group’s operations and financial position.

Results of Operations

Comparison of Results of Operations for the Six Months Ended September 30, 2023 and 2024

The following table summarizes the results of our operations in RM during the six months ended September 30, 2023 and 2024 respectively.

	For the Six Months Ended September 30, 2023	For the Six Months Ended September 30, 2024	Variance
	RM	RM	RM	%

Revenue	24,937,659	21,723,751	(3,213,908)	(12.9)%
Cost of sales	(10,549,119)	(10,298,184)	(250,935)	(2.4)%

Gross Profit	14,388,540	11,425,567	(2,962,973)	(20.6)%

Other income	109,575	95,642	(13,933)	(12.7)%

Selling and distribution expenses	(2,736,247)	(2,607,786)	(128,461)	(4.7)%
Administration expenses	(11,515,397)	(10,870,474)	(644,923)	(5.6)%

Finance expenses	(1,023,053)	(863,962)	(159,091)	(15.6)%

Loss before income tax	(776,582)	(2,821,013)	2,044,431	>100%

Income tax credit	-	74,451	74,451	N.M

Loss for the period	(776,582)	(2,746,562)	1,969,980	N.M

N.M = Not meaningful

Revenue

The following table sets out the breakdown of revenue generated by our product segments:

For the six months ended September 30, 2023 and 2024

	For the six months ended September 30, 2023		For the six months ended September 30, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
Menswear	13,838,145	55.6%	12,325,239	56.7%	(1,512,906)	(10.9)%
Womenswear	11,099,514	44.4%	9,398,512	43.3%	(1,701,002)	(15.3)%
Total	24,937,659	100%	21,723,751	100%	(3,213,908)	(12.9)%

Generally, our business is affected by seasonal fluctuations from the months of April to October each year as this is the period whereby retail business is at its lowest in Malaysia and Singapore. The retail spending is usually also influenced by uncertain economic conditions, in particular we believe that consumers will be more mindful on spending when the cost of is increasing along with increasing interest rates and other factors. As part of the global economy, the fashion market in the retail segment of Malaysia and Singapore have been inevitably affected by the recent escalation of interest rates and cost inflation. We believe that our business has been operated in a more manageable manner because of the years of experience and business agility of management. Our revenues were approximately RM21.7 million during the current low spending season for the six month period ended September 30, 2024, with a decrease of approximately RM3.2 million, which represented a decrease of 12.9% compared to the six month period ended September 30, 2023 of approximately RM24.9 million.

In terms of product sales mix, menswear and womenswear sales mix ratio remained fairly consistent for the both segments, during the six months periods ended September 30, 2023 and 2024. In general, menswear and womenswear product sales mix ratio is ranging from 55:45 to 65:35 in our business history.

Below is a breakdown of our revenue by our E-commerce platforms and direct retail stores for the six months ended September 30, 2023 and 2024:

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For the six months ended September 30, 2023 and 2024

	For the six months ended September 30, 2023		For the six months ended September 30, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
E-commerce platforms (websites and app)	568,325	2.3%	658,129	3.0%	89,804	15.8%
Retail stores	24,369,334	97.7%	21,065,622	97.0%	(3,303,712)	(13.6)%
Total	24,937,659	100%	21,723,751	100%	(3,213,908)	(12.9)%

Our sales channels are predominantly via direct retail stores, as we are well versed in managing mall outlets and dealing with landlords or lessors for securing strategic stores location.

The decrease in sales revenues derived from direct retail stores of 13.6% were fairly in line with the drop in overall revenue of 12.9% for the six months ended September 30, 2024 versus the same period of time in 2023. In view of the rapid development of digital and social media online selling in the recent years, E-commerce selling platforms surged to be one of our business growth drivers, which show a 15.8% increase in revenue for the six months ended September 30, 2024 versus the same period of time in 2023. We are developing our E-commerce selling capability progressively, without excessive spending. The sales mix ratio for direct retail stores and E-commence platforms selling remained fairly consistent for both segments, during the six months ended September 30, 2024 and 2023.

Cost of Sales and Gross Profit

Cost of sales marginally decreased by 2.4% from approximately RM10.5 million for the six months ended September 30, 2023 to approximately RM10.3 million for the six months ended September 30, 2024.

Overall, the cost of sales dropped less versus the revenue decreased of 12.9%. This explained the reduction in gross profit margin from 57.7% in the six months ended September 30, 2023 to 52.6% in the six months ended September 30, 2024. A lower gross profit margin achieved in the six months ended September 30, 2024 mainly due to increase in cost of materials and manufacturing that resulted in higher cost of procurement.

Gross profit decreased by 20.6% from approximately RM14.4 million for the six months ended September 30, 2023 to approximately RM11.4 million for the six months September 30, 2024. The decrease was in line with the revenue decreased, coupled with a lower gross profit margin attained as aforesaid reasons.

Other Income

Other income for both periods of September 30, 2024 and 2023 have been fairly consistent.

Selling and Distribution Expenses

Selling and distribution expenses decreased by 4.7% from approximately RM2.7 million for the six months ended September 30, 2023 to approximately RM2.6 million for the six months ended September 30, 2024, mainly due to lower short term rental cum low-value leases related expenses in the six months ended September 30, 2024. Our direct retail stores short term rental and low value leases were decreased by 5.1% from approximately RM2.3 million in the six months ended September 30, 2023 to approximately RM 2.2 million in the six months ended September 30, 2024, as a result of less leases or renewal of leases were being contracted in short term tenure versus in 2023 (reduced by 1 retail store number). In accordance to IFRS, The Group has elected to recognize right-of-use assets and lease liabilities for those lease term of more than 12 months and non-low value leases instead of expense off.

Administration Expenses

Administrative expenses decreased by 5.6% from approximately RM11.5 million for the six months ended September 30, 2023 to approximately RM10.9 million for the six months ended September 30, 2024. This decrease was primarily due to:

a.	Lower staff and personnel related costs of approximately RM0.2 million, due to decrease of average headcount from 247 persons for six months ended September 30, 2023 to 240 persons for the six months ended September 30, 2024,
b.	Decrease in upkeep and maintenance of approximately RM0.2 million for the six months ended September 30, 2024 for minimal spending measures reason, and
c.	Lower depreciation charge on right of use of approximately RM0.3 million, due to discontinue of 3 long-term leases for the six months ended September 30, 2024. In accordance to IFRS, the Group has elected to recognize right-of-use assets and lease liabilities for leases that have lease term of over 12 months and non-low value leases.

Finance Expenses

Finance costs decreased by 15.6% from approximately RM1.0 million for the six months ended September 30, 2023 to approximately RM0.9 million for the six months ended September 30, 2024. This decrease was primarily due to the decrease in lease liabilities interest expenses, as a result of lower lease liabilities committed during the six months ended September 30, 2024, coupled with the reduction of interest on bank borrowings due to repayment of more loan principal sums of the current period.

Income Tax Credit

Our income tax expenses were nil for six months ended September 30, 2023, due to nil tax chargeable profit. However, there is an income tax credit for the six months ended September 30, 2024 due to reversal of accounting temporary differences.

Loss For The Period

As a result of the foregoing, we incurred a loss for the period of approximately RM0.8 million for the six months ended September 30, 2023, and approximately RM2.7 million for the six months ended September 30, 2024 respectively.

Comparison of Results of Operations for the Financial Years Ended March 31, 2023 and 2024

The following table summarizes the results of our operations in RM during the financial years ended March 31, 2023 and 2024 respectively.

	For the financial year ended March 31, 2023	For the financial year ended March 31, 2024	Variance
	RM	RM	RM	%
Revenue	58,212,076	59,325,095	1,113,019	1.9%
Cost of sales	(24,762,032)	(26,314,138)	1,552,106	6.3%

Gross Profit	33,450,044	33,010,957	(439,087)	(1.3)%

Other income	778,614	213,951	(564,663)	(72.5)%

Selling and distribution expenses	(7,168,943)	(5,870,956)	(1,297,987)	(18.1)%

Administrative expenses	(20,662,353)	(24,139,609)	3,477,256	16.8%

Finance expenses	(1,942,079)	(2,041,001)	98,922	5.1%

Profit before income tax	4,455,283	1,173,342	(3,281,941)	(73.7)%

Income tax expense	-	(918,383)	(918,383)	>100%

Profit for the year	4,455,283	254,959	(4,200,324)	(94.3)%

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Revenue

The following table sets out the breakdown of revenue generated by our product segments:

For the financial years ended March 31, 2023 and 2024

	Financial year ended March 31, 2023		Financial year ended March 31, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
Menswear	32,575,193	56.0%	34,251,959	57.7%	1,676,766	5.1%
Womenswear	25,636,883	44.0%	25,073,136	42.3%	(563,747)	(2.2)%
Total	58,212,076	100%	59,325,095	100%	1,113,019	1.9%

We manage to achieve revenue of approximately RM59.3 million for the financial year ended March 31, 2024, with a marginal increase of approximately RM1.1 million, which represented an increase of 1.9% compared to the financial year ended March 31, 2023 of approximately RM58.2 million.

From the product sales mix analysis above, menswear and womenswear sales mix ratio remained fairly consistent for both segments, during the financial years ended March 31, 2023 and 2024. In general, menswear and womenswear product sales mix ratio is ranging from 55:45 to 65:35 in our business history.

Below is a breakdown of our revenue by E-commerce platforms and direct retail stores for the financial years March 31, 2023 and 2024 :

For the financial years ended March 31, 2023 and 2024

	Financial year ended March 31, 2023		Financial year ended March 31, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
E-commerce platforms (websites and app)	1,248,535	2.1%	1,237,136	2.1%	(11,399)	(0.9)%
Retail stores	56,963,541	97.9%	58,087,959	97.9%	1,124,418	2.0%
Total	58,212,076	100%	59,325,095	100%	1,113,019	1.9%

Our sales channels predominantly from direct retail stores, as we have been building this business strength from our inception of the business.

Sales revenues derived from direct retail stores were fairly consistent with a marginal variance increase of 2.0% for the financial year ended March 31, 2024 versus 2023, in line with the overall revenue increase. Sales revenues derived from E-commence platforms were fairly consistent with (0.9)% variance decrease for the financial years ended March 31, 2024 versus 2023. Our ongoing efforts to develop E-commence selling capability have been steadily progressing, without excessive spending.

Cost of Sales and Gross Profit

Cost of Sales. Cost of sales increased by 6.3% from approximately RM24.8 million for the financial year ended March 31, 2023 to approximately RM26.3 million for the financial year ended March 31, 2024.

Overall, the cost of sales grew in line with the increase of revenue of 1.9%, coupled with higher purchasing cost due to increase in material prices for the suppliers. This explained the decrease of the gross profit margin of 1.9% from 57.5% for the financial year ended March 31, 2023 to 55.6% for the financial year ended March 31, 2024.

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Gross Profit. Gross profit decreased by 1.3% from approximately RM33.5 million for the financial year ended March 31, 2023 to approximately RM33.0 million for the financial year March 31, 2024. The decrease was in line with the aforesaid reasons for the increase of revenue and cost of sales.

Other Income

Other income decreased by 72.5% from approximately RM0.8 million for the financial year ended March 31, 2023 to approximately RM0.2 million for the financial year ended March 31, 2024. This decrease was primarily due to the decrease in wages subsidy received from Malaysia Government of approximately RM0.2 million and rent concessions granted by landlords of approximately RM0.4 million. The Wage Subsidy Program was financial assistance introduced in Malaysia that pay to employers and helps those employers that affected economically by the COVID-19 pandemic to continue operations and avoid the loss of jobs and income streams for the all enterprises.

Selling and Distribution Expenses

Selling and distribution expenses decreased by 18.1% from approximately RM7.2 million for the financial year ended March 31, 2023 to approximately RM5.9 million for the financial year ended March 31, 2024, mainly due to lower short term rental and low-value leases related expenses for the financial year ended March 31, 2024. Our direct retail stores short term rental and low value leases were decreased by 21.1% from approximately RM6.2 million for the financial year ended March 31, 2023 to approximately RM 4.9 million for the financial year ended March 31, 2024, as a result of less leases or renewal of leases were being contracted on short term tenure basis (as landlords and mall operators are now dictated for longer term leases, instead of short term tenure leases given the improved economy conditions, versus years of 2023 and before). In accordance to IFRS, The Group has elected to recognize right-of-use assets and lease liabilities for those lease term of more than 12 months and non-low value leases.

Administration Expenses

Administrative expenses increased by 16.8% from approximately RM20.7 million for the financial year ended March 31, 2023 to approximately RM24.1 million for the financial year ended March 31, 2024. This increase was primarily due to:

a.	higher staff and personnel related costs of approximately RM1.7 million, due to increase of average headcount from approximately 220 persons for the financial year ended March 31, 2023 to approximately 250 persons for the financial year ended March 31, 2024,
b.	increase in upkeep and maintenance of approximately RM0.3 million, in view of the outlets and office upkeep needs coupled with unavoidable prices inflation, and
c.	higher depreciation charge on right of use of approximately RM1.5 million, due to increase in general rent level for the new leases post Covid 19, coupled with 3 more long-term new leases or renewal of leases being contracted for the financial year ended March 31, 2024, (in line with aforesaid in the Selling and Distribution expenses whereby short term leases reduced for the financial year ended March 31, 2024). In accordance to IFRS, the Group has elected to recognize right-of-use assets and lease liabilities for leases that have lease term of over 12 months and non-low value leases.

Finance Expenses

Finance costs increased by 5.1% from approximately of RM1.9 million for the financial year ended March 31, 2023 to approximately RM2.0 million for the financial year ended March 31, 2024. This increase was primarily due to the increase in lease liabilities interest expenses, as a result of higher operating and finance leases committed during the financial year ended March 31, 2024.

Income Tax Expense

Our income tax expense was nil for the financial year ended March 31, 2023. While income tax expenses for financial year ended March 31, 2024 is RM0.9 million, consists of current financial year income tax expense of RM0.5 million, under provision of income tax expense in prior financial years of RM0.3 million, and under provision of deferred taxation in prior financial years of RM 0.1 million.

Effective tax rate for the financial year ended March 31, 2023 was Nil. While effective tax rate for the financial year ended March 31, 2024 was 78%, mainly due to the above said current income tax expenses and under provision of income tax expenses and deferred taxation in prior financial years.

Profit For The Year

As a result of the foregoing, the profit for the year decreased over 94.3% from approximately of RM4.5 million for the financial year ended March 31, 2023 to approximately of RM 0.3 million for the financial year ended March 31, 2024.

40

Liquidity and Capital Resources

In assessing liquidity, we monitor and analyze cash on hand and operating expenditure commitments. Our liquidity needs are to meet working capital requirements and operating expense obligations. To date, we have financed our operations by primarily relying on conventional bank borrowings. In the six months ended September 30, 2024, we have borrowing facilities of approximately RM23.0 million from 6 banks, with annual interest rates ranging from 2.1% to 13.0% and repayment periods of between 1 to 7 years. We intend to continue the current bank borrowings and explore additional financing through commercial lending and project financing, if required.

Our primary cash requirements are to fund working capital requirements and capital expenditures, including the opening of new, directly run retail stores, renovating our existing retail stores, enhancing our E-commerce selling platforms and explore new geographical markets.

Prudent liquidity risk management implies sufficient cash to finance the Group’s and the Company’s operations and development activities. The Group manages the liquidity risk by maintaining a level of cash and cash equivalents deemed adequate to finance the Group’s business operations and development activities. The Group’s objective is to maintain a balance between continuing of funding and flexibility through the use of borrowings.

During the periods ended September 30, 2023 and, 2024, the Group generated losses for the period amounting to approximately RM0.78 million (approximately US$0.17 million) and RM2.75 million (approximately US$0.66 million), respectively. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024, respectively.

In view of these circumstances, the management of the Group has given consideration to the future liquidity and performance of the Group and its available sources of finance in assessing whether the Group will have sufficient financial resources to continue as a going concern.

Management’s plan to address this going concern it to obtain financing in the form issuances of rights, ordinary shares, or loan to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell ordinary shares, which management believes will provide adequate financial resources for the management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

As at March 31, 2023 and 2024

	As at March 31, 2023	As at March 31, 2024	Variance
	RM	RM	RM	%
Cash and cash equivalents	1,606,997	1,896,439	289,442	18.0%

Current Assets	15,444,785	19,511,991	4,067,206	26.3%
Current Liabilities	29,886,981	35,784,777	5,897,796	19.7%

Working Capital	(14,442,196)	(16,272,786)	1,830,590	12.7%

Borrowings (current portion)	13,195,086	15,556,574	2,361,488	17.9%

Borrowings (non-current portion)	17,645,756	13,720,133	(3,925,623)	(22.2)%
Shareholders’ equity	1,377,906	1,169,929	(207,977)	(15.1)%
Debts to Equity %	3,450%	4,186%	736%	21.3%

Our main working capital requirements are for defraying staff or personnel costs, stores rental and other operating expenses. As at March 31, 2024 our working capital deficit was approximately RM15.4 million and the Group had approximately RM1.9 million in cash and cash equivalents, which is unrestricted as to withdrawal other than approximately RM0.8 million is pledged for bank borrowings. In addition, we had utilized credit facilities of approximately RM24.3 million from 6 banks, with annual interest rates ranging from 2.1% to 13.0% and repayment periods of between 1 to 7 years.

41

In view of these circumstances, taking into account the future liquidity and performance of the Group and its available source of finance, we believe we can satisfy our cash requirements to meet our future obligations for the next 12 months.

To sustain our ability to support our operation activities in the long run, we will continue to raise additional funds through the following :

-	Cash and cash equivalents generated from operations
-	Other available sources of financing from Malaysia and Singapore banks and other financial institutions
-	Financial support from our related parties or shareholders
-	Issuance of additional equity or debts instrument; and
-	Obtaining funds through an initial public offering.

We have commenced the above strategies to raise debt and equity and have actively engaged in discussions with existing shareholders, banks and potential equity and debt investors.

During the years March 31, 2024 and 2023, the Group generated profit for the year amounting to approximately RM0.25 million and RM4.46 million. Additionally, the Group had net cash inflows from cash and cash equivalents of approximately RM0.23 million (approximately US$0.05 million) and RM0.60 million for the years ended March 31, 2024 and 2023. In view of these circumstances, the management of the Group has given consideration to the future liquidity and performance of the Group and its available sources of finance in assessing whether the Group will have sufficient financial resources to continue as a going concern.

We have been able to meet our working capital needs, and we believe that we will be able to meet our working capital needs in the foreseeable future, with our operating cash flow, existing cash balance, the remaining funds available under our credit facilities and proceeds from this offering.

Management may not be successful in raising additional funds via the means described above. These financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

42

As at March 31, 2024 and September 30, 2024

	As at March 31, 2024	As at September 30, 2024	Variance
	RM	RM	RM	%

Cash and cash equivalents	1,896,439	1,378,576	(517,863)	(27.3)%

Current Assets	19,511,991	17,242,011	(2,269,980)	(11.6)%
Current Liabilities	35,784,777	34,858,118	(926,659)	(2.6)%

Working Capital Deficit	(16,272,786)	(17,616,107)	1,343,321	8.3%

Borrowings (current portion)	15,556,574	14,748,354	(808,220)	(5.2)%
Borrowings (non-current portion)	13,720,133	12,209,042	(1,511,091)	(11.0)%
Shareholders’ equity	1,169,929	(1,103,294)	(2,273,223)	N.M
Debts to Equity %	4,186%	(4,218)%		N.M

Note : N.M means not meaningful

Staff and personnel costs, stores rental plus other operating expenses are essentially our main working capital needs. As at September 30, 2024 our working capital deficit was approximately RM17.6 million and the Group had approximately RM1.4 million in cash and cash equivalents, which is unrestricted as to withdrawal other than approximately of RM1.1 million is pledged for bank borrowings. In addition, we had utilized credit facilities of approximately RM24.3 million from 6 banks, with annual interest rates ranging from 2.0% to 13.0% and repayment periods of between 1 to 7 years.

In view of these circumstances, taking into account the future liquidity and performance of the Group and its available source of finance, we believe we can satisfy our cash requirements to meet our future obligations for the next 12 months.

To sustain our ability to support our operation activities in the long run, we will continue to raise additional funds through the following:

-	Cash and cash equivalents generated from operations
-	Other available sources of financing from Malaysia and Singapore banks and other financial institutions
-	Financial support from our related parties or shareholders
-	Issuance of additional equity or debts instrument; and
-	Obtaining funds through a future initial public offering.

We have commenced the above strategies to raise debt and equity and have actively engaged in discussions with existing shareholders, banks and potential equity and debt investors.

During the period ended September 30, 2023, 2024, the Group generates loss for the period amounting to approximately RM0.78 million and RM2.75 million (approximately US$0.66 million). Additionally, the Group had net cash outflows from cash and cash equivalents of approximately RM0.83 million (approximately US$0.20 million) for the period ended September 30, 2024.

In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024. In view of these circumstances, the management of the Group has given consideration to the future liquidity and performance of the Group and its available sources of finance in assessing whether the Group will have sufficient financial resources to continue as a going concern.

Management’s plan to manage its liquidity by continuing to procure financing from private investors in the form issuances of rights, ordinary shares, or debts to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell additional ordinary an initial public offering that will provide adequate financial resources for management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

43

Cash Flows

For the six months ended September 30, 2023 and 2024

	For the Six Months Ended September 30, 2023	For the Six Months Ended September 30, 2024	Variance
	RM	RM	RM	%

Net cash generated from operating activities	6,619,290	3,879,086	(2,740,204)	(41.4)%

Net cash (used in)/generated from / investing activities	(1,494,144)	844,226	2,338,370	>100%

Net cash used in financing activities	(5,280,157)	(5,553,675)	273,518	5.2%

Note : N.M means not meaningful

Historically, we have been financing our operating activities primarily through cash generated from operations and financing activities.

Cash Flows from Operating Activities. Net cash generated from operating activities in the six months ended September 30, 2024 consisted of approximately RM4.7 million positive reversal from non-cash and operating items, and an approximately RM2.0 million net cash inflows in change of assets and liabilities due to the timing of when amounts came due, which then less with approximately RM2.8 million loss for the period before tax.

Net cash generated from operating activities in the six months ended September 30, 2023 consisted of approximately RM5.2 million positive reversal from non-cash items and with an approximately RM2.3 million net cash inflows in change of assets and liabilities due to the timing of when amounts came due, which then netted off with approximately RM0.8 million loss for the period, coupled with income tax paid of approximately RM0.1 million.

Cash Flows from Investing Activities. Net cash used in investing activities in the six months ended September 30, 2023 was stated as approximately RM1.5 million, an improvement of over 100% has been achieved if compared to approximately RM0.8 million net cash generated from investing activities in the six months ended September 30, 2024, primarily due to decrease in refundable deposits of approximately RM1.1 million for the six months ended September 30, 2024, coupled with reduction in purchase of property, plant and equipment of RM1.2 million.

Cash Flows from Financing Activities. Net cash used in financing activities in the six months ended September 30, 2023 mainly consisted of approximately RM3.4 million in repayment of leases commitment and approximately RM7.2 million of repayment of borrowings liabilities and the associated interest, after netted off with proceeds from borrowings of approximately RM5.7 million While net cash used in financing activities in the six months ended September 30, 2024 consisted of approximately RM3.4 million in repayment of leases commitment and approximately RM9.1 million in repayment of borrowings liabilities and the associated interest, then after netted off with proceeds from borrowings of approximately RM7.2 million.

Cash Flows

For the financial years ended March 31, 2023 and 2024

	For the Financial Year Ended March 31, 2023	For the Financial Year Ended March 31, 2024	Variance
	RM	RM	RM	%

Net cash generated from operating activities	8,218,166	10,981,242	2,763,076	33.6%

Net cash used in investing activities	(2,651,309)	(1,504,442)	(1,146,867)	(43.3)%

Net cash used in financing activities	(4,964,872)	(9,248,739)	(4,283,867)	(86.2)%

By nature of our industry and business cycle characteristic, our operations funded by primarily through cash generated from operations as we are in cash retailing business, and financing activities.

Cash Flows from Operating Activities. Net cash generated from operating activities in the financial year ended March 31, 2023 consisted of approximately RM9.1 million positive reversal from non-cash items, contra off an approximately RM5.2 million net cash outflows in change of assets and liabilities due to the timing of when amounts came due, and added with approximately RM4.5 million profits for the year, netted of income tax paid of approximately RM0.2 million.

Net cash generated from operating activities in the financial year ended March 31, 2024 consisted of approximately RM10.7 million positive reversal from non-cash items and an approximately RM0.6 million net cash outflows in change of assets and liabilities due to the timing of when amounts came due, which then added with approximately of RM1.1 million profit for year, netted of income tax paid of approximately RM0.3 million.

Cash Flows from Investing Activities. Net cash used in investing activities for the financial year ended March 31, 2024 was stated as approximately of RM1.5 million, a decrease of 43.3% compare to an approximately of RM2.7 million for the financial year ended March 31, 2023, primarily due to decrease in payment of refundable deposits and public listing expenses of approximately RM1.5 million, netted off with the increase in purchase of property, plant and equipment approximately of RM0.5 million for the purposes of new or renovation upgrading of our retail stores.

Cash Flows from Financing Activities. Net cash used in financing activities in the financial year ended March 31, 2024 mainly consisted of approximately RM6.9 million in repayment of leases commitment and approximately RM7.6 million of repayment of borrowings liabilities and the associated interest, after netted off with proceeds from borrowings of approximately RM7.4 million.

While net cash used in financing activities in the financial year ended March 31, 2023 mainly consisted of approximately RM5.4 million in repayment of leases commitment and approximately RM9.0 million of net repayment of borrowings liabilities and the associated interest, after netted off with proceeds from borrowings of approximately RM9.0 million and issuance of new shares of approximately RM0.5 million.

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Contractual Obligations

As at March 31, 2023 and 2024

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business. Below are tables that shows the contractual lease obligations and bank loans’ obligation as of March 31, 2023 and 2024 respectively:

	2023	2024	2024
Current	RM	RM	USD
- Lease liabilities
i) Operating leases	5,516,806	5,843,346	1,236,818
ii) Finance leases	81,950	85,776	18,156
	5,598,756	5,929,122	1,254,974
- Bank borrowings	2,061,202	2,253,355	476,951
- Other bank borrowings	5,535,128	7,374,097	1,560,821
	13,195,086	15,556,574	3,292,746

Non-current
- Lease liabilities
i) Operating leases	4,921,191	3,381,787	715,798
ii) Finance leases	341,646	256,751	54,345
	5,262,837	3,638,538	770,143
- Bank borrowings	12,382,919	10,081,595	2,133,897
	17,645,756	13,720,133	2,904,040
Total borrowings	30,840,842	29,276,707	6,196,786

Represented by:
- Lease liabilities
i) Operating leases	10,437,997	9,225,133	1,952,616
ii) Finance leases	423,596	342,527	72,501
	10,861,593	9,567,660	2,025,117
- Bank borrowings	14,444,121	12,334,950	2,610,848
- Other bank borrowings	5,535,128	7,374,097	1,560,821
	30,840,842	29,276,707	6,196,786

(A)	Leases

The Company has lease contracts for retail outlets and motor vehicles. The Company’s obligations under these finance leases are secured by the lessors’ title to the leased assets. There are several lease contracts that include extension options which are further discussed below.

The Company also has certain leases of retail outlets and office equipments with lease terms of 12 months and low-value leases. The Company applies the “short-term lease” recognition exemptions for these leases.

Lease liabilities

The carrying amounts of lease liabilities and the movements during the year are disclosed elsewhere in the financial statements and the maturity analysis of lease liabilities is disclosed in Note 27(c)(v) to the consolidated financial statements.

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Amounts recognized in profit or loss

	2023	2024	Total
	RM	RM	USD
Depreciation of right-of-use assets (Note 6)	5,517,975	6,991,536	1,479,847
Interest expense on lease liabilities (Note 21)	549,948	735,162	155,607
Lease expense not capitalized in lease liabilities:
- Expenses relating to short-term and low value leases (Note 19)	6,249,316	4,931,015	1,043,712
Total amount recognized in profit or loss	12,317,239	12,657,713	2,679,166

Total cash outflows

The Company had total cash outflows for leases of RM12,533,086 (2023: RM12,208,648).

(B)	Bank borrowings:

	2023	2024	2024
Current	RM	RM	USD
- Term loan I	315,515	372,074	78,754
- Term loan II	57,805	32,258	6,828
- Term loan III	107,512	80,713	17,084
- Term loan IV	262,475	334,231	70,744
- Term loan V	12,278	15,164	3,210
- Term loan VI	223,478	231,464	48,992
- Term loan VII	251,739	269,640	57,073
- Term loan VIII	201,109	218,241	46,193
- Term loan IX	-	-	-
- Term loan X	86,203	96,138	20,349
- Term loan XI	543,088	603,432	127,724

	2,061,202	2,253,355	476,951
Non-current
- Term loan I	436,665	65,406	13,844
- Term loan III	73,545	-	-
- Term loan IV	7,955,915	7,545,090	1,597,013
- Term loan V	227,107	203,136	42,996
- Term loan VI	348,666	117,202	24,807
- Term loan VII	419,914	164,511	34,821
- Term loan VIII	482,185	258,061	54,622
- Term loan X	395,157	298,701	63,224
- Term loan XI	2,043,765	1,429,488	302,570

	12,382,919	10,081,595	2,133,897
Total bank borrowings	14,444,121	12,334,950	2,610,848

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Term loan I:

The Company entered into a banking facility amounting to RM1,500,000 on April 2, 2019, with an effective interest rate of 13% per annum and repayable over 60 months in equal monthly instalments of RM34,130.

This is a collateral-free business financing by the bank which is guaranteed by Syarikat Jaminan Pembiayaan Perniagaan under the Working Capital Guarantee Scheme.

Term loan II:	The Company entered into a banking facility amounting to RM112,000 on August 19, 2019, with effective interest rate of 2% per annum and repayable over 54 months in equal monthly instalments of RM2,334.

The term loan including bank overdraft amounting to RM409,956 (2023: RM487,132; 2022: RM496,806) were secured by:

a)	fixed deposits pledged as disclosed in note 9 to the consolidated financial statements;

b)	a guarantee cover up to RM2,179,000 on principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad;

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,112,000; and

d)	freehold land and buildings as disclosed in note 4 to the consolidated financial statements.

(Collectively known as “Term Loan General Collaterals”)

Term loan III:

The Company entered into a banking facility amounting to approximately RM630,000 (equivalent to SGD150,000) on September 20, 2019, with effective interest rate of 6.25% per annum and repayable over 60 months in equal monthly instalments of RM2,918.

The term loan is secured by joint and several personal guarantee amounting to a total of approximately RM630,000 (equivalent to SGD150,000) from Pwa Chong Chin and immediate family member of certain directors.

Term loan IV:

The Company entered into a banking facility amounting to RM8,500,000 on January 14, 2019, with effective interest rate of Base Lending Rate (“BLR”) less 1.5% per annum and repayable over 240 months in equal monthly instalments of RM73,336.

The term loan is secured by the Term Loan General Collaterals.

Term loan V:

The Company entered into a banking facility amounting to RM247,770 on January 14, 2019, with effective interest rate of BLR plus 0.5% per annum and repayable over 180 months in equal monthly instalments of RM2,286.

The term loan is secured by the Term Loan General Collaterals.

Term loan VI:	The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of 3.5% per annum and repayable over 60 months in equal monthly instalments of RM18,798.

47

The term loan is secured by:

a)	a guarantee cover up to RM800,000 by Credit guarantee Corporation Malaysia Berhad; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan VII:

The Company entered into a banking facility amounting to RM999,000 on September 11, 2020, with effective interest rate of BLR% per annum and repayable over 60 months in equal monthly instalments of RM19,045.

The term loan is secured by the Term Loan General Collaterals.

Term loan VIII:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of BLR plus 1% per annum and repayable over 60 months in equal monthly instalments of RM19,660.

The term loan is secured by:

a)	a corporate guarantee cover up to RM1,000,000 by one of its subsidiaries;

b)	a guarantee cover up to 80% of principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad; and

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan IX:

The Company entered into a banking facility amounting to RM286,500 on April 24, 2015,with effective interest rate of BLR plus 1% per annum and repayable over 240 months in equal monthly instalments of RM2,363.

The term loan is secured by the Term Loan General Collaterals.

Term loan X:

The Company entered into a banking facility amounting to RM500,000 on December 1, 2022, with effective interest rate of BLR plus 1.25% per annum and repayable over 60 months in equal monthly instalments of RM10,000.

The term loan is secured by:

a)	a corporate guarantee cover up to RM2,079,470 by one of its subsidiaries; and

b)	a guarantee cover up to RM1,600,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

c)	A Business Loan Level Term Assurance for the sum insured of RM1,579,470 to cover life of Pwa Chong Chin; and
d)

A Sinking fund of RM750,000 to be built up the way of monthly fixed deposits of 60 placements of RM12,500 each together with interest accrued thereon commencing from 13th month after first drawdown; and

e)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM2,079,470.

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Term loan XI:	The Company entered into a banking facility amounting to RM3,000,000 on February 28, 2022, with effective interest rate of BLR plus 1.55% per annum and repayable over 60 months in equal monthly instalments of RM59,361.

The term loan is secured by:

a)	a guarantee cover up to RM2,400,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,000,000.

The term loans repayable after one year which are classified as current liabilities that are subject to repayment on demand clauses are not expected to be settled within one year.

The Company is up to date with the scheduled repayments of the term loans and does not consider it probable that the banks will exercise its discretion to demand repayment for so long as the Company continues to meet the requirements. Further details of the Company’s management of liquidity risk are set out in Note 27(c)(v) to the consolidated financial statements.

The names of the bank are as follow :

Term loan I	:	Standard Chartered Bank Malaysia Berhad
Term loan II	:	United Overseas Bank (Malaysia) Bhd
Term loan III	:	United Overseas Bank Limited, Singapore
Term loan IV	:	Alliance Bank Malaysia Berhad
Term loan V	:	Alliance Bank Malaysia Berhad
Term loan VI	:	Alliance Bank Malaysia Berhad
Term loan VII	:	Alliance Bank Malaysia Berhad
Term loan VIII	:	RHB Bank Berhad, Malaysia
Term loan IX	:	Public Bank Berhad, Malaysia
Term loan X	:	Alliance Bank Malaysia Berhad
Term loan XI	:	Alliance Bank Malaysia Berhad

(C)	Other bank borrowings:

The other bank borrowings consist of bank overdrafts, banker acceptances and trust receipts.

	2023	2024	2024
	RM	RM	USD

Bank overdrafts	2,039,518	2,096,487	443,748
Banker acceptances	1,000,000	2,799,000	592,444
Trust receipts	2,495,610	2,478,610	524,629
	5,535,128	7,374,097	1,560,821

Bank overdrafts (namely : Alliance Bank Malaysia Berhad and United Overseas Bank (Malaysia) Bhd) amounting to RM2,096,487 (2023: RM2,039,518) are repayable on demand. It bears interest between 1.25% and 1.75% (2023: 1.25% and 1.75%) over BLR per annum.

Banker acceptances (namely : Alliance Bank Malaysia Berhad) amounting to RM2,799,000 (2023: RM1,000,000) are repayable on demand with a maximum tenor of up to 150 days (2023: 150 days). It bears interest between 5.95 and 6.31 (2023: 5.80%) per annum.

49

Trust receipts (namely : United Overseas Bank (Malaysia) Bhd) amounting to RM2,478,610 (2023: RM2,495,610) are repayable on demand with a maximum tenor of up to 120 days (2023: 120 days). It bears interest between 5.13% and 5.38% (2023: 5.30% and 5.35%) per annum. The other bank borrowings were secured by the Term Loan General Collateral

The exposure of the borrowing of the Group to interest rate changes and the contractual repayment dates at the balance sheet date are as follows:

	2023	2024	2024
	RM	RM	USD

Less than 1 year or on demand	13,195,086	15,556,574	3,292,746
Between 1 and 2 years	6,130,838	5,010,414	1,060,518
Between 2 and 5 years	4,438,356	2,570,646	544,110
Over 5 years	7,076,562	6,139,073	1,299,412
Total	30,840,842	29,276,707	6,196,786

As at March 31, 2024, the Company has undrawn committed banking facilities of approximately RM1.00 million (2023: RM1.24 million) in respect of which all conditions precedent had been met.

The above balances that are not denominated in the functional currency are as follows:

	2023	2024
	RM	RM

Singapore dollar	1,484,573	659,487

As at March 31, 2024 and September 30, 2024

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business. Below are tables that shows the contractual lease obligations and bank loans’ obligation as of March 31, 2024 and September 30, 2024 respectively:

	March 31, 2024	September 30, 2024	September 30, 2024
Current	RM	RM	USD
- Lease liabilities
i) Operating leases	5,843,346	5,287,400	1,276,410
ii) Finance leases	85,776	87,690	21,169
	5,929,122	5,375,090	1,297,579
- Bank borrowings	2,253,355	2,181,536	526,636
- Other bank borrowings	7,374,097	7,191,728	1,736,126
	15,556,574	14,748,354	3,560,341

Non-current
- Lease liabilities
i) Operating leases	3,381,787	2,949,518	712,031
ii) Finance leases	256,751	212,427	51,281
	3,638,538	3,161,945	763,312
- Bank borrowings	10,081,595	9,047,097	2,184,023
	13,720,133	12,209,042	2,947,335
Total borrowings	29,276,707	26,957,396	6,507,676

Represented by:
- Lease liabilities
i) Operating leases	9,225,133	8,236,918	1,988,441
ii) Finance leases	342,527	300,117	72,450
	9,567,660	8,537,035	2,060,891
- Bank borrowings	12,334,950	11,228,633	2,710,659
- Other bank borrowings	7,374,097	7,191,728	1,736,126
	29,276,707	26,957,396	6,507,676

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(A)	Leases

The Company has lease contracts for retail outlets and motor vehicles. The Company’s obligations under these finance leases are secured by the lessors’ title to the leased assets. There are several lease contracts that include extension options which are further discussed below.

The Company also has certain leases of retail outlets and office equipments with lease terms of 12 months and low-value leases. The Company applies the “short-term lease” recognition exemptions for these leases.

Lease liabilities

The carrying amounts of lease liabilities and the movements during the year are disclosed elsewhere in the financial statements and the maturity analysis of lease liabilities is disclosed in Note 26(c)(v) to the consolidated financial statements.

Amounts recognized in profit or loss

	September 30, 2023	September 30, 2024	September 30, 2024
	RM	RM	USD
Depreciation of right-of-use assets (Note 5)	3,683,719	3,343,067	807,036
Interest expense on lease liabilities (Note 20)	374,009	286,464	69,154
Lease expense not capitalized in lease liabilities:
- Expenses relating to short-term and low value leases (Note 18)	2,293,077	2,176,574	525,438
Total amount recognized in profit or loss	6,350,805	5,806,105	1,401,628

Total cash outflows

The Company had total cash outflows for leases of RM5,869,689 (September 30, 2023: RM6,030,616).

(B)	Bank borrowings:

	March 31, 2024	September 30, 2024	September 30, 2024
Current	RM	RM	USD
- Term loan I	372,074	288,407	69,623
- Term loan II	32,258	18,977	4,581
- Term loan III	80,713	18,797	4,538
- Term loan IV	334,231	351,446	84,841
- Term loan V	15,164	16,001	3,863
- Term loan VI	231,464	233,961	56,480
- Term loan VII	269,640	278,222	67,164
- Term loan VIII	218,241	247,875	59,838
- Term loan IX	96,138	99,493	24,018
- Term loan X	603,432	628,357	151,690

	2,253,355	2,181,536	526,636
Non-current
- Term loan I	65,406	-	-
- Term loan IV	7,545,090	7,326,197	1,768,588
- Term loan V	203,136	194,331	46,913
- Term loan VI	117,202	-	-
- Term loan VII	164,511	23,778	5,740
- Term loan VIII	258,061	144,280	34,830
- Term loan IX	298,701	249,247	60,170
- Term loan X	1,429,488	1,109,264	267,782

	10,081,595	9,047,097	2,184,023
Total bank borrowings	12,334,950	11,228,633	2,710,659

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Term loan I:

The Company entered into a banking facility amounting to RM1,500,000 on April 2, 2019, with an effective interest rate of 13% per annum and repayable over 60 months in equal monthly instalments of RM34,130.

This is a collateral-free business financing by the bank which is guaranteed by Syarikat Jaminan Pembiayaan Perniagaan under the Working Capital Guarantee Scheme.

Term loan II:	The Company entered into a banking facility amounting to RM112,000 on August 19, 2019, with effective interest rate of 2% per annum and repayable over 54 months in equal monthly instalments of RM2,334.

The term loan including bank overdraft amounting to RM488,364 (March 31, 2024: RM409,956) were secured by:

a)	fixed deposits pledged as disclosed in note 8 to the consolidated financial statements;

b)	a guarantee cover up to RM2,179,000 on principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad;

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,112,000; and

d)	freehold land and buildings as disclosed in note 4 to the consolidated financial statements.

(Collectively known as “Term Loan General Collaterals”)

Term loan III:

The Company entered into a banking facility amounting to approximately RM630,000 (equivalent to SGD150,000) on September 20, 2019, with effective interest rate of 6.25% per annum and repayable over 60 months in equal monthly instalments of RM2,918.

The term loan is secured by joint and several personal guarantee amounting to a total of approximately RM630,000 (equivalent to SGD150,000) from Pwa Chong Chin and immediate family member of certain directors.

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Term loan IV:

The Company entered into a banking facility amounting to RM8,500,000 on January 14, 2019, with effective interest rate of Base Lending Rate (“BLR”) less 1.5% per annum and repayable over 240 months in equal monthly instalments of RM73,336.

The term loan is secured by the Term Loan General Collaterals.

Term loan V:

The Company entered into a banking facility amounting to RM247,770 on January 14, 2019, with effective interest rate of BLR plus 0.5% per annum and repayable over 180 months in equal monthly instalments of RM2,286.

The term loan is secured by the Term Loan General Collaterals.

Term loan VI:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of 3.5% per annum and repayable over 60 months in equal monthly instalments of RM18,798.

The term loan is secured by:

a)	a guarantee cover up to RM800,000 by Credit guarantee Corporation Malaysia Berhad; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan VII:

The Company entered into a banking facility amounting to RM999,000 on September 11, 2020, with effective interest rate of BLR% per annum and repayable over 60 months in equal monthly instalments of RM19,045.

The term loan is secured by the Term Loan General Collaterals.

Term loan VIII:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of BLR plus 1% per annum and repayable over 60 months in equal monthly instalments of RM19,660.

The term loan is secured by:

a)	a corporate guarantee cover up to RM1,000,000 by one of its subsidiaries;

b)	a guarantee cover up to 80% of principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad; and

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan IX:

The Company entered into a banking facility amounting to RM500,000 on December 1, 2022, with effective interest rate of BLR plus 1.25% per annum and repayable over 60 months in equal monthly instalments of RM10,000.

The term loan is secured by:

a)	a corporate guarantee cover up to RM2,079,470 by one of its subsidiaries; and

b)	a guarantee cover up to RM1,600,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

c)	A Business Loan Level Term Assurance for the sum insured of RM1,579,470 to cover life of Pwa Chong Chin; and
d)

A Sinking fund of RM750,000 to be built up the way of monthly fixed deposits of 60 placements of RM12,500 each together with interest accrued thereon commencing from 13th month after first drawdown; and

e)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM2,079,470.

Term loan X:	The Company entered into a banking facility amounting to RM3,000,000 on February 28, 2022, with effective interest rate of BLR plus 1.55% per annum and repayable over 60 months in equal monthly instalments of RM59,361.

The term loan is secured by:

a)	a guarantee cover up to RM2,400,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,000,000.

The term loans repayable after one year which are classified as current liabilities that are subject to repayment on demand clauses are not expected to be settled within one year.

The Company is up to date with the scheduled repayments of the term loans and does not consider it probable that the banks will exercise its discretion to demand repayment for so long as the Company continues to meet the requirements. Further details of the Company’s management of liquidity risk are set out in Note 26(c)(v) to the unaudited consolidated financial statements.

The names of the bank are as follow :

Term loan I	:	Standard Chartered Bank Malaysia Berhad
Term loan II	:	United Overseas Bank (Malaysia) Bhd
Term loan III	:	United Overseas Bank Limited, Singapore
Term loan IV	:	Alliance Bank Malaysia Berhad
Term loan V	:	Alliance Bank Malaysia Berhad
Term loan VI	:	Alliance Bank Malaysia Berhad
Term loan VII	:	Alliance Bank Malaysia Berhad
Term loan VIII	:	RHB Bank Berhad, Malaysia
Term loan IX	:	Alliance Bank Malaysia Berhad
Term loan X	:	Alliance Bank Malaysia Berhad

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(C)	Other bank borrowings:

The other bank borrowings consist of bank overdrafts, banker acceptances and trust receipts.

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD

Bank overdrafts	2,096,487	2,193,118	529,432
Banker acceptances	2,799,000	2,501,000	603,756
Trust receipts	2,478,610	2,497,610	602,938
	7,374,097	7,191,728	1,736,126

Bank overdrafts (namely, Alliance Bank Malaysia Berhad and United Overseas Bank (Malaysia) Berhad) amounting to RM2,193,118 (March 31, 2024: RM2,096,487) are repayable on demand. It bears interest between 1.25% and 1.75% (March 31, 2024: 1.25% and 1.75%) over BLR per annum.

Banker acceptances (namely, Alliance Bank Malaysia Berhad) amounting to RM2,501,000 (March 31, 2024: RM2,799,000) are repayable on demand with a maximum tenor of up to 150 days (March 31, 2024: 150 days). It bears interest between 5.95 and 6.31 (March 31, 2024: 5.95%) per annum.

Trust receipts (namely, United Overseas Bank (Malaysia) Berhad) amounting to RM2,497,610 (March 31, 2024: RM2,478,610) are repayable on demand with a maximum tenor of up to 120 days (March 31, 2024: 120 days). It bears interest between 5.11% and 5.14% (March 31, 2024: 5.13% and 5.38%) per annum.

The other bank borrowings were secured by the Term Loan General Collaterals.

The exposure of the borrowing of the Group to interest rate changes and the contractual repayment dates at the balance sheet date are as follows:

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD

Less than 1 year or on demand	15,556,574	14,748,354	3,560,341
Between 1 and 2 years	5,010,414	3,831,572	924,964
Between 2 and 5 years	2,570,646	2,522,719	608,999
Over 5 years	6,139,073	5,854,751	1,413,372
Total	29,276,707	26,957,396	6,507,676

As of September 30, 2024, the Company has undrawn committed banking facilities of approximately RM1.03 million (March 31, 2024: RM1.00 million) in respect of which all conditions precedent had been met.

The above balances that are not denominated in the functional currency are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Singapore dollar	659,487	1,050,914

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and unaudited interim condensed consolidated financial statements. These financial statements and unaudited interim condensed consolidated financial statements are prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements and to disclose the reported amounts of revenue and expenses incurred during the financial reporting year/period. The most significant estimates and assumptions include the valuation of accounts receivable, advances to suppliers, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements and unaudited interim condensed consolidated financial statements:

BASIS OF PREPARATION – These unaudited interim condensed financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, except as disclosed in the accounting policies below.

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The preparation of these unaudited interim condensed financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Note 3. These unaudited interim condensed consolidated financial statements and the notes accompanying them should be read in conjunction with the Group’s audited consolidated financial statements for the year ended March 31, 2024.

The unaudited interim consolidated financial statements do not include all the information and footnotes required by the IFRS for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the IFRS have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statements of the Company’s financial positions as of September 30, 2024, and results of operations and cash flows for the six-month period ended September 30, 2024. The unaudited interim condensed consolidated statements of financial positions as of March 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the IFRS. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended March 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

Adoption of new and amended standards and interpretations

The accounting policies adopted are consistent with those of the previous financial year except that in the current financial year, the Group has adopted all the new and amended standards which are relevant to the Group and are effective for annual financial period beginning on 1 April 2024. The adoption of these standards did not have any material effect on the financial statements of the Group.

New standards, amendments and interpretations issued but not yet effective

There are a number of standards, amendments to standards, and interpretations, which have been issued by the International Accounting Standards Board, that are effective in future accounting periods and the Group has not decided to early adopt.

The Group is currently evaluating the potential impact of adopting these standards on its unaudited interim condensed consolidated financial statements and related disclosures in the year of initial application.

Description	Effective date (annual periods beginning on or after)

Amendments to IAS 21 - Lack of Exchangeability	1 January 2025

Annual Improvements to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	1 January 2026

Amendments to IFRS 9 and IFRS 7 - Amendments to the Classification and Measurement of Financial Instruments	1 January 2026

IFRS 18 - Presentation and Disclosure in Financial Statements	1 January 2027

IFRS 19 - Subsidiaries without Public Accountability: Disclosures	1 January 2027

BASIS OF ACCOUNTING – The unaudited interim condensed financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the IFRS.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

The Company’s policy is to recognize transfers into and transfers out of any of the three levels as of the date of the event or change in circumstances that caused the transfer.

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BASIS OF CONSOLIDATION

(a)	Consolidation

As the Group were under same control of the controlling shareholders and their entire equity interests were also ultimately held by the controlling shareholders immediately prior to the group reorganization, the unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, unaudited interim condensed consolidated statements of changes in equity and unaudited interim condensed consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the two-period ended September 30, 2024, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The unaudited interim condensed consolidated statements of financial positions as at September 30, 2024 and March 31, 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its unaudited interim condensed consolidated financial statements.

Subsidiary corporations are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiary corporations are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the unaudited interim condensed consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiary corporations have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary corporation’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the unaudited interim condensed consolidated financial statements of the Company are a continuation of the acquired entities and is accounted for as follows:

(i)	The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

(ii)	The Company will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

(iii)	No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve or deficit.

(b)	Acquisitions under common control

The consolidated financial statements of the Group are a combination or aggregation of the financial statements of the Company and its subsidiaries after the Reorganization Exercise carried out in the financial year ended March 31, 2024 and the six months ended September 30, 2024. The Reorganization Exercise involved companies which are under common control. The consolidated financial statements of the Group for the financial year ended March 31, 2024 and the six months ended September 30, 2024 have been prepared in a manner similar to the “pooling-of-interest” method. Such manner of presentation reflects the economic substance of the combining companies as a single economic enterprise, although the legal parent-subsidiary relationship was not established until after the end of the reporting period.

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Business combination arising from transfers of interest in entities that are under common control are accounted for as if the acquisition had occurred at the beginning of the earliest comparative period presented or, if later, at the date that common control was established. For these purposes, comparatives may be restated. The assets and liabilities acquired are recognized at the carrying amounts recognized previously and no adjustments are made to reflect the fair values or to recognize any new assets or liabilities, including no goodwill is recognized as a result of the combination. The components of equity of the acquired entities are added to the same components within the Group’s and the Company’s equity. Any difference between the consideration paid for the acquisition and share capital of acquirees is recognized directly to equity as merger reserve.

(c)	Disposals

When a change in the Group’s ownership interest in a subsidiary corporation result in a loss of control over the subsidiary corporation, the assets and liabilities of the subsidiary corporation including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

(d)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

CONVENIENCE TRANSLATION

Translations of amounts in the consolidated statement of financial position, consolidated statements of profit or loss and other comprehensive income, and consolidated statement of cash flows from RM into USD as of and for the year ended March 31, 2024 and six months ended September 30, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of USD1 = RM4.7245 and USD1 = RM4.1424, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

FINANCIAL ASSETS

Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

57

At subsequent measurement - Debt instrument - Debt instruments mainly comprise of cash and cash equivalents and other receivables (excluding prepayments).

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

The Group recognizes a loss allowance for ECL on financial assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group always recognizes lifetime ECL for accounts receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Group measures the loss allowance equal to 12-month ECL, unless when there has a significant increase in credit risk since initial recognition, the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increase in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organizations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

●	an actual or expected significant deterioration in the operating results of the debtor;

●	significant increases in credit risk on other financial instruments of the same debtor;

●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

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Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss.

FINANCIAL LIABILITIES AND EQUITY INSTRUMENTS

Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group are recognized at the proceeds received, net of direct issue costs.

Financial liabilities

Except for derivative financial instruments which are stated at fair value through profit or loss, all other financial liabilities are subsequently measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

Offsetting financial instruments

Financial assets and liabilities are offset, and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

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PROPERTY, PLANT AND EQUIPMENT

(a)	Measurement

(i)	Property, plant and equipment

Property, plant and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of property, plant and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(iii)	Revaluation

Headquarter and directors’ freehold land and buildings are revalued by independent professional valuers on a triennial basis and whenever their carrying amounts are likely to differ materially from their revalued amounts. When an asset is revalued, any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset. The net amount is then restated to the revalued amount of the asset.

Increases in carrying amounts arising from revaluation, including currency translation differences, are recognized in other comprehensive income and accumulated in equity, unless they reverse a revaluation decrease of the same asset previously recognized in profit or loss. In this case, the increase is recognized in profit or loss. Decreases in carrying amounts are recognized in other comprehensive income to the extent of any credit balance existing in the equity in respect of that asset and reduces the amount accumulated in equity. All other decreases in carrying amounts are recognized in profit or loss.

(b)	Depreciation

Freehold land is not depreciated. Depreciation on other items of property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as followed;

Buildings	1%
Office equipment	10%-12%
Furniture and fittings	10%
Display mannequin	10%
Computer and software	10%
Motor vehicles	10%
Renovation	10%
Others	10%

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

(c)	Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

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(d)	Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “administrative expenses”. Any amount in revaluation reserve relating to that item is transferred to retained profits directly.

INVESTMENT PROPERTY

Investment property includes the portion of property that is held for long-term rental yields and/or for capital appreciation or for a currently indeterminate use. Investment property includes property that are being constructed or developed for future use, if any, as investment property.

Freehold land is not depreciated. Investment property is initially recognized at cost including its transaction costs and subsequently carried at cost less any impairment losses.

The residual values, useful life and depreciation method of investment property is reviewed and adjusted as appropriate, at the end of each financial year. The effects of any revision are included in profit or loss when the changes arise.

Investment property is subject to renovations or improvements at regular intervals. The cost of major renovations and improvements is capitalized and the carrying amounts of the replaced components are recognized in profit or loss. The cost of maintenance, repairs and minor improvements is recognized in profit or loss when incurred.

On disposal of an investment property, the difference between the disposal proceeds and the carrying amount is recognized in profit or loss.

INVENTORIES

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method. The cost of finished goods comprises finished goods and other direct costs, if any (based on normal operating capacity). Cost also includes any gains or losses on qualifying cash flow hedges of foreign currency purchases of inventories. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and applicable variable selling expenses. When necessary, allowance is provided for damaged, obsolete and slow moving items to adjust the carrying value of inventories to the lower of cost and net realizable value.

TRADE AND OTHER RECEIVABLES

A receivable is recognized when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost, using the effective interest method and including an allowance for credit losses.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Property, plant and equipment are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

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For the purpose of impairment testing, the recoverable amount (i.e., the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the Cash Generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss.

TRADE AND OTHER PAYABLES

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

BANK BORROWINGS

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings - Borrowings are initially recognized at fair value (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(b)	Borrowing costs - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

LEASES

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

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●	Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right- of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;

-	Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;

-	Amount expected to be payable under residual value guarantees;

-	The exercise price of a purchase option if is reasonably certain to exercise the option; and

-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease component for property leases and account these as one single lease component.

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;

-	There is a change in the Group’s assessment of whether it will exercise an extension option; or

-	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

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●	Short-term and low-value leases

The Group has elected to not recognized right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

●	Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

EMPLOYEE BENEFITS

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

FINANCIAL GUARANTEE CONTRACTS

The Company has issued corporate guarantees to bank for banking facilities granted by them to a subsidiary and this guarantee qualify as financial guarantees because the Company is required to reimburse the banks if this subsidiary breach any repayment terms.

Financial guarantee contract liabilities are measured initially at their fair values plus transaction costs and subsequently at the higher of the amount of the loss allowance and the amount initially recognized less cumulative amortization in accordance with IFRS15 previously.

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REVENUE RECOGNITION

Revenue is recognized when the Company satisfies its performance obligations by transferring control of promised products or services to its customers at a point in time. Control is transferred when the customer obtains the ability to direct the use of and obtain substantially all of the remaining benefits from the products or services. The amount of revenue recognized is the amount of consideration to which the Company expects to be entitled, including estimation of sale terms that may create variability in the consideration. Revenue is recognized at the point-in-time of the transfer goods. Receipt of payments occurs concurrent with the transfer of control of asset to the customer. Revenue subject to variability is constrained to an amount which will not result in a significant reversal in future periods when the contingency that creates variability is resolved. Trade discounts, rebates and other similar items are deducted in determining the revenue of the Company.

(i)	Physical retail revenue

Retail store and concession shop-in-shop revenues are recognized at the point-of-sale, when the transfer of control of the products take place in the retail store.

(ii)	E-commerce revenue

Digital revenue from sales of products ordered through the Company’s e-commerce sites is recognized upon delivery and receipt (transfer of control) of the shipment by its customers and includes shipping and handling charges paid by customers. Retail and digital revenues are recorded net of estimated liabilities, which are estimated by developing an expected value based on historical experience. Payment is due at the point of sale.

GOVERNMENT GRANTS AND SUBSIDIES

Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Grants related to assets are presented as deferred income under trade and other payables.

CASH AND CASH EQUIVALENTS

For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

Pledged deposits are for a tenure of 1 to 12 months which have been pledged to banks to secure bank overdraft facilities.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX

Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

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Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities except for investment property. Investment property measured at fair value is presumed to be recovered entirely through sale.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

FOREIGN CURRENCY TRANSACTIONS

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in Ringgit Malaysia (“RM”), which is the functional currency of the Group and the Company.

The value of foreign currencies including, the United States dollar (“USD”), may fluctuate against the RM. Any significant variations of the aforementioned currency relative to the RM may materially affect the Company’s financial condition in terms of reporting in RM. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	March 31,
	2023	2024
RM to USD Year End	0.2266	0.2117
RM to USD Average Rate	0.2248	0.2172

	September 30,
	2023	2024
RM to USD Year End	0.2130	0.2414
RM to USD Average Rate	0.2177	0.2260

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(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

RELATED PARTIES

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;
(ii)	has significant influence over the group; or
(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

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(v)	The entity is a post-employment benefit plan for the benefit of employees of either the group or an entity related to the group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

(LOSS)/EARNINGS PER SHARE

The Group presents basic and diluted (loss)/earnings per share data for its ordinary shares. Basic (loss)/earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted (loss)/earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

SEGMENT REPORTING

Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

RESERVES

(i) Merger reserve

Merger reserve represents the differences between the consideration paid, if any, and the issued and fully paid-up share capital of subsidiaries acquired under common control that are accounted for by applying the “pooling-of-interest” method.

(ii) Capital reserve

The capital reserve represents effects of any revaluation increase arising on revaluation of headquarter and directors’ freehold land and buildings.

(iii) Translation reserve

Translation reserve represent the foreign currency translation difference arising from the translation of the financial statements of companies within the Group from their functional currency to the Group’s presentation currency.

(iv) Accumulated losses

Accumulated losses comprise the cumulative net losses recognized in the Group’s consolidated statements of profit or loss.

GOING CONCERN

During the periods ended September 30, 2023 and, 2024, the Group generated losses for the period amounting to approximately RM0.78 million (approximately US$0.17 million) and RM2.75 million (approximately US$0.66 million), respectively. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024, respectively. These circumstances raise substantial doubt regarding the Group ability to continue as going concern.

Management’s plan to address this going concern is to obtain financing in the form issuances of rights, ordinary shares, or loan to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell ordinary shares, which management believes will provide adequate financial resources for management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These consolidated financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

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Critical judgements in applying the Group’s accounting policies

There are no critical judgements, apart from those involving estimation (see below) that the management has made in the process of applying the Group’s accounting policy and that has the most significant effect on the amounts recognized in the financial statements.

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are disclosed below:

(a)	Impairment assessment for property, plant, and equipment and right-of-use assets

Property, plant and equipment and right-of-use assets are tested for impairment when there is any objective evidence or indication that these assets may be impaired. Impairment exists when the carrying value of an asset or cash-generating unit (“CGU”) exceeds its recoverable amount.

The recoverable amounts of property, plant and equipment and right-of-use assets have been determined based on higher of the fair value less costs to sell or value-in use (“VIU”) calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Property, plant and equipment mainly consist of freehold land and buildings. Management has assessed that there were no objective evidence or indication that the carrying amounts of the Group’s property, plant and equipment may not be recoverable as at the end of reporting date. Accordingly, impairment assessment is not required.

(b)	Allowance for of inventory obsolescence

Management focused on the risk that the carrying amount of inventories may not be stated at the lower of cost and net realizable value, the determination of which requires the management to exercise significant judgement in estimating the net realizable value of the inventories.

In estimating the net realizable value of inventories, management considers the inventories’ ageing, fashion pattern, current economic conditions, market demand, expectation of future prices and changes in customer preference of the respective inventories.

Commitments and Contingencies

(a)	Operating lease commitments

	Financial year ended March 31, 2023	Financial year ended March 31, 2024	Six months ended September 30, 2024
	RM	RM	RM

Short-term and low-value leases	362,772	518,900	731,598

The Group has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

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(b)	Contingent liabilities

On April 12, 2023, the subsidiary of the Company namely HI Style (M) Sdn. Bhd. (“HI Style (M)”) was served with a claim in the Seremban High Court by a retail apparel company. The plaintiff alleged that HI Style (M) breaches the plaintiff’s intellectual property rights through trademark infringement and misappropriation (“Litigation Claim). The relief sought from the Seremban High Court include, among others, injunctive relief, the publication of apology notice by HI Style (M), destruction or delivery up of the alleged infringing goods, damages and legal costs.

As of January 8, 2025, the Litigation Claim has been settled out of court amicably with a mutual agreed sum of RM86,666, including of legal costs.

Liquidity Risk and Management

Prudent liquidity risk management implies sufficient cash to finance the Group’s and the Company’s operations and development activities. The Group manages the liquidity risk by maintaining a level of cash and cash equivalents deemed adequate to finance the Group’s business operations and development activities. The Group’s objective is to maintain a balance between continuing of funding and flexibility through the use of borrowings.

During the periods ended September 30, 2023 and, 2024, the Group generated losses for the period amounting to approximately RM0.78 million (approximately US$0.17 million) and RM2.75 million (approximately US$0.66 million), respectively. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024, respectively. These circumstances raise substantial doubt regarding the Group ability to continue as going concern.

Management’s plan to manage its liquidity by continuing to procure financing in the form issuances of rights, ordinary shares, or debts to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell additional ordinary an initial public offering that will provide adequate financial resources for management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

Concentration of risk

For the financial years ended March 31, 2023, 2024 and six months ended September 30, 2024

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Concentration of customers

None of customers contributed more than 1% of revenue as we are primarily in cash retailing business.

Concentration of vendors

For the financial years financial ended March 31, 2023 and 2024, one major vendor, who was a provider of procurement, purchasing services and support, accounted for 50.9% and 46.8% of the Group’s total cost of sales respectively.

For the six months ended September 30, 2024 another major vendor, who was a provider of procurement, purchasing services and support, accounted for 33.9% of the Group’s total cost of sales.

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HISTORY AND CORPORATE STRUCTURE

HI-Style (M) was founded in 2008 by brothers Mr. CC Pwa and Mr. CT Pwa initially as a fashion trading house and have over the years grown into a design and retailer of affordable casual apparel for men and ladies employing more than 240 staff across Malaysia and Singapore. As at the date of this prospectus, our Group has 37 concept boutiques across Malaysia consisting of 1 showroom carrying all of our brands, 24 “HI Style” stores, 6 “Sub” stores and 4 “Bottled Dream” boutique stores. We have 2 concept boutiques across Singapore and 3 online sites. Our products are sold under our own brands “HI Style”, “SUB”, “Fave” and “Bottled Dream”.

As at the date of this prospectus, our Group is comprised of the Company and its subsidiaries, Treasure Zenith, HI Style (M), HI Style (S), Immence, Sby Fashion and Sub Crew.

Corporate Structure

Our Company was incorporated in the Cayman Islands on March 14, 2023 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, at par value of US$0.001 each. Upon incorporation, one share was held by Soaring Fame. On March 15, 2023, Soaring Fame, Vantage Success, Emprise Ahead, Shao Qi and Alpha Summit subscribed for 8,709 Shares, 490 Shares, 343 Shares, 147 Shares and 310 Shares for cash at par respectively.

Treasure Zenith was incorporated in the BVI as a limited liability company on July 11, 2022 and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each. On incorporation one share was allotted and issued to Soaring Fame on December 12, 2022. On January 20, 2023, Soaring Fame, Alpha Summit, Vantage Success subscribed for 9,195 shares, 310 shares and 490 shares for cash at par. On January 21, 2023, Emprise Ahead and Shao Qi acquired 343 shares and 147 shares in Treasure Zenith from Soaring Fame, representing approximately 3.43% and 1.47% of the shareholding interest in Treasure Zenith. On May 26, 2023, Soaring Fame transferred 442 shares and 338 shares in Treasure Zenith to Summit Knight and Harmonic Charm for cash at par and for US$160,000, respectively, representing approximately 4.42 % and 3.38% of the shareholding interest in Treasure Zenith.

On May 26, 2023, Soaring Fame transferred 442 Shares and 338 Shares to Summit Knight and Harmonic Charm, both for cash at par, representing approximately 4.42 % and 3.38% of the entire share capital of the Company before the offering. As part of a group reorganization on November 17, 2023, our Company acquired the respective entire issued shares in Treasure Zenith from Soaring Fame, Alpha Summit, Vantage Success, Emprise Ahead, Shao Qi, Summit Knight and Harmonic Charm in consideration of our Company allotting and issuing 8,001,370 Shares, 312,790 Shares, 494,410 Shares, 346,087 Shares, 148,323 Shares, 445,978 Shares and 341,042 Shares to them, respectively, credited as fully paid.

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Organization Chart

The charts below set out our corporate structure as at the date of this prospectus.

Immediately before the offering

*The balance 5.0% is owned by Mr. Lim Leong Wei, an Independent Third Party.

**The balance 40% is held by Mr. CS Pwa, the brother of Mr. CC Pwa and CT Pwa.

Immediately after the offering

*The balance 5.0% is owned by Mr. Lim Leong Wei, an Independent Third Party.

**The balance 40% is held by Mr. CS Pwa, the brother of Mr. CC Pwa and CT Pwa.

Note: Corporate structure assumes that the Ordinary Shares registered under the Resale Prospectus has not been sold by any Resale Shareholders.

Entities

A description of our principal operating subsidiaries is set out below.

HI Style (M)

On April 22, 2008, HI Style (M) was incorporated in Malaysia as a Private Limited entity limited by Shares. The nature of business of HI Style (M) is that of trading in garment, shoes and articles of clothing. HI Style (M) carries on the business of the design and sale of casual apparel under our “HI Style” and “Fave” brands in Malaysia. As part of a group reorganization completed on November 17, 2023, HI Style (M) became an indirect wholly owned subsidiary of our Company.

Sub Crew

On March 18, 2019, Sub Crew was incorporated in Malaysia as a Private Limited entity limited by Shares. The nature of business of Sub Crew is that of retail sale of articles of clothing, articles of fur and clothing accessories, wholesale of a variety of goods without any particular specialization and retail sale of footwear. Sub Crew carries on the business of the design and sale of smart and casual apparel under our “SUB” brand in Malaysia. As part of a group reorganization completed on November 17, 2023, Sub Crew became an indirect wholly owned subsidiary of our Company.

Sby Fashion

On August 18, 2014, Sby Fashion was incorporated in Malaysia as a Private Limited entity limited by Shares. The nature of business of Sby Fashion is that of retailing in garments, shoes and articles of clothing. Sby Fashion carries on the business of the design and sale of fashion clothing under our “Bottled Dream” brand in Malaysia. As part of a group reorganization completed on November 17, 2023, Sby Fashion became an indirect wholly owned subsidiary of our Company.

Immence

On December 23, 2021, Immence was incorporated in Malaysia as a Private Limited entity limited by Shares. The nature of the business of Immence is that of wholesale of a variety of goods without any particular specialization N.E.C. Immence carries on the business of the sale of our “HI Style” casual apparel exclusively in Malacca, Malaysia. Immence is owned as to 95% by Hi Style (M) and 5% by Mr. Lim Leong Wei.

HI Style (S)

On February 6, 2014, HI Style (S) was incorporated in Singapore with limited liability. HI Style (S) carries on the business of the sale of our “HI Style” casual apparel in Singapore. As part of a group reorganization completed on November 17, 2023, HI Style (S) became an indirect majority-owned subsidiary of our Company as to 60%. The remaining 40% is held by Mr. CS Pwa, the brother of Mr. CC Pwa and Mr. CT Pwa.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “The Interconnect Product Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF MALAYSIA APPAREL MARKET

Definition and Classification

Apparel means all items of clothing and cloth produced by weaving, knitting and felting, and shall include uniforms, coveralls, footwear, linens and entrance mats.

The apparel retail market includes baby clothing, toddler clothing and casual wear, essentials, formalwear, formalwear-occasion, and outerwear for men, women, boys and girls; excludes sports-specific clothing.

The apparel products could be divided into three types:

●	Menswear : It includes jeans, trousers, tracksuits, shirts, jackets, socks, mufflers, gloves, mittens, ties, anoraks, cloaks, coats, windcheaters and blazers.

●	Womenswear: It includes tops, skirts, shirts, slips, petticoats, bathrobes, dressing gowns, under garments, pajamas, over coats, track suits, swim wear, shawls, scarves, mufflers, knitted apparel, crochet, aprons.

●	Children’s wear: It includes frocks, jumpsuits, sunsuits, undergarments, sweaters, pajamas, booties, one-piece sleepers, T- shirts, shorts, shirts, skirts.

Value Chain

Source: The Frost & Sullivan Report

The upstream of the value chain of the apparel industry mainly consists of raw material suppliers such as cotton suppliers or linen manufacturers or distributors and equipment suppliers including loom machine and spinning machine manufacturers or distributors and so forth. Raw materials such as cotton, are made into yarns after cleaning, dyeing and spinning. Yarn is a long continuous length of interlocked fibers, suitable for use in the production of textiles.

Textile fabric manufacturers and textile products manufacturers constitute the middle stream of the value chain of the textile industry. Textile products manufacturers may source textile fabrics from textile fabric manufacturers or would manufacture by themselves. The production of textile fabric usually includes a series of steps including weaving, knurling, printing and dyeing and others. Services scope of textile products manufacturers depends on a series of factors, namely, target consumer market, production technology and capacity, downstream application and so forth. Generally, manufacturers produce textile products based on different requests from downstream customers.

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The downstream is made up of textile products retailers, which could be divided into three major groups, i.e., apparel retailers, home furnishing products retailers and industrial textile retailers.

Market Size of Apparel Industry in Malaysia by Retail Sales Value

The market size of apparel industry in Malaysia, which is measured by retail sales, has increased from approximately US$1,766.5 million to US$2,218.1 billion from 2016 to 2021, representing a CAGR of 4.7%. The burgeoning demand for apparel was attributable to rising affluence and surging consumer confidence, backed by stronger spending by women and the rise of e-commerce platform.

Growth in sales of women’s wear has been significantly fueled by the increasing demand for casual and modest wear and it is expected to serve as the market driver to the apparel market. Combined with the rise of omni-channel retailing, the market size of apparel industry is expected to continuously increase at a CAGR of 8.1% in the next five years to reach US$3,207.6 million in 2026.

Source: The Frost & Sullivan Report

Market Drivers and Trends Analysis of Apparel Industry in Malaysia

Rise of Omni-channel Retailing: More and more fashion retailers are adopting omni-channel business models to encourage sales by creating a seamless and simple buying experience for consumers regardless of the purchasing channel of online or offline. In order to facilitate consumers with better shopping experiences and enable them to buy domestic and international products conveniently, fashion retailers have also gradually established cloud services and edge computing, either in-house built or with assistance of outsourced software and services, to run big data analysis and machine learning to further customize products and solutions for consumers based on items they have tried on either virtually or in offline stores. Omni channel allows retailers to achieve more availability of products and further integrate online and offline stores for customers, thereby providing more channels for customers purchase on mobile, web, or in stores. The popularity of omni-channel retailing contributes to the growth of fashion sales in Malaysia.

Higher Brand Awareness: Consumers are increasingly looking for quality and customized designs of different brands throughout the consumer journey from product trial, word-of-mouth interactions, purchase, after-sales experience. In Malaysia, branded apparel products are perceived as those with superior qualities, broader market recognition, fashion trend leading, and even specific social-cultural implications. The prevalence of social media in fashion leads to the growing number of promotions and advertisements for apparel products through different media channels. Higher brand awareness of fashion leads to trust and more recognition among customers, which in turn drive the sales of fashion in Malaysia.

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Diversified Pursuit of Fashion: Rising female labor participation and incomes have coincided with the pursuit of fashion. Malaysian women are enjoying increased empowerment and financial independence. They like to use modern fashion to express themselves and to feel good about themselves, and they are very keen to buy brands. Increasing number of Malaysian designers and fashion makers are tapping into the market potential and as a result young women is seen as the fast-growing segment in the apparel market in Malaysia. Fashion retailers in Malaysia offer products which can satisfy diversified fashion taste and pursuits for consumer, particularly for the young women. For instance, consumers in Malaysia are expecting apparels to satisfy their pursuits on fashion tastes, social status, personal characteristics, functionalities and occasions. The continuously emerging and diversified preferences will further stimulate people’s spending on apparels products in Malaysia.

Emergence of the Young Generation: Younger generations are driving the apparel market in Malaysia. Fashion is one of Malaysia’s important product categories and the aged group 25-34 makes up most of Malaysia’s fashion shoppers. In addition, the younger generations are now in the workforce, which gives them the disposable income to spend on apparel products. Nowadays, with the influence of Internet, youngsters are easily affected by the fashion element from key opinion leaders on social media or celebrities, and they also tend to have more individual ideas when purchasing apparel. As the youngsters’ tastes and the fashion elements change quickly, brand owners and apparel distributors continuously update their fashion sense to select popular design. The fast changing fashion trends require a shorter product lifecycle and variety of apparel product types, which creates growth opportunities for the fashion brands in Malaysia.

Cost Structure Analysis

Employees of retail trade are considered as the employees in the accommodation and services industry and the salary of retail employee is one of the key cost components for apparel industry. The average monthly salary of employees in the accommodation and services industry in Malaysia recorded an increase from MYR 1,550.0 in 2016 to MYR1,950.0 in 2021, at a CAGR of 4.7%.

Source: The Frost & Sullivan Report

Labor wage and procurement of raw materials are the major cost items of apparel, textiles and footwear production. Production index for apparel, textiles and footwear in Malaysia increased from 100.0 in 2016 to 110.9 in 2021, at a CAGR of 2.1%. During the observed period, the highest production index for apparel, textiles and footwear was 118.5 in 2019. The production index recorded a slowdown in 2020 and 2021 due to the decrease in consumption expenditure and decrease in demand for apparel products during the COVID-19 outbreak.

Source: The Frost & Sullivan Report

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Market Size of Apparel Industry in Singapore by Retail Sales Value

The retail sales of apparel in Singapore increased from approximately US$3,205.1 million to US$3,386.0 million from 2016 to 2021, representing a CAGR of 1.1%. Following the overall downturn of the retail sales in 2020 as a result of the COVID-19 outbreak, the retail sales of apparel in Singapore also recorded a drop in 2020, down by 6.9% compared to 2019.

The e-commerce platform also contributes to the growth of apparel retail sales. Consumers prefer online shopping where they can easily switch to a cheaper store in just one click. Through online, the retailers are able to provide product distinction and further experiential value to capture and retain the attention of consumers. In addition, the Singaporean government organizes many fashion shows and funds many fashion initiatives to promote the fashion apparel sector in the country. The market size of apparel industry in Singapore is expected to increase at a CAGR of 5.2% in the next five years to reach US$4,350.4 million in 2026.

Source: The Frost & Sullivan Report

Market Drivers and Trends Analysis of Apparel Industry in Singapore

Proliferation of E-commerce Platform: With the popularity of e-commerce, consumers are more interested and looking forward to more options at their convenience with the wider range of options on offer. Consumers prefer online shopping where they can easily switch to a cheaper store in just one click. Through online, the retailers are able to heighten product distinction and further experiential value to capture and retain the attention of consumers by providing wide variety of apparel products with the aid of virtual try-on solutions. The e-commerce platform further promotes the retail sales of apparel in Singapore.

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Supportive Government Policies: Singapore is working pro-actively for creating itself as a global hub for the apparel Industry. Singapore Government supports its apparel industry and fashion designers in building a strong foundation for long-term development. International designs have seen a shift to the emerging market of the East from the mature West market. Singapore’s vast regional talent pools and boundless market potential shows gateway for both the international design houses for Asia to international design houses and to international markets for new Asian designers. As it represents great market potential for the apparel industry, there are lots of new brands sprouting up in Singapore. The supportive government policies would further support the growth of the overall apparel industry in Singapore.

Growing Number of Young Generation: In Singapore, the younger generation, particularly in the 25-34 years old age group, represents a new generation of shoppers, influencing the way brands needs to portray themselves and disrupting their traditional selling blueprints. This group of shoppers are mostly in workforce and have a decent amount of income to spend. Regarding their spending habits, they were termed as the “aspirational class” – individuals who are constantly seeking out brands that align with their beliefs, morals and way of life. On top of that, this consumer group tends to have higher expectations of a mobile-first, seamless retail experience that includes shopping, payment, delivery and customer service. They are also driven by a need for self-expression, which then determines the way they make their purchase decisions. They growing number of younger generations is the driving force for the e-commerce and apparel industry in Singapore.

Competition Overview

The apparel retail market in Malaysia is competitive and fragmented, attributable to increasing penetration of premium and luxury fashion brands from around the world and emergency of local independent fashion brands. Rising disposable incomes, increasing consumer confidence, a growing population and the effect of government policies have been supporting the growth of the Malaysian retail sector, attracting international players to try to establish a presence in the market. On the other hand, local independent fashion brands have been capitalized on the popularity of e-commerce and social media to position themselves as online specialist retailers to gain increasing exposure for their craftsmanship.

Entry Barriers

Operational Capability: Established apparel retailers have built up the standard of procedures and supply chain management in daily operations, from procurement of apparel products, inventory management, and product delivery to marketing. To suppliers, proficient control of lead time and supplying schedule secure a stable source of goods and avoid popular items to be sold out. To customers, an efficient, timely and reliable delivery schedule, coupled with comprehensive and organized after-sales auxiliary customer services, often requires extensive training and operational experience. New entrants without the standard of procedures and relevant experience would find it difficult to run the apparel retail business in Malaysia.

Established Relationship with Suppliers and Distributors: In order to maintain competitiveness in the market, apparel retailers shall maintain positive relationship with key accounts including the suppliers of goods and logistics services providers. Such established relationship may secure a reliable and up-to-date sourcing of products from suppliers and increase the efficiency of supply chain management. In particular, the retail supply chain is the flow of processes involved in the production and distribution of products. There are various discrete components of a supply chain, such as warehousing, inventory management, procurement, order management, carrier partnerships, and more. New market entrants without prior supply and distribution network may find it difficult to build a credible relationship with other stakeholders along the value chain.

Initial capital investment: Market participants are required to possess sufficient amount of capital and human resources to sustain their businesses, particularly for procurement of apparel products, hiring of staff, setting up physical stores and building of e-commerce platforms. Existing market participants may have already built up a more solid customer base and established supply network, to ensure a stable and smooth business operation and generate sufficient flow as a comparative advantage over new market entrants. Therefore, new market entrants who would like to enter the apparel market may have to overcome such high initial capital investment.

Factors of Competition

Online to Offline Business Model: Apparel retailers are increasingly transforming their stores into flagship concept stores, presenting a new experiential shopping concept that combines online and offline marketing strategies. Department stores and multi branded fashion specialist retailers carry a wide range of premium niche labels. The adoption of online to offline model is becoming the key competition focus on the apparel retail industry in Malaysia.

Technological capabilities: The technology capability and requirement of apparel retailers is generally higher considering the dynamic digital environment. In terms of design capability, a well-organized web interface could facilitate a smooth and barrier-free transaction and information seeking experience of customers and serve as an impetus to induce conversion of salience into purchases. In respond to the numerous numbers of customers and transaction records, the apparel retailers with analytical capability are able to translate large amount of data into informed business decisions and arrange proper strategy to target potential internet users.

Customer Loyalty and Brand Awareness: Apart from availability and variety of products, customer loyalty and brand recognition ensure a sustainable source of income. Loyal customers are more willing to spend repeatedly due to their positive prior purchase experience. These customers are also more likely to refer new customers to the service providers. Some apparel retailers have diversified their apparel business through the use of a large number of fashion labels across categories, which in turn increases brand awareness. The success of apparel retailers is mainly driven by customer loyalty and the benefits of having established company recognition.

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BUSINESS

Overview

COR3 & Co. (Holdings) Limited was formed on March 14, 2023, under the laws of the Cayman Islands. Our founding operating entity, HI Style (M) was founded in 2008. We are principally engaged in the retail of fashion apparel through our four brands, (i) HI Style, (ii) Fave, (iii) SUB and (iv) Bottled Dream. HI Style focuses on menswear products while Fave focuses on womenswear products. SUB is a brand designed for those seeking high quality material clothing and timeless apparel options, while Bottled Dream caters to the preferences of our younger customers seeking a more casual look and feel.

We are committed to providing our customers with affordable, trendy, and comfortable clothing that fits their lifestyle. We empower our customers to express themselves through fashion by connecting them with a diverse range of fashion products. We sell over 1,400 and 4,300 products across our (i) e-commence platforms (our website and our app, namely, the “HI STYLE App”) and (ii) retail stores respectively. We operate 37 retail stores, employing more than 240 staff across Malaysia and Singapore. We believe our retail strategy allows us to interact more directly with and gain insights from our customers while providing us with greater control of our brand.

Our products consist of knitted and woven apparels such as t-shirts, trousers, hoodies, jackets, dresses and shorts for men and women.

Our vision is to offer fashionable apparel products at affordable prices and reliable quality, improve the satisfaction of our customers, and provide opportunities for growth for our employees. The founding principles established by our founders drive our distinctive corporate culture and promote a set of core values that attracts passionate and motivated employees. We believe the passion and dedication of our management and employees allow us to successfully execute our business strategy, enhance brand loyalty and create a distinctive connection with our customers. To this end, we have successfully achieved ISO 9001:2015 certification. This certification affirms that organizations attaining it have effectively showcased their capability to consistently deliver products and services that align with customer requirements, while actively striving to improve customer satisfaction.

Our Product Offerings

Our Brands

We are principally engaged in the retail of fashion apparel through our four brands, (i) HI Style, (ii) Fave, (iii) SUB and (iv) Bottled Dream. Our HI Style brand focuses on menswear products while our Fave brand focuses on womenswear products. SUB is a brand designed for young adults seeking higher quality and timeless apparel options, while Bottled Dream caters to the preferences of our younger customers seeking a more casual look and feel.

‘HI STYLE’ offers a taste of trendy yet stylish menswear products from top to bottom, as well as fashionable jeans for the younger generation.[1]

1 In respect of the trademark, an application was made and approved on August 5, 2020 (application number TM2020016586) to the Intellectual Property Corporation of Malaysia (“MyIPO”) for the registration of such trademark under class number 25 which was published on 12 October 2023. Further, an application was made on February 9, 2023 (application number 40202302808V) and approved on November 30, 2023 by the Intellectual Property Office of Singapore (“IPOS”) for the registration of such trademark under class number 25. In respect of the trademark, a deed of assignment dated November 16, 2023 was entered into between Mr. CC Pwa and HI Style (S) in relation to the assignment to HI Style (S) of the rights of such trademark and an application was made on November 16, 2023 to IPOS to register the transfer of ownership of such trademark (application number T1301692D) from Mr. CC Pwa to HI Style (S).

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‘SUB’ is made up of various essential items of an adult’s wardrobe, together with some seasonal pieces which allows the person to express his or her individuality and be intact with the trend.[2]
The concept of Bottled Dream is simple and basic, and it shows its own personality and characteristics, while enhancing the sense of comfort for young women.
‘FAVE’ is the brand which caters to the interest and needs of young girls with the latest styles that keeps them looking chic.

Our Showroom and Head Office is shared by all our brands, and houses our office staff, inventory and stores. With parking lots available, we are able to regularly hold special events and sales for our customers, and allow credit card payments and in-store pickups.

Showroom & Head Office

Our Sales Channels

As of the date of this prospectus, the number of products offered on our e-commence platforms (websites and HI STYLE App) and retail stores are over 1,400 and 4,300, respectively.

2 Two applications were made on June 16, 2023 to MyIPO for the registration of this “SUB” trademark under class number 18 (application number TM2023017167) and class number 25 (application number TM2023017173).

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Below is a breakdown of our revenue by our E-commence platforms and direct retail stores for the years ended March 31, 2023 and 2024 as well as 6 months ended September 30, 2023 and 2024.

For the financial years ended March 31, 2024 and 2023

	Financial year ended March 31, 2023		Financial year ended March 31, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
E-commerce platforms (websites and app)	1,248,535	2.1%	1,237,136	2.1%	(11,399)	(0.9)%
Retail stores	56,963,541	97.9%	58,087,959	97.9%	1,124,418	2.0%
Total	58,212,076	100%	59,325,095	100%	1,113,019	1.9%

For the six months ended September 30, 2024 and 2023

	For the six months ended September 30, 2023		For the six months ended September 30, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
E-commerce platforms (websites and app)	568,325	2.3%	658,129	3.0%	89,804	15.8%
Retail stores	24,369,334	97.7%	21,065,622	97.0%	(3,303,712)	(13.6)%
Total	24,937,659	100%	21,723,751	100%	(3,213,908)	(12.9)%

HI STYLE App and Website

HI STYLE App	Website

Through our HI STYLE App and websites, customers can access a broad range of fashion products from our brands. We have undertaken a number of efforts to ensure that the customer experience is as seamless as possible, such as optimizing our websites for mobile shopping and payments through e-wallets, online banking and credit cards.

We are currently on social media platforms such as Facebook, Instagram, YouTube, XiaoHongShu and TikTok, and we regularly provide updates of our apparel products so that our customers will be informed of our new apparel products. All items sold over the HI STYLE app and websites are stored in our main warehouse located at Seremban, Negeri Sembilan, Malaysia, from which they are delivered swiftly through third-party providers. Our average delivery time for peninsular Malaysia is one to three days, and three to six days in east Malaysia. We offer customer support in our markets as well as free return options, enhancing and contributing to an outstanding shopping experience in our markets.

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Retail Stores

We sell our fashion apparel and other lifestyle merchandise predominantly through our retail stores. The main apparel products that we sell to our customers are knitted and woven apparels such as t-shirts, trousers, hoodies, jackets, dresses, shorts for men and women. The following table sets out the breakdown of revenue generated by our products:

For the financial year ended March 31, 2023 and 2024

	Financial year ended March 31, 2023		Financial year ended March 31, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
Menswear	32,575,193	56.0%	34,251,959	57.7%	1,676,766	5.1%
Womenswear	25,636,883	44.0%	25,073,136	42.3%	(563,747)	(2.2)%
Total	58,212,076	100%	59,325,095	100%	1,113,019	1.9%

For the six months ended September 30, 2023 and 2024

	For the six months ended September 30, 2023		For the six months ended September 30, 2024		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
Menswear	13,838,145	55.6%	12,325,239	56.7%	(1,701,002)	(15.3)%
Womenswear	11,099,514	44.4%	9,398,512	44.3%	(1,512,906)	(10.9)%
Total	24,937,659	100%	21,723,751	100%	(3,213,908)	(14.8)%

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Quality Control

The main objectives of quality control in our business are to ensure the quality of the goods we receive from suppliers and minimize incorrectly packed items and hence reduce the cost associated with returning and exchanging these items. We have adopted and implemented stringent quality assurance and control measures. Specifically, after the shipment arrives from our suppliers, our inventory staff will check for defects, quality as well as quantity in accordance with our quality control policy. If there is any problem with the apparel products, our inventory staff would report to our merchandising team to follow up with the suppliers (if necessary) and resolve the issue. Prior to delivery of each customer’s order (for apparel products bought from our e-commerce platforms), our inventory staff checks every product against the customer’s order record as stored in our system. Our inventory staff scans the label on each product and checks whether the style and size of the products are correct. If there is any mistake, the products are returned for re-packing. The mistake would also be logged onto our system for record and rectification measures. For further information on our Group’s insurance policies, see “Prospectus Summary – Competitive Strengths – Strict quality assurance and control measures”.

Return Policy

As at the date of this prospectus, we offer a free return policy (terms and conditions applied) to online shoppers of our e-commerce platforms who are in Malaysia. Our online shoppers in Malaysia may return and exchange their purchases free of charge within a 14-day return period for products bought on our e-commerce platforms. Online shoppers in other parts of the world currently do not enjoy this free-return policy. In addition, certain items sold are not refundable or exchangeable. Specifically, we generally do not return or exchange for sale items, including underwear and swimwear, except where the item has been mistakenly omitted during packing before the shipment, the item is faulty, or an incorrect item is shipped to our online customers. While our retail store customers enjoy free-of-charge exchange of product within 7-day period, subjected our exchange policy and terms.

Any defective products received by us would be returned to our suppliers and we generally do not incur any loss for product returns. To the extent permissible under the relevant laws in Malaysia and Singapore, we do not ordinarily offer warranties on products sold by us including merchantability and fitness for a particular purpose.

We believe consumers value free-return policies for online shopping. They provide reassurance by allowing hassle-free returns, boosting confidence and purchase willingness. Benefits include increased trust, enhanced customer experience, and higher sales. Such policies build trust and confidence, ensuring return options if products don’t meet expectations. They improve the overall customer experience, enhancing satisfaction and loyalty.

As part of our policy, whenever a customer raises a complaint via a phone call, email, or text messaging, we will record such a complaint for our internal tracking purposes. For the three years ended March 31, 2024 and 2023 as well as the six months ended September 30, 2024, we did not receive any material complaint from our customers which had materially and adversely affected our business, nor did we make any material compensation to our customers as a result of any product liability claims or complaints from customers.

Pricing Strategy

As of the date of this prospectus, the price ranges of products offered for sale segmented from RM19.90 to RM399.90 for our menswear items; and RM19.90 to RM239.90 for our womenswear items. The average value per sale transaction was approximate of RM110.00 and the average number of items per sale transaction was between 2 to 3 for the six months ended September 30, 2024.

Our merchandising, sales and operation teams are responsible for setting the retail prices of the products on our e-commerce platform and retail stores. We determine the prices of our products with reference to the following factors:

(i)	market price of the products;
(ii)	cost of procuring products from our suppliers;
(iii)	our operational costs for maintaining our e-commerce platform and our warehouse;
(iv)	popularity of the brand and the particular product on offer;
(v)	the inventory turnover rate of a product; and
(vi)	seasonality of the fashion industry, for example the fashion industry generally offers discounts before the Chinese New Year and Christmas seasons.

Credit Policy and Payment Methods

We accept payment by major credit card brands (VISA, MasterCard and American Express) and our e-wallet on our e-commerce platform. We accept major credit card brands and cash at our retail stores. We intend to accept payment from other debit platforms such as Grabpay and Alipay in the near future. Orders are settled in RM and Singapore dollars, in Malaysia and Singapore respectively.

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Inventory Procurement and Control

We impose a standardized procedure on procurement and inventory control. For each season’s inventory, we plan our procurement at least 1 to 3 months in advance. Generally, at the beginning of each procurement period, our management formulates a procurement budget based on historical sales data, market trends and general economic conditions and our procurement team is responsible for drawing up a list of products (including the specific details on the various quantities for different sizes and colors) to be procured.

Once the type, size, color and quantity of goods to be stocked have been decided, the procurement team places orders with our suppliers. Since fashion clothing generally has a short shelf life, we exercise prudence in determining the type, size, color and quantity of goods we purchase to avoid excessive accumulation of inventories, which is further prevented as our products are mostly of timeless designs that remain relevant despite fashion cycles. Once the goods arrive at our warehouse, our warehouse team unpacks the goods, checks quality and quantity against our purchase orders, assign a location for storage of the goods in our warehouse and applies a computer-readable barcode label on each of our stocks. Our warehouse team also takes a sample of every newly stocked item to our merchandising for photo shooting.

On each morning of a working day, our logistic team prints out all orders received on our e-commerce platform the previous day and packs the goods according to the orders. The packed goods are passed to our quality control personnel for checking. After that, the goods are sent to our customers by courier.

We engage independent courier service providers to deliver our products to our customers. These couriers leverage technology to track the deliveries and in case of delays, our customers are able to find out where their packages are during the delivery process. Our inventory management system provides real-time status on the availability of each product and its sizes and colors. We keep track of the historical procurement and sale rate of each product and its sizes and colors as well as any return of defective goods.

In drawing up our procurement plan and determining an optimal level of inventories for the coming season, we consider factors such as the historical sales figures in our database, the demand for these products, sizes and colors, the prevailing trends and general market conditions. Typically, we only order a large quantity of top selling products, sizes and colors. We typically only order a small number of items initially for a new product, size or color such that we are able to gauge the demand for these new items and reduce the risk of slow-moving inventories.

To ensure that items listed on our e-commerce platforms and retail stores are sufficient, we order a larger quantity for popular products, colors and sizes before the coming season by using our historical data and by ordering ahead of time to allow sufficient time for items to be delivered to our warehouse. For new products, colors and sizes, our procurement team closely monitors the demand for these products at least on a weekly basis such that if the demand is high, our procurement team may place additional orders in a timely manner.

We generally order the first batch of products around 1 to 3 months before the coming season for our suppliers to manufacture a larger quantity of them. Our subsequent reordering to replenish our inventories typically takes one to two weeks between the time of placing an order and upon delivery and does not have minimum order size required by our suppliers. Our inventory database software is connected to our e-commerce platform such that when a product is out of stock, it is reflected on our e-commerce platform and our customers will not be able to purchase such product. As such, we have never incurred any material inventory shortage.

To reduce the risk of inventory obsolescence, we monitor the level of our collective online and offline inventories. Our directors, together with the head of departments are in charge collectively of our inventory control. For example, we are inclined to give a higher discount or increase our marketing efforts for those slow-moving products or products that have been stored in our warehouse longer. Also, we hold stock clearance event bi-yearly to reduce excess inventory.

Also, we utilize a technology platform which presents data such as key trends in the various retail stores, identifying the most and least sought after product in any of our retail stores, and showing inventory stock levels. The usage of this technology platform enables us to respond to local business expectations quickly and efficiently. For example, we use a business intelligence solution, which enables us to collect and analyze large amounts of data across our operations which we use to continuously improve our value proposition for our customers and our organizational decision making.

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Certifications

Currently, we have received the following certifications:

Relevant authority/organization	Relevant list/category	Qualification/License/Grading	Date of first grant/registration	Date of expiry
International Organization for Standardization	Quality Management Systems	ISO 9001:2015	April 12, 2020	July 6, 2026

ISO 9001:2015 is a standard developed by the International Organization for Standardization (ISO) that sets out the criteria for a quality management system (QMS). This standard was first published in September 2015 and is the most recent version of the ISO 9001 series. The ISO 9001:2015 standard specifies the requirements for an organization to establish, implement, maintain, and continually improve a QMS. It is designed to help organizations ensure that their products and services consistently meet customer and regulatory requirements, and that they are delivered efficiently and effectively.

The standard follows a process-based approach, which means that the organization’s QMS should be designed around a series of interconnected processes that work together to achieve the organization’s objectives. The standard also emphasizes the importance of risk-based thinking and encourages organizations to identify and manage risks in their operations. ISO 9001:2015 includes several requirements that an organization must fulfil to achieve certification. These include requirements related to leadership, planning, support, operation, performance evaluation, and improvement. To become certified to ISO 9001:2015, an organization must undergo an external audit by an accredited certification body to ensure that its QMS meets the standard’s requirements.

Attaining ISO 9001:2015 shows that we have satisfied the requirements for a quality management system where we were able to demonstrate our ability to consistently provide products and services that meet customer and applicable statutory and regulatory requirements, and that we have in place effective processes for improvement to continually enhance customer satisfaction.

Sales and Marketing

Our sales and marketing team consists of 9 full-time employees based in Malaysia. The role of our sales and marketing team is to develop a deep understanding of how to identify our customer needs and create effective marketing strategies to meet them. Notably, the sales and marketing team develops and executes marketing campaigns on various platforms. Digital media platforms provide a free and highly effective marketing channel for our business. Followers and visitors of our digital media platforms and accounts on social media platforms may find an item we report on of particular interest to them and our websites and app provides a convenient way for these followers and visitors to purchase the item.

Further, our sales and marketing personnel conduct advertising and marketing for our business via online channels, such as through Google and Facebook. We employ various search engine optimization techniques to increase the chances that our website and HI STYLE App appear in search engine results. We also engage the advertising services of Google, Instagram, Facebook, Electronic Direct Mailers, Shopee, Lazada, TikTok and XiaoHongShu to place advertisements on their platforms to promote our business.

On our social media platforms such as Facebook, Instagram, TikTok and XiaoHongShu, we create content based on the new arrivals of our apparel products and we make fashion suggestions to our followers of those social media platforms by ‘mixing and matching’ our apparel products into various styles, which are targeted at students, teenagers, youths, young adults and adults who are interested in youthful and timelessly trendy menswear and womenswear. We also feature some of our offline outlet events in our social media to engage our followers and keep them updated to increase participation and engagement in both our media and physical events. For instance, we would offer various sale items in our physical stores and advertise such sales on our social media platforms. Our advertisement budget and expenses are allocated based on the demographics, interests and behaviors of our intended audience and we deploy influencer marketing by collaborating with influencers whom our clients are able to identify with.

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Social media marketing can have numerous benefits for businesses, including increased brand awareness and recognition, improved customer engagement and relationships, more opportunities to reach and connect with potential customers, better targeting and segmentation of the right audience. Enhanced customer insights and market research, increased website traffic and sales, improved search engine rankings and visibility, is cost-effective compared to traditional advertising and we have the ability to track and measure results and adjust strategies accordingly.

SOCIAL MEDIA

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The Group has social media presence on Facebook, Instagram, YouTube, XiaoHongShu and TikTok, with a sizeable following of over 162,000 Facebook followers and 63,000 Instagram followers respectively, in aggregation. To maintain engagement with our customers, we collaborate with Key Opinion Leaders (KOLs) in paid and/or sponsored collaborations. In return, the KOLs feature our products on their social media platforms, leading to increased outreach of our exposure to new clientele in an organic and low-cost manner.

Social media platforms also offer a range of advertising and targeting options that can help businesses reach their desired audience with tailored messaging, leading to more effective and efficient marketing. Overall, social media marketing can be a valuable tool for businesses looking to build their brand and engage with customers in a digital age.

By implementing search engine optimization (SEO), we can significantly boost our sales and marketing efforts by increasing website visibility and traffic from search engines. As a result, SEO can lead to greater brand recognition, website traffic, and conversions. SEO can have a range of positive effects, such as improving the website’s visibility in search engine results pages, driving more traffic to the site, enhancing user experience and engagement, establishing greater credibility and authority in the industry, better targeting of the right audience, and delivering a higher return on investment compared to other marketing strategies. It is important to note, however, that the benefits of SEO can vary depending on factors such as the industry and level of competition in the market.

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We also continue to use more traditional media options of outreach in our marketing and promotion methods through sponsorship and collaborations. Examples include the movie Patung Rascatto, music video of 7 Perkara, television programs Maharaja Lawak Mega 2021 Live Plus and the drama series Kalis Peluru.

Depending on our marketing strategy, the general economic condition and seasonality in the fashion industry, we may offer electronic coupons or vouchers to our e-commerce customers from time to time to redeem a discount upon checkout at our websites or on our HI STYLE APP. We also offer a discount program to our customers who attain a minimum spending. We regularly monitor the turnover of the goods we sold on our e-commerce platform. We also proactively offer discounts on slow-moving goods to increase sales.

Customers

Given our focus on the youth and timelessly trendy menswear and womenswear ranges, strengthening this relationship is an important part of our business model, including through our loyalty program (3 tiers: Welcome, Gold and Platinum). We have over 140,000 active members within our loyalty program. Data collected through our loyalty program allows the tailoring of marketing and promotions to specific customer demographics and the personalization of the customer experience. The following table sets out the breakdown of members within our loyalty program:

	March 31, 2023	March 31, 2024	September 30, 2024
Members in Malaysia	211,682	117,490	141,431
Members in Singapore	1,202	1,385	1,447
Total	212,884	118,875	142,878

As of the date of this prospectus, we have no customer those accounts for more than 10% of our revenue.

Suppliers

Purchasing companies. All of our apparel products (including the pre-production sample and final product) are sourced by purchasing companies based in Malaysia. All of the third-party manufacturers engaged by our purchasing companies are located in the PRC or Bangladesh.

Our diverse range of purchasing companies allows us to select from a wide pool of options when deciding which ones to engage for producing apparel products for our customers. When evaluating and selecting a purchasing company, we take into account various factors such as our purchasing companies’ experience in the apparel industry, reputation, technical capabilities, financial strength, staff resources and efficiency. We do not enter into any long-term agreement with purchasing companies, and we believe that this is in line with common practice in the apparel products industry. We enter into agreement(s) with purchasing companies on an as required basis. Accounts payable to our purchasing companies are generally settled by bank transfer, cheque, or letter of credit. We generally enjoy a credit term of between seven days to 60 days to settle payments with our third-party purchasing companies.

We confirm that, during the six months ended September 30, 2024 and the two years ended March 31, 2024 and 2023, we did not experience any material delays when liaising with, or any material disputes with, our third-party purchasing companies in relation to the sourcing and delivery of apparel products, or any material adverse consequences from any defective apparel products produced by our third-party purchasing companies.

Competition

According to data sourced from Frost & Sullivan, the apparel retail market in Malaysia is highly fragmented and competitive, this is attributable to increasing penetration of premium and luxury fashion brands from around the world and emergence of local independent fashion brands. Rising disposable incomes, increasing consumer confidence, a growing population and the effect of government policies have been supporting the growth of the Malaysian retail sector, attracting international players to try to establish a presence in the market. On the other hand, local independent fashion brands have capitalized on the popularity of e-commerce and social media to position themselves as online specialist retailers to gain increasing exposure for their craftsmanship. As estimated, there were more than 1,000 market participants principally engaged as apparel retailers in Malaysia in 2021.

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We believe that our major competition would be from similar sized regional apparel product companies, which may have a longer established history and possess larger client and supplier base and different competitive strengths. As follows is a summary of our identified direct and indirect competitors in our relevant Target Segment for our brands:

Brand	Key Feature	Target Segment	Direct Competitor	Indirect Competitor
HI Style	Affordable casual wear	Students, Young Adults, Suburban areas, multi-racial	Padini Cotton On	Uniqlo
SUB	Quality Smart Casual Apparel	Adults, Middle-ranged income	-	HLA CK Jeans
Bottled Dream	Low Priced Fast Fashion	Teenagers and Young Adults	Boutique	Online Sellers
FAVE	Affordable Young Female Fashion	Young Females (ranging from teenagers to young adults)	Padini	Pull & Bear SEED

Competitive Strengths

We believe that our success has been primarily a result of our following competitive strengths:

Established network of retail stores covering selected strategic geographical locations. In consideration that most of our revenues are from our retail stores, we have prioritized the performance of our retails stores and ensure that they are at strategic geographic locations. Firstly, we believe that our retail stores amplify our brand recognition as a retail store with high brand visibility is likely to have better brand recognition among its target audience, and this recognition translates into greater brand recall and, in turn, higher customer loyalty. Secondly, in a highly competitive retail landscape, our retail stores’ brand visibility can help differentiate our brand from our competitors. Thirdly, a retail store that is highly visible is more likely to be seen as a credible and trustworthy brand and this trust can translate into repeat business and increased sales. Lastly, we believe that a retail store with high brand visibility has the potential to create more effective marketing and advertising campaigns. With a recognizable brand, marketing messages are more likely to resonate with our target audiences and lead to increased engagement. We adopt a flexible and practicable approach in operating our retail stores by closely monitoring the performance of each retail store through the technology platform and taking timely action to maintain the overall performance of our retail network. If a retail store does not perform as we have expected, we will find out the reasons that led to its underperformance and try to devise ways to improve its performance. We have taken the position that it is of paramount importance for the success of our fashion brick and mortar operations to identify suitable locations for the operation of our retail stores. Our retail stores are located in shopping malls, department stores and free-standing premises in prime locations to attract our target customers. In Singapore, our retail store network is located in the areas of Hougang, Bugis and Yishun. Retail stores in Malaysia are located in Negeri Sembilan, Selangor, Wilayah Persekutuan, Melaka, Johor, Penang, Perak, Pahang, Kelantan and Sabah.

Our websites and the HI STYLE App are intuitive and user-friendly resulting in a compelling user experience. We intended for our e-commence platforms to have an intuitive and user-friendly interface which can support a vast number of visitors in traffic and showcase over 1,400 apparel products for sale. We engage third-party service providers to ensure that our web systems are secure and easy-to-maintain with minimal downtime. We make use of data analytics to track the popularity of our products on our e-commence platforms, which allows us to cater our marketing strategies according to the prevailing market trends and have a deeper understanding of the preferences of our customers, visitors, followers and online shoppers. Further, our data analytics practice allows us to gain insights into our online customers’ preferences and potential demand on our e-commerce platforms prior to ordering products for the coming seasons. Consequently, we believe that our data analytics allow us to predict our customers’ demand when ordering products, controlling our inventory, minimizing risks and increasing sales of our e-commerce platform.

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Superior design and sourcing. Our design and product development team design substantially all our products. We have obtained a co-branding product license with the iconic Playboy brand in October 2022 and our designers are working to create designs and styles that represent the look consumers want. As the fashion apparel industry is sensitive to fast changing consumer preferences, we continuously seek to expand our brand portfolio by adding new international brands for stylish and chic fashion apparel that appeal to the taste of our target customers. We believe that our design team and our sourcing expertise give us an advantage in product development.

With the extensive experience and profound knowledge that our management team has in the apparel industry as well as a thorough understanding of the manufacturing, design, sourcing and supply capabilities, we are able to develop and maintain a good business relationship with purchasing companies in Malaysia which have an extensive network of suppliers in the PRC and Bangladesh. This allows us to negotiate competitive terms, via the purchasing companies in Malaysia, without relying on any single vendor. Furthermore, our understanding of the capabilities of each of our suppliers allows us to target the specific needs and demands of our targeted customers by providing cost-effective and efficient solutions to our customers. We believe we have developed a positive reputation in the industry because of our design capabilities, sourcing expertise and on-time delivery. Also, our established relationship with the purchasing companies allows us a certain degree of flexibility in ensuring that our orders are completed on schedule. For instance, when there is an increase in the number of orders from customers during the Chinese New Year or Christmas season, we are able to procure and obtain stock for the increased orders from the purchasing companies and suppliers to fulfil such orders on time with quantities that meet our sales requirement, with smooth shipments and not causing any issues on logistical and custom clearances.

Strict quality assurance and control measures. Our customers rely on us to ensure that our apparel products are of the highest standards. As such, we have adopted and implemented stringent quality assurance and control measures. During the design stages, our team would inspect and assess several types of material samples to ensure that the fabrics and materials of our apparel products are of highest quality. Prior to shipment, our suppliers would send us samples of the apparel goods from their production line for our quality control checks which includes checking the sizing of our apparel products as there are various sizes catered to various countries. Upon the arrival of the goods, we would conduct random checks on the goods before warehousing them. Our quality control team will further ensure that all goods leaving our warehouse in Malaysia for our local and overseas retail stores and customers’ homes are of high quality. These checks, inspections and assessments are performed to ensure that our apparel products fully satisfy our customers’ standards. In addition to the quality control measures implemented within the warehouse, we also implemented strict control measures for the selection of the purchasing companies and our suppliers. In considering whether a supplier or purchasing company is suitable, we consider, among other things, their experience in the apparel industry, reputation, technical capabilities, financial strength and production capacity. This ensures that our customers receive top-quality clothing and accessories that they can rely on. We believe that this commitment to quality helps us to establish a strong reputation in the fashion industry and to build a loyal customer base.

In addition to adhering to selling of apparel products of the highest quality, and despite our Group not selling any apparels into the United States, we understand from our purchasing companies in Malaysia that apparel products sourced by them from the PRC are not derived from raw materials (namely cotton) obtained from forced labor in China’s Xinjiang Uyghur Autonomous Region. We generally make known this material preference to our purchasing housing in Malaysia when placing orders and plan to impose this as a term of our orders with the purchasing house effective as of listing. At times, our Malaysian purchasing housing will obtain a certification from the PRC suppliers on the source of their raw materials, namely cotton. In the event that our purchasing house in Malaysia raises concern on the origin of the raw materials, they will try and source for conventional cotton, organic cotton or recycled cotton from other different suppliers in the PRC or elsewhere. Given that there are a vast number of different countries where cotton can be sourced, we do not believe finding alternative suppliers would be difficult. However, this may result in higher costs and lower profit margin for us as a result. Notwithstanding that we do not manufacture any of our apparel products, the failure by our purchasing companies to source apparels made from alternative cotton sources could lead to a decrease in cotton apparels supplied to and sold by us and limit the regions/countries where we can expand in the future. As a contingency plan, we have begun to request that our purchasing companies look into sourcing of apparel products from manufacturers who source cotton raw materials from countries in the Asia Pacific Region such as India, Thailand, Vietnam and Cambodia. Although we cannot quantify the impact of any changes to our supply chain as a result of sourcing apparel products elsewhere outside of the PRC, we believe that it may take some time and costs for us to find apparel products made from alternative cotton sources which can be viably and feasibly built into our supply chain in a cost effective manner.

Experienced management team. Our executive management team has extensive experience in the apparel industry. The founders, Mr. CC Pwa and Mr. CT Pwa, who are part of the executive management team, have guided the Company to develop sustainable business strategies, anticipate changes in fashion trends and styles, assess and manage risks, overcame the effects of COVID-19 pandemic on the retail industry, and captured profitable market opportunities. We currently employ more than 240 staff in Malaysia and Singapore and our products are available in 37 retail stores across Malaysia and Singapore. We believe that the executive management team possess the necessary experience, qualifications, commitment, and leadership skills to manage and sustain our business to ensure that our business continues to develop and grow.

Respect for Design Rights. We are committed to original designs that do not infringe upon third-party intellectual property rights, particularly design rights. We understand the legal implications of registered designs and have implemented a comprehensive design policy that involves our design team reviewing and discussing potential infringement areas. If necessary, we seek legal advice to ensure compliance. To the best of our knowledge, none of our apparel designs have infringed upon any third-party design rights.

Growth strategies

Based on data sourced from Frost & Sullivan, the market size of the apparel industry in Malaysia, which is measured by retail sales, has increased from approximately US$1,766.5 million to US$2,218.1 billion from 2016 to 2021, representing a CAGR of 4.7%. With the rise of omni-channel retailing, the market size of apparel industry is expected to continuously increase at a CAGR of 8.1% to reach US$3,207.6 million in 2026. The retail sales of apparel in Singapore increased from approximately US$3,205.1 million to US$3,386.0 million from 2016 to 2021, representing a CAGR of 1.1%. Following the overall downturn of the retail sales in 2020 as a result of the COVID-19 outbreak in Singapore, the retail sales of apparel recorded a drop in 2020, down by 6.9% compared to 2019.

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In addition to benefiting from the expected growth of the overall fashion and lifestyle retail market, we believe the online fashion and lifestyle retail market has significant additional upside potential due to the increasing levels of e-commerce penetration in Malaysia and Singapore. The e-commerce market value in Malaysia was estimated at RM28.5 billion in 2021, with a CAGR of 24.3% from 2016 to 2022. The number of online shoppers in Malaysia continues to increase as the majority of consumers had changed their shopping habits and increased the frequency of making online purchases. The increasing value of the e-commerce market was also attributable to the popularity of online marketplaces. In Singapore, the popularity of e-commerce has been accelerated by high rates of mobile internet penetration, a mobile-first generation that spends a lot of time on social media, and high engagement. The e-commerce market value increased from SGD1.2 billion in 2016 to SGD8.4 billion in 2021, at a CAGR of 47.6%. The Singapore government organizes many fashion shows and also funds many fashion initiatives to promote the fashion apparel sector in the country. The market size of apparel industry in Singapore is expected to increase at a CAGR of 5.2% in the next five years to reach US$4,350.4 million in 2026. We believe we are well positioned to benefit from the expected growth and online shift of the fashion and lifestyle markets in our markets as we combine our market knowledge in sourcing, fulfilment and technology with tailored solutions to address specific local needs and preferences.

Our aim is to continue to promote market recognition, expand our markets and types of customers served and to become a leading retail apparel company in Malaysia. To achieve these objectives, we have and will implement the following key business strategies:

Increase Sales and Marketing Efforts. In order to further enhance our reputation, we plan to continue our targeted marketing efforts. This may include social media marketing, placing advertisements, as well as utilizing search engine marketing and search engine optimization.

Benefit from High Growth of the Online Fashion. Our experience demonstrates that the online fashion and lifestyle market provides us with significant competitive advantages. We intend to leverage our local know-how and operational excellence to benefit strongly from this expected offline-to-online shift. To attract more online shoppers to shop at our e-commerce platform, we strive to provide the best collection of apparel products to our customers. In achieving this goal, we make use of data internally generated from browsing statistics and sales volume. With this approach, we are able to identify trend leading brands and products based on shopper-centric and data-driven product selection criteria and formulate marketing strategies to establish and expand our product offerings.

Further Develop Design and Development Capabilities. Our design and product development team is structured to focus on customers that have different needs ranging from simple design (for our male customers who tend to prefer simple designs) to more complicated designs which require detailed attention (for our womenswear designers who have a better grasp of design needs). We believe that our focus on our design capabilities to match our customers’ needs has been one of our strengths and key factors that have enabled us to quickly capture market share and customer confidence. As apparel markets in different cities, states, and countries differ slightly in terms of trends, design and overall needs, we need to ensure that every member of our design and product development department is kept abreast of any changes in the market trends such that we can efficiently and effectively translate these changes into designs which meet the demands of our customers who purchase our apparel products from our retail stores, websites and HI STYLE App. In order to break into new markets and capture a larger market share of existing markets as well as to further enhance and expand our design and development capabilities, we intend to recruit additional staff who have the requisite experience and ability to design and design both enhanced product designs for apparel products and eye-catching and unique product designs which will bring depth and quality to our range of design services. We will also consider developing new internal and external training for our design staff to enhance and develop their design and technical skills. In connection thereof, we intend to hire additional designers to enhance our design and development capabilities.

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Execute New Initiatives, Expand Stores and Entering New Countries. With the aim to further cater to our customers’ needs by providing more comprehensive services to our customers and to attract new customers, we intend to broaden our existing product offerings and leverage our existing technology platform, fulfilment, and customer service infrastructure to expand into adjacent product categories and segments, such as childrenswear and accessories. To expand the offering of these new lines and products, we believe that we would need to expand our ability to source quality products as well as expand our base of suppliers that can produce such goods. We are currently in discussion with our suppliers to determine if they are able to offer such apparel products and we will continue to consider horizontal product expansion to cover other apparels and apparel accessories to cover a total collection. We believe that by expanding the type of products including childrenswear and apparel accessories, we would be able to offer a wider range of solutions to our existing customers and potential new customers and cover a larger portion of the apparel market. Our executive management team believes that there are considerable opportunities to capture a larger portion of the international markets, in particular geographical regions such as Singapore and Indonesia.

The table below sets out the breakdown of our revenue by geographical segments:

	Financial year ended March 31, 2023	Financial year ended March 31, 2024			For the six months ended September 30, 2024
	RM	% of total revenue	RM	% of total revenue	RM	% of total revenue
Malaysia	55,015,855	94.5%	56,283,846	94.9%	20,717,239	95.4%
Singapore	3,196,221	5.5%	3,041,249	5.1%	1,006,512	4.6%
Total	58,212,076	100%	59,325,095	100%	21,723,751	100%

Attract, Motivate and Retain Talent to Support Our Business Growth. As part of our mission and vision, we believe in maintaining a positive work environment which will encourage better staff relations and retention, as well as enhancing the quality of our service by motivating staff. We are committed to foster a work environment which attracts and inspires people to excel in their work performance by implementing an incentive scheme to align compensation and remuneration with performance. Our executive management team review our remuneration package on a regular basis to ensure its competitiveness. As part of the continuing efforts to enhance the quality of our service, we also encourage our staff to attend internal and external training to keep abreast of up-to-date development in order to support our business growth.

Intellectual Property

Trademarks. In Malaysia, trademarks are protected under the Trade Marks Act 2019, which came into effect on December 27, 2019. As at the date of this prospectus, we have successfully registered the following trademarks under the control of the Intellectual Property Corporation of Malaysia (MyIPO), the Perbadanan Harta Intelek Malaysia1:

Owned by Sby Fashion Sdn Bhd Denomination: SUB Trademark Class 18	Owned by Sby Fashion Sdn Bhd Denomination: SUB Trademark Class 25	Owned by Sby Fashion Sdn Bhd Denomination: SUB ZERO Trademark Classes 18 and 25

Owned by HI Style Apparel Sdn Bhd Trademark Class 18 and 25	Owned by Sby Fashion Sdn Bhd Trademark Class 25	Owned by HI Style Apparel Sdn Bhd Trademark Class 25

1For information on other trademarks in relation to which applications to MyIPO and IPOS have been made for registration and transfer, please refer to footnote 1 on page 76 of the section headed “Our Product Offerings – Our Brands”.

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The Class 18 trademark includes use for goods such as bags, handbags, school bags pouches, purses, wallets, belts (leather), suitcases and umbrellas. Class 25 trademarks allow use for clothing, boots, shoes and slippers.

Domains. We currently own the following domains for the hosting of our websites for our brands:

No.	Domain Name	Owner of Domain
1.	www.hystyle.com.my	HI Style Apparel Sdn Bhd
2.	www.sub.com.my	HI Style Apparel Sdn Bhd
3.	www.bottleddream.com	Sby Fashion Sdn Bhd
4.	www.cor3co.com	HI Style Apparel Sdn Bhd

Research and Development

We place strong emphasis on the R&D of our products through Market Trend Analysis. Market trend analysis is conducted by our design and product development teams. Depending on the current market trend, our merchandising team conducts research on the specific apparel industry to obtain an understanding of our consumers’ demands as well as gaining an understanding of the latest market trends. With the available analysis, we try to transform them into commercially viable apparel products and optimize the apparel products based on our customer’s feedback. Capturing a thorough understanding of these issues will help meeting the needs and expectations of our customers. Prior to each new fashion season, our merchandising team will also conduct market analysis by obtaining sample items from our suppliers to create a fashion mood board from which our merchandising team can obtain creative inspiration.

Employees

We had a total of 236, 267 and 253 full-time and part-time employees for the six months ended September 30, 2024, the two years ended March 31, 2024 and 2023 respectively. Below is a breakdown of the number of our full-time employees by function, and part-time employees as at the date of this prospectus:

Department	As at date of this prospectus
Executive Management	5
Sales and Operations	146
Merchandising	11
Marketing and E-commerce	9
Finance and Accounts	5
Human Resources and Administration	2
Part-time (Sales)	70
Total:	248

We generally recruit our employees from the open market and enter into employment contracts with our employees. In addition to salaries, our employees who are retained after the probation period are entitled to discretionary performance bonus and medical insurance coverage.

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We incurred staff costs (including directors’ remuneration) of approximately RM5,173,074, RM11,765,867 and RM10,071,602 for the six months ended September 30, 2024, the years ended March 2024 and 2023 respectively. We regularly review the performance of our employees and make reference to such performance reviews in our discretionary performance bonus, salary review and promotional appraisal in order to attract and retain talented employees.

In order to promote overall efficiency, employee loyalty and retention, we provide our employees with technical and operational on-the-job training and promotion prospects. For the six months ended September 30, 2024, the two years ended March 31, 2024 and 2023, we have not received or experienced any material labor dispute with our employees.

Property

As at the date of this prospectus, we have entered into leases in relation to 37 retail stores in Malaysia and Singapore. As at the date of this prospectus, the relevant leases remained effective:

S/N	Address	Usage	Area (approximate sq. ft.)	Purchased/ Lease term
1.	Showroom/ Head Office for Malaysia No. 184, Persiaran S2 B1, Seremban 2, 70300 Seremban, Negeri Sembilan	Office, Warehouse and Retail	54,316	Purchased
HI Style (M)
Negeri Sembilan
2.	HI Style Terminal 1 Lot UG-08, Terminal One Plaza, 20B, Jalan Lintang, 70000, Seremban, Negeri Sembilan	Retail	800	Leased
3.	HI Style Aeon Seremban 2 Lot F18, Jusco Seremban 2 Shopping Centre B12, Persiaran S2 B1, Seremban 2 70300, Seremban, Negeri Sembilan	Retail	1,172	Leased
4.	HI Style Palm Mall Lot 1 F-09, Palm Mall Seremban, Jalan Sungai Ujong, 70200, Seremban, Negeri Sembilan	Retail	2,265	Leased
Selangor
5.	HI Style Sunway Pyramid F1.AV.11, Sunway Pyramid Shopping Mall No. 3, Jalan Pjs 11/15 Bandar Sunway, 46150, Petaling Jaya, Selangor	Retail	1,410	Leased
6.	HI Style Aeon Bukit Tinggi Aeon Bukit Tinggi Shopping Centre No. 1 Lot No. F55, Persiaran Batu Nilam 1/Ks 6, Bandar Bukit Tinggi 2, 41200, Klang, Selangor	Retail	1,431	Leased
7.	HI Style Aeon Cheras Selatan Aeon Cheras Selatan Shopping Centre Lot F-09, 1St Floor, Level 1 Lebuh Tun Hussein Onn, 43200 Balakong, Cheras, Selangor	Retail	1,777	Leased
Wilayah Persekutuan
8.	HI Style Setapak Central Lot G59, KL Festival City 67 Jalan Taman Ibu Kota, Taman Danau Kota, Setapak, 53300, Kuala Lumpur, Kuala Lumpur	Retail	2,453	Leased

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S/N	Address	Usage	Area (approximate sq. ft.)	Purchased/ Lease term
9.	HI Style Velocity Lot 3.09/3.10 (3rd Floor) , Sunway Velocity Mall, Lingkaran SV, Sunway Velocity, 55100, Kuala Lumpur	Retail	1,627	Leased
Melaka
10.	HI Style Aeon Melaka Lot F22, First Floor, Aeon Bandaraya Melaka Shopping Centre, Jalan Lagenda, Taman 1 Lagenda, 75000, Melaka, Melaka	Retail	1,554	Leased
11.	HI Style Dataran Pahlawan BW-008 / BW-008A / BW-008B /BW-008C Dataran Pahlawan Melaka Megamall, Jalan Merdeka, Bandar Hilir, 75000, Melaka, Melaka	Retail	2,798	Leased
Johor
12.	HI Style KSL City Mall JB L1-85/87 KSL City, No.33, Jalan Seladang, Taman Abad, 80250, Johor Bahru, Johor	Retail	2,000	Leased
13.	HI Style Aeon Kulaijaya Lot F08, Aeon Mall Kulaijaya, Persiaran Indahpura Utama, Bandar Indahpura, 81000, Kulai, Johor	Retail	2,960	Leased
14.	HI Style Aeon Bukit Indah Lot F71, Aeon Bukit Indah Shopping Centre, No.8, Jalan Indah 15/2, Bukit Indah, 81200, Johor Bahru, Johor	Retail	2,147	Leased
15.	HI Style Aeon Tebrau City S05-06, Jalan Desa Tebrau, Taman Desa Tebrau 81100, Johor Bahru, Johor	Retail	1,674	Leased
16.	HI Style Mid Valley Southkey Lot F-014A & F-015 The Mall, Mid Valley Southkey No. 1, Persiaran Southkey 1, Southkey, 80150, Johor Bahru, Johor	Retail	4,176	Leased
Penang
17.	HI Style Prangin Mall Lot No. 33-02-07,08,09, Prangin Mall, Jalan Dr Lim Chwee Leong, 10100, Pulau Pinang, Pulau Pinang	Retail	2,794	Leased

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S/N	Address	Usage	Area (approximate sq. ft.)	Purchased/ Lease term
18.	HI Style Aeon Bukit Mertajam Lot F28, Jalan Rozhan Alma, Seberang Perai Tengah, 14000, Bukit Mertajam, Pulau Pinang	Retail	2,366	Leased
Perak
19.	HI Style Aeon Kinta City Lot F32, First Floor Aeon Kinta City Shopping Centre 2, Jalan Lean Swee, Taman Ipoh Selatan, 31400, Ipoh, Perak	Retail	1,476	Leased
20.	HI Style Aeon Station 18 SC Aeon Ipoh Station 18 Sc No. 2, Lot No. F-13, Susuran Stesen 18, Station 18, 31650, Ipoh, Perak	Retail	1,854	Leased
21.	HI Style Aeon Seri Manjung Lot F09, Aeon Shopping Centre, Pusat Perniagaan Manjung Point 3, 32040, Seri Manjong, Perak	Retail	1,677	Leased
22.	HI Style Aeon Taiping Lot G31, Aeon Taiping Shopping Mall, Jalan Kamunting, 34600, Taiping, Perak	Retail	1,218	Leased
Pahang
23.	HI Style Kuantan City Mall G08 & 09, Kuantan City Mall, Jalan Putra Square 6, 1, Putra Square, 25300, Kuantan, Pahang	Retail	3,959	Leased
Sabah
24.	HI Style Suria Mall Sabah 1st Floor, 1-49, 50, Suria Sabah Shopping Mall 1, Jalan Tun Fuad Stephens, 88000, Kota Kinabalu, Sabah	Retail	1,184	Leased
25.	HI Style 1Borneo Hypermall Unit No. G-108 & G-133, Ground Floor, 1 Borneo Hypermall, Jalan Sulaman, 88400, Kota Kinabalu, Sabah	Retail	2,346	Leased
Sub Crew
26.	SUB Sungei Wang Plaza (Kuala Lumpur) G120 & G120(A), Ground floor, Sungei Wang Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur	Retail	2,282	Leased
27.	SUB Sunway Velocity Mall (Kuala Lumpur) Lot 1-60 (1st floor), Sunway Velocity mall, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur	Retail	983	Leased

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S/N	Address	Usage	Area (approximate sq. ft.)	Purchased/ Lease term
28.	SUB Aeon Station 18 (Perak) Lot G23, Aeon Ipoh Station 18 Shopping Centre, no 2, Susuran Stesen 18, Stesen 18, 31650 Ipoh, Perak	Retail	6,213	Leased
29.	SUB City Square (Johor Bahru) J2-26-27 Level 2, City Square, 106/108 Jalan Wong Ah Fook, 80000 Johor Bahru	Retail	1,842	Leased
30.	SUB Mid Valley Southkey (Johor Bahru) Lot F-014A & F-015 The Mall, Mid Valley Southkey No. 1, Persiaran Southkey 1, 80150, Johor Bahru, Johor	Retail	5,640	Leased
31.	SUB Sunway Pyramid Lot G 195, Sunway Pyramid Shopping Mall No. 3, Jalan Pjs 11/15 Bandar Sunway, 46150, Petaling Jaya, Selangor (opening April 2023)	Retail	1,458	Leased
Sby Fashion
32.	Bottle Dream Aeon Kulaijaya (G Floor) (Johor) Lot G35, Aeon Kulaijaya Shopping Centre, Persiaran Indahpura Utama, Bandar Indahpura 81000 Kulaijaya , Johor	Retail	930	Leased
33.	Bottle Dream Aeon Bukit Indah (Level 1) (Johor Bahru) Unit Lot F60, Aeon Bukit Indah, 8, Jalan Indah 15/2 , Taman Bukit Indah, 81200 Johor Bahru	Retail	837	Leased
34.	Bottle Dream Aeon Seremban 2 (Level 1) (Negeri Seremban) Unit Lot F22, Aeon Mall Seremban 2, Persiaran S2 B1, 70300 Seremban 2, Seremban , Negeri Sembilan	Retail	1,182	Leased
35.	Bottle Dream KSL (Level 1) (Johor Bahru) L1-130 & 131, KSL City, No. 33, Jala Seladang, Taman Abad, 80250, Johor Bahru, Johor	Retail	1,120	Leased
HI Style (S)
36.	HI Style Bugis Junction 200 Victoria Street #03-19/19A Bugis Junction Mall Singapore 188021	Retail	1,044	Leased
37.	HI Style Yishun Northpoint 930 Yishun Ave 2 #02-48 Northpoint City Singapore 769098	Retail	689	Leased

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For the two years ended March 31, 2024 and 2023, as well as the six month ended September 30, 2024 together with the date of this prospectus, we had complied with all the applicable laws in respect of our leased properties as set out above in all material respects.

Litigation

We are currently involved in a legal proceeding relating to intellectual property. On April 12, 2023, HI Style (M) was served with a claim in the Seremban High Court by a retail apparel company. The plaintiff alleged that HI Style (M) breaches the plaintiff’s intellectual property rights through trademark infringement and misappropriation (“Litigation Claim”). The relief sought from the Seremban High Court include, among others, injunctive relief, the publication of apology notice by the Company, destruction, or delivery up of the alleged infringing goods, damages and legal costs.

As of January 8, 2025, the Litigation Claim has been settled out of court amicably with a mutual agreed sum of RM86,666, including of legal costs.

Separately, we have obtained all licenses, permits, approvals and certificates necessary to conduct our business operations and have complied with all applicable Malaysia and Singapore laws in all material respects. In addition, we have complied with all labor laws and wage guidelines implemented by the respective authorities in Malaysia and Singapore.

As of the date of this prospectus, none of our Directors or executive management team has been involved in any material litigation, arbitration, or administrative proceedings.

Seasonality

Our results from operations are affected by seasonal fluctuations in demand for our products. We usually experience higher sales volume in the time leading to Christmas, Deepavali, Muslim Ramadan festivals and Chinese New Year holidays, as well as around the few major online shopping holidays in the PRC. Moreover, sales of certain products are subject to seasonality by nature. For example, sales of jackets are generally higher in monsoon seasons, and our collection before the Chinese New Year and Christmas would be designed with consideration to themes or festival-related colors to boost sales volume.

Environmental Matters

Our operations in Malaysia and Singapore are not subject to any specific environmental regulations and we do not own or operate any manufacturing facilities. We engage purchasing companies for the purchase of apparel products for our customers. All of the third-party manufacturers engaged by our purchasing companies that we have engaged for the purchase of our apparel for the two years ended March 31, 2024 and 2023 as well as the six months ended September 30, 2024 are located in the PRC and Bangladesh.

We do not have any knowledge that any of our purchasing companies engaged during the two years ended March 31, 2024 and 2023 as well as the six month ended September 30, 2024 and as at the date of this prospectus, had been in breach of any local environmental regulations.

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Corporate Social Responsibility

We are committed to CSR in the three aspects of non-discrimination, safety and health and the environment:

Non-discrimination: We are committed to treating our employees with fairness and respect. We believe in co-operation, teamwork, and trust. We hire based on ability and merit, and reward and promote based on each employee’s performance.

Safety and Health: We are committed to ensuring a safe and healthy environment for our employees and customers and to eliminating preventable accidents and health hazards in our business locations.

Environment: We seek to ensure that our business operations are environmentally friendly. We also work to ensure that our business activities comply with applicable environmental standards, rules, and regulations

Insurance

We maintain insurance covering risks including office insurance and employee compensation insurance in respect of our operations in Malaysia and Singapore.

We understand the importance of workplace insurance, also known as workers’ compensation, as workplace insurance provides financial protection to employees in case they are injured or become ill as a result of their work. It can cover medical expenses, lost wages, and rehabilitation costs, among other things, and can help ensure that employees receive the care they need to recover from work-related injuries or illnesses. Workplace insurance can also protect employers from legal liability if an employee is injured or becomes ill on the job.

For the six months ended September 30, 2024 and the two years ended March 31, 2024 and 2023 and up to the date of this prospectus, we have not made any material claims under any of our insurance policies.

Labor Safety

We do not own or operate any manufacturing facilities and therefore we are not subject to any manufacturing-related safety regulations.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Malaysia and Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Malaysia and Singapore on the business and operations of our Malaysian Operating Subsidiaries and Singaporean Operating Subsidiary.

Laws And Regulations Relating to Our Business In Malaysia

Business Operation

Prior to the commencement of our business operations in Malaysia, we are required to apply for business premises licenses for each operating premises from the relevant local authority under the Local Government Act 1976, which confers power to the local authority to create by-laws providing that no person shall use any premises within the jurisdiction of the respective municipal council without a license issued by the respective municipal council, and any person who fails to exhibit his license at all times in some prominent place on the licensed premises or fails to produce such license when required shall be liable to a fine not exceeding RM500 and/or to imprisonment for a term not exceeding six months. All our Malaysian subsidiaries have obtained the business premises license from the local authority and are in compliance with the Local Government Act 1976.

Occupational Safety and Health

The Occupational Safety and Health Act 1994 (the “OSHA 1994”) is aimed to ensure the safety, health, and welfare of all persons at all places of work. It was promulgated based on the self-regulation concept, in which the primary responsibility of ensuring safety and health at the workplace lies with those who create the risks and work with the risks. Similarly, the Department of Occupational Safety and Health (the “DOSH”) is responsible for ensuring the safety, health and welfare of people at work as well as protecting other people from the safety and health hazards in the industry sectors specified in the First Schedule of the OSHA 1994 which includes the following: (a) manufacturing; (b) mining and quarrying; (c) construction; (d) agriculture, forestry and fishing; (e) utilities; (f) transport, storage and communication; (g) wholesale and retail trades; (h) hotels and restaurants; (i) finance, insurance, real estate and business services; and (j) public services and statutory authorities.

The OSHA 1994 imposes a duty on the employer, or the self-employed person, “to ensure, so far as is practicable, the safety, health and welfare at work of all his employees”. The “work” is defined under the OSHA 1994 to mean work as “an employee or as a self-employed person”. The OSHA 1994 states that an employer’s duty shall extend to include the maintenance of plants and systems of work that are safe and pose no risk to the health of their employees. The “place of work” is defined as the “premises where persons work or premises used for the storage of plant or substance” and “premises” is defined to include: (a) any land, building or part of any building; (b) any vehicle, vessel or aircraft; (c) any installation on land, offshore installation or other installation whether on the bed of or floating on any water; and (d) any tent or movable structure. The OSHA 1994 adopts a broad definition for “place of work”. For example, if the employee or self-employed person is contractually obligated to work offshore, on multiple sites, or even assigned overseas during their course of employment, then they would all be considered as the “place of work”.

An employer is also required under the OSHA 1994 to notify the nearest occupational safety and health office of any accident, dangerous occurrence, occupational poisoning, or occupational disease which has occurred or is likely to occur at the place of work. The employer shall notify the nearest Department of Occupational Safety and Health office by the quickest means available and also send a report thereof within seven days as specified under the Occupational Safety and Health (Notification of Accident, Dangerous Occurrence, Occupational Poisoning and Occupational Disease) Regulations 2004.

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Apart from the employers, employees also have the general duties under the OSHA 1994, which are as follows: (a) to take reasonable care for the safety and health of himself and of other persons who may be affected by his acts or omissions at work; (b) to co-operate with his employer or any other person in the discharge of any duty or requirement imposed on the employer or that other person by the OSHA 1994 or any regulation made thereunder; (c) to wear or use at all times any protective equipment or clothing provided by the employer for the purpose of preventing risks to his safety and health; and (d) to comply with any instruction or measure on occupational safety and health instituted by his employer or any other person by or under the OSHA 1994 or any regulation made thereunder.

Save for the provisions where penalty is expressly provided, Section 51 of the OSHA 1994 provides general penalty, i.e., any person who by any act or omission contravenes any provisions of the OSHA 1994 or any regulations made thereunder shall be guilty of an offence, and shall, on conviction, be liable to a fine not exceeding RM10,000 or to imprisonment for a term not exceeding one year or to both and, in the case of a continuing offence, to a fine not exceeding RM1,000 for every day or part of a day during which the offence continues after conviction. Section 52 of the OSHA 1994 also states that, where a body corporate contravenes any provisions of the OSHA 1994 or any regulations made thereunder, every person who at the time of the commission of the offence is a director, manager, secretary or other like officer of the body corporate shall be deemed to have contravened the provision and may be charged jointly in the same proceedings with the body corporate or severally, and every such director, manager, secretary or other like officer of the body corporate shall be deemed to be guilty of the offence.

It is worth noting that the Occupational Safety and Health (Amendment) Act 2022 (“OSHA 2022”) which was introduced on March 16, 2022, to amend certain provisions of the OSHA 1994, will come into force on such date to be determined by the Minister of Human Resource. Following the amendments made by the OSHA 2022, the OSHA 1994 shall apply to all places of work throughout Malaysia including the public services and statutory authorities except for domestic employment settings, armed forces and work on board ships governed by the Merchant Shipping Ordinance 1952, Sabah Merchant Shipping Ordinance 1960, or Sarawak Merchant Shipping Ordinance 1960. Further, Section 51 of the OSHA 1994 was amended to increase the maximum fine of general penalty to RM100,000 and in the case of a continuing offence, the maximum fine has been increased to RM2,000 for every day or part of a day during which the offence continues after conviction. Section 52 of the OSHA 1994 was also amended to include any person who at the time of the commission of the offence was a director, compliance officer, partner, manager, secretary or other similar officer of the body corporate or to any extent responsible for the management of any of the affairs of the body corporate or was assisting in its management, to be charged severally or jointly in the same proceedings with the body corporate.

Employment laws

The Employment Act 1955 (the “EA 1955”) is the principal law that governs and regulates all labor relations which covers the categories of employees as stated in the First Schedule of the EA 1955. Following the implementation of the Employment (Amendment) Act 2022 (the “EA 2022”) and the Employment (Amendment of First Schedule) Order 2022 which comes into force on January 1, 2023, the applicability of EA 1955 has been widened to include any person who has entered into a contract of service with an employer irrespective of their monthly wages, is engaged in manual labor, serves as a supervisor of such manual laborer, serves as a domestic employee, and is engaged in any capacity in any vessel registered in Malaysia subject to certain conditions.

As long as the employee falls under the categories of “employee” under the Employment (Amendment of First Schedule) Order 2022, pursuant to section 7 of the EA 1955, any term and condition of the contract of service which is less favorable than the provisions under the EA 1955 or any other regulations made thereunder shall be ‘void’. Section 7 of the EA 1955 further states that such terms which are less favorable shall be substituted by those prescribed under the EA 1955.

Section 19 of the EA 1955 provides that every employer shall pay to each of his employees no later than the seventh day after the last day of any wage period. Subject to the contract of service, the wage period will normally be one month. If there is no wage period mentioned in the contract of service, the wage period shall be deemed to be one month. Under section 12 of the EA 1955, on termination, either the employer or the employee may give notice or payment in lieu of notice to terminate the contract of service. The length of such notice shall depend on the tenure of the employment of the employee.

Regardless of whether the employee falls under the purview of the EA 1955, the employer is under legal obligations to make the following statutory contributions: (a) Employees Provident Fund (the “EPF”), (b) the Social Security Organization (the “SOCSO”) contribution, (c) Employee Insurance System Scheme, (d) Schedular Tax Deduction or “Potongan Cukai Berjadual”, (e) Trade Union Subscription Fees or “Perbadanan Tabung Pendidikan Tinggi Nasional” (PTPTN) loan repayment (subjected to a request in writing by the employee must first be obtained). Section 99A of the EA 1955 provides that any person who commits any offence under or contravenes any provision of EA 1955 or any regulations made thereunder, in respect of which no penalty is provided, shall be liable, on conviction, to a fine not exceeding RM50,000, as revised under the EA 2022.

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The relevant legal framework and procedures relating to employees and/or former employees who have been unfairly dismissed and/or constructively dismissed by employers is set out in the Industrial Relations Act 1967 (the “IRA 1967”). The IRA 1967 provides an avenue for employees to seek redress by bringing matters to the Industrial Court of Malaysia, which has jurisdiction over matters relating to industrial relation matters. In general, former employees who claim to have been unfairly and/or unlawfully dismissed by an employer may seek reinstatement to their position or compensation in lieu of reinstatement and back wages for a maximum of up to 24 months of their last-drawn salary.

The Minimum Wages Order 2022 (the “MWO 2022”) provides that an employee shall be paid an average minimum wage of not less than RM1,500 per month, or RM7.21 per hour with effect from May 1, 2022 and it is applicable to employer who employs five (5) or more employees in a company, and regardless of the number of employees employed, employer who carries out a professional activity classified under the Malaysia Standard Classification of Occupations (the “MASCO”) as published officially by the Ministry of Human Resources. In relation to an employee who is not paid basic wages but is paid wages based only on piece rate, tonnage, task, trip or commission, the rate of monthly wages payable to the employee shall not be less than RM1,500 per month.

The Employees’ Social Security Act 1969 (the “ESSA 1969”) provides benefits under two social insurance schemes, namely, the Employment Injury Insurance Scheme and the Invalidity Pension Scheme. The former provides for payment of certain benefits to an employee for any injury or disease that arises out of employment or during the course of employment. Under the ESSA 1969, the employees have the right to claim for certain benefits such as: (a) medical benefit; (b) disablement benefit; (c) constant attendance allowance; (d) dependents’ benefit; (e) funeral benefit; (f) survivor’s pension; and (g) invalidity pension.

The SOCSO was established as one of the government departments under the Ministry of Human Resources to administer, implement and enforce the ESSA 1969 and the Employees’ Social Security (General) Regulations 1971. The Employment Injury Scheme under the SOCSO provides protection to employees against occupational injuries including occupational diseases and commuting accidents. Employers are responsible for reporting all work-related accidents that befall their workers within forty-eight hours of notification.

Employers are categorized into two categories, namely principal employer, and immediate employer. A principal employer is an employer who employs an employee directly under a contract of service or apprenticeship. The principal employer is responsible for all matters relating to services and payment of wages. An immediate employer is an employer who employs employees to perform work under the supervision of the principal employer. This includes a person who has a contract of service with an employee and temporarily lends or leases the service of that employee to a principal employer. The principal and immediate employers who employ one or more employees are responsible for registering and contributing to the SOCSO based on the rates specified under the ESSA 1969 by the SOCSO. The principal employers are also responsible for ensuring all workers are registered with the SOCSO and that the contributions are paid accordingly.

If the employer, (a) fails to pay any contribution or any part thereof which is payable by him under the ESSA 1969 or fails to pay within the time prescribed by regulations any interest payable under section 14A of the ESSA 1969; (b) deducts or attempts to deduct from the wages of an employee the whole or any part of the employer’s contribution; (c) in contravention of section 52 of the ESSA 1969 reduces the wages or any privileges or benefits admissible to an employee; (d) in contravention of section 53 of the ESSA 1969 or any regulation dismisses, discharges, reduces or otherwise punishes an employee; (e) fails or refuses to submit any return or accident report required by the regulations, or makes a false return or report; (f) obstructs any Inspector appointed under section 12 of the ESSA 1969 and includes the Director General and every Deputy Director General or any other official of the SOCSO in the discharge of his duties; or (g) is guilty of any contravention of or non-compliance with any of the requirements of the ESSA 1969 or the rules or the regulations in respect of which no special penalty is provided, he shall be punishable with imprisonment a term which may extend to two years, or with fine not exceeding RM10,000 or with both.

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Employment Act for Foreign Workers

In Chong Wah Plastics Sdn Bhd v Idris Ali & Ors [2001] 1 ILR 598, the Industrial Court of Malaysia held that as foreign employees who fall within the definition of “employee” under the EA 1955 are also employees, there was no difference made between foreign and local employees. Foreign employees are covered by both the EA 1955 and the IRA 1967.

Therefore, all the laws applicable to employees in Malaysia are equally applicable to foreign workers in Malaysia. This includes all the implied terms of an employment contract such as payment of wages, rest day, public holiday. The highest authority invested with the power to investigate and to enforce labor law in Malaysia is the Director-General of Labor.

Trade Descriptions

Pursuant to the Trade Descriptions Act (the “TDA 2011”), no person shall make any false or misleading statement in any advertisement in relation to any goods or services. Whilst there is a presumption of liability on the person who directly or indirectly offers to supply the goods or services and on whose behalf the advertisement is made, in the event such presumption is proven to the contrary and the false or misleading statement is due to the fault of the advertising agency, the advertising agency may be liable for such offence.

However, it shall be a defense for the person charged in any proceedings for an offence committed by reason of publication of an advertisement to prove:

a)	that he is a person whose business is to publish or arrange for the publication of advertisement;
b)	he received the advertisement for publication in the ordinary course of business; and
c)	that he did not know or had no reason to suspect that its publication would amount to an offence under the TDA 2011.

Trademarks Protection

The Trade Marks Act 2019 (the “TMA”) is the primary legislation governing trademark registration and protection in Malaysia. The TMA came into effect on December 27, 2019 and replaced the previous Trade Marks Act 1976. The TMA modernizes the trademark registration and protection system in Malaysia and aligns it with international best practices. It provides greater protection for trademark owners and makes it easier for businesses to register and protect their trademarks.

Some of the key features of the TMA include:

a)	Expansion of the definition of a trademark: The TMA broadens the definition of a trademark to include non-traditional marks, such as sound, smell, and shape marks.
b)	Introduction of a multi-class system: The TMA allows for the registration of trademarks in multiple classes of goods and services in a single application.
c)	Changes to the registration process: The TMA simplifies the registration process by introducing online filing and examination of trademark applications.
d)	Increased protection for well-known trademarks: The TMA provides greater protection for well-known trademarks by allowing owners of such trademarks to prevent the registration and use of similar or identical marks for any goods or services, regardless of whether they are in the same class.
e)	Introduction of criminal penalties: The TMA introduces criminal penalties for trademark infringement, including fines and imprisonment.

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Competition Law

The Competition Act 2010 applies to all commercial activities which have an effect on competition in any market in Malaysia, whether such activities are carried out within or outside Malaysia (which has an effect on competition in any market in Malaysia) save for the commercial activities regulated under the Communication and Multimedia Act 1998, Energy Commission Act 2001, Aviation Commission Act 2015, Petroleum Development Act 1974 and Petroleum Regulations 1974. Further, “commercial activities” is defined to include any activity of a commercial nature but does not include (a) any activity, directly or indirectly, in the exercise of governmental authority; (b) any activity conducted based on the principle of solidarity; and (c) any purchase of goods and services as part of an economic activity. In general, the Competition Act 2010 prohibits anti-competitive agreements (horizontal or vertical) that have object or effect of significantly preventing, restricting or distorting competition in any market for goods or services. Further, it also prohibits any conduct by enterprises that amounts to an abuse of a dominant position in any market for goods or services. Section 40 of the Competition Act 2010 provides that there may be an imposition of a financial penalty of up to 10% of the worldwide turnover of the enterprise for the period during which the infringement occurred. The Malaysia Competition Commission may also take other actions, including issuing cease and desist orders whereas general penalty pursuant to Section 61 of the Competition Act 2010 provides that upon conviction, such person shall be liable to (a) fine not exceeding five million ringgit, and for a second or subsequent offence, to a fine not exceeding ten million ringgit; or (b) if such person is not a body corporate, to a fine not exceeding one million ringgit or to imprisonment for a term not exceeding five years or to both, and for a second or subsequent offense, to a fine not exceeding two million ringgit or to imprisonment for a term not exceeding five years or to both.

Regulations on Personal Data Protection

The Personal Data Protection Act 2010 regulates the processing of personal data in the course of commercial transactions in Malaysia and is enforced by the Personal Data Protection Commissioner. Broadly, the Personal Data Protection Act 2010 sets out seven key data protection principles which must be adhered to by data users (i.e. a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a processor) in Malaysia which include (i) the requirement to obtain consent prior to processing an individual’s personal data, the requirement to provide written notice to individuals in both English and the Malay language stating, among other things, the purposes for which the personal data will be processed, the classes of third parties to whom personal data will be disclosed, and the individual’s right; and (ii) obligation to ensure that the personal data collected will be processed in a safe and secure manner, and Personal Data Protection Standard 2015 further prescribes the minimum requirement for data security in processing personal data electronically or non-electronically.

Anti-Money Laundering and Counter-Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (the “AMLA 2001”) prohibits money laundering and terrorism financing activities. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of unlawful activity, commits a money laundering offence under the AMLA 2001.

In addition, a reporting institution under the First Schedule of the AMLA 2001 is obliged to observe the anti-money laundering and counter financing terrorism requirements and standards, which include reporting and record-keeping duties, such as submitting suspicious transaction reports, implementing risk-based application, and conducting customer due diligence. None of our Malaysian subsidiaries is deemed to be a reporting institution. Nevertheless, we are required to comply with the provisions under the AMLA 2001.

Sale of Goods Act 1957

The statute applicable for sale of goods in Peninsular (West) Malaysia is the Sale of Goods Act 1957 (the “SOGAM”). It is important to note that the SOGAM applies to contract for the sale of goods as defined in section 4 of the SOGAM: “A contract of sale of goods is a contract whereby the seller transfers or agrees to transfer the property in goods to the buyer for a price.” In other words, a sale occurs when the ownership or property in goods passes to the buyer. This means that in addition to the ordinary elements of a contract, two other elements, goods and money consideration, must also be present in a contract of sale of goods.

As a general rule, there is no implied warranty or condition as to quality or fitness for any particular purpose of goods supplied under a contract of sale. This is by virtue of section 16(1) of the SOGAM. In other words, the common law rule of “let the buyer beware” commonly referred to as caveat emptor has been restated in section 16 of SOGAM. A buyer must exercise care when he makes purchases. However, there are two exceptions to this general rule which are: (a) goods must be reasonably fit for purposes for which the buyer wants them and (b) goods must be of merchantable quality.

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Section 16(1)(a) of the SOGAM deals with implied condition as to fitness. The section provides that where goods are sold in the course of a business and the buyer expressly or by implication makes known to the seller the purpose for which he is buying the goods, then there is an implied condition that the goods will be reasonably fit for that purpose, even if it is a purpose for which such goods are not commonly bought. This section may be invoked where the purpose for which the goods are required is made known to the seller unless it is implied, but where a buyer purchases goods without saying anything, the situation may be covered by section 16(1)(b). It appears that section 16(1)(a) excludes a private sale.

Whereas section 16(1)(b), “merchantable quality” means the goods sold are fit for the particular use to which they were sold. If they are defective for the purpose, they are unmerchantable. The test of “merchantable quality” needs to be examined in relation to the description of the goods sold.

Consumer Protection Act 1999 and the Consumer Protection (Electronic Trade Transactions) Regulations 2012

The main statute on consumer protection in Malaysia is the Consumer Protection Act 1999 (the “CPA”). CPA applies to all consumer transactions in Malaysia, including the sale of goods and services, and is designed to ensure that consumers are treated fairly and provided with adequate information about the products and services they purchase. The protection for e-consumers has been further strengthened recently by the enactment of the Consumer Protection (Electronic Trade Transactions) Regulations 2012.

CPA sets out a number of key provisions that businesses must comply with in order to ensure that consumers are protected. Some of the key provisions include:

a)	Provision of information: Businesses must provide consumers with clear and accurate information about their products and services, including pricing, quality, and safety. This information must be provided in a way that is easily accessible to consumers.
b)	Consumer rights: The CPA provides for a range of consumer rights, including the right to receive goods and services of satisfactory quality, the right to information about the products and services they purchase, and the right to seek redress if they are dissatisfied with a purchase.
c)	Unfair practices: The CPA prohibits businesses from engaging in unfair practices, such as making false or misleading claims about their products or services or engaging in misleading advertising.
d)	Product safety: The CPA requires businesses to ensure that their products are of acceptable quality (as stated under Section 32 of the CPA). The goods must be fit for their purpose, acceptable in appearance, free from minor defects, and safe and durable. In addition, sellers are prohibited from oppressing the consumer by entering into a sales contract that is deemed to be procedurally or substantively unfair to the consumer. Also, the CPA requires businesses to provide adequate warnings about any risks associated with their use.
e)	Remedies for breach of contract: If a business breaches its obligations under the act, consumers have a range of remedies available to them, including the right to receive a refund or replacement, the right to seek damages, and the right to terminate the contract.

The Consumer Protection (Electronic Trade Transactions) Regulations 2012 govern the conduct of electronic commerce transactions. The regulations were introduced to provide greater protection to consumers who engage in online transactions, and to establish a regulatory framework for e-commerce in Malaysia. The regulations apply to any person who carries out electronic transactions with consumers, whether they are businesses or individuals. They set out a number of key requirements that must be met in order to ensure that consumers are protected when making purchases online. Under the schedule provided under the Regulations, the information that is required to be disclosed are:

a)	Disclosure of information: The regulations require online businesses to provide clear and accurate information about their products and services, including pricing, delivery methods, and refund policies. This information must be provided in a way that is easily accessible to consumers.

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b)	Consent to transactions: The regulations require businesses to obtain the express consent of consumers before completing any transaction. This means that consumers must be given the opportunity to review and confirm their order before it is processed.
c)	Security of transactions: Online businesses must take all necessary measures to ensure the security of electronic transactions, including the use of secure servers, encryption technologies, and other security measures.
d)	Privacy protection: The regulations require online businesses to protect the privacy of consumers, including their personal information and payment details. Businesses must also obtain the express consent of consumers before using their personal information for any marketing purposes.
e)	Dispute resolution: The regulations provide for the resolution of disputes between consumers and online businesses, including the use of mediation and other alternative dispute resolution mechanisms.

Electronic Commence Act 2006

The primary legislation governing ecommerce transactions is the Electronic Commerce Act 2006 (the “ECA”) under the jurisdiction of the Ministry of Domestic Trade, Cooperatives and Consumerism. The ECA provides for legal recognition of electronic messages in commercial transactions, the use of the electronic messages to fulfill legal requirements and to enable and facilitate commercial transactions through the use of electronic means.

Although e-commerce is conducted online, it is necessary for the transaction to fulfil all of the elements of a legally binding contract. There must be an offer, acceptance of the offer, consideration, and the intention to create legal relations. Section 7(1) of the ECA facilitates commercial transactions through electronic means by acknowledging the formation of a valid contract formed through an electronic message. These contracts are legally valid, binding and enforceable against the contracting parties as provided under Section 7(2) of the ECA.

Some of the key provisions of the ECA include:

a)	Electronic signatures: The ECA provides for the use of electronic signatures in electronic transactions. An electronic signature is deemed to have the same legal effect as a physical signature, provided that it is reliable and can be verified.
b)	Data messages: The ECA provides for the use of data messages in electronic transactions. A data message is any information generated, sent, received or stored by electronic, magnetic, optical or similar means.
c)	Liability of service providers: The ECA provides that service providers are not liable for the content of information transmitted or hosted on their networks, provided that they do not have actual knowledge of the content and that they act promptly to remove or disable access to the content when they become aware of it.
d)	Consumer protection: The ECA provides for the protection of consumers in electronic transactions. Businesses are required to provide consumers with clear and accurate information about their products and services, and to ensure that their products and services are safe and of satisfactory quality.

Laws and Regulations Relating to Our Business in Singapore

This section sets forth a summary of the material laws and regulations that affect our business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to our business and operations. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Our business operations are not subject to any special legislation regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Singapore.

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Environmental Public Health Act

The Environmental Public Health Act 1987 of Singapore (the “EPHA”) is administered by the NEA and regulates, among other things, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health of Singapore (the “DGPH”) may, upon receipt of any information with respect to the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or suffering the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. If the DGPH receives any information in respect of the existence of a nuisance liable to be dealt with under the EPHA, a nuisance order may be served on the person responsible for the nuisance prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first offense and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the Ministry Of Manpower (the “MOM”).

Any person who breaches his duty under the WSHA is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding SS5,000 for every day or part thereof during which the offense continues after conviction.

Under the WSHA, it is the duty of any person who manufactures any machinery, equipment or hazardous substance (the “MEHS”), which includes, among other things, welding equipment, for use at work to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by paragraph (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade or business carried out by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (“customer”) in the course of a business of financing the acquisition of the machinery or equipment by the customer from others. In the event any person contravenes the relevant provision in the WSHA that imposes the aforementioned duty on such person, that person is guilty of an offense, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

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Further, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work. The remedial order shall direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried out with due regard to the safety, health and welfare of the persons at work, whereas a stop-work order will direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

Pursuant to the Workplace Safety and Health (Noise) Regulations 2011 of Singapore (the “WSHNR”), the occupier of a workplace must take reasonably practicable measures to reduce or control the noise from any machinery or equipment used or from any process, operation or work carried out by him in in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise. This may include replacing noisy machinery, equipment, processes, operations or work with less noisy machinery, equipment, processes, operations or work, and such other measures as prescribed under the WSHNR. Where it is not practicable to reduce the noise, the occupier of a workplace shall limit the duration of time persons at work are exposed to the noise in accordance with the time limits prescribed in the Schedule under the WSHNR. Any person who contravenes the aforementioned is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000, and in the case of a second or subsequent conviction, for a fine not exceeding S$20,000 or imprisonment for a term not exceeding six months or both.

Pursuant to the Workplace Safety and Health (Risk Management) Regulations, the employer in a workplace is supposed to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks, implement measures or safety procedures to address the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safety procedures for a period of not less than three years and submit such records to the CWSH when required by the CWSH from time to time. Any employer who fails to comply with the aforementioned requirements is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000 for the first offense, and for a fine not exceeding S$20,000 for a subsequent offense or imprisonment for a term not exceeding six months or both.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 of Singapore (the “WICA”), which is regulated by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal.

The WICA provides that if all employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

a)	report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or
b)	commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

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Damages under a common law claim are usually more than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence caused the injury.

Under the WICA, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which may incur under the provisions of the WICA in respect of all employees employed by him, unless specifically exempted. Further, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work who earn S$2,100 or less a month. Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both. For further information on our Group’s insurance policies, please refer to the section headed “Business – insurance”.

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) is the main legislation governing employment in Singapore and is administered by the MOM. The Employment Act covers every employee who is under a contract of service with an employer and includes a workman (as defined under the Employment Act) but does not include, among others, any person employed in a managerial or executive position (subject to the exceptions set out below). The definition of “Employees” under the Employment Act does not extend to freelance contractors who have entered into a contract for service. Accordingly, freelance contractors are not considered to be employees of our Group.

A workman is defined under the payment Act as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work

Core employment provisions of the Employment Act, such as public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except public servants, domestic workers, seafarers and those who are covered separately.

In addition to the core employment provisions of the Employment Act, Part IV of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part IV”). However, such Part IV provisions only apply to: (a) workmen earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen) earning basic monthly salaries of not more than S$2,600.

An employer who breaches any provision of Part IV of the Employment Act is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

From April 1, 2016, employers are required to issue to their employees who are covered by the Employment Act and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

Central Provident Fund Act

The Central Provident Fund (the “CPF”) Act 1953 of Singapore (the “CPFA”) is a Singaporean law that establishes the Central Provident Fund, a mandatory savings and social security scheme for working Singaporeans and Permanent Residents. The CPF system was established in 1955 and has since been updated and amended several times, with the most recent revision being in 2019. The funds in these accounts are used to provide retirement, healthcare, and housing benefits for individuals and their families. The CPF Act sets out the rules and regulations governing the CPF scheme, including the contribution rates, withdrawal rules, and investment policies. The Act also establishes the CPF Board, which is responsible for managing the CPF system and ensuring that its benefits are administered fairly and efficiently.

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Pursuant to the CPFA, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, all employers can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid that month.

The current contribution rate for most employees borne by the employer is 17% of an employee’s monthly wages. If an employer fails to make these contributions on time, they may be subject to a penalty and interest charges. The CPF Board may impose a late payment interest of 1.5% per month on the unpaid amount from the due date of payment until the actual date of payment, or S$5, whichever is greater. In addition, the employer may also be required to pay a composition fine of up to S$5,000 per offense if they fail to pay the CPF contributions by the specified deadline. Employers who deliberately fail to pay their employees’ CPF contributions or who repeatedly violate CPF contribution rules may face criminal charges and fines. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Income Tax Act

The Income Tax Act 1947 of Singapore (the “ITA”) is the main legislation that governs the taxation of income in Singapore. The ITA was first enacted in 1947 and has been amended several times since then to keep up with changes in the tax system and economic landscape. Under the ITA, individuals, companies, and other entities are subject to tax on their income earned in Singapore. The ITA sets out the rules for determining taxable income, allowable deductions, and tax rates for different types of income.

The ITA is administered by the Inland Revenue Authority of Singapore (the “IRAS”), which is responsible for assessing and collecting taxes in Singapore. The ITA is regularly updated to reflect changes in the tax system and ensure that it remains relevant to the needs of taxpayers and the economy.

Some key provisions of the ITA include (i) Tax residency: The ITA defines the criteria for determining an individual or company’s tax residency status in Singapore, which determines the amount of tax they are liable to pay; (ii) Taxable income: The ITA sets out the rules for determining what constitutes taxable income, including employment income, business profits, rental income, and capital gains; (iii) Deductions and allowances: The ITA allows for certain deductions and allowances to be claimed to reduce the amount of taxable income, such as expenses related to employment or business operations; (iv) Tax rates: The ITA sets out the tax rates for different types of income and tax residency statuses; and (v) Filing and payment: The ITA requires individuals and companies to file tax returns and make tax payments by specific deadlines.

Failure to pay income tax or failing to file tax returns can result in penalties and legal consequences. The penalties can vary depending on the severity of the offense and whether it was a first-time or repeat offense. Some of the penalties that can be imposed for not paying income tax include (i) Late payment penalty, where if you do not pay your income tax by the due date, you will be charged a late payment penalty of 5% of the outstanding tax amount. This penalty will continue to accrue until the tax is fully paid; (ii) Late filing penalty, where if you fail to file your tax return by the due date, you will be charged a late filing penalty of up to $1,000. The penalty amount may be higher if the tax return is filed later; (iii) Prosecution, where if you intentionally fail to pay income tax, you may be prosecuted under the ITA. This can result in fines, imprisonment, or both; and (iv) Additional tax and interest, where if the IRAS discovers that you have underreported your income, you may be required to pay additional tax and interest on the underreported amount. However, if you are having difficulty paying your taxes, you may be able to seek assistance and work out a payment plan with the IRAS to avoid penalties and legal consequences.

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Employment of Foreign Manpower Act

The employment of foreign employees in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”) and is regulated by the MOM. The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. Any person who fails to comply with or contravenes this provision of the EFMA is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals, managers and executives earning a fixed monthly salary of at least S$4,500 with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) may apply for an employment pass, whereas older and more experienced candidates will need higher salaries. Mid-level skilled staff earning a fixed monthly salary of at least S$2,500 who possess a degree, diploma or technical certificate and have the relevant work experience may apply for all S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, all employers are required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Good and Services Tax

The Singapore Goods and Services Tax (“GST”) Act 1993 (the “GST Act”) is the legislation that governs the imposition of GST in Singapore. It sets out the rules and regulations for registering for GST, filing GST returns, and claiming GST refunds. Under the GST Act, businesses that have an annual taxable turnover of S$1 million or more are required to register for GST. Businesses with an annual taxable turnover of less than S$1 million may choose to register for GST voluntarily. Once registered for GST, businesses must charge and collect GST at the prevailing rate (8% as of the date of this Prospectus) on their taxable supplies. They must also file GST returns on a regular basis, which provides information on the GST collected and paid on their supplies. GST returns must be filed electronically and can be submitted monthly, quarterly, or annually, depending on the business’s taxable turnover. The GST Act also provides for various exemptions and zero-rating provisions.

Businesses that incur GST on their purchases and expenses may be eligible to claim GST refunds. These refunds can be claimed through the GST return process or through an electronic application.

Regulations on E-Commerce

The relevant laws regulating e-commerce are the:

Electronic Transactions Act 2010. This Act recognizes the validity of electronic records, signatures, and contracts formed by electronic communication and sets out the liabilities of network service providers. Parties can agree to exclude the use of these electronic records, communications, or signatures in the contract or transaction. The Act does not apply where there are specific rules of law governing writing or signing, including for wills, contracts for sale of immovable property, declarations of trust, and powers of attorney. This Act was amended in February 2021 to adopt modifications to the United Nations Model Law on Electronic Transferable Records and to make it consistent with the United Nations Convention on the Use of Electronic Communications in International Contracts.

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Spam Control Act 2007. This Act provides for the control of spam, which is unsolicited commercial communications sent in bulk by email or by text or multimedia messaging to mobile telephone numbers. It prohibits sending bulk unsolicited commercial electronic messages to instant message accounts, email addresses, and mobile telephone numbers that are randomly generated or obtained through harvesting software. Electronic messages do not include voice calls.

Computer Misuse Act 1993. This Act makes provision for securing computer systems against unauthorized access or modifications. It provides that any person who knowingly causes a computer to perform any function for the purpose of securing access without authority to any program or data held in any computer shall be guilty of an offence and shall be liable on conviction to a fine not exceeding $2,000 or to imprisonment for a term not exceeding 2 years or to both. If any damage caused by an offence under this section exceeds $10,000, a person convicted of the offence shall be liable to a fine not exceeding $20,000 or to imprisonment for a term not exceeding 5 years or to both.

Cybersecurity Act 2018. This Act requires or authorizes the taking of measures to prevent, manage and respond to cybersecurity threats and incidents, to regulate owners of critical information infrastructure and to regulate cybersecurity service providers. It regulates individuals and businesses who own or manage computer systems located wholly or partly in Singapore necessary for the continuous delivery of essential services. In particular, the Commissioner may, by notice given in the prescribed form and manner, require any person who appears to be exercising control over the computer or computer system, to provide to the Commissioner, within a reasonable period specified in the notice, such relevant information relating to that computer or computer system as may be required by the Commissioner for the purpose of ascertaining whether the computer or computer system fulfils the criteria of a critical information infrastructure.

The relevant laws do not distinguish between online selling to customers (business-to consumer) and online selling to businesses (business-to-business).

There is no specific legislation which regulates the use of online platforms for marketing or sales purposes. However, there are codes of practice and guidelines that apply to advertising on online platforms, for example the Guidelines on Interaction Marketing Communication & Social Media and the Singapore Code of Advertising Practice.

Regulations on Product Liability

There is no single comprehensive piece of legislation governing product liability and product safety. Product liability claims are governed by common law which can be based on contract or tort law, and various statutes for example the:

The Sale of Goods Act 1979 (the “SOGA”) applies to any contract where a seller transfers or agrees to transfer property in goods to a buyer in exchange for a price. The scope of the SOGA deals with the formation of the contract and stipulates that certain terms are implied in contracts for the sale of goods. These include, inter alia, implied conditions that the seller has the right to sell the goods, that the goods are of a satisfactory quality, and, where the seller sells goods in the course of business and where the buyer makes known his purpose for buying the goods, an implied condition that the goods supplied are reasonably fit for that purpose. The SOGA also addresses the effects of the contract. These provisions set out rules and presumptions concerning the transfer of property and title in goods as between the buyer and the seller. Further, the SOGA relates to the performance of the contract. In particular, it sets out the respective rights and duties of sellers and buyers. The SOGA stipulates the rights of an unpaid seller against goods. Where the whole of the contract price has not been paid or tendered, the unpaid seller may have certain real rights against the goods, including a right of lien, a right of stoppage in transit, a right to withhold delivery, or a right to resell goods, as the case may be and sets out the rights of buyers and sellers against one another for breach of contract.

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The Supply of Goods Act 1982 was enacted to amend the law with respect to the terms to be implied in certain contracts for the transfer of the property in goods and in certain contracts for the hire of goods. It provides that, in a contract for the transfer of goods, there is an implied condition on the part of the transferor that in the case of a transfer of the property in the goods he has a right to transfer the property and in the case of an agreement to transfer the property in the goods he will have such a right at the time when the property is to be transferred. Further, where, under a contract for the transfer of goods, the transferor transfers or agrees to transfer the property in the goods by description, there is an implied condition that the goods will correspond with the description. In addition, where, under a contract for the transfer of goods, the transferor transfers or agrees to transfer the property in the goods by reference to a sample, there is an implied condition that the bulk will correspond with the sample in quality; that the transferee will have a reasonable opportunity of comparing the bulk with the sample; and that the goods will be free from any defect, making their quality unsatisfactory, which would not be apparent on reasonable examination of the sample.

The Unfair Contract Terms Act 1977 (the “UCTA”) is a body of law designed to primarily protect consumers who may be prejudiced by the weaker bargaining positions they occupy in most consumer transactions. The UCTA prohibits a person from using a contract term or notice to exclude his own liability for negligent acts causing death or personal injury on another. For instance, an amusement park operator is unable to rely on a signboard disclaiming liability for rollercoaster failure leading to personal harm to the visitor. In contrast, for loss or damage beyond death or personal injury, exclusion clauses are valid insofar as they are reasonable. In the case of a consumer dealing with a business entity, if the transaction is entered into using the latter’s standard form (for instance, when you sign up with a telco on their standard contract), then the UCTA disallows the business from using its standard contractual terms to exclude its own liability for breaches of its terms.

Consumer Protection (Fair Trading) Act 2003 was enacted to protect consumers against unfair practices and to give consumers additional rights in respect of goods that do not conform to contract. In particular, a consumer who has entered a consumer transaction involving an unfair practice may commence an action in a court of competent jurisdiction against the supplier. An unfair practice may occur before, during or after a consumer transaction. In determining whether or not a person has engaged in an unfair practice, the reasonableness of the actions of that person in those circumstances is to be considered; and an act or omission by an employee or agent of a person is deemed also to be an act or omission of the person if the act or omission occurred in the course of the employee’s employment with the person; or the agent exercising the powers or performing the duties on behalf of the person within the scope of the agent’s actual or apparent authority.

Consumer Protection (Trade Descriptions and Safety Requirements) Act 1975 sets out provisions prohibiting misdescriptions of goods supplied in the course of trade; to confer power to prescribe requirements relating to informative marking and advertisement of goods and to their safe composition, construction or design. In particular, it provides that any person who in the course of a trade or business (a) applies a false trade description to any goods; or (b) supplies any goods to which a false trade description is applied, shall be guilty of an offence. Further, If any person in the course of any trade or business gives by whatever means any false indication, direct or indirect, that any goods supplied by the person or any methods adopted by the person are or are of a kind supplied to or approved by any person including any government or government department or agency or any international body or agency whether in Singapore or abroad, the person shall, subject to the provisions of this Act, be guilty of an offence. A person guilty of an offence under this Act for which no other penalty is specified shall be liable on conviction to a fine not exceeding $10,000 or to imprisonment for a term not exceeding 2 years or to both. No prosecution for an offence under this Act may be commenced after the expiry of 3 years from the commission of the offence.

Regulations on Competition Laws

The Singapore Competition Act 2004 of Singapore (the “Competition Act”) prohibits anti-competitive practices. Specific prohibited activities include agreements that prevent, restrict, or distort competition, abuse of dominance and mergers that substantially lessen competition, whether these take place within or outside of Singapore, so long as they have an impact on a market in Singapore. The Competition and Consumer Commission of Singapore (the “CCCS”) is responsible for administering and enforcing the Competition Act, which covers all industries and sectors unless specifically exempted or excluded. Infringements of the Competition Act can result in financial penalties of up to 10 per cent. of the turnover of the business in Singapore for each year of infringement, up to a maximum of three years. The CCCS also has powers to impose directions requiring infringing undertakings to stop or modify the activity or conduct, or in the case of anti-competitive mergers, to remedy, mitigate or eliminate the adverse effects arising from the merger.

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Regulations on Data Protection

The Personal Data Protection Act 2012 (the “PDPA”) generally requires organizations to provide notification and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Personal Data Protection Commission (the “PDPC”) and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax or text messages, unless clear and unambiguous consent to such marketing was obtained from the individual.

The PDPC may impose sanctions in connection with the improper collection, use and disclosure of personal data and certain failures to comply with the PDPA, including the DNC requirements. Organizations that contravene provisions of the PDPA may be liable for a financial penalty of up to S$1 million or 10% of the organization’s annual local turnover (whichever is higher) and/or imprisonment.

Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director of Medical Services (the “DMS”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DMS from time to time for such period, not exceeding 14 days, as the DMS may, by written notice, specify.

In addition, the DMS may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DMS may determine. The DMS may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DMS reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

Any person who, without reasonable excuse, fails to comply with any requirement of such notice or direction given to that person by the DMS is guilty of an offense. While there are no specific penalties for such offense, any person guilty of an offense under the IDA for which penalty is expressly provided shall (a) in the case of a first offense, be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 6 months or both; and (b) in the case of a second or subsequent offense, be liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding 12 months or both.

Infectious Diseases (COVID-19 – Stay Orders) Regulations 2020

On March 26, 2020, the Ministry of Health of Singapore (the “MOH”) promulgated the infectious Diseases (COVID-19 - Stay Orders) Regulations 2020 (the “SHN Regulations”) under the IDA. Under the SHN Regulations, an at-risk individual may be ordered to go directly to one or more places of accommodation specified in an order given under the SHN Regulations and not leave the place of accommodation if, among other things, the individual is a traveler entering Singapore on or after October 7, 2021, for the period starting upon the issue of the order and ending on the later of (i) a day specified in the order, which must not be later than the 21st day after the date the order was issued; and (ii) the day that the individual knows that he tests negative for COVID-19 after undergoing any antigen rapid test or polymerase chain reaction test as prescribed under the SHN Regulations, and if the individual is required to undergo a serology test, also tests positive after undergoing a serology test as prescribed under the SHN Regulations. The penalty for an offense under the SHN Regulations is a fine of up to S$10,000 or imprisonment of up to six months or both.

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COVID-19 (Temporary Measures) Act 2020

On April 3, 2020, the Singapore government announced the implementation of elevated safe distancing measures to prevent, protect against, delay or otherwise control the incidence or transmission of COVID-19 in Singapore, including, among other things, closures of schools and most physical workplace premises (except for those providing essential services and in selected economic sectors critical for local and global supply chains) in favor of home-based learning and telecommuting, closures of retail outlets (except for those providing items and services necessary to support daily living needs of the population), and closures of recreation venues, attractions and places of worship (the “Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 Act.

Under Section 34(I) of the COVID-19 Act, the Minister of Health was authorized to make regulations by way of a control order for the purpose of preventing, protecting against, delaying or otherwise controlling the incidence or transmission of COVID-19 in Singapore if the Minister of Health was satisfied that the incidence and transmission of COVID-19 in the community in Singapore constituted a serious threat to public health, and a control order was necessary or expedient to supplement the IDA, and any other written law. This included control orders to require an individual to stay at a specified place and not to leave except for certain purposes, require the closure of premises such as workplaces and impose restrictions such as those relating to the manner of carrying on business or work or the gathering of individuals in any place.

COVID-19 (Temporary Measures) (Control Order) Regulations 2020

The Control Order Regulations came into effect on April 7, 2020 under the COVID-19 Act to implement the Circuit Breaker Measures. The Control Order Regulations impose restrictions on, among other things, (a) individuals in relation to (i) the wearing of face masks or face shields outside their ordinary place of residence; (ii) movement and gatherings outside their ordinary place of residence; and (iii) keeping a safe distance from other individuals; (b) owners or occupiers of non-residential premises; and (c) permitted enterprises occupying a permitted premises and providing an authorized service in accordance with the Control Order Regulations.

Circuit Breaker Period: During the Circuit Breaker Period, the restrictions imposed under the Control Order Regulations effecting the Circuit Breaker Measures included, among others, (a) restrictions on leaving or entering a place of residence, such that every individual must stay at or in, and not leave, his or her ordinary place of residence in Singapore except only to the extent necessary for any of the prescribed purposes; (b) prohibitions on social gatherings, such that a person must not meet another individual not living in the same place of residence for any social purpose unless otherwise permitted under the Control Order Regulations; and (c) closure of premises, such that an owner or occupier of any premises other than residential premises must ensure that the premises are closed to entry by any individual, save as otherwise provided under the Control Order Regulations.

Heightened Alert Measures: In 2021, the Singapore government introduced two phases, the Phase 2 and 3 (Heightened Alert), along with the easing of certain measures such as reducing restrictions made on social gatherings, larger scale events or activities and calibrated reopening, followed by resumption of dining in at food and beverage establishments. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers. However, on December 31,2021, the Singapore government announced that all non-vaccinated travel lane travelers entering Singapore from certain categories of countries will no longer be required to undergo a COVID-19 polymerase chain reaction test on arrival with effect from January 8, 2022.

COVID-19 (Temporary Measures) Act 2020

Under the Control Order Regulations, a permitted enterprise may continue to carry out the business, undertaking or work at the permitted premises of the permitted enterprise without closing those permitted premises to entry by any individual, with the prior permission of the Multi-Ministry Taskforce, and in accordance will the prescribed restrictions for that type of business, undertaking or work or any conditions imposed in the permission. Such owner or occupier of the permitted premises may allow any employee (including employees of such permitted enterprises or where any permitted enterprise is a principal, includes a contractor, a subcontractor or an employee of a contractor or subcontractor of such permitted enterprise, where the contractor, subcontractor or employee works under the direction of the permitted enterprise as to the manner in which the work is carried out), customer or other individual to enter the premises only for the purposes of working for or dealing with the permitted enterprise (including procuring the provision of the authorized service), subject to the continued adherence to the safe management measures under the Control Order Regulations or the conditions of the permission. Where the permitted enterprise is directing a contractor or subcontractor, they are responsible under the Control Order Regulations for implementation the necessary measures in relation to the employees of the contractor or subcontractor as well.

Although a permitted enterprise may carry on business at the permitted premises, where such permitted enterprise is not a hospital, clinic or other healthcare institution or facility for the reception, lodging, treatment or care of individuals requiring medical treatment or a premise exempted under paragraph 2 of the Workplace Safety and Health (Exemption) Order, Order 1 of Singapore, they must, where reasonably practicable, direct permitted enterprise workers to work from their place of residence. A permitted enterprise must have appropriate internal policies and procedures and adequate controls to monitor and ensure compliance with the relevant requirements by the permitted enterprise and its permitted enterprise workers, to remedy without delay any instances of noncompliance and to conduct an adequate analysis of the risks of COVID-19 infections arising from the permitted enterprise’s business, undertaking or work and make recommendations to mitigate any risks identified to the permitted enterprise, which may include more stringent requirements than in the Control Order Regulations.

As of the date of this Prospectus, the Singapore government has lowered its disease alert to the lowest level and scrapped all COVID-19 border measures from February 13, 2023. Almost all COVID-19 restrictions, including those in public areas and on public transport, have been lifted, and all travelers, including those who are not vaccinated, will not have to show proof of a negative pre-departure test before entering Singapore. Non-vaccinated visitors will also no longer have to purchase COVID-19 travel insurance. The exception is that of the MOH, which will retain the practice of mask-wearing for visitors, staff and patients in settings where there is interaction with patients as well as in indoor patient-facing areas.

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MANAGEMENT

The following table sets forth the names, ages and titles of our Directors and Executive Officers:

Name	Age	Title

Executive Directors and Officers:

Mr. Chong Chin Pwa	41	Executive Director, Chairman and Chief Executive Officer

Mr. Chong Tiong Pwa	48	Executive Director

Mr. Brandon Chong	50	Chief Financial Officer
Ms. Chong Sui Chin	39	Chief Operating Officer
Mr. Tham Siew Heng	43	Merchandise Manager

Independent Directors:

Mr. Bernard Tan Ban Tatt	47	Independent Director

Dato’ Joseph Lim Heng Ee	50	Independent Director

Mr. Chong Chee Yen	45	Independent Director

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of the board of Directors.

Executive Directors and Officers:

Mr. Chong Chin Pwa

Mr. Chong Chin Pwa is our Executive Director, Chairman and Chief Executive Officer. He established the Group with his brother, Mr. CT Pwa, in 2008. Since then, he has been focusing on the fashion and apparel retail business. Mr. CC Pwa is primarily responsible for the strategic planning and execution of the Group’s strategies and overseeing our day-to-day operations.

Mr. CC Pwa has over 20 years of experience in the fashion retail industry. After completing his secondary school education, he joined the fashion retail industry and worked at a store selling men’s apparel. Mr. CC Pwa is also the founder and managing director of HI Style. In 2008, he set up the first HI Style store located in Seremban, Negeri Sembilan, Malaysia.

Mr. CC Pwa is the spouse of Ms. Chong Sui Chin and brother of Mr. CT Pwa.

Mr. Chong Tiong Pwa

Mr. Chong Tiong Pwa is our Executive Director. He established the Group with his brother, Mr. CC Pwa, in 2008. Mr. CT Pwa is primarily responsible for the overall management of the Group and oversees the Group’s operations, functions and business activities.

Mr. CT Pwa has over 26 years of experience in the fashion retail industry. At the age of 21, Mr. CT Pwa opened his first men’s fashion retail store selling men’s jean in Seremban, Negeri Sembilan, Malaysia. At the age of 31, he opened a women’s shoes store in Nilai, Negeri Sembilan, Malaysia. Since 2011, Mr. CT Pwa served HI Style as an executive director.

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Mr. CT Pwa is the brother of Mr. CC Pwa.

Mr. Brandon Chong

Mr. Brandon Chong is our Chief Financial Officer. He is responsible for the financial reporting of the Group, including managing accounting operations, statutory financial audit reporting and others. Mr Brandon Chong has been with Hi Style Apparels Sdn Bhd since December 2022.

Mr. Brandon Chong has over 20 years of experience in corporate management. He started his professional career with KPMG, Kuala Lumpur in 1998 and ended his auditing professional career in year 2005 with Deloitte & Touche, Singapore as an audit manager. Since 2005, Mr. Brandon Chong has assumed corporate roles in various industries and is well versed in different compliance regulations and unique business practices, particularly in Singapore, Indonesia, the PRC and Malaysia. He has been working and living in multiple locations, namely Singapore, China and Indonesia for the past 20 years. He was the chief financial officer of Debao Property Development Ltd from 2009 to 2013, a China based property developer which is listed on the Singapore Exchange.

Mr. Brandon Chong has graduated from The Association of Chartered Certified Accountants, UK (“ACCA”) Professional Qualification Examination, in 1997. He was accepted as an ACCA associate member in 2000, and was subsequently admitted as an ACCA fellow member (“FCCA”) since 2005.

Ms. Chong Sui Chin

Ms. Chong Sui Chin is our Chief Operating Officer. She is responsible for driving the growth of the Group’s business operations, in particular, our E-commerce business segment and implementation of marketing strategies. Ms. Chong Sui Chin is also responsible for generating data-driven commercial insights as well as increasing brand awareness and profitability. Ms. Chong Sui Chin joined the Group in 2010 as the marketing and E-commerce manager and was later promoted as the Chief Operating Officer in March 2023.

Ms. Chong Sui Chin obtained a degree in computer science from the University Tun Hussein Onn Malaysia in 2009.

Ms. Chong Sui Chin is the spouse of Mr. CC Pwa.

Mr. Tham Siew Heng

Mr. Tham Siew Heng (“Mr. Hugo Tham”) is our Merchandise Manager. He is responsible for overseeing the Company’s sourcing, purchasing, delivery and pricing of products as well as the implementation of marketing strategies. Mr. Hugo Tham joined the Group since June 2016.

Mr. Hugo Tham has over 20 years of experience in merchandising. From 2004 to 2007, he was an assistant merchandiser in Padini Corporation Sdn Bhd. From 2007 to 2023, he was a merchandiser in Jordone Corporation Sdn. Bhd. From 2013 to 2016, he was a senior merchandiser in Padini Corporation Sdn Bhd.

Mr. Hugo Tham graduated from the SML Fashion Academy in 2002.

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Independent Directors

Mr. Bernard Tan Ban Tatt

Mr. Bernard Tan Ban Tatt will begin serving as an independent Director immediately as of the Company’s listing on the Nasdaq Capital Market. Mr. Bernard Tan Ban Tatt will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Bernard Tan Ban Tatt has been in the audit and assurance field for over 20 years. From 2001 to 2005, he worked as an assistant manager in the audit & assurance division at Ernst & Young. From 2006 to 2016, he was a partner in the audit & assurance division at Baker Tilly Monteiro Heng. From 2017 to 2019, he was the chief financial official at OCR Group Berhad. He is currently a partner of BT & Associates where he provides audit, advisory and related services. He also serves as chairman of the audit committee of Asia Poly Holdings Bhd, Dolphin International Bhd and United U-Li Corporation Berhad.

Mr. Bernard Tan Ban Tatt obtained a Bachelor of Accountancy degree from the University Putra Malaysia. From 2016 to 2016, he was a member of the Public Practice Committee of the Association of Chartered Certified Accountants. Mr. Bernard Tan Ban Tatt is a Chartered Accountant of the Malaysian Institute of Accountants and a Fellow member of the Association of Chartered Certified Accountants. He is also an approved auditor under Companies Act 1965 approved by the Minister of Finance, Malaysia.

Dato’ Joseph Lim Heng Ee

Dato’ Joseph Lim Heng Ee will begin serving as an independent Director immediately as of the Company’s listing on the Nasdaq Capital Market. Dato’ Joseph Lim Heng Ee will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

Dato’ Joseph Lim Heng Ee established Green Synergy Sdn. Bhd. in 2008 growing it into one of Malaysia’s leading solution providers for the treatment and processing of oil palm biomass, producing value-added downstream products; a key process in converting biowaste to renewable energy in Palm Oil rich Malaysia. His involvement in the industry also drove him to spearhead a community education program involving 50 ‘Orang Asli’ settlements that empowers the natives to turn their biomass into organic fertilizers, eliminating the traditional practice of open burning in that community.

Dato’ Joseph Lim Heng Ee has won several entrepreneur awards including the Malaysia Golden Green Award, World Winner of the World Creative Young Entrepreneur Award (2011), as well as the Global Chinese Outstanding Youth Award of 2018 in Hong Kong.

Dato’ Joseph Lim Heng Ee currently sits in several Chambers of Commerce, including Malaysia Macau Chamber of Commerce, Malaysia China Chamber of Commerce, Hong Kong Malaysia Business Association, China-ASEAN (Malaysia) Entrepreneurs Association (CAMEA) as well as the Chairman of Malaysia Pioneer Entrepreneurs Association.

Mr. Chong Chee Yen

Mr. Chong Chee Yen will begin serving as an independent Director immediately as of the Company’s listing on the Nasdaq Capital Market. Mr. Chong Chee Yen will serve as chairman of the nomination committee and as a member of the audit and compensation committees.

Mr. Chong Chee Yen has over 20 years of experience as an engineer. From 2001 to 2005, he worked as an engineer in an engineering consultant firm. From 2005 to 2007, he was head of programme and lecturer at Inti International University. From 2007 to 2011, he was appointed as director of KT Perunding Sdn Bhd. From 2011 to 2022, he was a principal at Aries Engineering Consultant, Seremban where he acted as the lead consultant and civil & structural consultant in various projects. Since 2022, he established Aries Engineering Consultant Sdn Bhd and was appointed as managing director.

Mr. Chong Chee Yen obtained a Bachelor of Civil Engineering (First Class Honours) from Universiti Teknologi Malaysia and a Master of Science in Structural Engineering & Construction from Universiti Putra Malaysia. He is registered as a Professional Engineer with Practising Certificate in the Board of Engineers Malaysia and a Professional Technologist (Building & Construction Techology) in the Malaysia Board of Technologists. He is an ASEAN Chartered Professional Engineer, an ASEAN Engineer, a Certified Professional In Erosion and Sediment Control, a fellow of the Institution of Engineers Malaysia, a fellow of the Technological Association of Malaysia and a member of the Malaysia Stormwater Organisation.

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Mr. Chong Chee Yen was the Chairman of Technological Association of Malaysia from 2018 to 2020 and the Chairman of Institution of Engineers Malaysia from 2020 to 2022. He is also the Board Chairman of Lembaga Pengelola SMJK Chan Wa II Seremban and Jawatankuasa Pembinaan SMJK Chan WA II Seremban. He is a Board member of Lembaga Pengurus SJK (C) Hillside Seremban, Lembaga Pengurus SJK (C) Chung Hua Seremban and Board of visitors – NSCMH Medical Centre Seremban. He serves on the Industry Advisory Panel for the Department of Civil Engineering, UTAR. From 2022 until 2024, he was elected as the Deputy Secretary General of the NS Chinese Chamber of Commerce & Industry. Mr. Chong Chee Yen was awarded the Pingat Khidmat Cemerlang Masyarakat (PMC) Medal for Outstanding Public Service in 2020.

Committees of the Board of Directors

Our board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of Directors may also establish other committees from time to time to assist our Company and the board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at https://www.cor3co.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Bernard Tan Ban Tatt, Mr. Chong Chee Yen and Dato’ Joseph Lim Heng Ee will serve on the audit committee, which will be chaired by Mr. Bernard Tan Ban Tatt. Our board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of Directors has designated Mr. Bernard Tan Ban Tatt as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

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Compensation committee

Mr. Bernard Tan Ban Tatt, Mr. Chong Chee Yen and Dato’ Joseph Lim Heng Ee will serve on the compensation committee, which will be chaired by Dato’ Joseph Lim Heng Ee. Our board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;
●	reviewing and recommending to the board of Directors the cash compensation of our other Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the board of Directors the compensation of our Directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Bernard Tan Ban Tatt, Mr. Chong Chee Yen and Dato’ Joseph Lim Heng Ee will serve on the nomination committee, which will be chaired by Mr. Chong Chee Yen. Our board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of Directors’ criteria for board and committee membership;
●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

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●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●

Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii).

Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely, (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

Controlled Company

We expect to continue to be a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering and assuming all the resale shares held by our Controlling shareholder are sold, our Controlling Shareholder will beneficially own 6,224,300 of our total issued and outstanding ordinary shares, representing 50.40% of the total voting power. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. The exemption we intend to rely on is that our director nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate governance

We have a formal policy regarding board diversity and our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is available on our website at https://www.cor3co.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended March 31, 2025 and 2024, earned by or paid to our chief executive officer, our directors, and our principal financial officer, and our other executive officers (the “named executive officers”).

Year Ended March 31, 2025

Name	Position	Salary and Statutory Contribution (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non- Equity Incentive Plan Compensation (US$)	Deferred Compensation Earnings (US$)	Other (US$)	Total (US$)
Executive Directors and Officers
Mr. Chong Chin Pwa	Executive Director, Chairman and Chief Executive Officer	77,810 (RM 355,974 )	-	-	-	-	-	-	77,810 (RM 355,974 )
Mr. Chong Tiong Pwa	Executive Director	71,186 (RM 325,670 )	-	-	-	-	-		71,186 (RM 325,670 )
Mr. Brandon Chong(1)	Chief Financial Officer	63,280 (RM289,500 )	-	-	-	-	-	-	63,280 (RM289,500 )
Ms. Chong Sui Chin	Chief Operating Officer	41,645 (RM 190,523)	-	-	-	-	-	-	41,645 (RM 190,523)
Mr. Tham Siew Heng	Merchandise Manager	45,729 (RM 209,204 )	-	-	-	-	-	-	45,729 (RM 209,204 )
Independent Directors
Mr. Bernard Tan Ban Tatt(1)	Independent Director	-	-	-	-	-	-	-	-
Dato’ Joseph Lim Heng Ee(1)	Independent Director	-	-	-	-	-	-	-	-
Mr. Chong Chee Yen(1)	Independent Director	-	-	-	-	-	-	-	-

Year Ended March 31, 2024

Name	Position	Salary and Statutory Contribution (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non- Equity Incentive Plan Compensation (US$)	Deferred Compensation Earnings (US$)	Other (US$)	Total (US$)
Executive Directors and Officers
Mr. Chong Chin Pwa	Executive Director, Chairman and Chief Executive Officer	75,524 (RM356,813)	-	-	-	-	-	-	75,524 (RM356,813)
Mr. Chong Tiong Pwa	Executive Director	74,821 (RM 353,493)	-	-	-	-	-	-	74,821 (RM 353,493)
Mr. Brandon Chong(1)	Chief Financial Officer	62,563 (RM 295,577)	-	-	-	-	-	-	62,563 (RM295,577)
Ms. Chong Sui Chin	Chief Operating Officer	25,501 (RM120,479)	-	-	-	-	-	-	25,501 (RM120,479)
Mr. Tham Siew Heng	Merchandise Manager	38,045 (RM179,744)	-	-	-	-	-	-	38,045 (RM179,744)
Independent Directors
Mr. Bernard Tan Ban Tatt(1)	Independent Director	-	-	-	-	-	-	-	-
Dato’ Joseph Lim Heng Ee(1)	Independent Director	-	-	-	-	-	-	-	-
Mr. Chong Chee Yen(1)	Independent Director	-	-	-	-	-	-	-	-

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Compensation of Executive Directors and Executive Officers (Key Management Personnel)

For the financial year ended March 31, 2025, we paid an aggregate of RM1,370,871 (approximately US$299,651) in cash to our Key Management Personnel (Executive Directors and Executive Officers – RM681,644 (approximately US$148,997) and RM689,227 (approximately US$150,654) respectively).

For the financial year ended March 31, 2024, we paid an aggregate of RM1,306,105 (approximately US$276,454) in cash to our Key Management Personnel (Executive Directors and Executive Officers – RM710,306 (approximately US$150,345) and RM595,800 (approximately US$126,109) respectively).

Employment Agreement between Mr. CC Pwa and the Company

Effective as of the date of listing on Nasdaq, Mr. CC Pwa entered into an Employment Agreement with the Company. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. CC Pwa’s employment will continue indefinitely, subject to termination by either party to the agreement upon 2 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. CC Pwa shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group. Mr. CC Pwa is entitled to an annual base salary of RM300,000, and performance bonus of 3% on the profit before taxation if profit before taxation exceeds RM5,000,000.

Employment Agreement between Mr. CT Pwa and the Company

Effective as of the date of listing on Nasdaq, Mr. CT Pwa entered into an Employment Agreement with the Company. The agreement provides for a monthly base salary. Under the terms of the agreement, Mr. CT Pwa’s employment will continue indefinitely, subject to termination by either party to the agreement upon 2 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. CT Pwa shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group. Mr. CT Pwa is entitled to an annual base salary of RM 300,000 and performance bonus of 2% on the profit before taxation if profit before taxation exceeds RM5,000,000.

Employment Agreement between Mr. Brandon Chong and Hi Style (M)

Effective as of the date of listing on Nasdaq, Mr. Brandon Chong entered into an Employment Agreement with the Company. The agreement provides for a monthly base salary. Under the terms of the agreement, Mr. Brandon Chong’s employment will continue indefinitely, subject to termination by either party to the agreement upon 1 month written notice or the equivalent salary in lieu of such notice.

Employment Agreement between Ms. Chong Sui Chin and Hi Style (M)

Effective as of the date of listing on Nasdaq, Ms. Chong Sui Chin entered into an Employment Agreement with the Company. The agreement provides for a monthly base salary. Under the terms of the agreement, Ms Chong Sui Chin’s employment will continue indefinitely, subject to termination by either party to the agreement upon 2 months’ written notice or the equivalent salary in lieu of such notice.

Employment Agreement between Mr. Tham Siew Heng and Hi Style (M)

Effective as of the date of listing on Nasdaq, Mr. Tham Siew Heng entered into an Employment Agreement with the Company. The agreement provides for a monthly base salary. Under the terms of the agreement, Mr.Tham Siew Heng’s employment will continue indefinitely, subject to termination by either party to the agreement upon 3 months’ written notice or the equivalent salary in lieu of such notice.

Directors’ Agreements

Upon completion of this offering, we plan to pay (i) each of our executive directors CC Pwa and CT Pwa an annual compensation of RM300,000 and RM300,000 and (ii) each of our independent director nominees Bernard Tan Ban Tatt, Joseph Lim Heng Ee, and Chong Chee Yen an annual compensation of RM60,000 in cash for each of them respectively. We have entered into director offer letters with each of our executive directors and independent director nominees on June 21, 2023. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named Executive Officers;
●	each of our Directors and Director nominees; and
●	all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 10,100,000 Ordinary Shares of our Company issued and outstanding as at the date of this prospectus and, with respect to percent ownership after this offering, assuming no Ordinary Shares are sold by the Resale Shareholders.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is No. 184, Persiaran S2 B1, Seremban 2, 70300 Seremban, Negeri Sembilan, Malaysia.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and Directors:
Mr. Chong Chin Pwa(1)	8,009,300	79.3%	6,834,300	55.34%
Mr. Chong Tiong Pwa(1)	8,009,300	79.3%	6,834,300	55.34%
Ms. Chong Sui Chin(2)	446,420	4.42%	446,420	3.61%

Independent Directors:
Mr. Bernard Tan Ban Tatt	-	-	-	-
Dato’ Joseph Lim Heng Ee	-	-	-	-
Mr. Chong Chee Yen	-	-	-	-

5% Shareholders:
Soaring Fame	8,009,300	79.3%	6,834,300	55.34%

(1) Represents shares held by Soaring Fame, a company directly owned as to 60.0% and 40.0% by Mr. CC Pwa and Mr. CT Pwa, respectively. It assumes that no resale Share is sold by Soaring Fame under the Resale Prospectus.

(2) Summit Knight will hold 446,420 shares in the Company. Summit Knight is 100% directly owned by Ms. Chong Sui Chin, the Chief Operating Officer of the Company, who is the spouse of Mr. Chong Chin Pwa.

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SELLING SHAREHOLDERS

The following table sets forth the name of the Selling Shareholders, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholders, the number of Ordinary Shares that will be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table sets forth the name of the Selling Shareholders who are offering the Ordinary Shares as part of this offering by this prospectus, the number and percentage of Ordinary Shares owned by them before the offering, and the number and percentage of Ordinary Shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)(8)	Percentage Ownership After Offering(2)
Soaring Fame Global Limited (3)	8,009,300	79.30%	1,175,000	6,834,000	55.34%
Emprise Ahead Limited (4)	346,430	3.43%	73,000	273,430	2.21%
Vantage Success Enterprises Limited (5)	494,900	4.90%	190,000	304,900	2.47%
Alpha Summit Ventures Limited (6)	313,100	3.10%	150,000	163,100	1.32%
Shao Qi Limited (7)	148,470	1.47%	37,000	111,470	0.90%

Notes:

(1) Based on 12,350,000 Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering.

(2) As the Ordinary Shares are sold on a firm commitment basis to the underwriters, we have assumed that the underwriters will sell all of their shares offered herein for purposes of determining how many shares the Selling Shareholders will own after the offering and their percentage of ownership following the offering. It is also assumed that no resale Share is sold by any of these Selling Shareholders in the Resale Prospectus.

(3) A company owned as to 60% by Mr. CC. Pwa and 40% by Mr. CT Pwa, both Directors of the Company. Mr. CC. Pwa has voting and dispositive powers over the Ordinary shares held by the company.

(4) A company wholly owned by Mr. Chang Kin Man, an independent third party.

(5) A company wholly owned by Mr. Ling Wai Hoi, an independent third party.

(6) A company wholly owned by Mr. Ong Chor Wei, an independent third party.

(7) A company wholly owned by Mr. Qui Zhiqiang, an independent third party.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

In addition to the executive officer and director compensation arrangements discussed in “Compensation of Executive Officers” and “Compensation of Directors,” below we describe transactions since April 1, 2021, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our company that gives them significant influence over our company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Related Party Name	Relationship to the Company

Mr Chong Sheng Pwa	Brother of Mr Chong Chin Pwa and Mr Chin Tiong Pwa (Close family member of directors)

Significant Related Party Transactions

Nature	Name	2023	2024	For the six months ended September 30, 2024	From April 1, 2024 to January 31, 2025
		RM	RM	RM	RM
Remuneration	Chong Sheng Pwa	248,558	200,692	101,956	169,930

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 Ordinary shares, par value of US$0.001 each. As of the date of this prospectus, 10,100,000 Ordinary Shares are issued and outstanding.

Immediately upon the completion of this offering, we will have 12,350,000 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearers. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefore. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempt company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

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Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as has been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles of Association authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Amended and Restated Memorandum and Articles of Association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempt company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempt company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) in the case of a shareholder scheme by seventy-five per cent in value of the number of class of members, as the case may be, with whom the arrangement is to be made or (ii) in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholder(s) holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempt Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who owns or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Other than the issuance of securities in connection with the reorganization, we have not issued any securities in the past three years.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempt company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempt company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue no par value shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Rules require that every company listed on the Nasdaq Capital Market hold an annual general meeting of shareholders. In addition, our Amended and Restated Articles of Association allow Directors to call special meetings of shareholders pursuant to the procedures set forth in our articles.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 12,350,000 Ordinary Shares issued. All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholders will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders, except for the Selling Shareholders and the Resale Shareholders pursuant to the Resale Prospectus, with respect to its Ordinary Shares sold in this offering, has also entered into a similar lock-up agreement with the underwriters for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or
●	The average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Ordinary Shares held by it. These Ordinary Shares have been registered to permit public resale of such shares, and each of Soaring Fame, Emprise Ahead, Vantage Success, Alpha Summit and Shao Qi may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$4.50, which is the midpoint of the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us and the Resale Shareholders. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq market entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	3,940
FINRA Filing Fee	US$	4,503
Nasdaq Market Entry and Listing Fee	US$	75,000
Printing and engraving expenses	US$	17,000
Legal fees and expenses	US$	544,064
Accounting fees and expenses	US$	536,000
Miscellaneous	US$	1,375,743
Total	US$	2,556,250

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholders have entered into an underwriting agreement dated [●], 2024 with Bancroft Capital, LLC, or the Representative, acting as the lead managing underwriter with respect to the shares subject to this offering. Eddid Securities USA, Inc. has entered into a Master Agreement Among Underwriters Agreement pursuant to which it will participate as a co-underwriter in this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Bancroft Capital, LLC	[●]
Eddid Securities USA, Inc.	[●]
Total

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts are 6.5% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us and the Selling Shareholder.

	Per Share
Public offering price	US$	4.50
Underwriting discounts and commissions	US$	0.2925
Proceeds, before expenses and after underwriting discounts and commission, to us and Selling Shareholder	US$	4.2075
Proceeds to us	US$	4.2075
Proceeds to Selling Shareholder	US$	4.2075

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the ordinary shares.

We have agreed to reimburse the Representative up to $100,000 for fees and expenses of legal counsel other out-of-pocket expenses, roadshow expenses and cost of background checks and the Representative’s closing costs of the escrow agent or clearing agent, as applicable, which costs shall not to exceed $14,900.

139

In additional, we have agreed to bear all fees, disbursements and expenses in connection with this offering, including, without limitation, the Company’s legal and accounting fees and disbursements; the costs of preparing, p1inting, mailing and delivering this Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, any other offering materials, the Underwriting Agreement and related documents; preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the offering, FINRA filing fees; costs and expenses of qualifying the offering under the “blue sky” laws of the states specified by the Representative; preparation of leather bound volumes and Lucite cube mementos in such quantities as the Representative may reasonably request in connection with an underwritten offering; transfer taxes; and transfer and warrant agent and registrar fees, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$____.

Lock-Up Agreements

Our Executive Officers, Directors and principal shareholders (5% or more shareholders), except for sale of shares as a Selling Shareholder and a Resale Shareholder, have agreed to a 180 days “lock-up” period from the closing of this offering with respect to the shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of a 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for a 180 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

If, from the date hereof until the 18-month anniversary following consummation of each Offering, Company or any of its subsidiaries: (i) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and Company decides to retain a financial advisor for such transaction, the Representative shall have the right to act as Company’s exclusive financial advisor for any such transaction; or (ii) decides to finance or refinance any indebtedness using a manager or agent, the Representative shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (iii) decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Representative shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the Representative decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. The Company may terminate the right of first refusal granted hereunder for “Cause,” which shall mean a material breach of this Agreement by the Representative or a material failure by the Representative to provide services as contemplated by this Agreement, where notice of such breach is delivered by Company to the Representative prior to electing to retain a financial advisor with respect to the proposed transaction in question.

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Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our shares in this offering has been arbitrarily determined by our Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our shares.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

141

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our shares. These transactions may occur on the Nasdaq. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank borrowings) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Indemnification

We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Nasdaq Listing

We have applied for the listing of our on the Nasdaq under the symbol “COC”. We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such ordinary shares will be listed on the Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

142

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be opined upon for us by Conyers Dill & Pearman. Schlueter & Associates. P.C. is acting as U.S. securities counsel to Bancroft Capital,LLC. Certain legal matters as to Malaysian law will be passed upon for us by Lim Partnership. Certain legal matters as to Singapore law will be passed upon for us by Loo & Partners LLP. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by the law of the Cayman Islands, Lim Partnership with respect to matters governed by Malaysian laws, and Loo & Partners LLP with respect to matters governed by Singapore laws.

143

EXPERTS

The financial statements as of March 31, 2024 and 2023 2022, and for each of the two financial years in the period ended March 31, 2024 and 2023 and 2022 included in this prospectus have been audited by WWC, P.C. an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC, P. C. is located at 2010 Pioneer Court, San Mateo, CA 94403, U.S.A.

144

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, Directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INDEX TO COR3 & CO. (HOLDINGS) LIMITED AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PAGE

Report of Independent Registered Accounting Firm	F-2

Unaudited Interim Condensed Consolidated Statements of Financial Positions as of March 31, 2024 and September 30, 2024	F-3

Unaudited Interim Condensed Consolidated Statements of Profit or Loss and Other Comprehensive (Loss)/Income for the Six Months ended September 30, 2023 and 2024	F-4

Unaudited Interim Condensed Consolidated Statements of Changes in Equity for the Six Months ended September 30, 2023 and 2024	F-5

Unaudited Interim Condensed Consolidated Statements of Cash Flows for the Six Months ended September 30, 2023 and 2024	F-6

Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
COR3 & Co. (Holdings) Limited

Results of Review Unaudited Interim Condensed Consolidated Financial Statements

We have reviewed the accompanying unaudited condensed consolidated statements of financial positions of COR3 & Co. (Holdings) Limited and its subsidiaries (collectively the “Company”) as of September 30, 2024, and the related unaudited condensed consolidated statements of profit or loss and other comprehensive (loss)/income, statements of changes in equity, and statements of cash flows for six-month periods ended September 30, 2023 and 2024, and the related notes (collectively referred to as the “interim financial statements”). Based on our reviews, we are not aware of any material modification that should be made to the accompanying interim financial statements for them to be in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statements of financial positions of the Company as of March 31, 2022, 2023 and 2024, and the related statements of profit or loss and other comprehensive (loss)/income, changes in equity and cash flows for the years then ended (not presented herein),we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statements of financial positions as of March 31, 2024, is fairly stated, in all material respects, in relation to the consolidated statements of financial positions from which it has been derived.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying unaudited interim condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the unaudited condensed consolidated financial statements, the Company has substantial losses during the period ended September 30, 2023 and 2024, approximately RM0.78 million and RM2.75 million (approximately US$0.66 million); and its current liabilities exceeded its current assets by approximately RM17.62 million (approximately US$4.25 million) as of September 30, 2024. These circumstances give rise to substantial doubt that the Company will continue as a going concern. Management’s plans in regards to “Going Concern” matters are also described in Note 2. The unaudited interim condensed consolidated financial statements do not include any adjustments that might result from the outcome of this doubt and uncertainty.

Basis for Review Results

These unaudited interim condensed consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.

San Mateo, California

April 28, 2025

F-2

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITIONS

As of March 31, 2024, and September 30, 2024

	Note	March 31, 2024	September 30, 2024	September 30, 2024
		RM	RM	USD

ASSETS

Non-current assets
Property, plant and equipment	4	20,380,980	19,640,657	4,741,371
Right-of-use assets	5	8,824,753	7,894,467	1,905,771
Other receivables	7	2,504,136	1,315,808	317,644
Total non-current assets		31,709,869	28,850,932	6,964,786

Current assets
Inventories	6	9,557,330	7,584,497	1,830,942
Other receivables	7	8,058,222	8,278,938	1,998,586
Cash and cash equivalents	8	1,896,439	1,378,576	332,797
Total current assets		19,511,991	17,242,011	4,162,325

Total assets		51,221,860	46,092,943	11,127,111

LIABILITIES AND EQUITY

Current liabilities
Trade and other payables	9	19,694,393	19,575,954	4,725,751
Borrowings	10	15,556,574	14,748,354	3,560,341
Income tax payable		533,810	533,810	128,865
Total current liabilities		35,784,777	34,858,118	8,414,957

Non-current liabilities
Deferred tax liabilities	22	547,021	129,077	31,160
Borrowings	10	13,720,133	12,209,042	2,947,335
Total non-current liabilities		14,267,154	12,338,119	2,978,495

Total liabilities		50,051,931	47,196,237	11,393,452

Capital and reserves
Share capital	11	47,266	47,266	11,410
Merger reserve	12	3,609,830	3,609,830	871,434
Capital reserve	13	4,253,132	4,596,625	1,109,653
Translation reserve	14	(18,242)	59,666	14,404
Accumulated losses		(6,196,904)	(8,743,806)	(2,110,806)
Attributable to equity owners of the Company		1,695,082	(430,419)	(103,905)
Non-controlling interests		(525,153)	(672,875)	(162,436)
Total equity/(deficit)		1,169,929	(1,103,294)	(266,341)

Total liabilities and equity		51,221,860	46,092,943	11,127,111

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE (LOSS)/INCOME

For the years ended September 30, 2023 and 2024

		Six Months Ended September 30,
	Note	2023	2024	2024
		RM	RM	USD

Revenue	15	24,937,659	21,723,751	5,244,243

Cost of sales	16	(10,549,119)	(10,298,184)	(2,486,043)

Gross Profit		14,388,540	11,425,567	2,758,200

Other income	17	109,575	95,642	23,089

Selling and distribution expenses	18	(2,736,247)	(2,607,786)	(629,534)

Administrative expenses	19	(11,515,397)	(10,870,474)	(2,624,196)

Finance expenses	20	(1,023,053)	(863,962)	(208,565)

Loss before income tax		(776,582)	(2,821,013)	(681,006)

Income tax credit	22	-	74,451	17,973

Loss for the period		(776,582)	(2,746,562)	(663,033)

Other comprehensive (loss)/income
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operation		(20,759)	129,846	31,346
		(20,759)	129,846	31,346

Items that will not reclassified subsequently to profit or loss:
Deferred tax		-	343,493	82,921
		-	343,493	82,921

Total comprehensive loss for the period		(797,341)	(2,273,223)	(548,766)

Loss attributable to:
Equity owners of the Company		(545,478)	(2,546,902)	(614,837)
Non-controlling interests		(231,104)	(199,660)	(48,196)
Total		(776,582)	(2,746,562)	(663,033)

Total comprehensive loss attributable to:
Equity owners of the Company		(557,934)	(2,125,501)	(513,109)
Non-controlling interests		(239,407)	(147,722)	(35,657)
Total		(797,341)	(2,273,223)	(548,766)

LOSS PER SHARE
LOSS PER SHARE – BASIC AND DILUTED		(0.10)	(0.21)	(0.05)

	September 30,
	2023	2024
Weighted average number of ordinary shares used in computing basic earnings	10,740,000	10,100,000
Weighted average number of ordinary shares used in computing diluted earnings	10,740,000	10,100,000

F-4

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the six months ended September 30 2023 and 2024

		Attributable to equity owners of the Company
		Share	Merger	Capital	Translation	Accumulated		Non-controlling	Total
	Note	capital	reserve	reserve	reserve	losses	Total	interests	equity
		RM	RM	RM	RM	RM	RM	RM	RM
Balance at 1 April 2023		3,657,096	-	4,675,702	5,978	(6,686,312)	1,652,464	(274,558)	1,377,906

Loss for the period		-	-	-	-	(656,839)	(656,839)	(119,743)	(776,582)
Other comprehensive loss		-	-	-	(12,456)	-	(12,456)	(8,303)	(20,759)
Total comprehensive income for the period		-	-	-	(12,456)	(656,839)	(669,295)	(128,046)	(797,341)

Balance at 30 September 2023		3,657,096	-	4,675,702	(6,478)	(7,343,151)	983,169	(402,604)	580,565

		Attributable to equity owners of the Company
		Share	Merger	Capital	Translation	Accumulated		Non-controlling	Total
	Note	capital	reserve	reserve	reserve	losses	Total	interests	equity
		RM	RM	RM	RM	RM	RM	RM	RM
Balance at 31 March 2024		47,266	3,609,830	4,253,132	(18,242)	(6,196,904)	1,695,082	(525,153)	1,169,929

Profit for the period		-	-	-	-	(2,546,902)	(2,546,902)	(199,660)	(2,746,562)
Other comprehensive income		-	-	343,493	77,908	-	421,401	51,938	473,339
Total comprehensive income for the period		-	-	343,493	77,908	(2,546,902)	(2,125,501)	(147,722)	(2,273,223)

Balance at 30 September 2024		47,266	3,609,830	4,596,625	59,666	(8,743,806)	(430,419)	(672,875)	(1,103,294)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended March 31, 2024 and September 30, 2024

	Note	Six Moths Ended September 30,
		2023	2024	2024
		RM	RM	USD

Cash flows from operating activities
Loss before income tax		(776,582)	(2,821,013)	(681,006)
Adjustments for:
Reversal for inventory obsolescence, net	6	(264,685)	(295,706)	(71,385)
Reversal of provision for litigation claim	17	-	(63,334)	(15,289)
Depreciation of property, plant and equipment	4	824,655	714,156	172,402
Depreciation of right-of-use assets	5	3,683,719	3,343,067	807,036
Foreign exchange difference, net		(23,231)	145,084	35,022
Interest expenses	20	1,023,053	863,962	208,565
Interest income	17	(13)	(12)	(3)
Operating cash flows before movements in working capital		4,466,916	1,886,204	455,342

Other receivables		(460,304)	(220,716)	(53,282)
Trade and other payables		3,465,816	(55,105)	(13,303)
Inventories		(735,361)	2,268,703	547,678
Cash generated from operations		6,737,067	3,879,086	936,435
Income tax paid		(117,777)	-	-
Net cash generated from operating activities		6,619,290	3,879,086	936,435

Cash flows from investing activities
Interest received		13	12	3
Other receivables		(218,693)	1,188,328	286,869
Additions in fixed deposits pledged		-	(312,500)	(75,439)
Purchase of property, plant and equipment	4	(1,275,464)	(31,614)	(7,632)
Net cash (used in)/generated from investing activities		(1,494,144)	844,226	203,801

Cash flows from financing activities
Interest paid		(1,023,053)	(863,962)	(208,565)
Repayment of leases liabilities		(3,363,530)	(3,406,651)	(822,386)
Proceeds of other bank borrowings		5,689,190	7,191,728	1,736,126
Repayment of other bank borrowings		(5,535,128)	(7,374,097)	(1,780,151)
Repayment of bank borrowings		(1,047,636)	(1,100,693)	(265,714)
Net cash used in financing activities		(5,280,157)	(5,553,675)	(1,340,690)

Net decrease in cash and cash equivalents		(155,011)	(830,363)	(200,454)
Cash and cash equivalents at beginning of period		891,826	1,119,887	270,347
Cash and cash equivalents at end of period	8	736,815	289,524	69,893

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-6

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization and reorganization

Cor3 & Co. (Holdings) Limited (the “Company”) was incorporated in the Cayman Islands on March 14, 2023. The registered office of the Company is situated at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. The principal place of business of the Company is situated at No. 184, Persiaran S2 B1, Seremban 2, 70300 Seremban, Negeri Sembilan, Malaysia.

The Group structure which represents the operating subsidiaries and dormant companies as the reporting date is as follow:

*The balance 5.0% is owned by Mr. Lim Leong Wei, an Independent Third Party.

**The balance 40% is held by Mr. CS Pwa, the brother of Mr. CC Pwa and CT Pwa.

F-7

The Company and its subsidiaries are in the table as follows:

Percentage of effective ownership
Ended September 30,
Name	Date of incorporation	2023	2024	Place of incorporation	Principal activities
		%	%
Cor3 & Co. (Holdings) Limited	March 14, 2023	-	-	Cayman Islands	Investment holding

Treasure Zenith Limited	July 11, 2022	100%	100%	British Virgin Islands	Investment holding

HI Style Apparel Sdn. Bhd.	April 22, 2008	100%	100%	Malaysia	Trading in garment, shoes and articles of clothing

HI Style (Singapore) Private Limited	February 6, 2014	60%	60%	Singapore	Trading in garment, shoes and articles of clothing

Sby Fashion Sdn. Bhd.	August 18, 2014	100%	100%	Malaysia	Retailing in garments, shoes and articles of clothing

Sub Crew Apparel Sdn. Bhd.	March 18, 2019	100%	100%	Malaysia	Retail sale of articles of clothing, articles of fur and clothing accessories

Immence Sdn. Bhd.	December 23, 2021	95%	95%	Malaysia	Wholesale of a variety of goods without any particular specialization N.E.C.

F-8

Non-controlling interests (“NCI”)

The following table illustrates the summarized financial information of the Group’s material NCI (and not the Group’s share of those amounts), adjusted for difference in accounting policies between the Group and the subsidiary, if any.

	Six Months Ended September 30,
	2023	2024
	RM	RM

Revenue	1,509,772	1,006,512
Loss before tax	(577,089)	(482,366)
Income tax expenses	-	-
Loss after tax	(577,089)	(482,366)
Loss allocated to NCI	(230,837)	(192,946)
Other comprehensive losses allocated to NCI	(239,140)	51,938
Total comprehensive loss allocated to NCI	(469,977)	(141,008)

Cash flows generated from operating activities	540,985	565,076
Cash flows used in financing activities	(541,320)	(586,745)
Net cash outflows	(335)	(21,669)

	September 30, 2023	September 30, 2024
	RM	RM

Current assets	662,085	517,408
Non-current assets	1,122,808	1,232,778
Current liabilities	(2,602,135)	(3,115,645)
Non-current liabilities	(234,693)	(343,946)
Net liabilities	(1,051,935)	(1,709,405)

Accumulated NCI	(420,774)	(683,762)
Less: fair value adjustments	-	-
Adjusted accumulated NCI	(420,774)	(683,762)

F-9

Reorganization

In order to facilitate the Company’s initial public offering, the Company completed a series of reorganization transactions (the “Reorganization Exercise”), whereby, each of the operating and holding entities under the controlling shareholder’s common control before and after the Reorganization Exercise, were ultimately contributed to the Company:

The Company was incorporated in the Cayman Islands on March 14, 2023 under the Companies Act (2023 Revision) of the Cayman Islands as an exempted company with limited liability. The authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, at par value of US$0.001 each. Upon incorporation, one share was held by Soaring Fame. On March 15, 2023, Soaring Fame, Vantage Success, Emprise Ahead, Shao Qi and Alpha Summit subscribed for 8,709, 490, 343, 147 and 310 Shares for cash at par respectively.

Treasure Zenith was incorporated in the British Virgin Islands as a limited liability company on July 11, 2022 and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each. On incorporation one share was allotted and issued to Soaring Fame on December 12, 2022. On January 20, 2023, Soaring Fame, Alpha Summit, Vantage Success subscribed for 9,195, 310 and 490 shares for cash at par. On January 21, 2023, Emprise Ahead and Shao Qi acquired 343 and 147 shares in Treasure Zenith from Soaring Fame, representing approximately 3.43% and 1.47% of the shareholding interest in Treasure Zenith. On May 26, 2023, Soaring Fame transferred 442 and 338 shares in Treasure Zenith to Summit Knight and Harmonic Charm for cash at par and for US$160,000, respectively, representing approximately 4.42 % and 3.38% of the shareholding interest in Treasure Zenith.

On May 26, 2023, Soaring Fame transferred 442 and 338 Ordinary Shares to Summit Knight and Harmonic Charm both for cash at par, representing approximately 4.42 % and 3.38% of the entire share capital of the Company before the offering. As part of a group reorganization, the Company acquired the respective entire issued shares in Treasure Zenith from Soaring Fame, Alpha Summit, Vantage Success, Emprise Ahead, Shao Qi, Summit Knight and Harmonic Charm in consideration of the Company allotting and issuing 8,001,370, 312,790, 494,410, 346,087, 148,323, 445,978 and 341,042 Ordinary Shares to them, respectively, credited as fully paid.

The Reorganization was completed on November 17, 2023. As a result of the Reorganization, the Company became the holding company for a group of companies that will be referred to as the Group. Accordingly, the consolidated financial statements have been presented using the pooling of interest method whereby the Company is shown as if it had been the holding company from the beginning of the first reporting period presented because all the companies in the Group where under common control.

F-10

2	MATERIAL ACCOUNTING POLICY INFORMATION

BASIS OF PREPARATION – These unaudited interim condensed financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of these unaudited interim condensed financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Note 3. These unaudited interim condensed consolidated financial statements and the notes accompanying them should be read in conjunction with the Group’s audited consolidated financial statements for the year ended March 31, 2024.

The unaudited interim consolidated financial statements do not include all the information and footnotes required by the IFRS for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the IFRS have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statements of the Company’s financial positions as of September 30, 2024, and results of operations and cash flows for the six-month period ended September 30, 2024. The unaudited interim condensed consolidated statements of financial positions as of March 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the IFRS. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended March 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

Adoption of new and amended standards and interpretations

The accounting policies adopted are consistent with those of the previous financial year except that in the current financial year, the Group has adopted all the new and amended standards which are relevant to the Group and are effective for annual financial period beginning on 1 April 2024. The adoption of these standards did not have any material effect on the financial statements of the Group.

New standards, amendments and interpretations issued but not yet effective

There are a number of standards, amendments to standards, and interpretations, which have been issued by the International Accounting Standards Board, that are effective in future accounting periods and the Group has not decided to early adopt.

The Group is currently evaluating the potential impact of adopting these standards on its unaudited interim condensed consolidated financial statements and related disclosures in the year of initial application.

F-11

Description	Effective date (annual periods beginning on or after)

Amendments to IAS 21 - Lack of Exchangeability	1 January 2025

Annual Improvements to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	1 January 2026

Amendments to IFRS 9 and IFRS 7 - Amendments to the Classification and Measurement of Financial Instruments	1 January 2026

IFRS 18 - Presentation and Disclosure in Financial Statements	1 January 2027

IFRS 19 - Subsidiaries without Public Accountability: Disclosures	1 January 2027

BASIS OF ACCOUNTING – The unaudited interim condensed financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the IFRS.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

The Company’s policy is to recognize transfers into and transfers out of any of the three levels as of the date of the event or change in circumstances that caused the transfer.

F-12

BASIS OF CONSOLIDATION

(a)	Consolidation

As the Group were under same control of the controlling shareholders and their entire equity interests were also ultimately held by the controlling shareholders immediately prior to the group reorganization, the unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, unaudited interim condensed consolidated statements of changes in equity and unaudited interim condensed consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the two-period ended September 30, 2024, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The unaudited interim condensed consolidated statements of financial positions as at September 30, 2024 and March 31, 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its unaudited interim condensed consolidated financial statements.

Subsidiary corporations are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiary corporations are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the unaudited interim condensed consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiary corporations have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary corporation’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the unaudited interim condensed consolidated financial statements of the Company are a continuation of the acquired entities and is accounted for as follows:

(i)	The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the unaudited interim condensed financial statements;

(ii)	The Company will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

(iii)	No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve or deficit.

F-13

(b)	Acquisitions under common control

The unaudited interim condensed consolidated financial statements of the Group are a combination or aggregation of the unaudited interim condensed financial statements of the Company and its subsidiaries after the Reorganization Exercise carried out in the financial year ended March 31, 2024. The Reorganization Exercise involved companies which are under common control. The unaudited interim condensed consolidated financial statements of the Group have been prepared in a manner similar to the “pooling-of-interest” method. Such manner of presentation reflects the economic substance of the combining companies as a single economic enterprise, although the legal parent-subsidiary relationship was not established until after the end of the reporting period.

Business combination arising from transfers of interest in entities that are under common control are accounted for as if the acquisition had occurred at the beginning of the earliest comparative period presented or, if later, at the date that common control was established. For this purposes, comparatives may be restated. The assets and liabilities acquired are recognized at the carrying amounts recognized previously and no adjustments are made to reflect the fair values or to recognize any new assets or liabilities, including no goodwill is recognized as a result of the combination. The components of equity of the acquired entities are added to the same components within the Group’s and the Company’s equity. Any difference between the consideration paid for the acquisition and share capital of acquirees is recognized directly to equity as merger reserve.

(c)	Disposals

When a change in the Group’s ownership interest in a subsidiary corporation result in a loss of control over the subsidiary corporation, the assets and liabilities of the subsidiary corporation including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

(d)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

F-14

CONVENIENCE TRANSLATION

Translations of amounts in the unaudited interim condensed consolidated statement of financial position, unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, and unaudited interim condensed consolidated statement of cash flows from RM into USD as of and for the period ended September 30, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of USD1 = RM4.1424, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

FINANCIAL ASSETS

Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

At subsequent measurement - Debt instrument - Debt instruments mainly comprise of cash and cash equivalents and other receivables (excluding prepayments).

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

The Group recognizes a loss allowance for ECL on financial assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group always recognizes lifetime ECL for accounts receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Group measures the loss allowance equal to 12-month ECL, unless when there has a significant increase in credit risk since initial recognition, the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increase in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organizations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

F-15

●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

●	an actual or expected significant deterioration in the operating results of the debtor;

●	significant increases in credit risk on other financial instruments of the same debtor;

●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss.

F-16

FINANCIAL LIABILITIES AND EQUITY INSTRUMENTS

Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group are recognized at the proceeds received, net of direct issue costs.

Financial liabilities

Except for derivative financial instruments which are stated at fair value through profit or loss, all other financial liabilities are subsequently measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

Offsetting financial instruments

Financial assets and liabilities are offset, and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

F-17

PROPERTY, PLANT AND EQUIPMENT

(a)	Measurement

(i)	Property, plant and equipment

Property, plant and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of property, plant and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(iii)	Revaluation

Headquarter and other freehold land and buildings are revalued by independent professional valuers on a triennial basis and whenever their carrying amounts are likely to differ materially from their revalued amounts. When an asset is revalued, any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset. The net amount is then restated to the revalued amount of the asset.

Increases in carrying amounts arising from revaluation, including currency translation differences, are recognized in other comprehensive income and accumulated in equity, unless they reverse a revaluation decrease of the same asset previously recognized in profit or loss. In this case, the increase is recognized in profit or loss. Decreases in carrying amounts are recognized in other comprehensive income to the extent of any credit balance existing in the equity in respect of that asset and reduces the amount accumulated in equity. All other decreases in carrying amounts are recognized in profit or loss.

(b)	Depreciation

Freehold land is not depreciated. Depreciation on other items of property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as followed;

Buildings	1%
Office equipment	10%-12%
Furniture and fittings	10%
Display mannequin	10%
Computer and software	10%
Motor vehicles	10%
Renovation	10%
Others	10%

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

(c)	Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

(d)	Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “administrative expenses”. Any amount in revaluation reserve relating to that item is transferred to retained profits directly.

F-18

INVENTORIES

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method. The cost of finished goods comprises finished goods and other direct costs, if any (based on normal operating capacity). Cost also includes any gains or losses on qualifying cash flow hedges of foreign currency purchases of inventories. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and applicable variable selling expenses. When necessary, allowance is provided for damaged, obsolete and slow moving items to adjust the carrying value of inventories to the lower of cost and net realizable value.

TRADE AND OTHER RECEIVABLES

A receivable is recognized when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost, using the effective interest method and including an allowance for credit losses.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Property, plant and equipment, and right-of-use assets are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e., the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the Cash Generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss.

F-19

TRADE AND OTHER PAYABLES

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

BANK BORROWINGS

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings - Borrowings are initially recognized at fair value (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(b)	Borrowing costs - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

F-20

LEASES

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right- of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;

-	Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;

-	Amount expected to be payable under residual value guarantees;

-	The exercise price of a purchase option if is reasonably certain to exercise the option; and

-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease component for property leases and account these as one single lease component.

F-21

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;

-	There is a change in the Group’s assessment of whether it will exercise an extension option; or

-	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term and low-value leases

The Group has elected to not recognized right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

●	Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

F-22

EMPLOYEE BENEFITS

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

FINANCIAL GUARANTEE CONTRACTS

The Company has issued corporate guarantees to bank for banking facilities granted by them to a subsidiary and this guarantee qualify as financial guarantees because the Company is required to reimburse the banks if this subsidiary breach any repayment terms.

Financial guarantee contract liabilities are measured initially at their fair values plus transaction costs and subsequently at the higher of the amount of the loss allowance and the amount initially recognized less cumulative amortization in accordance with IFRS15 previously.

F-23

REVENUE RECOGNITION

Revenue is recognized when the Company satisfies its performance obligations by transferring control of promised products or services to its customers at a point in time. Control is transferred when the customer obtains the ability to direct the use of and obtain substantially all of the remaining benefits from the products or services. The amount of revenue recognized is the amount of consideration to which the Company expects to be entitled, including estimation of sale terms that may create variability in the consideration. Revenue is recognized at the point-in-time of the transfer goods. Receipt of payments occurs concurrent with the transfer of control of asset to the customer. Revenue subject to variability is constrained to an amount which will not result in a significant reversal in future periods when the contingency that creates variability is resolved. Trade discounts, rebates and other similar items are deducted in determining the revenue of the Company.

(i)	Physical retail revenue

Retail store and concession shop-in-shop revenues are recognized at the point-of-sale, when the transfer of control of the products take place in the retail store.

(ii)	E-commerce revenue

Digital revenue from sales of products ordered through the Company’s e-commerce sites is recognized upon delivery and receipt (transfer of control) of the shipment by its customers and includes shipping and handling charges paid by customers. Retail and digital revenues are recorded net of estimated liabilities, which are estimated by developing an expected value based on historical experience. Payment is due at the point of sale.

GOVERNMENT GRANTS AND SUBSIDIES

Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Grants related to assets are presented as deferred income under trade and other payables.

CASH AND CASH EQUIVALENTS

For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

Pledged deposits are for a tenure of 1 to 12 months which have been pledged to banks to secure bank overdraft facilities.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

F-24

INCOME TAX

Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities except for investment property. Investment property measured at fair value is presumed to be recovered entirely through sale.

F-25

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

FOREIGN CURRENCY TRANSACTIONS

(a)	Functional and presentation currency

Items included in the unaudited interim condensed consolidated financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The unaudited interim condensed consolidated financial statements are presented in Ringgit Malaysia (“RM”), which is the functional currency of the Group and the Company.

The value of foreign currencies including, the United States dollar (“USD”), may fluctuate against the RM. Any significant variations of the aforementioned currency relative to the RM may materially affect the Company’s financial condition in terms of reporting in RM. The following table outlines the currency exchange rates that were used in preparing the accompanying unaudited interim condensed consolidated financial statements:

	September 30,
	2023	2024
RM to USD Year End	0.2130	0.2414
RM to USD Average Rate	0.2177	0.2260

F-26

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

RELATED PARTIES

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;
(ii)	has significant influence over the group; or
(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
(v)	The entity is a post-employment benefit plan for the benefit of employees of either the group or an entity related to the group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

F-27

LOSS PER SHARE

The Group presents basic and diluted loss per share data for its ordinary shares. Basic loss per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted (loss)/earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

SEGMENT REPORTING

Operating segments, and the amounts of each segment item reported in the unaudited interim condensed financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

RESERVES

(i) Merger reserve

Merger reserve represents the differences between the consideration paid, if any, and the issued and fully paid-up share capital of subsidiaries acquired under common control that are accounted for by applying the “pooling-of-interest” method.

(ii) Capital reserve

The capital reserve represents effects of any revaluation increase arising on revaluation of headquarter and directors’ freehold land and buildings.

(iii) Translation reserve

Translation reserve represent the foreign currency translation difference arising from the translation of the financial statements of companies within the Group from their functional currency to the Group’s presentation currency.

(iv) Accumulated losses

Accumulated losses comprise the cumulative net losses recognized in the Group’s consolidated statements of profit or loss.

GOING CONCERN

During the periods ended September 30, 2023 and, 2024, the Group generated losses for the period amounting to approximately RM0.78 million (approximately US$0.17 million) and RM2.75 million (approximately US$0.66 million), respectively. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024, respectively. These circumstances raise substantial doubt regarding the Group ability to continue as going concern.

Management’s plan to address this going concern is to obtain financing in the form issuances of rights, ordinary shares, or loan to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell ordinary shares, which management believes will provide adequate financial resources for the management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These consolidated financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

F-28

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 2 to the unaudited interim condensed financial statements, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods.

Critical judgements in applying the Group’s accounting policies

There are no critical judgements, apart from those involving estimation (see below) that the management has made in the process of applying the Group’s accounting policy and that has the most significant effect on the amounts recognized in the financial statements.

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are disclosed below:

(a)	Impairment assessment for property, plant, and equipment (Note 4) and right-of-use assets (Note 5)

Property, plant and equipment and right-of-use assets are tested for impairment when there is any objective evidence or indication that these assets may be impaired. Impairment exists when the carrying value of an asset or cash-generating unit (“CGU”) exceeds its recoverable amount.

The recoverable amounts of property, plant and equipment and right-of-use assets have been determined based on higher of the fair value less costs to sell or value-in use (“VIU”) calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Property, plant and equipment mainly consist of freehold land and buildings. Management has assessed that there were no objective evidence or indication that the carrying amounts of the Group’s property, plant and equipment may not be recoverable as at the end of reporting date. Accordingly, impairment assessment is not required.

(b)	Allowance for inventory obsolescence (Note 6)

Management focused on the risk that the carrying amount of inventories may not be stated at the lower of cost and net realizable value, the determination of which requires the management to exercise significant judgement in estimating the net realizable value of the inventories.

In estimating the net realizable value of inventories, management considers the inventories’ ageing, fashion pattern, current economic conditions, market demand, expectation of future prices and changes in customer preference of the respective inventories.

F-29

4	PROPERTY, PLANT AND EQUIPMENT

	At revaluation		At cost
	Headquarter freehold land and buildings	Other freehold land and buildings	Office equipment	Furniture and fittings	Display Mannequin	Computer and software	Motor vehicles	Renovation	Others	Total
	RM	RM	RM	RM	RM	RM	RM	RM	RM	RM
At Revaluation / Cost
At April 1, 2023 and at March 31, 2023	12,800,000	1,250,000	1,307,734	5,993,738	358,827	341,302	1,231,429	9,065,102	454,004	32,802,136
Addition	-	-	46,595	614,770	976	41,297	-	781,324	55,776	1,540,738
Elimination of accumulated depreciation on revaluation	-	(50,000)	-	-	-	-	-	-	-	(50,000)
Revaluation	-	50,000	-	-	-	-	-	-	-	50,000
Written off	-	-	(42,090)	(186,660)	-	-	-	(746,434)	-	(975,184)
Currency realignment	-	-	1,231	-	-	1,266	-	63,110	75	65,682
At March 31, 2024	12,800,000	1,250,000	1,313,470	6,421,848	359,803	383,865	1,231,429	9,163,102	509,855	33,433,372
Addition	-	-	9,190	8,756	-	9,580	-	4,088	-	31,614
Currency realignment	-	-	(1,884)	-	-	(1,938)	-	(71,560)	(439)	(75,821)
At September 30, 2024	12,800,000	1,250,000	1,320,776	6,430,604	359,803	391,507	1,231,429	9,095,630	509,416	33,389,165

Accumulated depreciation:
At April 1, 2023 and at March 31, 2023	-	37,500	1,036,190	3,607,035	255,653	203,066	657,225	5,939,131	246,195	11,981,995
Addition	97,900	12,500	71,549	525,504	30,084	34,631	111,991	762,996	33,576	1,680,731
Written off	-	-	(17,713)	(74,630)	-	-	-	(515,523)	-	(607,866)
Revaluation	-	(50,000)	-	-	-	-	-	-	-	(50,000)
Currency realignment	-	-	1,031	-	-	1,266	-	45,227	8	47,532
At March 31, 2024	97,900	-	1,091,057	4,057,909	285,737	238,963	769,216	6,231,831	279,779	13,052,392
Addition	48,950	4,600	28,653	240,267	12,944	17,753	53,054	325,699	16,819	748,739
Currency realignment	-	-	(1,612)	-	-	(1,938)	-	(49,031)	(42)	(52,623)
At September 30, 2024	146,850	4,600	1,118,098	4,298,176	298,681	254,778	822,270	6,508,499	296,556	13,748,508

Carrying amount:
At March 31, 2024	12,702,100	1,250,000	222,413	2,363,939	74,066	144,902	462,213	2,931,271	230,076	20,380,980
At September 30, 2024	12,653,150	1,245,400	202,678	2,132,428	61,122	136,729	409,159	2,587,131	212,860	19,640,657
At March 31, 2024 (USD)	3,054,546	300,647	48,928	514,780	14,755	33,007	98,773	624,549	51,386	4,741,371

F-30

Included in the addition of property, plant and equipment is also the provision for reinstatement cost amounting to RM Nil (March 31, 2024: RM46,173) recognized during the year. As a results, the cash outflow on acquisition of property, plant and equipment amounting to RM31,614 (March 31, 2024: RM1,494,565) as disclosed in the consolidated statements of cash flows.

Motor vehicles acquired under finance leasing arrangements were disclosed in Note 11 to the consolidated financial statements within lease liabilities.

As of September 30, 2024, bank borrowings amounting to approximately RM8,400,000 (March 31, 2024: RM8,880,000) is secured by the headquarter and other freehold lands and buildings of the Group with carrying amount amounting to RM13,898,550 (March 31, 2024: RM13,952,100).

In the previous financial year, the fair value of the above headquarter and other freehold lands and buildings the Company is determined based on a valuation performed on by independent appraisers who hold a recognized and relevant professional qualification. The valuation was based on the comparison approach and cross-checked by direct comparisons with transactions of comparable properties within the vicinity and elsewhere.

As of September 30, 2024, other freehold land and buildings with carrying amount amounting to RM1,245,400 (March 31, 2024: RM1,250,000) were held in trust by directors of the Company.

F-31

Amounts recognized in profit or loss

Depreciation of property, plant and equipment of the Company are charged to profit or loss and presented as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Depreciation of property, plant and equipment	1,680,731	748,739
Less: Depreciation of right-of-use assets classified within property, plant and equipment (Note 5)	(69,165)	(34,583)
	1,611,566	714,156

5	RIGHT-OF-USE ASSETS

	Presented in consolidated statements of financial positions	Classified within property, plant and equipment
March 31, 2024	Retail outlets	Motor vehicles	Total
Cost:	RM	RM	RM
At April 1, 2023 and at March 31, 2023	16,257,434	691,655	16,949,089
Addition	5,506,443	-	5,506,443
Derecognition upon maturity of lease terms	(4,235,423)	-	(4,235,423)
Currency realignment	166,721	-	166,721
At March 31, 2024	17,695,175	691,655	18,386,830

Accumulated depreciation:
At April 1, 2023 and at March 31, 2023	6,082,062	217,932	6,299,994
Addition	6,922,371	69,165	6,991,536
Derecognition upon maturity of lease terms	(4,235,423)	-	(4,235,423)
Currency realignment	101,412	-	101,412
At March 31, 2024	8,870,422	287,097	9,157,519

Carrying amount:
At March 31, 2024	8,824,753	404,558	9,229,311

F-32

	Presented in consolidated statements of financial positions	Classified within property, plant and equipment
September 30, 2024	Retail outlets	Motor vehicles	Total
Cost:	RM	RM	RM
At April 1, 2024 and at March 31, 2024	17,695,175	691,655	18,386,830
Addition	2,439,081	-	2,439,081
Derecognition upon maturity of lease terms	(1,703,273)	-	(1,703,273)
Currency realignment	(145,351)	-	(145,351)
At September 30, 2024	18,285,632	691,655	18,977,287

Accumulated depreciation:
At April 1, 2024 and at March 31, 2024	8,870,422	287,097	9,157,519
Addition	3,308,484	34,583	3,343,067
Derecognition upon maturity of lease terms	(1,703,273)	-	(1,703,273)
Currency realignment	(84,468)	-	(84,468)
At September 30, 2024	10,391,165	321,680	10,712,845

Carrying amount:
At September 30, 2024	7,894,467	369,975	8,264,442

During the period, the Company capitalized the lease contracts with an aggregate cost of RM2,439,081 (March 31, 2024: RM5,506,443).

F-33

6	INVENTORIES

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD

Trading stock, at cost	10,052,025	7,783,322	1,878,940
Less: Allowance for inventory obsolescence	(494,695)	(198,825)	(47,998)

	9,557,330	7,584,497	1,830,942

The movement in allowance for inventory obsolescence was as follow:
At the beginning of year/period	(726,352)	(494,695)	(119,422)
Reversal for inventory obsolescence, net	231,684	295,706	71,385
Currency realignment	(27)	164	39
At the end of year/period	(494,695)	(198,825)	(47,998)

The cost of inventories recognized as an expense and included in “cost of sales” line item in profit or loss amounting to RM10,081,593(September 30, 2023: RM10,213,468).

The Group carried out a review of the realizable value of its inventories and the review led to the reversal for inventories obsolescence of RM295,706 (March 31, 2024: RM231,684) recognized in profit or loss. The reversal for inventory obsolescence is included in “cost of sales” line item in profit or loss.

Taking into account factors impacting the inventory provisioning including trading assumptions being 5% higher or lower than expected, this would result a potential outcome in an increase or decrease of the allowance for inventory obsolescence amounting to approximately RM379,000 (March 31, 2024: RM478,000) in profit or loss.

7	OTHER RECEIVABLES

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD

Current
Refundable deposits	1,646,168	2,745,241	662,717
Prepayments	129,184	103,584	25,006
Sundry receivables	121,699	122,921	29,675
Deferred Initial Public Offering expenses	4,671,107	4,727,933	1,141,351
Advance to third parties suppliers	1,490,064	579,259	139,837
Total current	8,058,222	8,278,938	1,998,586

Non-current
Refundable deposits	2,504,136	1,315,808	317,644
Total non-current	2,504,136	1,315,808	317,644
Total	10,562,358	9,594,746	2,316,230

F-34

The above balances that are not denominated in the functional currency are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Singapore dollar	344,784	320,160

8	CASH AND CASH EQUIVALENTS

For the purpose of the consolidated statements of cash flows, cash and cash equivalents comprise the following:

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD
Cash in banks and on hand	1,119,887	289,524	69,893
Fixed deposits	776,552	1,089,052	262,904
	1,896,439	1,378,576	332,797
Less: restricted cash - pledged fixed deposits	(776,552)	(1,089,052)	(262,904)
Total	1,119,887	289,524	69,893

Fixed deposits will mature within 1 to 12 months (March 31, 2024: 1 to 12 months) from the year end and the effective interest rate on the fixed deposits ranging between 1.85% and 2.70% (March 31, 2024: 1.85% and 2.70%) per annum.

The restricted cash which has restriction in use and its movement mainly pertain to the additional collaterals secured for the bank facilities as disclosed in the note 10 to the consolidated financial.

The above balances that are not denominated in the functional currency are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Singapore dollar	78,381	56,713

F-35

9	TRADE AND OTHER PAYABLES

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD
Trade payables	8,768,658	8,982,885	2,168,522
Accrued payroll expenses	1,823,804	1,663,410	401,557
Accrued operating expenses	1,971,602	2,016,300	486,747
Payables for purchase of property, plant and equipment	1,226,749	1,173,104	283,194
Sundry payables	510,906	660,085	159,348
Utilities payables	2,992,929	2,408,678	581,469
Amounts due to directors	1,828,491	2,180,659	526,424
Goods and services tax payable	9,273	4,266	1,030
Provision of reinstatement costs	411,981	399,901	96,538
Provision of litigation claim	150,000	86,666	20,922
Total	19,694,393	19,575,954	4,725,751

Provision of reinstatement costs:
At the beginning of year/period	400,673	411,981	99,455
Provision recognized during the year/period	46,173	-	-
Reversal	(43,992)	-	-
Currency realignment	9,127	(12,080)	(2,917)
At the end of year/period	411,981	399,901	96,538

Provision of litigation claim:
At the beginning of year/period	150,000	150,000	31,749
Reversal based on subsequent settlements (Note 17)	-	(63,334)	(10,827)
At the end of year/period	150,000	86,666	20,922

Trade payables are unsecured, non-interest bearing and generally on 7 to 60 (March 31, 2024: 7 to 60) days credit terms.

Amounts due to directors, sundry and utilities payables are non-trade in nature, unsecured, interest-free, and repayable on demand.

The above balances that are not denominated in the functional currency are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Singapore dollar	359,596	503,958
United States dollar	2,957,789	3,104,719
Hong Kong dollar	4,565	4,565

F-36

10	BORROWINGS

	March 31, 2024	September 30, 2024	September 30, 2024
Current	RM	RM	USD
- Lease liabilities
i) Operating leases	5,843,346	5,287,400	1,276,410
ii) Finance leases	85,776	87,690	21,169
	5,929,122	5,375,090	1,297,579
- Bank borrowings	2,253,355	2,181,536	526,636
- Other bank borrowings	7,374,097	7,191,728	1,736,126
	15,556,574	14,748,354	3,560,341

Non-current
- Lease liabilities
i) Operating leases	3,381,787	2,949,518	712,031
ii) Finance leases	256,751	212,427	51,281
	3,638,538	3,161,945	763,312
- Bank borrowings	10,081,595	9,047,097	2,184,023
	13,720,133	12,209,042	2,947,335
Total borrowings	29,276,707	26,957,396	6,507,676

Represented by:
- Lease liabilities
i) Operating leases	9,225,133	8,236,918	1,988,441
ii) Finance leases	342,527	300,117	72,450
	9,567,660	8,537,035	2,060,891
- Bank borrowings	12,334,950	11,228,633	2,710,659
- Other bank borrowings	7,374,097	7,191,728	1,736,126
	29,276,707	26,957,396	6,507,676

F-37

(A)	Leases

The Company has lease contracts for retail outlets and motor vehicles. The Company’s obligations under these finance leases are secured by the lessors’ title to the leased assets. There are several lease contracts that include extension options which are further discussed below.

The Company also has certain leases of retail outlets and office equipments with lease terms of 12 months and low-value leases. The Company applies the “short-term lease” recognition exemptions for these leases.

Lease liabilities

The carrying amounts of lease liabilities and the movements during the year are disclosed elsewhere in the financial statements and the maturity analysis of lease liabilities is disclosed in Note 26(c)(v) to the consolidated financial statements.

Amounts recognized in profit or loss

	September 30, 2023	September 30, 2024	September 30, 2024
	RM	RM	USD
Depreciation of right-of-use assets (Note 5)	3,683,719	3,343,067	807,036
Interest expense on lease liabilities (Note 20)	374,009	286,464	69,154
Lease expense not capitalized in lease liabilities:
- Expenses relating to short-term and low value leases (Note 18)	2,293,077	2,176,574	525,438
Total amount recognized in profit or loss	6,350,805	5,806,105	1,401,628

Total cash outflows

The Company had total cash outflows for leases of RM5,869,689 (September 30, 2023: RM6,030,616).

(B)	Bank borrowings:

	March 31, 2024	September 30, 2024	September 30, 2024
Current	RM	RM	USD
- Term loan I	372,074	288,407	69,623
- Term loan II	32,258	18,977	4,581
- Term loan III	80,713	18,797	4,538
- Term loan IV	334,231	351,446	84,841
- Term loan V	15,164	16,001	3,863
- Term loan VI	231,464	233,961	56,480
- Term loan VII	269,640	278,222	67,164
- Term loan VIII	218,241	247,875	59,838
- Term loan IX	96,138	99,493	24,018
- Term loan X	603,432	628,357	151,690

	2,253,355	2,181,536	526,636
Non-current
- Term loan I	65,406	-	-
- Term loan IV	7,545,090	7,326,197	1,768,588
- Term loan V	203,136	194,331	46,913
- Term loan VI	117,202	-	-
- Term loan VII	164,511	23,778	5,740
- Term loan VIII	258,061	144,280	34,830
- Term loan IX	298,701	249,247	60,170
- Term loan X	1,429,488	1,109,264	267,782

	10,081,595	9,047,097	2,184,023
Total bank borrowings	12,334,950	11,228,633	2,710,659

F-38

Term loan I:

The Company entered into a banking facility amounting to RM1,500,000 on April 2, 2019, with an effective interest rate of 13% per annum and repayable over 60 months in equal monthly instalments of RM34,130.

This is a collateral-free business financing by the bank which is guaranteed by Syarikat Jaminan Pembiayaan Perniagaan under the Working Capital Guarantee Scheme.

Term loan II:	The Company entered into a banking facility amounting to RM112,000 on August 19, 2019, with effective interest rate of 2% per annum and repayable over 54 months in equal monthly instalments of RM2,334.

The term loan including bank overdraft amounting to RM488,364 (March 31, 2024 : RM409,956) were secured by :

a)	fixed deposits pledged as disclosed in note 8 to the consolidated financial statements;

b)	a guarantee cover up to RM2,179,000 on principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad;

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,112,000; and

d)	freehold land and buildings as disclosed in note 4 to the consolidated financial statements.

(Collectively known as “Term Loan General Collaterals”)

Term loan III:

The Company entered into a banking facility amounting to approximately RM630,000 (equivalent to SGD150,000) on September 20, 2019, with effective interest rate of 6.25% per annum and repayable over 60 months in equal monthly instalments of RM2,918.

The term loan is secured by joint and several personal guarantee amounting to a total of approximately RM630,000 (equivalent to SGD150,000) from Pwa Chong Chin and immediate family member of certain directors.

F-39

Term loan IV:

The Company entered into a banking facility amounting to RM8,500,000 on January 14, 2019, with effective interest rate of Base Lending Rate (“BLR”) less 1.5% per annum and repayable over 240 months in equal monthly instalments of RM73,336.

The term loan is secured by the Term Loan General Collaterals.

Term loan V:

The Company entered into a banking facility amounting to RM247,770 on January 14, 2019, with effective interest rate of BLR plus 0.5% per annum and repayable over 180 months in equal monthly instalments of RM2,286.

The term loan is secured by the Term Loan General Collaterals.

Term loan VI:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of 3.5% per annum and repayable over 60 months in equal monthly instalments of RM18,798.

The term loan is secured by:

a)	a guarantee cover up to RM800,000 by Credit guarantee Corporation Malaysia Berhad; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan VII:

The Company entered into a banking facility amounting to RM999,000 on September 11, 2020, with effective interest rate of BLR% per annum and repayable over 60 months in equal monthly instalments of RM19,045.

The term loan is secured by the Term Loan General Collaterals.

Term loan VIII:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of BLR plus 1% per annum and repayable over 60 months in equal monthly instalments of RM19,660.

The term loan is secured by:

a)	a corporate guarantee cover up to RM1,000,000 by one of its subsidiaries;

b)	a guarantee cover up to 80% of principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad; and

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

F-40

Term loan IX:

The Company entered into a banking facility amounting to RM500,000 on December 1, 2022, with effective interest rate of BLR plus 1.25% per annum and repayable over 60 months in equal monthly instalments of RM10,000.

The term loan is secured by:

a)	a corporate guarantee cover up to RM2,079,470 by one of its subsidiaries; and

b)	a guarantee cover up to RM1,600,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

c)	A Business Loan Level Term Assurance for the sum insured of RM1,579,470 to cover life of Pwa Chong Chin; and
d)

A Sinking fund of RM750,000 to be built up the way of monthly fixed deposits of 60 placements of RM12,500 each together with interest accrued thereon commencing from 13th month after first drawdown; and

e)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM2,079,470.

Term loan X:	The Company entered into a banking facility amounting to RM3,000,000 on February 28, 2022, with effective interest rate of BLR plus 1.55% per annum and repayable over 60 months in equal monthly instalments of RM59,361.

The term loan is secured by:

a)	a guarantee cover up to RM2,400,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,000,000.

The term loans repayable after one year which are classified as current liabilities that are subject to repayment on demand clauses are not expected to be settled within one year.

The Company is up to date with the scheduled repayments of the term loans and does not consider it probable that the banks will exercise its discretion to demand repayment for so long as the Company continues to meet the requirements. Further details of the Company’s management of liquidity risk are set out in Note 26(c)(v) to the consolidated financial statements.

F-41

(C)	Other bank borrowings:

The other bank borrowings consist of bank overdrafts, banker acceptances and trust receipts.

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD

Bank overdrafts	2,096,487	2,193,118	529,432
Banker acceptances	2,799,000	2,501,000	603,756
Trust receipts	2,478,610	2,497,610	602,938
	7,374,097	7,191,728	1,736,126

Bank overdrafts amounting to RM2,193,118 (March 31, 2024: RM2,096,487) are repayable on demand. It bears interest between 1.25% and 1.75% (March 31, 2024: 1.25% and 1.75%) over BLR per annum.

Banker acceptances amounting to RM2,501,000 (March 31, 2024: RM2,799,000) are repayable on demand with a maximum tenor of up to 150 days (March 31, 2024: 150 days). It bears interest between 5.95 and 6.31 (March 31, 2024: 5.95%; 2022: 6.31%) per annum.

Trust receipts amounting to RM2,497,610 (March 31, 2024: RM2,478,610) are repayable on demand with a maximum tenor of up to 120 days (March 31, 2024: 120 days). It bears interest between 5.11% and 5.14% (March 31, 2024: 5.13% and 5.38%) per annum.

The other bank borrowings were secured by the Term Loan General Collaterals.

The exposure of the borrowing of the Group to interest rate changes and the contractual repayment dates at the balance sheet date are as follows:

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD

Less than 1 year or on demand	15,556,574	14,748,354	3,560,341
Between 1 and 2 years	5,010,414	3,831,572	924,964
Between 2 and 5 years	2,570,646	2,522,719	608,999
Over 5 years	6,139,073	5,854,751	1,413,372
Total	29,276,707	26,957,396	6,507,676

As of September 30, 2024, the Company has undrawn committed banking facilities of approximately RM1.03 million (March 31, 2024: RM1.00 million) in respect of which all conditions precedent had been met.

The above balances that are not denominated in the functional currency are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Singapore dollar	659,487	1,050,914

F-42

11	SHARE CAPITAL

	March 31, 2024	September 30, 2024
	Numbers	Numbers
Authorize share capital:
At beginning of financial year/period	10,740,000	10,100,000
Deemed effects to owners pursuant to the Reorganization Exercise	(640,000)	-
At end of financial year/period	10,100,000	10,100,000

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD
Paid up capital:
At beginning of the year/period	3,657,096	47,266	11,410
Deemed effects to owners pursuant to the Reorganization Exercise	(3,609,830)	-	-
At end of the year/period	47,266	47,266	11,410

The holders of ordinary shares (except treasury shares) are entitled to receive dividends as and when declared by the Company. All ordinary shares have no par value and carry one vote per share without restriction.

As a result of the reorganization events (“Reorganization Exercise”) disclosed in note 1 to the consolidated financial statements and for the purposes of comparative value in calculating the Group’s (loss)/earnings per share, the Group has assumed that 10,090,000 shares were outstanding from the beginning of the first reporting period presented as would be included in the denominator of the (loss)/earnings per share calculation and movements in the number of shares respectively.

For the Group’s comparative figures, the beginning balance of the share capital of the Group for the financial year ended March 31, 2024 represent the aggregated value of the issued and fully paid-up share capital of the Company’s subsidiaries as the Company was only incorporated on March 14, 2023 with an issued share capital of RM44 (equivalent to US$10) under the Companies Act (2023 Revision) of the Cayman Islands as an exempted company with limited liability.

For the financial year ended March 31, 2024:

The Company issued 10,100,000 ordinary shares as part of the Reorganization Exercise as disclosed in “Reorganization” paragraph in the Note 1 to the consolidated financial statements.

The newly issued shares rank pari passu in all aspects with the previously issued shares.

12	MERGER RESERVE

Merger reserve represents the differences between the consideration paid, if any, and the issued and fully paid-up share capital of subsidiaries acquired under common control that are accounted for by applying the “pooling-of-interest” method.

13	CAPITAL RESERVE

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD
At beginning of the year/period	4,675,702	4,253,132	1,026,731
Fair value changes on property, plant and equipment arising from revaluation, including effect of deferred taxation	(422,570)	343,493	82,922
At end of the year/period	4,253,132	4,596,625	1,109,653

The revaluation reserve represents effects of fair value changes arising from revaluation of headquarter and other freehold lands and buildings respectively. These headquarter and other freehold lands and buildings respectively, are revalued by independent professional valuers on a triennial basis.

Included in the “Fair value changes on property, plant and equipment arising from revaluation, including effect of deferred taxation” is an aggregate amount of RM 343,493 (March 31, 2024: RM422,570) in relation to deferred tax liabilities arising from the revaluation of properties.

F-43

14	TRANSLATION RESERVE

The translation reserve comprises all foreign exchange differences arising from the translation of the consolidated financial statements of foreign operations whose functional currency is different from that of the Group’s presentation currency and is non-distributable. Movements in this reserve are set out in the unaudited interim condensed consolidated statements of changes in equity.

15	REVENUE

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Sales of goods – transfer at a point in time
Malaysia	23,427,887	20,717,239	5,001,265
Singapore	1,509,772	1,006,512	242,978
Total	24,937,659	21,723,751	5,244,243

There is no significant financing component in the revenue arising from sales of products and services rendered as the products and services.

16	COST OF SALES

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Inventories sold	10,213,468	10,081,593	2,433,757
Packaging costs	69,412	18,553	4,479
Carriage inwards and related costs	266,239	198,038	47,807
Total	10,549,119	10,298,184	2,486,043

F-44

17	OTHER INCOME

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Interest income	13	12	3
Gain on foreign exchange, net	49,523	-	-
Singapore Government Grants	9,115	4,719	1,139
Sundry income	50,924	27,577	6,658
Reversal of provision for litigation claim (Note 9)	-	63,334	15,289
Total	109,575	95,642	23,089

The Singapore Government Grants consist of Jobs Support Scheme and Jobs Growth Incentive of the Singapore Government which provide wage support and helps employers retain their local employees during a period of economic uncertainty and supports employers to accelerate their hiring of local workforce, so as to create good and long-term jobs for locals.

F-45

18	SELLING AND DISTRIBUTION EXPENSES

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Advertisement	345,793	323,508	78,097
Delivery and handling charges	13,350	12,077	2,915
Petrol, parking and toll fees	59,791	68,169	16,456
Road tax and insurance	3,464	3,207	774
Short-term and low-value leases (Note 10 A)	2,293,077	2,176,574	525,438
Upkeep of motor vehicles	20,772	24,251	5,854
Total	2,736,247	2,607,786	629,534

19	ADMINISTRATIVE EXPENSES

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Accommodation	28,065	34,895	8,424
Bank charges	55,218	14,394	3,475
Credit card charges	103,671	91,973	22,203
Depreciation of property, plant and equipment (Note 4)	824,655	714,156	172,402
Depreciation of right-of-use assets (Note 5)	3,683,719	3,343,067	807,036
Employee benefits expense (Note 21)	5,381,041	5,173,074	1,248,811
Entertainment	89,410	21,734	5,247
Insurance	76,223	92,108	22,235
License fees	30,257	51,738	12,490
Online platform charges	88,200	180,643	43,608
Penalty and fines	17,344	15,158	3,659
Professional fees	84,613	48,116	11,615
Stamp duty	1,774	16,675	4,025
Telephone charges	68,047	57,264	13,824
Transportation fee	163,895	179,616	43,360
Upkeep and maintenance	430,180	194,131	46,864
Utilities expense	273,238	283,229	68,373
Loss on foreign exchange, net	-	166,111	40,100
Others	115,847	192,392	46,445
Total	11,515,397	10,870,474	2,624,196

F-46

20	FINANCE EXPENSES

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Interest expenses:
- lease liabilities
i) operating leases	365,389	279,758	67,535
ii) finance leases	8,620	6,706	1,619
	374,009	286,464	69,154
- bank borrowings	466,569	344,055	83,057
- other bank borrowings	182,475	233,443	56,354
Total	1,023,053	863,962	208,565

21	EMPLOYEE BENEFITS EXPENSE

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Fee paid to directors of the company	25,000	-	-
Wages, salaries, bonuses and other related costs	4,747,721	4,503,798	1,087,244
Employer’s contributions to defined contribution plans	527,276	593,416	143,254
Other short-term benefits	81,044	75,860	18,313
Total	5,381,041	5,173,074	1,248,811

Included in the above employee benefits expense is compensation to key management personnel as follows:

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Fee paid to directors of the Company	25,000	-	-
Salaries and bonuses	560,472	211,184	50,981
Employer’s contributions to defined contribution plans	66,552	75,575	18,244
Total	652,024	286,759	69,225

F-47

22	INCOME TAX CREDIT

	Six Months ended September 30,
	2023	2024	2024
	RM	RM	USD

Tax expense recognized in profit or loss
Current income tax
Current financial year	-	-	-
Under-provision in prior financial years	-	-	-
	-	-	-

Deferred taxation
Current financial year	-	-	-
Under-provision in prior financial years	-	(74,451)	(17,973)
	-	(74,451)	(17,973)
Total income tax credit recognized in profit or loss	-	(74,451)	(17,973)

Tax expense recognized in other comprehensive income
Deferred taxation
Current financial year	-	-	-
Under-provision in prior financial years	-	(343,493)	(82,921)
		(343,493)	(82,921)
Total income tax credit recognized other comprehensive income	-	(343,493)	(82,921)

The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the Malaysian standard rate of income tax as follows:

	Six Months ended September 30,
	2023	2024
	RM	RM

Loss before income tax	(776,582)	(2,821,013)

Tax calculated at tax rate of 24% (September 30, 2023: 24%)	(186,380)	(677,043)
Effects of:
- different tax rate in other country	40,396	33,765
- deferred tax assets not recognized and, origination and reversal of temporary differences	142,905	419,166
- expenses not deductible for tax purposes	66,602	227,013
- income not subject to tax	(63,523)	(77,352)
Income tax expense	-	(74,451)

The Group has unutilized tax losses of approximately RM1,824,000 (September 30, 2023: RM1,335,000) and unabsorbed capital allowance of approximately RM Nil (September 30, 2023: RM2,314,000) available for offset against future profits, respectively. As of September 30, 2024, the unutilized tax losses have no expiry date. The unutilized tax losses and unabsorbed capital allowances which can be carried forward up to 10 years. No deferred tax asset has been recognized in respect of the following significant net tax benefits due to the unpredictability of future profit streams.

F-48

The components of unrecognized deferred tax asset are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Deferred tax assets
Unutilized tax losses
At beginning of year	1,565,000	1,514,000
(Utilized)/addition during the year/period, net	(51,000)	310,000
At end of year/period	1,514,000	1,824,000

Unabsorbed capital allowance
At beginning of year	1,320,000	-
Addition during the year, net	(1,320,000)	-
At end of year/period	-	-

Total	1,514,000	1,824,000

Unrecorded deferred tax benefits @ 24%	363,000	438,000

Deferred tax liabilities (revaluation of property, plant and equipment)
At beginning of year	(4,676,000)	-
Recognized during the year, net	4,676,000	-
At end of year/period	-	-

Total	-	-

Unrecorded deferred tax liabilities @ 10%	-	-

Net unrecorded deferred tax benefits	363,000	438,000

The tax charge relating to each component of deferred tax liabilities are as follows:

	Accelerated tax depreciation	Others	Total
	RM	RM	RM
Deferred tax liabilities recognized in profit or loss
Balance at April 1, 2024	147,486	(73,035)	74,451
Charged to profit or loss	(147,486)	73,035	(74,451)
Balance at September 30, 2024	-	-	-

	Real property gains tax arising from revaluation	Total
	RM	RM
Deferred tax liabilities recognized in other comprehensive income
Balance at April 1, 2024	472,570	472,570
Charged to other comprehensive income	(343,493)	(343,493)
Balance at September 30, 2024	129,077	129,077

F-49

23	COMMITMENTS AND CONTINGENT LIABILITIES

(a)	Operating lease commitments

	September 30,	September 30,
	2023	2024
	RM	RM

Short-term and low-value leases	65,610	731,598

The Group has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

(b)	Contingent liabilities

On April 12, 2023, the subsidiary of the Company namely HI Style (M) Sdn. Bhd. (“HI Style (M)”) was served with a claim in the Seremban High Court by a retail apparel company. The plaintiff alleged that HI Style (M) breaches the plaintiff’s intellectual property rights through trademark infringement and misappropriation (“Litigation Claim”). The relief sought from the Seremban High Court include, among others, injunctive relief, the publication of apology notice by HI Style (M), destruction or delivery up of the alleged infringing goods, damages and legal costs.

As of January 8, 2025, the Litigation Claim has been settled out of court amicably with a mutual agreed sum of RM86,666, including legal costs.

24	SIGNIFICANT RELATED PARTY TRANSACTIONS

Related companies in these financial statements refer to members of the ultimate holding company’s group of companies.

Some of the Company’s transactions and arrangements are between members of the group and the effect of these on the basis determined between the parties is reflected in these financial statements. The intercompany balances are unsecured, interest-free and repayable on demand, unless otherwise stated.

Some of the group’s transactions and arrangements are with related parties and the effect of these on the basis determined between the parties is reflected in these financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

F-50

Transactions with related parties

The following represents the significant related party transactions for the period ended September 30, 2023 and 2024.

	September 30, 2023	September 30, 2024
	RM	RM

Close family member of directors
Salaries and bonuses	102,259	87,142
Employer’s contributions to defined contribution plans	13,907	14,814
	116,166	101,956

25	SEGMENTS OPERATIONS

Services from which reportable segments derive their revenues Information reported to the group’s chief operating decision maker (“CODM”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The Group operates in a single business segment which is the business of “Retailing” which consists of designing and trading in garments, shoes and article of clothing. No operating segments have been aggregated to form the reportable operating segment.

Non-current assets information based on the location of assets are as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Malaysia	28,377,099	26,302,346
Singapore	828,634	1,232,778
Total	29,205,733	27,535,124

Non-current assets information presented above consist of property, plant and equipment and right-of-use assets as presented in the unaudited interim condensed consolidated statements of financial positions.

F-51

26	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT

a)	Categories of financial instruments

The following table sets out the financial instruments as at the end of the reporting period:

	March 31, 2024	September 30, 2024
	RM	RM

Financial assets

Financial assets at amortized cost:
Other receivables	4,272,003	4,183,970
Cash and cash equivalents	1,896,439	1,378,576
	6,168,442	5,562,546

Financial liabilities

Financial liabilities at amortized cost:
Trade and other payables	(19,123,139)	(19,085,121)
Borrowings	(29,276,707)	(26,957,396)
	(48,399,846)	(46,042,517)

b)	Financial instruments subject to offsetting, enforceable master netting arrangements and similar agreements

The Group does not have any financial instruments which are subject to enforceable master netting arrangements or similar netting agreements.

F-52

c)	Financial risk management policies and objectives

The management of the Group monitors and manages the financial risks relating to the operations of the Group to ensure appropriate measures are implemented in a timely and effective manner. These risks include market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

(i)	Market risk management

The Group activities are exposed primarily to the financial risks of changes in foreign currency exchange rates and interest rates. Management monitors risks associated with changes in foreign currency exchanges rates and interest rates and will consider appropriate measures should the need arise.

There has been no significant change to the Group’s exposure to market risk or the manner in which it manages and measures the risk.

(ii)	Foreign currency risk management

The Group operates in Singapore and Malaysia. Entities in the Group regularly transact in currencies other than their respective functional currencies (“foreign currencies”).

Currency risk arises when transactions are denominated in foreign currencies other than the Group entities’ respective functional currencies.

In addition, the Group is exposed to currency translation risk on the net assets in foreign operations.

The Group’s significant currency exposure based on the information provided to key management is as follows:

	Amounts denominated in
	SGD	USD
	RM	RM
September 30, 2024
Financial assets
Cash and bank balances	56,713	-
Other receivables	320,160	-
	376,873	-

Financial liabilities
Trade and other payables	(372,791)	(3,104,719)
Borrowings	(1,050,914)	-
	(1,423,705)	(3,104,719)
Net financial liabilities	(1,046,832)	(3,104,719)
Add: Net financial liabilities denominated respective entities’ functional currency	1,046,832	-
Currency exposure of financial assets, net of those denominated in the Company’s functional currency	-	(3,104,719)

F-53

	Amounts denominated in
	SGD	USD
	RM	RM
March 31, 2024
Financial assets
Cash and bank balances	78,381	-
Other receivables	344,784	-
	423,165	-

Financial liabilities
Trade and other payables	(211,342)	(2,957,789)
Borrowings	(659,487)	-
	(870,829)	(2,957,789)
Net financial liabilities	(447,664)	(2,957,789)
Add: Net financial liabilities denominated respective entities’ functional currency	447,664	-
Currency exposure of financial assets, net of those denominated in the Company’s functional currency	-	(2,957,789)

As at the reporting period, if the USD change against the RM by 5% (March 31, 2024: 5%) with all other variables including tax rate being held constant, the approximate effects arising from the net financial liability/asset that are exposed to the currency risk will be as follows:

	Increase/(Decrease)
	March 31, 2024		September 30, 2024
	Profit after tax	Other Comprehensive income	Profit after tax	Other Comprehensive income
	RM	RM	RM	RM

USD against RM
- Strengthened	(148,000)	-	(155,000)	-
- Weakened	148,000	-	155,000	-
	-	-	-	-

(iii)	Interest rate risk management

The Group is exposed to interest rate risk as the Group has bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the Note to the unaudited interim condensed consolidated financial statements. The Group currently does not have an interest rate hedging policy.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would decrease/increase by approximately RM73,000 (March 31, 2024: 79,000).

F-54

(iv)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. At the end of each reporting period, the Group maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the Unaudited Interim Condensed Consolidated Statements of Financial Positions.

In order to minimize credit risk, the Group has delegated its finance team to develop and maintain the Group’s credit risk grading to categorize exposures according to their degree of risk of default. The finance team uses publicly available financial information and the Group’s own historical repayment records to rate its major customers and debtors. The Group’s exposure and the credit ratings of its counterparties are continuously monitored, and the aggregate value of transactions concluded is spread amongst approved counterparties.

The Group’s current credit risk grading framework comprises the following categories:

Category	Description	Basis for recognizing ECL
Performing	The counterparty has a low risk of default and does not have any past-due amounts	12-month ECL
Doubtful	There has been a significant increase in credit risk since initial recognition	Lifetime ECL- not credit-impaired
In default	There is evidence indicating the asset is credit impaired	Lifetime ECL - credit impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off

Credit risk of the Group arising from cash and cash equivalents and refundable lease deposits were limited because the counterparties are banks, financial institutions and landlords with good credit ratings which we consider to have low credit risk.

As at the end of the reporting period, the directors of the Company considered that the ECL for non-credit impaired receivables is insignificant as at the end of the reporting period.

F-55

As the Company does not hold any collateral, the maximum exposure to credit risk for each class of financial instruments is the carrying amount of that class of financial instruments presented on the unaudited interim condensed consolidated statements of financial position, except as follows:

	March 31, 2024	September 30, 2024
	RM	RM

Committed corporate guarantees provided to bank for a subsidiary	3,079,470	3,079,470
	3,079,470	3,079,470

The Company has not recognized any liability in respect of the guarantees given to the bank for banking facilities granted to the subsidiary as the Company’s directors have assessed that the likelihood of the subsidiary defaulting on repayment of its banking facilities is remote.

(v)	Liquidity risk management

Prudent liquidity risk management implies sufficient cash to finance the Group’s and the Company’s operations and development activities. The Group manages the liquidity risk by maintaining a level of cash and cash equivalents deemed adequate to finance the Group’s business operations and development activities. The Group’s objective is to maintain a balance between continuing of funding and flexibility through the use of borrowings.

During the period ended September 30, 2023, 2024, the Group generates loss for the period amounting to approximately RM0.78 million and RM2.75 million (approximately US$0.66 million). Additionally, the Group had net cash outflows from cash and cash equivalents of approximately RM0.83 million (approximately US$0.20 million) for the period ended September 30, 2024. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.27 million and RM17.62 million (approximately US$4.25 million) for the year/period ended March 31, 2024 and September 30, 2024. In view of these circumstances, the management of the Group has given consideration to the future liquidity and performance of the Group and its available sources of finance in assessing whether the Group will have sufficient financial resources to continue as a going concern.

Management’s plan to manage its liquidity by continuing to procure financing from private investors in the form issuances of rights, ordinary shares, or debts to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell additional ordinary an initial public offering that will provide adequate financial resources for management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date.

F-56

	Less than 1 year or on demand	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total undiscounted cash flow
	RM	RM	RM	RM	RM
September 30, 2024
Trade and other payables	19,085,121	-	-	-	19,085,121
Lease liabilities	5,740,401	2,602,485	691,812	-	9,034,698
Borrowings (excluding lease liabilities)	9,988,328	1,831,883	2,955,399	7,570,172	22,345,782

March 31, 2024
Trade and other payables	19,123,139	-	-	-	19,123,139
Lease liabilities	6,350,513	2,992,073	795,735	-	10,138,321
Borrowings (excluding lease liabilities)	10,337,441	2,260,973	3,410,271	8,062,410	24,071,095

Liquidity risk analyses

Non-derivative financial liabilities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

	Weighted average effective interest rate	On demand or within 1 year	Within 2 to 5 years	Over 5 years	Total
	%	RM	RM	RM	RM
September 30, 2024
Non-interest bearing		19,085,121	-	-	19,085,121
Fixed interest rate	2.07%-13.00% p.a.	13,491,221	3,294,297	-	16,785,518
Variable interest rate	5.17%-8.22% p.a.	2,237,508	4,787,282	7,570,172	14,594,962
Total		34,813,850	8,081,579	7,570,172	50,465,601

March 31, 2024
Non-interest bearing		19,123,139	-	-	19,123,139
Fixed interest rate	2.07%-13.00% p.a.	14,490,202	3,972,676	-	18,462,878
Variable interest rate	5.17%-8.22% p.a.	2,197,752	5,486,376	8,062,410	15,746,538
Total		35,811,093	9,459,052	8,062,410	53,332,555

F-57

Non-derivative financial assets

As at the end of the reporting period, the non-derivative financial assets are interest free and repayable on demand.

(vi)	Fair value of financial assets and financial liabilities

Fair value hierarchy

The Company categorizes fair value measurements using a fair value hierarchy that is dependent on the valuation inputs used as follows:

●	Level 1 – Quoted prices (unadjusted) in active market for identical assets or liabilities that the Company can access at the measurement date,

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, and

●	Level 3 – Unobservable inputs for the asset or liability.

Fair value of non-financial assets

The Group does not apply fair value accounting in the measurement of its non-financial assets. The only non-financial asset of the Group for which fair value is required to be disclosed is the headquarter and other freehold lands and buildings classified within “Property, plant and equipment”. The basis of valuation of the headquarter and other freehold lands and buildings, as described in note 4, represents recurring fair value measurements under Level 3 of the fair value hierarchy.

F-58

Fair value of financial instruments

Assets and liabilities not measured at fair value

Fair value measurements that use inputs of different hierarchy levels are categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The management considers that the carrying amounts of the Company’s financial assets and financial liabilities approximate their respective fair values due to the relatively short-term maturity of these financial instruments.

The fair values of the Group’s borrowings are determined by using the discounted cash flows method using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period. The Group’s non-performance risk as at March 31, 2024 and September 30, 2024 was assessed to be insignificant.

The fair values of other classes of financial assets and liabilities are disclosed in the respective notes to consolidated financial statements.

Transfers between levels of fair value hierarchy

During the financial year, there were no assets or liabilities transferred between Level 1 and Level 2 or transfers into or out of Level 3. The Company’s policy is to recognize transfers (if any) between levels of fair value hierarchy at the end of the reporting period during which they occur.

Valuation policies and procedures

The board of directors oversees the Company’s financial reporting and valuation processes and is responsible for setting and documenting the Company’s valuation policies and procedures.

(d)	Capital risk management policies and objectives

The management manages its capital to ensure that the Group will be able to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce cost of capital.

The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued capital and accumulated losses as disclosed in the notes to unaudited interim condensed financial statements.

Management monitors capital based on debt-to-equity ratio. The debt-to-equity ratio is calculated as total debt divided by total equity. Total debts is calculated as borrowings plus trade and other payables.

	March 31, 2024	September 30, 2024	September 30, 2024
	RM	RM	USD
Total debts	48,971,100	46,533,350	11,233,427
Total equity	1,169,929	(1,103,294)	(266,341)

Debt-to-equity %	4,186%	(4,218)%	(4,218)%

F-59

The Group is subject to and substantially complied with externally imposed capital requirements for the financial years ended March 31, 2024 and financial period from April 1, 2024 to September 30, 2024.

The Group’s overall strategy remains unchanged from prior year.

27	RECONCILIATIONS OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

		Cash flows		Non-cash changes
	At beginning of year	Proceeds from borrowings	Payments	Interest expenses	Acquisition of property, plant and equipment / Capitalization of lease contracts	Currency realignment	At end of year
	RM	RM	RM	RM	RM	RM	RM

September 30, 2024
Bank borrowings	12,334,950	-	(1,444,748)	344,055	-	(5,624)	11,228,633

Other bank borrowings	7,374,097	7,191,728	(7,607,540)	233,443	-	-	7,191,728

Lease liabilities	9,567,660	-	(3,693,115)	286,464	2,439,081	(63,055)	8,537,035

September 30, 2023
Bank borrowings	14,444,121	-	(1,514,205)	466,569	-	6,207	13,402,692

Other bank borrowings	5,535,128	5,689,190	(5,717,603)	182,475	-	-	5,689,190

Lease liabilities	10,861,593	-	(3,737,539)	374,009	2,783,042	44,182	10,325,287

28	HOLDING COMPANY AND RELATED COMPANY TRANSACTIONS

The Company is a subsidiary of Soaring Fame Global Limited, incorporated in the British Virgin Islands, which is also the Company’s ultimate holding company. Related companies in these financial statements refer to members of the ultimate holding company’s group of companies.

Some of the Company’s transactions and arrangements are between members of the group and the effect of these on the basis determined between the parties is reflected in these financial statements. The intercompany balances are unsecured, interest-free and repayable on demand, unless otherwise stated.

29	SUBSEQUENT EVENTS

The Company has assessed all events occurred from September 30, 2024, up through April 28, 2025, which is the date that these consolidated financial statements are available to be issued. Other than the events disclosed below, there are not any material subsequent events that would require disclosure in these consolidated financial statements.

As of January 8, 2025, the Group expressly agrees and undertakes to a settlement sum amounting to RM86,666 to the Plaintiffs as full and final settlement of the Litigation Claim as disclosed in Note 23(b) to the consolidated financial statements.

F-60

INDEX TO COR3 & CO. (HOLDINGS) LIMITED AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

F-61

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
COR3 & Co. (Holdings) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial positions of COR3 & Co. (Holdings) Limited and its subsidiaries (the “Company”) as of March 31, 2022, 2023 and 2024, and the related consolidated statements of profit or loss and other comprehensive (loss)/income, changes in equity, and cash flows for each of the years in the three-year period ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of March 31, 2022, 2023 and 2024, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has substantial lower profit during the year ended March 31, 2024, from approximately RM4.46 million to RM0.25 million (approximately  US$0.05 million); and its current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) as of March 31, 2024. These circumstances give rise to substantial doubt that the Company will continue as a going concern. Management’s plans in regards to “Going Concern” matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this doubt and uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.

San Mateo, California

October 17, 2024

F-62

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITIONS

As of March 31, 2022, 2023 and 2024

	Note	2022	2023	2024	2024
		RM	RM	RM	USD

ASSETS

Non-current assets
Property, plant and equipment	4	20,123,302	20,820,141	20,380,980	4,313,891
Investment property	5	-	-	-	-
Right-of-use assets	6	2,977,340	10,175,372	8,824,753	1,867,870
Other receivables	8	805,044	2,470,345	2,504,136	530,032
Total non-current assets		23,905,686	33,465,858	31,709,869	6,711,793

Current assets
Inventories	7	5,008,245	8,639,871	9,557,330	2,022,929
Other receivables	8	3,712,827	5,187,050	8,058,222	1,705,624
Income tax receivable		-	10,867	-	-
Cash and cash equivalents	9	725,012	1,606,997	1,896,439	401,405
Total current assets		9,446,084	15,444,785	19,511,991	4,129,958

Total assets		33,351,770	48,910,643	51,221,860	10,841,751

LIABILITIES AND EQUITY

Current liabilities
Trade and other payables	10	17,432,104	16,691,895	19,694,393	4,168,563
Borrowings	11	8,668,404	13,195,086	15,556,574	3,292,746
Income tax payable		186,051	-	533,810	112,988
Total current liabilities		26,286,559	29,886,981	35,784,777	7,574,297

Non-current liabilities
Deferred tax liabilities	23	-	-	547,021	115,784
Borrowings	11	12,478,380	17,645,756	13,720,133	2,904,040
Total non-current liabilities		12,478,380	17,645,756	14,267,154	3,019,824

Total liabilities		38,764,939	47,532,737	50,051,931	10,594,121

Capital and reserves
Share capital	12	3,157,096	3,657,096	47,266	10,004
Merger reserve	13	-	-	3,609,830	764,066
Capital reserve	14	2,816,836	4,675,702	4,253,132	900,229
Translation reserve	15	19,822	5,978	(18,242)	(3,861)
Accumulated losses		(11,186,908)	(6,686,312)	(6,196,904)	(1,311,653)
Attributable to equity owners of the Company		(5,193,154)	1,652,464	1,695,082	358,785
Non-controlling interests		(220,015)	(274,558)	(525,153)	(111,155)
Total (deficit)/equity		(5,413,169)	1,377,906	1,169,929	247,630

Total liabilities and equity		33,351,770	48,910,643	51,221,860	10,841,751

The accompanying notes are an integral part of these consolidated financial statements.

F-63

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE (LOSS)/INCOME

For the years ended March 31, 2022, 2023 and 2024

	Note	2022	2023	2024	2024
		RM	RM	RM	USD

Revenue	16	28,253,298	58,212,076	59,325,095	12,556,904

Cost of sales	17	(15,282,826)	(24,762,032)	(26,314,138)	(5,569,719)

Gross Profit		12,970,472	33,450,044	33,010,957	6,987,185

Other income	18	3,765,475	778,614	213,951	45,285

Selling and distribution expenses	19	(4,685,953)	(7,168,943)	(5,870,956)	(1,242,662)

Administrative expenses	20	(15,535,299)	(20,662,353)	(24,139,609)	(5,109,453)

Finance expenses	21	(1,243,489)	(1,942,079)	(2,041,001)	(432,004)

(Loss)/Profit before income tax		(4,728,794)	4,455,283	1,173,342	248,351

Income tax expense	23	-	-	(918,383)	(194,387)

(Loss)/Profit for the year		(4,728,794)	4,455,283	254,959	53,964

Other comprehensive loss
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operation		(3,079)	(23,074)	(40,366)	(8,544)
		(3,079)	(23,074)	(40,366)	(8,544)

Items that will not be reclassified subsequently to profit or loss:
Fair value changes on property, plant and equipment arising from revaluation, net	14	-	1,858,866	(422,570)	(89,443)
		-	1,858,866	(422,570)	(89,443)

Total comprehensive (loss)/profit for the year		(4,731,873)	6,291,075	(207,977)	(44,023)

(Loss)/Profit attributable to:
Equity owners of the Company		(4,577,201)	4,500,596	489,408	103,588
Non-controlling interests		(151,593)	(45,313)	(234,449)	(49,624)
Total		(4,728,794)	4,455,283	254,959	53,964

Total comprehensive (loss)/profit attributable to:
Equity owners of the Company		(4,579,049)	6,345,618	42,618	9,019
Non-controlling interests		(152,824)	(54,543)	(250,595)	(53,042)
Total		(4,731,873)	6,291,075	(207,977)	(44,023)

(LOSS)/EARNINGS PER SHARE
(LOSS)/EARNINGS PER SHARE – BASIC AND DILUTED		(0.45)	0.61	0.0042	0.0009

	March 31,
	2022	2023	2024
Weighted average number of ordinary shares used in computing basic earnings	10,174,658	10,427,671	10,100,000
Weighted average number of ordinary shares used in computing diluted earnings	10,174,658	10,427,671	10,100,000

F-64

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the years ended March 31, 2022, 2023 and 2024

		Attributable to equity owners of the Company
		Share	Merger	Capital	Translation	Accumulated		Non-controlling	Total
	Note	capital	reserve	reserve	reserve	losses	Total	interests	equity
		RM	RM	RM	RM	RM	RM	RM	RM
Balance at 1 April 2021		3,007,096	-	2,816,836	21,670	(6,609,707)	(764,105)	(67,191)	(831,296)

Loss for the year		-	-	-	-	(4,577,201)	(4,577,201)	(151,593)	(4,728,794)
Other comprehensive income		-	-	-	(1,848)	-	(1,848)	(1,231)	(3,079)
Total comprehensive income for the year		-	-	-	(1,848)	(4,577,201)	(4,579,049)	(152,824)	(4,731,873)

Issuance of shares	12	150,000	-	-	-	-	150,000	-	150,000
Total transaction with owners, recognized in equity		150,000	-	-	-	-	150,000	-	150,000

Balance at 31 March 2022		3,157,096	-	2,816,836	19,822	(11,186,908)	(5,193,154)	(220,015)	(5,413,169)

Profit for the year		-	-	-	-	4,500,596	4,500,596	(45,313)	4,455,283
Other comprehensive income		-	-	1,858,866	(13,844)	-	1,845,022	(9,230)	1,835,792
Total comprehensive income for the year		-	-	1,858,866	(13,844)	4,500,596	6,345,618	(54,543)	6,291,075

Issuance of shares	12	500,000	-	-	-	-	500,000	-	500,000
Total transaction with owners, recognized in equity		500,000	-	-	-	-	500,000	-	500,000

Balance at 31 March 2023		3,657,096	-	4,675,702	5,978	(6,686,312)	1,652,464	(274,558)	1,377,906

Profit for the year		-	-	-	-	489,408	489,408	(234,449)	254,959
Other comprehensive income		-	-	(422,570)	(24,220)	-	(446,790)	(16,146)	(462,936)
Total comprehensive income for the year		-	-	(422,570)	(24,220)	489,408	42,618	(250,595)	(207,977)

Issuance of shares	12	47,266	-	-	-	-	47,266	-	47,266
Deemed effects to owners pursuant to the Reorganization Exercise	12	(3,657,096)	3,609,830	-	-	-	(47,266)	-	(47,266)
Total transaction with owners, recognized in equity		(3,609,830)	3,609,830	-	-	-	-	-	-

Balance at 31 March 2024		47,266	3,609,830	4,253,132	(18,242)	(6,196,904)	1,695,082	(525,153)	1,169,929

The accompanying notes are an integral part of these consolidated financial statements.

F-65

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended March 31, 2022, 2023 and 2024

	Note	2022	2023	2024	2024
		RM	RM	RM	USD

Cash flows from operating activities
(Loss )/Profit before income tax		(4,728,794)	4,455,283	1,173,342	248,351
Adjustments for:
Allowance/(reversal) for inventory obsolescence, net	7	329,829	(474,483)	(231,684)	(49,039)
Depreciation of property, plant and equipment	4	1,751,835	1,648,835	1,611,566	341,108
Depreciation of right-of-use assets	6	5,664,805	5,517,975	6,991,536	1,479,847
Gain on reversal of provision for reinstatement		-	-	(40,505)	(8,573)
Foreign exchange difference, net		620	(10,185)	(48,019)	(10,164)
Interest expenses	21	1,243,489	1,942,079	2,041,001	432,004
Interest income	18	(4,910)	(1,242)	(23,914)	(5,062)
Loss on disposal of investment property	20	247,771	-	-	-
Loss on disposal of property, plant and equipment	20	23,184	-	-	-
Written off of other receivable	20	-	-	8,126	1,720
Written off of property, plant and equipment	20	-	492,100	367,318	77,747
Operating cash flows before movements in working capital		4,527,829	13,570,362	11,848,767	2,507,939

Other receivables		297,588	(1,474,223)	(2,879,298)	(609,437)
Trade and other payables		763,129	(523,909)	2,996,830	634,317
Inventories		1,588,659	(3,157,146)	(685,802)	(145,159)
Cash generated from operations		7,177,205	8,415,084	11,280,497	2,387,660

Income tax paid		(95,464)	(196,918)	(299,255)	(63,341)
Net cash generated from operating activities		7,081,741	8,218,166	10,981,242	2,324,319
Cash flows from investing activities
Interest received		4,910	1,242	23,914	5,062
Acquisition of right-of-use assets	6	(38,955)	-	-	-
Other receivables		532,658	(1,665,301)	(33,791)	(7,152)
Purchase of property, plant and equipment	4	(600,896)	(987,250)	(1,494,565)	(316,344)
Proceeds from disposal of investment property		432,000	-	-	-
Proceeds from disposal of property, plant and equipment		146,627	-	-	-
Net cash generated from/(used in) investing activities		476,344	(2,651,309)	(1,504,442)	(318,434)
Cash flows from financing activities
Interest paid		(1,243,489)	(1,942,079)	(2,041,001)	(432,004)
Repayment of other payable		(268,500)	(301,700)	-	-
Repayment of leases liabilities		(5,812,737)	(5,409,384)	(6,866,909)	(1,453,468)
Proceeds of other bank borrowings		4,946,096	5,535,128	7,374,097	1,560,821
Repayment of other bank borrowings		(5,103,076)	(4,946,096)	(5,535,128)	(1,171,580)
Proceeds of bank borrowings		-	3,500,000	-	-
Repayment of bank borrowings		(701,512)	(1,620,741)	(2,118,417)	(448,390)
Additions in fixed deposits pledged		(229,931)	(280,000)	(61,381)	(12,992)
Issuance of share capital	12	150,000	500,000	-	-
Net cash used in financing activities		(8,263,149)	(4,964,872)	(9,248,739)	(1,957,613)

Net (decrease)/increase in cash and cash equivalents		(705,064)	601,985	228,061	48,272
Cash and cash equivalents at beginning of year		994,905	289,841	891,826	188,766
Cash and cash equivalents at end of year	9	289,841	891,826	1,119,887	237,038

The accompanying notes are an integral part of these consolidated financial statements.

F-66

COR3 & CO. (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization and reorganization

Cor3 & Co. (Holdings) Limited (the “Company”) was incorporated in the Cayman Islands on March 14, 2023. The registered office of the Company is situated at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. The principal place of business of the Company is situated at No. 184, Persiaran S2 B1, Seremban 2, 70300 Seremban, Negeri Sembilan, Malaysia.

The Group structure which represents the operating subsidiaries and dormant companies as the reporting date is as follow:

*The balance 5.0% is owned by Mr. Lim Leong Wei, an Independent Third Party.

**The balance 40% is held by Mr. CS Pwa, the brother of Mr. CC Pwa and CT Pwa.

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The Company and its subsidiaries are in the table as follows:

Percentage of effective ownership
March 31,
Name	Date of incorporation	2022	2023	2024	Place of incorporation	Principal activities
		%	%	%
Cor3 & Co. (Holdings) Limited	March 14, 2023	-	-	-	Cayman Islands	Investment holding

Treasure Zenith Limited	July 11, 2022	100%	100%	100%	British Virgin Islands	Investment holding

HI Style Apparel Sdn. Bhd.	April 22, 2008	100%	100%	100%	Malaysia	Trading in garment, shoes and articles of clothing

HI Style (Singapore) Pte. Ltd.	February 6, 2014	60%	60%	60%	Singapore	Trading in garment, shoes and articles of clothing

Sby Fashion Sdn. Bhd.	August 18, 2014	100%	100%	100%	Malaysia	Retailing in garments, shoes and articles of clothing

Sub Crew Apparel Sdn. Bhd.	March 18, 2019	100%	100%	100%	Malaysia	Retail sale of articles of clothing, articles of fur and clothing accessories

Immence Sdn. Bhd.	December 23, 2021	95%	95%	95%	Malaysia	Wholesale of a variety of goods without any particular specialization N.E.C.

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Non-controlling interests (“NCI”)

The following table illustrates the summarized financial information of the Group’s material NCI (and not the Group’s share of those amounts), adjusted for difference in accounting policies between the Group and the subsidiary, if any.

	2022	2023	2024
	RM	RM	RM

Revenue	2,083,214	3,196,221	3,041,249
Loss before tax	(382,742)	(155,616)	(862,434)
Income tax expenses	-	-	-
Loss after tax	(382,742)	(155,616)	(862,434)
Loss allocated to NCI	(153,097)	(62,246)	(344,974)
Other comprehensive losses allocated to NCI	(1,231)	(9,230)	(361,120)
Total comprehensive loss allocated to NCI	(154,328)	(71,476)	(706,094)

Cash flows generated from operating activities	1,314,492	1,584,088	1,034,668
Cash flows used in investing activities	-	(260,040)	(11,592)
Cash flows used in financing activities	(1,383,790)	(1,332,178)	(973,236)
Net cash (outflows)/inflows	(69,298)	(8,130)	49,840

	2022	2023	2024
	RM	RM	RM

Current assets	664,497	1,018,977	737,980
Non-current assets	1,039,435	1,600,784	828,634
Current liabilities	(1,971,532)	(2,454,397)	(2,923,501)
Non-current liabilities	(286,199)	(619,451)	-
Net liabilities	(553,799)	(454,087)	(1,356,887)

Accumulated NCI	(221,520)	(181,635)	(542,755)
Less: fair value adjustments	-	-	-
Adjusted accumulated NCI	(221,520)	(181,635)	(542,755)

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Reorganization

In order to facilitate the Company’s initial public offering, the Company completed a series of reorganization transactions (the “Reorganization Exercise”), whereby, each of the operating and holding entities under the controlling shareholder’s common control before and after the Reorganization Exercise, were ultimately contributed to the Company:

The Company was incorporated in the Cayman Islands on March 14, 2023 under the Companies Act (2023 Revision) of the Cayman Islands as an exempted company with limited liability. The authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, at par value of US$0.001 each. Upon incorporation, one share was held by Soaring Fame. On March 15, 2023, Soaring Fame, Vantage Success, Emprise Ahead, Shao Qi and Alpha Summit subscribed for 8,709, 490, 343, 147 and 310 Shares for cash at par respectively.

Treasure Zenith was incorporated in the British Virgin Islands as a limited liability company on July 11, 2022 and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each. On incorporation one share was allotted and issued to Soaring Fame on December 12, 2022. On January 20, 2023, Soaring Fame, Alpha Summit, Vantage Success subscribed for 9,195, 310 and 490 shares for cash at par. On January 21, 2023, Emprise Ahead and Shao Qi acquired 343 and 147 shares in Treasure Zenith from Soaring Fame, representing approximately 3.43% and 1.47% of the shareholding interest in Treasure Zenith. On May 26, 2023, Soaring Fame transferred 442 and 338 shares in Treasure Zenith to Summit Knight and Harmonic Charm for cash at par and for US$160,000, respectively, representing approximately 4.42 % and 3.38% of the shareholding interest in Treasure Zenith.

On May 26, 2023, Soaring Fame transferred 442 and 338 Ordinary Shares to Summit Knight and Harmonic Charm both for cash at par, representing approximately 4.42 % and 3.38% of the entire share capital of the Company before the offering. As part of a group reorganization, the Company acquired the respective entire issued shares in Treasure Zenith from Soaring Fame, Alpha Summit, Vantage Success, Emprise Ahead, Shao Qi, Summit Knight and Harmonic Charm in consideration of the Company allotting and issuing 8,001,370, 312,790, 494,410, 346,087, 148,323, 445,978 and 341,042 Ordinary Shares to them, respectively, credited as fully paid.

The Reorganization was completed on November 17, 2023. As a result of the Reorganization, the Company became the holding company for a group of companies that will be referred to as the Group. Accordingly, the consolidated financial statements have been presented using the pooling of interest method whereby the Company is shown as if it had been the holding company from the beginning of the first reporting period presented because all the companies in the Group where under common control.

F-70

2	MATERIAL ACCOUNTING POLICY INFORMATION

BASIS OF PREPARATION – These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of these financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Note 3.

Adoption of new and amended standards and interpretations

The accounting policies adopted are consistent with those of the previous financial year except that in the current financial year, the Group has adopted all the new and amended standards which are relevant to the Group and are effective for annual financial period beginning on 1 April 2023. The adoption of these standards did not have any material effect on the financial statements of the Group.

New standards, amendments and interpretations issued but not yet effective

There are a number of standards, amendments to standards, and interpretations, which have been issued by the International Accounting Standards Board, that are effective in future accounting periods and the Group has not decided to early adopt.

The Group is currently evaluating the potential impact of adopting these standards on its consolidated financial statements and related disclosures in the year of initial application.

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Description	Effective date (annual periods beginning on or after)

IAS 1 and Practice Statement 2 - Non-current Liabilities with Covenants	1 January 2024

Amendments to IAS 7 and IFRS 7 - Supplier Finance Arrangements	1 January 2024

Amendments to IFRS 16 - Lease Liability in a Sale and Leaseback	1 January 2024

Amendments to IAS 21 - Lack of Exchangeability	1 January 2025

Annual Improvements to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	1 January 2026

Amendments to IFRS 9 and IFRS 7 - Amendments to the Classification and Measurement of Financial Instruments	1 January 2026

IFRS 18 - Presentation and Disclosure in Financial Statements	1 January 2027

IFRS 19 - Subsidiaries without Public Accountability: Disclosures	1 January 2027

BASIS OF ACCOUNTING – The financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the IFRS.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

The Company’s policy is to recognize transfers into and transfers out of any of the three levels as of the date of the event or change in circumstances that caused the transfer.

F-72

BASIS OF CONSOLIDATION

(a)	Consolidation

As the Group were under same control of the controlling shareholders and their entire equity interests were also ultimately held by the controlling shareholders immediately prior to the group reorganization, the consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the three-year period ended March 31, 2024, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated statements of financial positions as at March 31, 2022, 2023 and 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Subsidiary corporations are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiary corporations are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiary corporations have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary corporation’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the consolidated financial statements of the Company are a continuation of the acquired entities and is accounted for as follows:

(i)	The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

(ii)	The Company will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

(iii)	No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve or deficit.

F-73

(b)	Acquisitions under common control

The consolidated financial statements of the Group are a combination or aggregation of the financial statements of the Company and its subsidiaries after the Reorganization Exercise carried out in the financial year ended March 31, 2024. The Reorganization Exercise involved companies which are under common control. The consolidated financial statements of the Group for the financial year ended March 31, 2024 have been prepared in a manner similar to the “pooling-of-interest” method. Such manner of presentation reflects the economic substance of the combining companies as a single economic enterprise, although the legal parent-subsidiary relationship was not established until after the end of the reporting period.

Business combination arising from transfers of interest in entities that are under common control are accounted for as if the acquisition had occurred at the beginning of the earliest comparative period presented or, if later, at the date that common control was established. For this purposes, comparatives may be restated. The assets and liabilities acquired are recognized at the carrying amounts recognized previously and no adjustments are made to reflect the fair values or to recognize any new assets or liabilities, including no goodwill is recognized as a result of the combination. The components of equity of the acquired entities are added to the same components within the Group’s and the Company’s equity. Any difference between the consideration paid for the acquisition and share capital of acquirees is recognized directly to equity as merger reserve.

(c)	Disposals

When a change in the Group’s ownership interest in a subsidiary corporation result in a loss of control over the subsidiary corporation, the assets and liabilities of the subsidiary corporation including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

(d)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

F-74

CONVENIENCE TRANSLATION

Translations of amounts in the consolidated statement of financial position, consolidated statements of profit or loss and other comprehensive income, and consolidated statement of cash flows from RM into USD as of and for the year ended March 31, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of USD1 = RM4.7245, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

FINANCIAL ASSETS

Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

At subsequent measurement - Debt instrument - Debt instruments mainly comprise of cash and cash equivalents and other receivables (excluding prepayments).

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

The Group recognizes a loss allowance for ECL on financial assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group always recognizes lifetime ECL for accounts receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Group measures the loss allowance equal to 12-month ECL, unless when there has a significant increase in credit risk since initial recognition, the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increase in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organizations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

F-75

●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

●	an actual or expected significant deterioration in the operating results of the debtor;

●	significant increases in credit risk on other financial instruments of the same debtor;

●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss.

F-76

FINANCIAL LIABILITIES AND EQUITY INSTRUMENTS

Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group are recognized at the proceeds received, net of direct issue costs.

Financial liabilities

Except for derivative financial instruments which are stated at fair value through profit or loss, all other financial liabilities are subsequently measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

Offsetting financial instruments

Financial assets and liabilities are offset, and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

F-77

PROPERTY, PLANT AND EQUIPMENT

(a)	Measurement

(i)	Property, plant and equipment

Property, plant and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of property, plant and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(iii)	Revaluation

Headquarter and directors’ freehold land and buildings are revalued by independent professional valuers on a triennial basis and whenever their carrying amounts are likely to differ materially from their revalued amounts. When an asset is revalued, any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset. The net amount is then restated to the revalued amount of the asset.

Increases in carrying amounts arising from revaluation, including currency translation differences, are recognized in other comprehensive income and accumulated in equity, unless they reverse a revaluation decrease of the same asset previously recognized in profit or loss. In this case, the increase is recognized in profit or loss. Decreases in carrying amounts are recognized in other comprehensive income to the extent of any credit balance existing in the equity in respect of that asset and reduces the amount accumulated in equity. All other decreases in carrying amounts are recognized in profit or loss.

(b)	Depreciation

Freehold land is not depreciated. Depreciation on other items of property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as followed;

Buildings	1%
Office equipment	10%-12%
Furniture and fittings	10%
Display mannequin	10%
Computer and software	10%
Motor vehicles	10%
Renovation	10%
Others	10%

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

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(c)	Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

(d)	Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “administrative expenses”. Any amount in revaluation reserve relating to that item is transferred to retained profits directly.

INVESTMENT PROPERTY

Investment property includes the portion of property that is held for long-term rental yields and/or for capital appreciation or for a currently indeterminate use. Investment property includes property that are being constructed or developed for future use, if any, as investment property.

Freehold land is not depreciated. Investment property is initially recognized at cost including its transaction costs and subsequently carried at cost less any impairment losses.

The residual values, useful life and depreciation method of investment property is reviewed and adjusted as appropriate, at the end of each financial year. The effects of any revision are included in profit or loss when the changes arise.

Investment property is subject to renovations or improvements at regular intervals. The cost of major renovations and improvements is capitalized and the carrying amounts of the replaced components are recognized in profit or loss. The cost of maintenance, repairs and minor improvements is recognized in profit or loss when incurred.

On disposal of an investment property, the difference between the disposal proceeds and the carrying amount is recognized in profit or loss.

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INVENTORIES

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method. The cost of finished goods comprises finished goods and other direct costs, if any (based on normal operating capacity). Cost also includes any gains or losses on qualifying cash flow hedges of foreign currency purchases of inventories. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and applicable variable selling expenses. When necessary, allowance is provided for damaged, obsolete and slow moving items to adjust the carrying value of inventories to the lower of cost and net realizable value.

TRADE AND OTHER RECEIVABLES

A receivable is recognized when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost, using the effective interest method and including an allowance for credit losses.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Property, plant and equipment are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e., the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the Cash Generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss.

F-80

TRADE AND OTHER PAYABLES

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

BANK BORROWINGS

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings - Borrowings are initially recognized at fair value (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(b)	Borrowing costs - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

F-81

LEASES

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right- of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;

-	Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;

-	Amount expected to be payable under residual value guarantees;

-	The exercise price of a purchase option if is reasonably certain to exercise the option; and

-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease component for property leases and account these as one single lease component.

F-82

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;

-	There is a change in the Group’s assessment of whether it will exercise an extension option; or

-	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term and low-value leases

The Group has elected to not recognized right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

●	Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

F-83

EMPLOYEE BENEFITS

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

FINANCIAL GUARANTEE CONTRACTS

The Company has issued corporate guarantees to bank for banking facilities granted by them to a subsidiary and this guarantee qualify as financial guarantees because the Company is required to reimburse the banks if this subsidiary breach any repayment terms.

Financial guarantee contract liabilities are measured initially at their fair values plus transaction costs and subsequently at the higher of the amount of the loss allowance and the amount initially recognized less cumulative amortization in accordance with IFRS15 previously.

F-84

REVENUE RECOGNITION

Revenue is recognized when the Company satisfies its performance obligations by transferring control of promised products or services to its customers at a point in time. Control is transferred when the customer obtains the ability to direct the use of and obtain substantially all of the remaining benefits from the products or services. The amount of revenue recognized is the amount of consideration to which the Company expects to be entitled, including estimation of sale terms that may create variability in the consideration. Revenue is recognized at the point-in-time of the transfer goods. Receipt of payments occurs concurrent with the transfer of control of asset to the customer. Revenue subject to variability is constrained to an amount which will not result in a significant reversal in future periods when the contingency that creates variability is resolved. Trade discounts, rebates and other similar items are deducted in determining the revenue of the Company.

(i)	Physical retail revenue

Retail store and concession shop-in-shop revenues are recognized at the point-of-sale, when the transfer of control of the products take place in the retail store.

(ii)	E-commerce revenue

Digital revenue from sales of products ordered through the Company’s e-commerce sites is recognized upon delivery and receipt (transfer of control) of the shipment by its customers and includes shipping and handling charges paid by customers. Retail and digital revenues are recorded net of estimated liabilities, which are estimated by developing an expected value based on historical experience. Payment is due at the point of sale.

GOVERNMENT GRANTS AND SUBSIDIES

Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Grants related to assets are presented as deferred income under trade and other payables.

CASH AND CASH EQUIVALENTS

For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

Pledged deposits are for a tenure of 1 to 12 months which have been pledged to banks to secure bank overdraft facilities.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

F-85

INCOME TAX

Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities except for investment property. Investment property measured at fair value is presumed to be recovered entirely through sale.

F-86

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

FOREIGN CURRENCY TRANSACTIONS

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in Ringgit Malaysia (“RM”), which is the functional currency of the Group and the Company.

The value of foreign currencies including, the United States dollar (“USD”), may fluctuate against the RM. Any significant variations of the aforementioned currency relative to the RM may materially affect the Company’s financial condition in terms of reporting in RM. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	March 31,
	2022	2023	2024
RM to USD Year End	0.2380	0.2266	0.2117
RM to USD Average Rate	0.2399	0.2248	0.2172

F-87

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

RELATED PARTIES

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;
(ii)	has significant influence over the group; or
(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
(v)	The entity is a post-employment benefit plan for the benefit of employees of either the group or an entity related to the group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

F-88

(LOSS)/EARNINGS PER SHARE

The Group presents basic and diluted (loss)/earnings per share data for its ordinary shares. Basic (loss)/earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted (loss)/earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

SEGMENT REPORTING

Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

RESERVES

(i) Merger reserve

Merger reserve represents the differences between the consideration paid, if any, and the issued and fully paid-up share capital of subsidiaries acquired under common control that are accounted for by applying the “pooling-of-interest” method.

(ii) Capital reserve

The capital reserve represents effects of any revaluation increase arising on revaluation of headquarter and directors’ freehold land and buildings.

(iii) Translation reserve

Translation reserve represent the foreign currency translation difference arising from the translation of the financial statements of companies within the Group from their functional currency to the Group’s presentation currency.

(iv) Accumulated losses

Accumulated losses comprise the cumulative net losses recognized in the Group’s consolidated statements of profit or loss.

GOING CONCERN

During the year ended March 31, 2024, the Group generates substantial lower profit for the year amounting to approximately RM0.25 million (approximately US$0.05 million) (2022: loss for the year RM 4.73 million; 2023: profit for the year RM4.46 million) and its current liabilities exceeded its current assets by approximately RM16.27 million (approximately US$3.44 million) (2022: RM16.84 million; 2023: RM14.44 million). These circumstances raise substantial doubt regarding the Group ability to continue as going concern.

Management’s plan to address this doubt by continuing procure financing from private investors in the form issuances of rights, ordinary shares, or debts to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell additional ordinary an initial public offering that will provide adequate financial resources for management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These consolidated financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

F-89

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 2 to the financial statements, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods.

Critical judgements in applying the Group’s accounting policies

There are no critical judgements, apart from those involving estimation (see below) that the management has made in the process of applying the Group’s accounting policy and that has the most significant effect on the amounts recognized in the financial statements.

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are disclosed below:

(a)	Impairment assessment for property, plant, and equipment (Note 4) and right-of-use assets (Note 6)

Property, plant and equipment and right-of-use assets are tested for impairment when there is any objective evidence or indication that these assets may be impaired. Impairment exists when the carrying value of an asset or cash-generating unit (“CGU”) exceeds its recoverable amount.

The recoverable amounts of property, plant and equipment and right-of-use assets have been determined based on higher of the fair value less costs to sell or value-in use (“VIU”) calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Property, plant and equipment mainly consist of freehold land and buildings. Management has assessed that there were no objective evidence or indication that the carrying amounts of the Group’s property, plant and equipment may not be recoverable as at the end of reporting date. Accordingly, impairment assessment is not required.

(b)	Allowance for inventory obsolescence (Note 7)

Management focused on the risk that the carrying amount of inventories may not be stated at the lower of cost and net realizable value, the determination of which requires the management to exercise significant judgement in estimating the net realizable value of the inventories.

In estimating the net realizable value of inventories, management considers the inventories’ ageing, fashion pattern, current economic conditions, market demand, expectation of future prices and changes in customer preference of the respective inventories.

F-90

4	PROPERTY, PLANT AND EQUIPMENT

	At revaluation		At cost
	Headquarter freehold land and buildings	Other freehold land and buildings	Office equipment	Furniture and fittings	Display Mannequin	Computer and software	Motor vehicles	Renovation	Others	Total
	RM	RM	RM	RM	RM	RM	RM	RM	RM	RM
At Revaluation / Cost
At April 1, 2021 and at March 31, 2021	11,500,000	1,250,000	1,405,018	6,490,305	364,780	588,445	993,359	9,076,927	340,904	32,009,738
Addition	-	-	3,099	133,381	8,600	-	293,655	451,527	14,300	904,562
Disposal	-	-	(1,330)	(111,295)	-	-	(55,585)	(134,584)	-	(302,794)
Currency realignment	-	-	146	-	-	189	-	7,213	-	7,548
At March 31, 2022	11,500,000	1,250,000	1,406,933	6,512,391	373,380	588,634	1,231,429	9,401,083	355,204	32,619,054
Addition	-	-	25,956	214,920	2,149	13,199	-	678,546	137,880	1,072,650
Elimination of accumulated depreciation on revaluation	(558,866)	-	-	-	-	-	-	-	-	(558,866)
Revaluation	1,858,866	-	-	-	-	-	-	-	-	1,858,866
Written off	-	-	(126,263)	(733,573)	(16,702)	(261,849)	-	(1,071,835)	(39,080)	(2,249,302)
Currency realignment	-	-	1,108	-	-	1,318	-	57,308	-	59,734
At March 31, 2023	12,800,000	1,250,000	1,307,734	5,993,738	358,827	341,302	1,231,429	9,065,102	454,004	32,802,136
Addition	-	-	46,595	614,770	976	41,297	-	781,324	55,776	1,540,738
Elimination of accumulated depreciation on revaluation	-	(50,000)	-	-	-	-	-	-	-	(50,000)
Revaluation	-	50,000	-	-	-	-	-	-	-	50,000
Written off	-	-	(42,090)	(186,660)	-	-	-	(746,434)	-	(975,184)
Currency realignment	-	-	1,231	-	-	1,266	-	63,110	75	65,682
At March 31, 2024	12,800,000	1,250,000	1,313,470	6,421,848	359,803	383,865	1,231,429	9,163,102	509,855	33,433,372

Accumulated depreciation:
At April 1, 2021 and at March 31, 2021	332,328	12,500	948,912	3,105,831	187,491	396,682	477,963	5,087,335	220,096	10,769,138
Addition	152,831	12,500	101,078	581,750	49,130	31,933	117,424	776,385	29,033	1,852,064
Disposal	-	-	(1,330)	(44,575)	-	-	(55,585)	(31,493)	-	(132,983)
Currency realignment	-	-	132	-	-	188	-	7,213	-	7,533
At March 31, 2022	485,159	25,000	1,048,792	3,643,006	236,621	428,803	539,802	5,839,440	249,129	12,495,752
Addition	73,707	12,500	99,535	564,989	33,212	31,497	117,423	781,282	34,919	1,749,064
Written off	-	-	(113,145)	(600,960)	(14,180)	(258,552)	-	(732,512)	(37,853)	(1,757,202)
Revaluation	(558,866)	-	-	-	-	-	-	-	-	(558,866)
Currency realignment	-	-	1,008	-	-	1,318	-	50,921	-	53,247
At March 31, 2023	-	37,500	1,036,190	3,607,035	255,653	203,066	657,225	5,939,131	246,195	11,981,995
Addition	97,900	12,500	71,549	525,504	30,084	34,631	111,991	762,996	33,576	1,680,731
Written off	-	-	(17,713)	(74,630)	-	-	-	(515,523)	-	(607,866)
Revaluation	-	(50,000)	-	-	-	-	-	-	-	(50,000)
Currency realignment	-	-	1,031	-	-	1,266	-	45,227	8	47,532
At March 31, 2024	97,900	-	1,091,057	4,057,909	285,737	238,963	769,216	6,231,831	279,779	13,052,392

Carrying amount:
At March 31, 2022	11,014,841	1,225,000	358,141	2,869,385	136,759	159,831	691,627	3,561,643	106,075	20,123,302

At March 31, 2023	12,800,000	1,212,500	271,544	2,386,703	103,174	138,236	574,204	3,125,971	207,809	20,820,141
At March 31, 2024	12,702,100	1,250,000	222,413	2,363,939	74,066	144,902	462,213	2,931,271	230,076	20,380,980
At March 31, 2024 (USD)	2,688,560	264,578	47,076	500,358	15,677	30,670	97,833	620,441	48,698	4,313,891

F-91

As of 31 March 2024, the Company acquired motor vehicles with an aggregate cost of RM Nil (2023: RM Nil; 2022: RM 293,655) by means of leases. Included in the addition of property, plant and equipment is also the provision for reinstatement cost amounting to RM46,173 (2023: RM 85,400; 2022: RM 10,011) recognized during the year. As a results, the cash outflow on acquisition of property, plant and equipment and right-of-use assets (motor vehicle) amounting to RM1,494,565 and RM Nil (2023: RM 987,250 and RM nil; 2022: RM600,896 and RM 38,955) respectively as disclosed in the consolidated statements of cash flows.

Motor vehicles acquired under finance leasing arrangements were disclosed in Note 11 to the consolidated financial statements within lease liabilities.

As of March 31, 2024, bank borrowings amounting to approximately RM8,880,000 (2023: RM9,702,000; 2022: RM8,514,000) is secured by the headquarter and other freehold lands and buildings of the Group with carrying amount amounting to RM13,952,100 (2023: RM14,012,500; 2022: RM12,239,841).

The fair value of the above headquarter and other freehold lands and buildings the Company is determined based on a valuation performed on by independent appraisers who hold a recognized and relevant professional qualification. The valuation was based on the comparison approach and cross-checked by direct comparisons with transactions of comparable properties within the vicinity and elsewhere.

As of March 31, 2024, other freehold land and buildings with carrying amount amounting to RM1,250,000 (2023: RM1,212,500; 2022: RM1,225,000) were held in trust by directors of the Company.

F-92

Amounts recognized in profit or loss

Depreciation of property, plant and equipment of the Company are charged to profit or loss and presented as follows:

	2022	2023	2024
	RM	RM	RM

Depreciation of property, plant and equipment	1,852,064	1,749,064	1,680,731
Less: Depreciation of right-of-use assets classified within property, plant and equipment (Note 6)	(100,229)	(100,229)	(69,165)
	1,751,835	1,648,835	1,611,566

5	INVESTMENT PROPERTY

Investment property – Freehold land

	2022	2023	2024	2024
Cost:	RM	RM	RM	USD
At April 1	679,771	-	-	-
Disposal	(679,771)	-	-	-
At March 31	-	-	-	-

Accumulated depreciation:
At April 1 and at March 31	-	-	-	-

Carrying amount:
At March 31	-	-	-	-

6	RIGHT-OF-USE ASSETS

	Presented in consolidated statements of financial positions	Classified within property, plant and equipment
March 31, 2022	Retail outlets	Motor vehicles	Total
Cost:	RM	RM	RM
At April 1, 2021 and at March 31, 2021	19,332,571	708,633	20,041,204
Addition	1,235,451	293,655	1,529,106
Derecognition upon maturity of lease terms	(5,297,722)	-	(5,297,722)
Currency realignment	33,341	-	33,341
At March 31, 2022	15,303,641	1,002,288	16,305,929

Accumulated depreciation:
At April 1, 2021 and at March 31, 2021	12,042,758	245,270	12,288,028
Addition	5,564,576	100,229	5,664,805
Derecognition upon maturity of lease terms	(5,297,722)	-	(5,297,722)
Currency realignment	16,689	-	16,689
At March 31, 2022	12,326,301	345,499	12,671,800

Carrying amount:
At March 31, 2022	2,977,340	656,789	3,634,129

F-93

	Presented in consolidated statements of financial positions	Classified within property, plant and equipment
March 31, 2023	Retail outlets	Motor vehicles	Total
Cost:	RM	RM	RM
At April 1, 2022 and at March 31, 2022	15,303,641	1,002,288	16,305,929
Addition	12,542,782	-	12,542,782
Derecognition upon maturity of lease terms	(11,812,966)	(310,633)	(12,123,599)
Currency realignment	223,977	-	223,977
At March 31, 2023	16,257,434	691,655	16,949,089

Accumulated depreciation:
At April 1, 2022 and at March 31, 2022	12,326,301	345,499	12,671,800
Addition	5,417,746	100,229	5,517,975
Derecognition upon maturity of lease terms	(11,812,966)	(227,796)	(12,040,762)
Currency realignment	150,981	-	150,981
At March 31, 2023	6,082,062	217,932	6,299,994

Carrying amount:
At March 31, 2023	10,175,372	473,723	10,649,095

	Presented in consolidated statements of financial positions	Classified within property, plant and equipment
March 31, 2024	Retail outlets	Motor vehicles	Total
Cost:	RM	RM	RM
At April 1, 2023 and at March 31, 2023	16,257,434	691,655	16,949,089
Addition	5,506,443	-	5,506,443
Derecognition upon maturity of lease terms	(4,235,423)	-	(4,235,423)
Currency realignment	166,721	-	166,721
At March 31, 2024	17,695,175	691,655	18,386,830

Accumulated depreciation:
At April 1, 2023 and at March 31, 2023	6,082,062	217,932	6,299,994
Addition	6,922,371	69,165	6,991,536
Derecognition upon maturity of lease terms	(4,235,423)	-	(4,235,423)
Currency realignment	101,412	-	101,412
At March 31, 2024	8,870,422	287,097	9,157,519

Carrying amount:
At March 31, 2024	8,824,753	404,558	9,229,311
At March 31, 2024 (USD)	1,867,870	85,630	1,953,500

F-94

During the year, the Company capitalized the lease contracts with an aggregate cost of RM5,506,443 (2023: RM12,542,782; 2022: RM1,490,151). As of March 31, 2024, included in the addition of right-of-use assets is also the cash outflow amounted to RM Nil (2023: RM Nil; 2022: RM 38,955) recognized during the year as disclosed in the consolidated statements of cash flows.

7	INVENTORIES

	2022	2023	2024	2024
	RM	RM	RM	USD

Trading stock, at cost	6,209,077	9,366,223	10,052,025	2,127,637
Less: Allowance for inventory obsolescence	(1,200,832)	(726,352)	(494,695)	(104,708)

	5,008,245	8,639,871	9,557,330	2,022,929

The movement in allowance for inventory obsolescence was as follow:
At the beginning of year	(871,003)	(1,200,832)	(726,352)	(153,742)
(Allowance)/Reversal for inventory obsolescence, net	(329,829)	474,483	231,684	49,039
Currency realignment	-	(3)	(27)	(5)
At the end of year	(1,200,832)	(726,352)	(494,695)	(104,708)

The cost of inventories recognized as an expense and included in “cost of sales” line item in profit or loss amounting to RM25,175,340 (2023: RM22,928,120; 2022: RM13,411,945).

The Group carried out a review of the realizable value of its inventories and the review led to the (allowance)/reversal for inventories obsolescence of RM231,684 (2023: RM474,483; 2022: RM329,829) recognized in profit or loss. The (allowance)/reversal for inventory obsolescence is included in “cost of sales” line item in profit or loss.

Taking into account factors impacting the inventory provisioning including trading assumptions being 5% higher or lower than expected, this would result a potential outcome in an increase or decrease of the allowance for inventory obsolescence amounting to approximately RM478,000 (2023: RM432,000; 2022: RM250,000) in profit or loss.

8	OTHER RECEIVABLES

	2022	2023	2024	2024
	RM	RM	RM	USD

Current
Refundable deposits	3,317,340	1,862,712	1,646,168	348,433
Prepayments	262,692	184,983	129,184	27,343
Sundry receivables	132,795	110,781	121,699	25,758
Deferred Initial Public Offering expenses	-	3,028,574	4,671,107	988,699
Advance to third parties suppliers	-	-	1,490,064	315,391
Total current	3,712,827	5,187,050	8,058,222	1,705,624

Non-current
Refundable deposits	805,044	2,470,345	2,504,136	530,032
Total non-current	805,044	2,470,345	2,504,136	530,032
Total	4,517,871	7,657,395	10,562,358	2,235,656

F-95

The above balances that are not denominated in the functional currency are as follows:

	2022	2023	2024
	RM	RM	RM

Singapore dollar	342,766	606,840	344,784

9	CASH AND CASH EQUIVALENTS

For the purpose of the consolidated statements of cash flows, cash and cash equivalents comprise the following:

	2022	2023	2024	2024
	RM	RM	RM	USD
Cash in banks and on hand	289,841	891,826	1,119,887	237,038
Fixed deposits	435,171	715,171	776,552	164,367
	725,012	1,606,997	1,896,439	401,405
Less: restricted cash - pledged fixed deposits	(435,171)	(715,171)	(776,552)	(164,367)
Total	289,841	891,826	1,119,887	237,038

Fixed deposits will mature within 1 to 12 months (2023: 1 to 12 months; 2022: 1 to 12 months) from the year end and the effective interest rate on the fixed deposits ranging between 1.85% and 2.70% (2023: 1.75% and 2.55%; 2022: 1.60% and 1.75%) per annum.

The restricted cash which has restriction in use and its movement mainly pertain to the additional collaterals secured for the bank facilities as disclosed in the note 11 to the consolidated financial.

The above balances that are not denominated in the functional currency are as follows:

	2022	2023	2024
	RM	RM	RM

Singapore dollar	36,672	28,541	78,381

F-96

10	TRADE AND OTHER PAYABLES

	2022	2023	2024	2024
	RM	RM	RM	USD
Trade payables	9,840,581	6,816,024	8,768,658	1,855,997
Accrued payroll expenses	1,219,393	1,419,396	1,823,804	386,031
Accrued operating expenses	96,189	1,640,593	1,971,602	417,314
Payables for purchase of property, plant and equipment	-	440,171	1,226,749	259,657
Sundry payables	1,273,806	540,830	510,906	108,137
Utilities payables	4,684,857	4,168,408	2,992,929	633,491
Amounts due to directors	-	1,105,043	1,828,491	387,023
Goods and services tax payable	2,554	10,757	9,273	1,963
Provision of reinstatement costs	314,724	400,673	411,981	87,201
Provision of litigation claim	-	150,000	150,000	31,749
Total	17,432,104	16,691,895	19,694,393	4,168,563

Provision of reinstatement costs:
At the beginning of year	303,861	314,724	400,673	84,807
Provision recognized during the year	10,011	85,400	46,173	9,773
Reversal	-	(7,000)	(43,992)	(9,311)
Currency realignment	852	7,549	9,127	1,932
At the end of year	314,724	400,673	411,981	87,201

Provision of litigation claim:
At the beginning of year	-	-	150,000	31,749
Provision recognized during the year	-	150,000	-	-
At the end of year	-	150,000	150,000	31,749

Trade payables are unsecured, non-interest bearing and generally on 7 to 60 (2023: 7 to 60; 2022: 7 to 60) days credit terms.

Amounts due to directors, sundry and utilities payables are non-trade in nature, unsecured, interest-free, and repayable on demand.

The above balances that are not denominated in the functional currency are as follows:

	2022	2023	2024
	RM	RM	RM

Singapore dollar	879,282	607,272	359,596
United States dollar	-	2,305,808	2,957,789
Hong Kong dollar	-	4,565	4,565

F-97

11	BORROWINGS

	2022	2023	2024	2024
Current	RM	RM	RM	USD
- Lease liabilities
i) Operating leases	2,295,671	5,516,806	5,843,346	1,236,818
ii) Finance leases	71,466	81,950	85,776	18,156
	2,367,137	5,598,756	5,929,122	1,254,974
- Bank borrowings	1,355,171	2,061,202	2,253,355	476,951
- Other bank borrowings	4,946,096	5,535,128	7,374,097	1,560,821
	8,668,404	13,195,086	15,556,574	3,292,746

Non-current
- Lease liabilities
i) Operating leases	854,191	4,921,191	3,381,787	715,798
ii) Finance leases	430,253	341,646	256,751	54,345
	1,284,444	5,262,837	3,638,538	770,143
- Bank borrowings	11,193,936	12,382,919	10,081,595	2,133,897
	12,478,380	17,645,756	13,720,133	2,904,040
Total borrowings	21,146,784	30,840,842	29,276,707	6,196,786

Represented by:
- Lease liabilities
i) Operating leases	3,149,862	10,437,997	9,225,133	1,952,616
ii) Finance leases	501,719	423,596	342,527	72,501
	3,651,581	10,861,593	9,567,660	2,025,117
- Bank borrowings	12,549,107	14,444,121	12,334,950	2,610,848
- Other bank borrowings	4,946,096	5,535,128	7,374,097	1,560,821
	21,146,784	30,840,842	29,276,707	6,196,786

F-98

(A)	Leases

The Company has lease contracts for retail outlets and motor vehicles. The Company’s obligations under these finance leases are secured by the lessors’ title to the leased assets. There are several lease contracts that include extension options which are further discussed below.

The Company also has certain leases of retail outlets and office equipments with lease terms of 12 months and low-value leases. The Company applies the “short-term lease” recognition exemptions for these leases.

Lease liabilities

The carrying amounts of lease liabilities and the movements during the year are disclosed elsewhere in the financial statements and the maturity analysis of lease liabilities is disclosed in Note 27(c)(v) to the consolidated financial statements.

Amounts recognized in profit or loss

	2022	2023	2024	Total
	RM	RM	RM	USD
Depreciation of right-of-use assets (Note 6)	5,664,805	5,517,975	6,991,536	1,479,847
Interest expense on lease liabilities (Note 21)	349,646	549,948	735,162	155,607
Lease expense not capitalized in lease liabilities:
- Expenses relating to short-term and low value leases (Note 19)	4,002,098	6,249,316	4,931,015	1,043,712
Total amount recognized in profit or loss	10,016,549	12,317,239	12,657,713	2,679,166

Total cash outflows

The Company had total cash outflows for leases of RM12,533,086 (2023: RM12,208,648; 2022: RM10,164,481).

(B)	Bank borrowings:

	2022	2023	2024	2024
Current	RM	RM	RM	USD
- Term loan I	292,350	315,515	372,074	78,754
- Term loan II	82,612	57,805	32,258	6,828
- Term loan III	95,042	107,512	80,713	17,084
- Term loan IV	226,518	262,475	334,231	70,744
- Term loan V	11,111	12,278	15,164	3,210
- Term loan VI	215,839	223,478	231,464	48,992
- Term loan VII	235,082	251,739	269,640	57,073
- Term loan VIII	190,490	201,109	218,241	46,193
- Term loan IX	6,127	-	-	-
- Term loan X	-	86,203	96,138	20,349
- Term loan XI	-	543,088	603,432	127,724

	1,355,171	2,061,202	2,253,355	476,951
Non-current
- Term loan I	720,514	436,665	65,406	13,844
- Term loan III	172,802	73,545	-	-
- Term loan IV	8,127,259	7,955,915	7,545,090	1,597,013
- Term loan V	229,764	227,107	203,136	42,996
- Term loan VI	572,144	348,666	117,202	24,807
- Term loan VII	689,741	419,914	164,511	34,821
- Term loan VIII	681,712	482,185	258,061	54,622
- Term loan X	-	395,157	298,701	63,224
- Term loan XI	-	2,043,765	1,429,488	302,570

	11,193,936	12,382,919	10,081,595	2,133,897
Total bank borrowings	12,549,107	14,444,121	12,334,950	2,610,848

F-99

Term loan I:

The Company entered into a banking facility amounting to RM1,500,000 on April 2, 2019, with an effective interest rate of 13% per annum and repayable over 60 months in equal monthly instalments of RM34,130.

This is a collateral-free business financing by the bank which is guaranteed by Syarikat Jaminan Pembiayaan Perniagaan under the Working Capital Guarantee Scheme.

Term loan II:	The Company entered into a banking facility amounting to RM112,000 on August 19, 2019, with effective interest rate of 2% per annum and repayable over 54 months in equal monthly instalments of RM2,334.

The term loan including bank overdraft amounting to RM409,956 (2023: RM487,132; 2022: RM496,806) were secured by:

a)	fixed deposits pledged as disclosed in note 9 to the consolidated financial statements;

b)	a guarantee cover up to RM2,179,000 on principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad;

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,112,000; and

d)	freehold land and buildings as disclosed in note 4 to the consolidated financial statements.

(Collectively known as “Term Loan General Collaterals”)

Term loan III:

The Company entered into a banking facility amounting to approximately RM630,000 (equivalent to SGD150,000) on September 20, 2019, with effective interest rate of 6.25% per annum and repayable over 60 months in equal monthly instalments of RM2,918.

The term loan is secured by joint and several personal guarantee amounting to a total of approximately RM630,000 (equivalent to SGD150,000) from Pwa Chong Chin and immediate family member of certain directors.

F-100

Term loan IV:

The Company entered into a banking facility amounting to RM8,500,000 on January 14, 2019, with effective interest rate of Base Lending Rate (“BLR”) less 1.5% per annum and repayable over 240 months in equal monthly instalments of RM73,336.

The term loan is secured by the Term Loan General Collaterals.

Term loan V:

The Company entered into a banking facility amounting to RM247,770 on January 14, 2019, with effective interest rate of BLR plus 0.5% per annum and repayable over 180 months in equal monthly instalments of RM2,286.

The term loan is secured by the Term Loan General Collaterals.

Term loan VI:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of 3.5% per annum and repayable over 60 months in equal monthly instalments of RM18,798.

The term loan is secured by:

a)	a guarantee cover up to RM800,000 by Credit guarantee Corporation Malaysia Berhad; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan VII:

The Company entered into a banking facility amounting to RM999,000 on September 11, 2020, with effective interest rate of BLR% per annum and repayable over 60 months in equal monthly instalments of RM19,045.

The term loan is secured by the Term Loan General Collaterals.

Term loan VIII:

The Company entered into a banking facility amounting to RM1,000,000 on March 31, 2020, with effective interest rate of BLR plus 1% per annum and repayable over 60 months in equal monthly instalments of RM19,660.

The term loan is secured by:

a)	a corporate guarantee cover up to RM1,000,000 by one of its subsidiaries;

b)	a guarantee cover up to 80% of principal and normal interest of the banking facilities by Syarikat Jaminan Pembiayaan Perniagaan Berhad; and

c)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM1,000,000.

Term loan IX:

The Company entered into a banking facility amounting to RM286,500 on April 24, 2015,with effective interest rate of BLR plus 1% per annum and repayable over 240 months in equal monthly instalments of RM2,363.

The term loan is secured by the Term Loan General Collaterals.

F-101

Term loan X:

The Company entered into a banking facility amounting to RM500,000 on December 1, 2022, with effective interest rate of BLR plus 1.25% per annum and repayable over 60 months in equal monthly instalments of RM10,000.

The term loan is secured by:

a)	a corporate guarantee cover up to RM2,079,470 by one of its subsidiaries; and

b)	a guarantee cover up to RM1,600,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

c)	A Business Loan Level Term Assurance for the sum insured of RM1,579,470 to cover life of Pwa Chong Chin; and
d)

A Sinking fund of RM750,000 to be built up the way of monthly fixed deposits of 60 placements of RM12,500 each together with interest accrued thereon commencing from 13th month after first drawdown; and

e)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM2,079,470.

Term loan XI:	The Company entered into a banking facility amounting to RM3,000,000 on February 28, 2022, with effective interest rate of BLR plus 1.55% per annum and repayable over 60 months in equal monthly instalments of RM59,361.

The term loan is secured by:

a)	a guarantee cover up to RM2,400,000 by Syarikat Jaminan Pembiayaan Perniagaan Berhad under Pemulih Government Guarantee Scheme; and

b)	joint and several personal guarantee from Pwa Chong Chin and Pwa Chong Tiong amounting to a total of RM3,000,000.

The term loans repayable after one year which are classified as current liabilities that are subject to repayment on demand clauses are not expected to be settled within one year.

The Company is up to date with the scheduled repayments of the term loans and does not consider it probable that the banks will exercise its discretion to demand repayment for so long as the Company continues to meet the requirements. Further details of the Company’s management of liquidity risk are set out in Note 27(c)(v) to the consolidated financial statements.

F-102

(C)	Other bank borrowings:

The other bank borrowings consist of bank overdrafts, banker acceptances and trust receipts.

	2022	2023	2024	2024
	RM	RM	RM	USD

Bank overdrafts	1,695,096	2,039,518	2,096,487	443,748
Banker acceptances	1,000,000	1,000,000	2,799,000	592,444
Trust receipts	2,251,000	2,495,610	2,478,610	524,629
	4,946,096	5,535,128	7,374,097	1,560,821

Bank overdrafts amounting to RM2,096,487 (2023: RM2,039,518; 2022: RM1,695,096) are repayable on demand. It bears interest between 1.25% and 1.75% (2023: 1.25% and 1.75%; 2022: 1.25% and 1.75%) over BLR per annum.

Banker acceptances amounting to RM2,799,000 (2023: RM1,000,000; 2022: RM1,000,000) are repayable on demand with a maximum tenor of up to 150 days (2023: 150 days; 2022: 150 days). It bears interest between 5.95 and 6.31 (2023: 5.80%; 2022: 4.08%) per annum.

Trust receipts amounting to RM2,478,610 (2023: RM2,495,610; 2022: RM2,251,000) are repayable on demand with a maximum tenor of up to 120 days (2023: 120 days). It bears interest between 5.13% and 5.38% (2023: 5.30% and 5.35%; 2022: 3.64% and 3.66%) per annum.

The other bank borrowings were secured by the Term Loan General Collaterals.

The exposure of the borrowing of the Group to interest rate changes and the contractual repayment dates at the balance sheet date are as follows:

	2022	2023	2024	2024
	RM	RM	RM	USD

Less than 1 year or on demand	8,668,404	13,195,086	15,556,574	3,292,746
Between 1 and 2 years	1,987,535	6,130,838	5,010,414	1,060,518
Between 2 and 5 years	4,027,234	4,438,356	2,570,646	544,110
Over 5 years	6,463,611	7,076,562	6,139,073	1,299,412
Total	21,146,784	30,840,842	29,276,707	6,196,786

As of March 31, 2024, the Company has undrawn committed banking facilities of approximately RM1.00 million (2023: RM1.24 million; 2022: RM1.25 million) in respect of which all conditions precedent had been met.

The above balances that are not denominated in the functional currency are as follows:

	2022	2023	2024
	RM	RM	RM

Singapore dollar	1,378,460	1,484,573	659,487

F-103

12	SHARE CAPITAL

	2022	2023	2024
	Numbers	Numbers	Numbers
Authorize share capital:
At beginning of financial year	10,090,000	10,240,000	10,740,000
Issuance of new ordinary shares	150,000	500,000	-
Deemed effects to owners pursuant to the Reorganization Exercise	-	-	(640,000)
At end of financial year	10,240,000	10,740,000	10,100,000

	2022	2023	2024	2024
	RM	RM	RM	USD
Paid up capital:
At beginning of the year	3,007,096	3,157,096	3,657,096	774,070
Issuance of new ordinary shares	150,000	500,000	-	-
Deemed effects to owners pursuant to the Reorganization Exercise	-	-	(3,609,830)	(764,066)
At end of the year	3,157,096	3,657,096	47,266	10,004

The holders of ordinary shares (except treasury shares) are entitled to receive dividends as and when declared by the Company. All ordinary shares have no par value and carry one vote per share without restriction.

As a result of the reorganization events (“Reorganization Exercise”) disclosed in note 1 to the consolidated financial statements and for the purposes of comparative value in calculating the Group’s (loss)/earnings per share, the Group has assumed that 10,090,000 shares were outstanding from the beginning of the first reporting period presented as would be included in the denominator of the (loss)/earnings per share calculation and movements in the number of shares respectively.

For the Group’s comparative figures, the beginning balance of the share capital of the Group for the financial year ended March 31, 2024 represent the aggregated value of the issued and fully paid-up share capital of the Company’s subsidiaries as the Company was only incorporated on March 14, 2023 with an issued share capital of RM44 (equivalent to US$10) under the Companies Act (2023 Revision) of the Cayman Islands as an exempted company with limited liability.

For the financial year ended March 31, 2022:

The Company issued 150,000 ordinary shares for a total consideration of RM150,000 to provide funds for the expansion of the Group’s operations.

The newly issued shares rank pari passu in all aspects with the previously issued shares.

For the financial year ended March 31, 2023:

The Company issued 500,000 ordinary shares for a total consideration of RM500,000 to provide funds for the expansion of the Group’s operations.

The newly issued shares rank pari passu in all aspects with the previously issued shares.

For the financial year ended March 31, 2024:

The Company issued 10,100,000 ordinary shares as part of the Reorganization Exercise as disclosed in “Reorganization” paragraph in the Note 1 to the consolidated financial statements.

The newly issued shares rank pari passu in all aspects with the previously issued shares.

13	MERGER RESERVE

Merger reserve represents the differences between the consideration paid, if any, and the issued and fully paid-up share capital of subsidiaries acquired under common control that are accounted for by applying the “pooling-of-interest” method.

14	CAPITAL RESERVE

	2022	2023	2024	2024
	RM	RM	RM	USD
At beginning of the year	2,816,836	2,816,836	4,675,702	989,671
Fair value changes on property, plant and equipment arising from revaluation, including effect of deferred taxation	-	1,858,866	(422,570)	(89,442)
At end of the year	2,816,836	4,675,702	4,253,132	900,229

The revaluation reserve represents effects of fair value changes arising from revaluation of headquarter and other freehold lands and buildings respectively. These headquarter and other freehold lands and buildings respectively, are revalued by independent professional valuers on a triennial basis.

Included in the “Fair value changes on property, plant and equipment arising from revaluation, including effect of deferred taxation” is an aggregate amount of RM472,570 (2023: RM Nil; 2022: RM Nil) in relation to deferred tax liabilities arising from the revaluation of properties.

F-104

15	TRANSLATION RESERVE

The translation reserve comprises all foreign exchange differences arising from the translation of the consolidated financial statements of foreign operations whose functional currency is different from that of the Group’s presentation currency and is non-distributable. Movements in this reserve are set out in the consolidated statements of changes in equity.

16	REVENUE

	2022	2023	2024	2024
	RM	RM	RM	USD

Sales of goods – transfer at a point in time
Malaysia	26,170,084	55,015,855	56,283,846	11,913,186
Singapore	2,083,214	3,196,221	3,041,249	643,718
Total	28,253,298	58,212,076	59,325,095	12,556,904

There is no significant financing component in the revenue arising from sales of products and services rendered as the products and services.

17	COST OF SALES

	2022	2023	2024	2024
	RM	RM	RM	USD

Inventories sold	13,411,945	23,102,884	25,175,340	5,328,679
Packaging costs	81,963	205,921	194,743	41,220
Carriage inwards and related costs	1,788,918	1,453,227	944,055	199,820
Total	15,282,826	24,762,032	26,314,138	5,569,719

F-105

18	OTHER INCOME

	2022	2023	2024	2024
	RM	RM	RM	USD

Interest income	4,910	1,242	23,914	5,062
Insurance claim	79,467	-	-	-
(Loss)/Gain on foreign exchange, net	(1,943)	-	73,894	15,641
Wage Subsidy Program	923,400	180,000	-	-
Singapore Government Grants	313,355	38,894	43,755	9,261
Rent concessions	2,327,462	403,160	-	-
Sundry income	118,824	155,318	31,883	6,748
Reversal of provision for reinstatement costs	-	-	40,505	8,573
Total	3,765,475	778,614	213,951	45,285

The Wage Subsidy Program is financial assistance introduced in Malaysia paid to employers and helps employers affected economically by the COVID-19 pandemic to continue operations and avoid the loss of jobs and income streams for all enterprises.

The Singapore Government Grants consist of Jobs Support Scheme and Jobs Growth Incentive of the Singapore Government which provide wage support and helps employers retain their local employees during a period of economic uncertainty and supports employers to accelerate their hiring of local workforce, so as to create good and long-term jobs for locals.

Rent concessions have been granted to lessees due to the results of COVID-19 pandemic. Such concessions might take a variety of forms, including payment holidays and deferral of lease payments.

F-106

19	SELLING AND DISTRIBUTION EXPENSES

	2022	2023	2024	2024
	RM	RM	RM	USD

Advertisement	498,178	708,716	734,446	155,455
Delivery and handling charges	65,743	44,594	28,841	6,105
Petrol, parking and toll fees	83,274	116,008	126,906	26,861
Road tax and insurance	11,093	7,030	7,093	1,501
Short-term and low-value leases (Note 11 A)	4,002,098	6,249,316	4,931,015	1,043,712
Upkeep of motor vehicles	25,567	43,279	42,655	9,028
Total	4,685,953	7,168,943	5,870,956	1,242,662

20	ADMINISTRATIVE EXPENSES

	2022	2023	2024	2024
	RM	RM	RM	USD

Accommodation	13,256	54,693	44,833	9,489
Bank charges	53,153	96,158	75,577	15,997
Credit card charges	80,531	200,317	240,551	50,916
Depreciation of property, plant and equipment (Note 4)	1,751,835	1,648,835	1,611,566	341,108
Depreciation of right-of-use assets (Note 6)	5,664,805	5,517,975	6,991,536	1,479,847
Employee benefits expense (Note 22)	6,352,707	10,071,602	11,765,867	2,490,395
Entertainment	26,393	147,664	177,394	37,548
Insurance	116,498	124,975	137,953	29,199
License fees	40,300	81,871	83,583	17,691
Loss on disposal of property, plant and equipment	23,184	-	-	-
Loss on disposal of investment property	247,771	-	-	-
Online sales charges	69,838	110,819	305,602	64,685
Penalty and fines	92,207	26,497	98,298	20,806
Professional fees	70,744	507,558	203,497	43,073
Quit rent and assessment	17,150	8,978	-	-
Stamp duty	2,510	30,997	36,729	7,774
Security fees	5,578	16,676	54,063	11,443
Telephone charges	127,498	137,685	122,558	25,941
Transportation fee	96,972	287,186	362,851	76,802
Upkeep and maintenance	228,405	346,913	603,766	127,795
Utilities expense	369,821	506,472	549,720	116,355
Written off of other receivable	-	-	8,126	1,720
Written off of property, plant and equipment	-	492,100	367,318	77,747
Others	84,143	246,382	298,221	63,122
Total	15,535,299	20,662,353	24,139,609	5,109,453

F-107

21	FINANCE EXPENSES

	2022	2023	2024	2024
	RM	RM	RM	USD

Interest expenses:
- lease liabilities
i) operating leases	335,267	529,839	717,999	151,974
ii) finance leases	14,379	20,109	17,163	3,633
	349,646	549,948	735,162	155,607
- bank borrowings	652,224	1,119,235	893,232	189,064
- other bank borrowings	241,619	272,896	412,607	87,333
Total	1,243,489	1,942,079	2,041,001	432,004

22	EMPLOYEE BENEFITS EXPENSE

	2022	2023	2024	2024
	RM	RM	RM	USD

Fee paid to directors of the company	-	248,000	25,000	5,292
Fee paid to a subsidiary’s director	157,689	30,699	-	-
Wages, salaries, bonuses and other related costs	5,290,928	8,722,948	10,284,431	2,176,830
Employer’s contributions to defined contribution plans	529,076	870,906	1,190,371	251,957
Other short-term benefits	375,014	199,049	266,065	56,316
Total	6,352,707	10,071,602	11,765,867	2,490,395

Included in the above employee benefits expense is compensation to key management personnel as follows:

	2022	2023	2024	2024
	RM	RM	RM	USD

Fee paid to directors of the Company	-	248,000	25,000	5,292
Fee paid to a subsidiary’s director	157,689	30,699	-	-
Salaries and bonuses	463,768	747,640	1,077,744	228,118
Employer’s contributions to defined contribution plans	69,299	83,471	183,216	38,780
Total	690,756	1,109,810	1,285,960	272,190

F-108

23	INCOME TAX EXPENSE

	2022	2023	2024	2024
	RM	RM	RM	USD

Tax expense recognized in profit or loss
Current income tax
Current financial year	-	-	533,810	112,988
Under-provision in prior financial years	-	-	310,122	65,641
	-	-	843,932	178,629

Deferred taxation
Current financial year	-	-	(9,046)	(1,915)
Under-provision in prior financial years	-	-	83,497	17,673
	-	-	74,451	15,758
Total income tax expense recognized in profit or loss	-	-	918,383	194,387

Tax expense recognized in other comprehensive income
Deferred taxation
Current financial year	-	-	5,000	1,058
Under-provision in prior financial years	-	-	467,570	98,967
	-	-	472,570	100,025
Total income tax expense recognized other comprehensive income	-	-	472,570	100,025

F-109

The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the Malaysian standard rate of income tax as follows:

	2022	2023	2024
	RM	RM	RM

(Loss)/Profit before income tax	(4,728,794)	4,455,283	1,173,342

Tax calculated at tax rate of 24% (2023: 24%; 2022: 24%)	(1,134,911)	1,069,268	281,602
Effects of:
- different tax rate in other country	26,792	10,893	60,371
- deferred tax assets not recognized and, origination and reversal of temporary differences	659,548	(1,447,298)	(137,355)
- expenses not deductible for tax purposes	448,571	481,013	441,006
- income tax exemption	-	-	(111,000)
- income not subject to tax	-	(113,876)	(9,860)
- under-provision of deferred tax in prior years	-	-	83,497
- under-provision of income tax expense in prior years	-	-	310,122
Income tax expense	-	-	918,383

The Group has unutilized tax losses of approximately RM1,514,000, RM1,565,000 and RM7,501,000 and unabsorbed capital allowance of approximately of RM Nil, RM1,320,000 and RM1,519,000 as of March 31, 2024, 2023, and 2022 available for offset against future profits, respectively. As of March 31, 2024, the unutilized tax losses have no expiry date. As of March 31, 2023 and 2022, the unutilized tax losses and unabsorbed capital allowances mainly can be carried forward up to 10 years. No deferred tax asset has been recognized in respect of the following significant net tax benefits due to the unpredictability of future profit streams.

The components of unrecognized deferred tax asset are as follows:

	2022	2023	2024
	RM	RM	RM

Deferred tax assets
Unutilized tax losses
At beginning of year	5,322,000	7,501,000	1,565,000
Addition/(utilized) during the year, net	2,179,000	(5,936,000)	(51,000)
At end of year	7,501,000	1,565,000	1,514,000

Unabsorbed capital allowance
At beginning of year	838,000	1,519,000	1,320,000
Addition/(utilized) during the year, net	681,000	(199,000)	(1,320,000)
At end of year	1,519,000	1,320,000	-

Total	9,020,000	2,885,000	1,514,000

Unrecorded deferred tax benefits @ 24%	2,165,000	692,000	363,000

Deferred tax liabilities (revaluation of property, plant and equipment)
At beginning of year	(2,817,000)	(2,817,000)	(4,676,000)
(Addition)/recognized during the year, net	-	(1,859,000)	4,676,000
At end of year	(2,817,000)	(4,676,000)	-

Total	(2,817,000)	(4,676,000)	-

Unrecorded deferred tax liabilities @ 10%	(282,000)	(468,000)	-

Net unrecorded deferred tax benefits	1,883,000	224,000	363,000

The tax charge relating to each component of deferred tax liabilities are as follows:

	Accelerated tax depreciation	Others	Total
	RM	RM	RM
Deferred tax liabilities recognized in profit or loss
Balance at April 1, 2021, March 31, 2022; April 1, 2022; March 31, 2023; April 1, 2023	-	-	-
Charged to profit or loss	147,486	(73,035)	74,451
Balance at March 31, 2024	147,486	(73,035)	74,451

	Real property gains tax arising from revaluation	Total
	RM	RM
Deferred tax liabilities recognized in other comprehensive income
Balance at April 1, 2021, March 31, 2022; April 1, 2022; March 31, 2023; April 1, 2023	-	-
Charged to other comprehensive income	472,570	472,570
Balance at March 31, 2024	472,570	472,570

F-110

24	COMMITMENTS AND CONTINGENT LIABILITIES

(a)	Operating lease commitments

	2022	2023	2024
	RM	RM	RM

Short-term and low-value leases	1,556,219	362,772	518,900

The Group has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

(b)	Contingent liabilities

On April 12, 2023, the subsidiary of the Company namely HI Style (M) Sdn. Bhd. (“HI Style (M)”) was served with a claim in the Seremban High Court by a retail apparel company. The plaintiff alleged that HI Style (M) breaches the plaintiff’s intellectual property rights through trademark infringement and misappropriation. The relief sought from the Seremban High Court include, among others, injunctive relief, the publication of apology notice by HI Style (M), destruction or delivery up of the alleged infringing goods, damages and legal costs.

The quantum of the possibility of an outflow of economic resources is estimated by the management to be approximately RM150,000 and the provision for litigation claim has been recognized as at March 31, 2024 and disclosed in Note 10 to the consolidated financial statements. As at the reporting date, the outcome of the lawsuit is pending the Honourable Court’s determination.

25	SIGNIFICANT RELATED PARTY TRANSACTIONS

Related companies in these financial statements refer to members of the ultimate holding company’s group of companies.

Some of the Company’s transactions and arrangements are between members of the group and the effect of these on the basis determined between the parties is reflected in these financial statements. The intercompany balances are unsecured, interest-free and repayable on demand, unless otherwise stated.

Some of the group’s transactions and arrangements are with related parties and the effect of these on the basis determined between the parties is reflected in these financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

F-111

Transactions with related parties

The following represents the significant related party transactions for the years ended March 31, 2022, 2023 and 2024.

	2022	2023	2024
	RM	RM	RM

Immediate family member of a director
Loss on disposal of investment property	247,771	-	-

Close family member of directors
Fee paid to a subsidiary’s director	157,689	30,699	-
Salaries and bonuses	108,468	159,021	159,170
Employer’s contributions to defined contribution plans	28,092	58,838	41,522
	294,249	248,558	200,692

26	SEGMENTS OPERATIONS

Services from which reportable segments derive their revenues Information reported to the group’s chief operating decision maker (“CODM”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The Group operates in a single business segment which is the business of “Retailing” which consists of designing and trading in garments, shoes and article of clothing. No operating segments have been aggregated to form the reportable operating segment.

Non-current assets (excluding investment property which has been disposed of during the year March 31, 2022 as disclosed in note 5 to the consolidated financial statements) information based on the location of assets are as follows:

	2022	2023	2024
	RM	RM	RM

Malaysia	22,061,207	29,394,729	28,377,099
Singapore	1,039,435	1,600,784	828,634
Total	23,100,642	30,995,513	29,205,733

Non-current assets information presented above consist of property, plant and equipment and right-of-use assets as presented in the consolidated statements of financial positions.

F-112

27	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT

a)	Categories of financial instruments

The following table sets out the financial instruments as at the end of the reporting period:

	2022	2023	2024
	RM	RM	RM

Financial assets

Financial assets at amortized cost:
Other receivables	4,255,179	4,443,838	4,272,003
Cash and cash equivalents	725,012	1,606,997	1,896,439
	4,980,191	6,050,835	6,168,442

Financial liabilities

Financial liabilities at amortized cost:
Trade and other payables	(17,114,826)	(16,130,465)	(19,123,139)
Borrowings	(21,146,784)	(30,840,842)	(29,276,707)
	(38,261,610)	(46,971,307)	(48,399,846)

b)	Financial instruments subject to offsetting, enforceable master netting arrangements and similar agreements

The Group does not have any financial instruments which are subject to enforceable master netting arrangements or similar netting agreements.

F-113

c)	Financial risk management policies and objectives

The management of the Group monitors and manages the financial risks relating to the operations of the Group to ensure appropriate measures are implemented in a timely and effective manner. These risks include market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

(i)	Market risk management

The Group activities are exposed primarily to the financial risks of changes in foreign currency exchange rates and interest rates. Management monitors risks associated with changes in foreign currency exchanges rates and interest rates and will consider appropriate measures should the need arise.

There has been no significant change to the Group’s exposure to market risk or the manner in which it manages and measures the risk.

(ii)	Foreign currency risk management

The Group operates in Singapore and Malaysia. Entities in the Group regularly transact in currencies other than their respective functional currencies (“foreign currencies”).

Currency risk arises when transactions are denominated in foreign currencies other than the Group entities’ respective functional currencies.

In addition, the Group is exposed to currency translation risk on the net assets in foreign operations.

The Group’s significant currency exposure based on the information provided to key management is as follows:

	Amounts denominated in
	SGD	USD
	RM	RM
March 31, 2024
Financial assets
Cash and bank balances	78,381	-
Other receivables	344,784	-
	423,165	-

Financial liabilities
Trade and other payables	(211,342)	(2,957,789)
Borrowings	(659,487)	-
	(870,829)	(2,957,789)
Net financial liabilities	(447,664)	(2,957,789)
Add: Net financial liabilities denominated respective entities’ functional currency	447,664	-
Currency exposure of financial assets, net of those denominated in the Company’s functional currency	-	(2,957,789)

F-114

	Amounts denominated in
	SGD	USD
	RM	RM
March 31, 2023
Financial assets
Cash and bank balances	28,541	-
Other receivables	606,840	-
	635,381	-

Financial liabilities
Trade and other payables	(422,669)	(2,305,808)
Borrowings	(1,484,573)	-
	(1,907,242)	(2,305,808)
Net financial liabilities	(1,271,861)	(2,305,808)
Add: Net financial liabilities denominated respective entities’ functional currency	1,271,861	-
Currency exposure of financial assets, net of those denominated in the Company’s functional currency	-	(2,305,808)

Amounts denominated in
SGD
RM
March 31, 2022
Financial assets
Cash and bank balances	36,672
Other receivables	342,766
379,438

Financial liabilities
Trade and other payables	(787,914)
Borrowings	(1,378,460)
(2,166,374)
Net financial liabilities	(1,786,936)
Add: Net financial liabilities denominated respective entities’ functional currency	1,786,936
Currency exposure of financial assets, net of those denominated in the Company’s functional currency	-

F-115

As at the reporting period, if the USD change against the RM by 5% (2023: 5%; 2022: nil) with all other variables including tax rate being held constant, the approximate effects arising from the net financial liability/asset that are exposed to the currency risk will be as follows:

	Increase/(Decrease)
	2022		2023		2024
	Profit after tax	Other Comprehensive income	Profit after tax	Other Comprehensive income	Profit after tax	Other Comprehensive income
	RM	RM	RM	RM	RM	RM

USD against RM
- Strengthened	-	-	(115,000)	-	(148,000)	-
- Weakened	-	-	115,000	-	148,000	-
	-	-	-	-	-	-

(iii)	Interest rate risk management

The Group is exposed to interest rate risk as the Group has bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the Note to the consolidated financial statements. The Group currently does not have an interest rate hedging policy.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would decrease/increase by approximately RM79,000 (2023: 104,000; 2022: 90,000).

F-116

(iv)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. At the end of each reporting period, the Group maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the Consolidated Statements of Financial Positions.

In order to minimize credit risk, the Group has delegated its finance team to develop and maintain the Group’s credit risk grading to categorize exposures according to their degree of risk of default. The finance team uses publicly available financial information and the Group’s own historical repayment records to rate its major customers and debtors. The Group’s exposure and the credit ratings of its counterparties are continuously monitored, and the aggregate value of transactions concluded is spread amongst approved counterparties.

The Group’s current credit risk grading framework comprises the following categories:

Category	Description	Basis for recognizing ECL
Performing	The counterparty has a low risk of default and does not have any past-due amounts	12-month ECL
Doubtful	There has been a significant increase in credit risk since initial recognition	Lifetime ECL- not credit-impaired
In default	There is evidence indicating the asset is credit impaired	Lifetime ECL - credit impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off

Credit risk of the Group arising from cash and cash equivalents and refundable lease deposits were limited because the counterparties are banks, financial institutions and landlords with good credit ratings which we consider to have low credit risk.

As at the end of the reporting period, the directors of the Company considered that the ECL for non-credit impaired receivables is insignificant as at the end of the reporting period.

F-117

As the Company does not hold any collateral, the maximum exposure to credit risk for each class of financial instruments is the carrying amount of that class of financial instruments presented on the consolidated statements of financial position, except as follows:

	2022	2023	2024
	RM	RM	RM

Committed corporate guarantees provided to bank for a subsidiary	1,000,000	3,079,470	3,079,470
	1,000,000	3,079,470	3,079,470

The Company has not recognized any liability in respect of the guarantees given to the bank for banking facilities granted to the subsidiary as the Company’s directors have assessed that the likelihood of the subsidiary defaulting on repayment of its banking facilities is remote.

(v)	Liquidity risk management

Prudent liquidity risk management implies sufficient cash to finance the Group’s and the Company’s operations and development activities. The Group manages the liquidity risk by maintaining a level of cash and cash equivalents deemed adequate to finance the Group’s business operations and development activities. The Group’s objective is to maintain a balance between continuing of funding and flexibility through the use of borrowings.

In previous year March 31, 2022, the Group had substantial losses for the years amounted to approximately RM4.73 million, mainly because of COVID-19 pandemic. Additionally, the Group had net cash outflows from cash and cash equivalents of approximately RM0.71 million for the year ended March 31, 2022.

During the years March 31, 2023 and 2024, the Group generates profit for the year amounting to approximately RM4.46 million and RM0.25 million. Additionally, the Group had net cash inflows from cash and cash equivalents of approximately RM0.60 million and RM0.23 million (approximately US$0.05 million) for the years ended March 31, 2023 and 2024. In addition, the Group’s current liabilities exceeded its current assets by approximately RM16.84 million, RM14.44 million and RM16.27 million (approximately US$3.44 million) for the years ended March 31, 2022, 2023 and 2024. In view of these circumstances, the management of the Group has given consideration to the future liquidity and performance of the Group and its available sources of finance in assessing whether the Group will have sufficient financial resources to continue as a going concern.

Management’s plan to manage its liquidity by continuing to procure financing from private investors in the form issuances of rights, ordinary shares, or debts to raise cash and working capital for the Group. Management may also contribute their own time at less than market rates for the services. The Group also endeavors to list its ordinary shares on national stock exchange in the United States and concurrently sell additional ordinary an initial public offering that will provide adequate financial resources for management to continue to expand their operations.

Management may not be successful in raising additional funds via the means described above. These financial statements have been prepared on a going concern basis, and not a liquidation basis; accordingly, the accounts may be presented differently if a going concern basis was not employed.

The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date.

F-118

	Less than 1 year or on demand	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total undiscounted cash flow
	RM	RM	RM	RM	RM
March 31, 2024
Trade and other payables	19,123,139	-	-	-	19,123,139
Lease liabilities	6,350,513	2,992,073	795,735	-	10,138,321
Borrowings (excluding lease liabilities)	10,337,441	2,260,973	3,410,271	8,062,410	24,071,095

March 31, 2023
Trade and other payables	16,130,465	-	-	-	16,130,465
Lease liabilities	9,195,378	4,232,941	1,231,383	34,678	14,694,380
Borrowings (excluding lease liabilities)	5,535,128	3,042,709	5,247,858	11,196,234	25,021,929

March 31, 2022
Trade and other payables	17,114,826	-	-	-	17,114,826
Lease liabilities	2,500,409	647,160	648,625	79,814	3,876,008
Borrowings (excluding lease liabilities)	2,284,705	2,189,291	6,362,455	9,550,048	20,386,499

Liquidity risk analyses

Non-derivative financial liabilities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

	Weighted average effective interest rate	On demand or within 1 year	Within 2 to 5 years	Over 5 years	Total
	%	RM	RM	RM	RM
March 31, 2024
Non-interest bearing		19,123,139	-	-	19,123,139
Fixed interest rate	2.07%-13.00% p.a.	14,490,202	3,972,676	-	18,462,878
Variable interest rate	5.17%-8.22% p.a.	2,197,752	5,486,376	8,062,410	15,746,538
Total		35,811,093	9,459,052	8,062,410	53,332,555

March 31, 2023
Non-interest bearing		16,130,465	-	-	16,130,465
Fixed interest rate	2.07%-13.00% p.a.	12,443,916	6,410,667	34,678	18,889,261
Variable interest rate	5.17%-8.22% p.a.	2,286,590	7,344,224	11,196,234	20,827,048
Total		30,860,971	13,754,891	11,230,912	55,846,774

March 31, 2022
Non-interest bearing		17,114,826	-	-	17,114,826
Fixed interest rate	2.07%-13.00% p.a.	3,354,090	2,903,738	79,814	6,337,642
Variable interest rate	3.66%-6.97% p.a.	1,431,024	6,943,793	9,550,048	17,924,865
Total		21,899,940	9,847,531	9,629,862	41,377,333

F-119

Non-derivative financial assets

As at the end of the reporting period, the non-derivative financial assets are interest free and repayable on demand.

(vi)	Fair value of financial assets and financial liabilities

Fair value hierarchy

The Company categorizes fair value measurements using a fair value hierarchy that is dependent on the valuation inputs used as follows:

●	Level 1 – Quoted prices (unadjusted) in active market for identical assets or liabilities that the Company can access at the measurement date,

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, and

●	Level 3 – Unobservable inputs for the asset or liability.

Fair value of non-financial assets

The Group does not apply fair value accounting in the measurement of its non-financial assets. The only non-financial asset of the Group for which fair value is required to be disclosed is the headquarter and other freehold lands and buildings classified within “Property, plant and equipment”. The basis of valuation of the headquarter and other freehold lands and buildings, as described in note 4, represents recurring fair value measurements under Level 3 of the fair value hierarchy.

F-120

Fair value of financial instruments

Assets and liabilities not measured at fair value

Fair value measurements that use inputs of different hierarchy levels are categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The management considers that the carrying amounts of the Company’s financial assets and financial liabilities approximate their respective fair values due to the relatively short-term maturity of these financial instruments.

The fair values of the Group’s borrowings are determined by using the discounted cash flows method using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period. The Group’s non-performance risk as at March 31, 2022, 2023 and 2024 was assessed to be insignificant.

The fair values of other classes of financial assets and liabilities are disclosed in the respective notes to consolidated financial statements.

Transfers between levels of fair value hierarchy

During the financial year, there were no assets or liabilities transferred between Level 1 and Level 2 or transfers into or out of Level 3. The Company’s policy is to recognize transfers (if any) between levels of fair value hierarchy at the end of the reporting period during which they occur.

Valuation policies and procedures

The board of directors oversees the Company’s financial reporting and valuation processes and is responsible for setting and documenting the Company’s valuation policies and procedures.

(d)	Capital risk management policies and objectives

The management manages its capital to ensure that the Group will be able to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce cost of capital.

The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued capital and accumulated losses as disclosed in the notes to financial statements.

Management monitors capital based on debt-to-equity ratio. The debt-to-equity ratio is calculated as total debt divided by total equity. Total debts is calculated as borrowings plus trade and other payables.

	2022	2023	2024	2024
	RM	RM	RM	USD
Total debts	38,578,888	47,532,737	48,971,100	10,365,349
Total equity	(5,413,169)	1,377,906	1,169,929	247,630

Debt-to-equity %	(713)%	3,450%	4,186%	4,186%

F-121

The Group is subject to and substantially complied with externally imposed capital requirements for the financial years ended March 31, 2022, 2023 and 2024.

The Group’s overall strategy remains unchanged from prior year.

28	RECONCILIATIONS OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

		Cash flows		Non-cash changes
	At beginning of year	Proceeds from borrowings	Payments	Interest expenses	Acquisition of property, plant and equipment / Capitalization of lease contracts	Currency realignment	At end of year
	RM	RM	RM	RM	RM	RM	RM

2024
Bank borrowings	14,444,121	-	(3,011,649)	893,232	-	9,246	12,334,950

Other bank borrowings	5,535,128	7,374,097	(5,947,735)	412,607	-	-	7,374,097

Lease liabilities	10,861,593	-	(7,602,071)	735,162	5,506,443	66,533	9,567,660

2023
Bank borrowings	12,549,107	3,500,000	(2,739,976)	1,119,235	-	15,755	14,444,121

Other bank borrowings	4,946,096	5,535,128	(5,218,992)	272,896	-	-	5,535,128

Lease liabilities	3,651,581	-	(5,959,332)	549,948	12,542,782	76,614	10,861,593

Other payable	301,700	-	(301,700)	-	-	-	-

2022
Bank borrowings	13,247,631	-	(1,353,736)	652,224	-	2,988	12,549,107

Other bank borrowings	5,103,076	4,946,096	(5,344,695)	241,619	-	-	4,946,096

Lease liabilities	7,956,789	-	(6,162,383)	349,646	1,490,151	17,378	3,651,581

Other payable	570,200	-	(268,500)	-	-	-	301,700

29	HOLDING COMPANY AND RELATED COMPANY TRANSACTIONS

The Company is a subsidiary of Soaring Fame Global Limited, incorporated in the British Virgin Islands, which is also the Company’s ultimate holding company. Related companies in these financial statements refer to members of the ultimate holding company’s group of companies.

Some of the Company’s transactions and arrangements are between members of the group and the effect of these on the basis determined between the parties is reflected in these financial statements. The intercompany balances are unsecured, interest-free and repayable on demand, unless otherwise stated.

30	SUBSEQUENT EVENTS

The Company has assessed all events occurred from March 31, 2024, up through October 17, 2024, which is the date that these consolidated financial statements are available to be issued. Other than the events disclosed below, there are not any material subsequent events that would require disclosure in these consolidated financial statements.

As of the end of reporting date, the subsidiary of the Company namely HI Style (M) Sdn. Bhd. was served with a claim in the Seremban High Court by a retail apparel company as disclosed in the Note 24(b) to these consolidated financial statements. The outcome of the lawsuit is pending the Honourable Court’s determination.

F-122

Until           , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in an addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

COR3 & Co. (Holdings) Limited

3,875,000 Ordinary Shares

Bancroft Capital, LLC

                    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and Directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as Directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

The service agreements of our Directors and senior Executive Officers with COR3 & Co. (Holdings) Limited provide such persons additional indemnification beyond that provided in our Amended and Restated Articles of Association. These provisions will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

Ordinary Shares

Our Company was incorporated in the Cayman Islands on March 14, 2023 with an authorised share capital of US$500,000 divided into 500,000,000 Shares of a nominal or par value of US$0.001 each. Upon incorporation, we issued one Share to Soaring Fame. On March 15, 2023, our Company allotted and issued 8,709 Shares, 490 Shares, 343 Shares, 147 Shares and 310 Shares to Soaring Fame, Vantage Success, Emprise Ahead, Shao Qi and Alpha Summit, respectively. None of these subscribers is a U.S. person.

Pursuant to a group reorganization completed on November 17, 2023 our Company issued an aggregate of 10,090,000 Ordinary Shares (comprising 8,001,370 Shares to Soaring Fame, 346,087 Shares to Emprise Ahead, 148,323 Shares to Shao Qi, 312,790 Shares to Alpha Summit, 494,410 Shares to Vantage Success, 445,978 Shares to Summit Knight and 341,042 Shares to Harmonic Charm), par value US$0.001, in exchange for 100% equity interest of Treasure Zenith Limited (being 10,000 shares of which, 7,930 shares from Soaring Fame, 343 shares from Emprise Ahead, 147 shares from Shao Qi, 310 shares from Alpha Summit, 490 shares from Vantage Success, 442 shares from Summit Knight and 338 shares from Harmonic Charm).

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-6 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

II-2

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-3

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on May 8, 2025.

COR3 & CO. (HOLDINGS) LIMITED

By:	/s/ Chong Chin Pwa
Name:	Mr. Chong Chin Pwa
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Chong Tiong Pwa
Name:	Mr. Chong Tiong Pwa
Title:	Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Chong Chin Pwa and Mr. Chong Tiong Pwa, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	May 8, 2025	/s/ Chong Chin Pwa
Chong Chin Pwa
Executive Director, Chairman and Chief Executive Officer (Principal Executive Officer)

Date:	May 8, 2025	/s/ Chong Tiong Pwa
Chong Tiong Pwa
Executive Director

Date:	May 8, 2025	/s/ Brandon Chong
Brandon Chong
Chief Financial Officer (Principal Financial Officer and Principal Accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on May 8, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

II-5

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of ordinary shares being registered
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1**	Employment Agreement between COR3 & Co. (Holdings) Limited and Mr. CC Pwa
10.2**	Employment Agreement between COR3 & Co. (Holdings) Limited and Mr. CT Pwa
10.3**	Employment Agreement between HI Style (M) and Mr. Brandon Chong
10.4**	Employment Agreement between HI Style (M) and Ms. Chong Sui Chin
10.5**	Employment Agreement between HI Style (M) and Mr. Tham Siew Heng
10.6**	Independent Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. Bernard Tan Ban Tatt
10.7**	Independent Director Offer Letter between COR3 & Co. (Holdings) Limited and Dato’ Joseph Lim Heng Ee
10.8**	Independent Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. Chong Chee Yen
10.9**	Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. CC Pwa
10.10**	Director Offer Letter between COR3 & Co. (Holdings) Limited and Mr. CT Pwa
14.1**	Code of Ethics of the Registrant
14.2**	Insider Trading Policy of the Registrant
14.3**	Executive Compensation Recovery Policy of the Registrant
15.1**	Letter in Lieu of Consent of WWC, P.C.
21.1 **	List of Subsidiaries of the Registrant
23.1*	Consent of WWC, P. C.
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Loo & Partners LLP (included in Exhibit 99.2)
23.4**	Consent of Lim Partnership (included in Exhibit 99.1)
23.5**	Consent of Frost & Sullivan
24.1**	Form of Power of Attorney (included on signature pages)
99.1**	Opinion of Lim Partnership regarding Malaysian legal matters
99.2**	Opinion of Loo & Partners LLP regarding Singapore legal matters
99.3**	Audit Committee Charter
99.4**	Compensation Committee Charter
99.5**	Nomination Committee Charter
99.6**	Consent of Mr. Bernard Tan Ban Tatt as a director nominee
99.7**	Consent of Dato’ Joseph Lim Heng Ee as a director nominee
99.8**	Consent of Mr. Chong Chee Yen as a director nominee
99.9**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

* Filed herewith

** Previously filed

II-6

RESALE PROSPECTUS ALTERNATE PAGE

COR3 & CO. (HOLDINGS) LIMITED

PRELIMINARY PROSPECTUS

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2025

PRELIMINARY PROSPECTUS

COR3 & CO .(HOLDINGS) LIMITED

1,462,900 Ordinary Shares

This prospectus relates to the resale of in aggregate 1,462,900 Ordinary Shares held by Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited. We will not receive any of the proceeds from the sale of Ordinary Shares by them.

Any shares sold by Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited until our Ordinary Shares are listed or quoted on an established public trading market will take place at an assumed public offering price between US$4.00 and US$5.00, which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

We expect that concurrent with our initial public offering, our Ordinary Shares will be listed on the Nasdaq under the symbol “COC.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 14 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025

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[RESALE PROSPECTUS ALTERNATE PAGE]

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DEFINITIONS
PROSPECTUS SUMMARY
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	Alt-1
CAPITALIZATION
DILUTION
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
DIVIDEND POLICY
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
EXECUTIVE COMPENSATION
PRINCIPAL SHAREHOLDERS	Alt-1
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
EXPENSES RELATED TO THIS OFFERING
MATERIAL TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS	Alt-3
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Until ________________, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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THE OFFERING

Ordinary Shares being offered	610,000 Ordinary Shares by Soaring Fame Global Limited; 273,430 Ordinary Shares by Emprise Ahead Limited, 304,900 Ordinary Shares by Vantage Success Enterprises Limited, 163,100 Ordinary Shares by Alpha Summit Ventures Limited and 111,470 Ordinary Shares by Shao Qi Limited.

Ordinary Shares outstanding after this offering	12,350,000 Ordinary Shares, assuming the issuance and sale of 3,875,000 Ordinary Shares in the concurrent initial public offering.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited (collectively the “Resale Shareholders”) being registered in this prospectus.

Proposed Nasdaq Symbol	COC

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

Each of the Resale Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

RESALE SHAREHOLDERS

The Ordinary Shares being offered by Soaring Fame Global Limited were issued to it on November 17, 2023, Emprise Ahead Limited were issued to it on November 17, 2023, Vantage Success Enterprises Limited were issued to it on November 17, 2023, Alpha Summit Ventures Limited were issued to it on November 17, 2023 and Shao Qi Limited were issued to it on November 17, 2023. We are registering those Ordinary Shares in order to permit the Resale Shareholders to offer their shares for resale from time to time.

This prospectus covers the offering for resale of in aggregate 1,462,900 Ordinary Shares by the Resale Shareholders. This prospectus and any prospectus supplement will only permit to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of Shareholders who are offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by them, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares they will own after the offering, assuming all the Resale Shares are sold. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Soaring Fame Global Limited (3)	6,834,300	55.34%	610,000	6,224,300	50.40%
Emprise Ahead Limited (4)	273,430	2.21%	273,430	0	0%
Vantage Success Enterprises Limited (5)	304,900	2.47%	304,900	0	0%
Alpha Summit Ventures Limited (6)	163,100	1.32%	163,100	0	0%
Shao Qi Limited (7)	111,470	0.90%	111,470	0	0%

Notes:

(1) Based on 10,100,000 Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of the Ordinary Shares held by the Resale Shareholders will sell, we have assumed that they will sell all of their shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) A company owned as to 60% by Mr. CC. Pwa and 40% by Mr. CT Pwa, both Directors of the Company. Mr. CC. Pwa has voting and dispositive powers over the Ordinary shares held by the company.

(4) A company wholly owned by Mr. Chang Kin Man, an independent third party.

(5) A company wholly owned by Mr. Ling Wai Hoi, an independent third party.

(6) A company wholly owned by Mr. Ong Chor Wei, an independent third party.

(7) A company wholly owned by Mr. Qui Zhiqiang, an independent third party.

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PLAN OF DISTRIBUTION

Each of Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Each of Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with Soaring Fame Global Limited, Emprise Ahead Limited, Vantage Success Enterprises Limited, Alpha Summit Ventures Limited and Shao Qi Limited to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell its Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Ordinary Shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. Each of the Resale Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. Each of the Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Resale Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. the Resale Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by any of the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by any of the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, any of the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by any of the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers, Dill & Pearman.

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